                                   EXHIBIT 2.1

                            SHARE PURCHASE AGREEMENT

THIS AGREEMENT made the 30th day of May, 2002.

AMONG:

                  GARY FREITAG, of Calgary Alberta;
                                                       OF THE FIRST PART
                                     - and -

                  GARTH R. KEYTE, of Calgary Alberta;
                                                       OF THE SECOND PART

                                     - and -

                  EVAN STEPHENS, of Lloydminster, Alberta;
                                                       OF THE THIRD PART

                  individually called "Vendor" and collectively called
                  "Vendors")

AND

                  ASSURE OIL & GAS CORP., a body corporate, incorporated under the laws of the Province of Ontario (hereinafter called "Purchaser")

                                                       OF THE FOURTH PART


WHEREAS WESTERRA 2000 INC. (the "Corporation") is the beneficial owner of the Assets; and

WHEREAS the Vendors own all of the issued and outstanding shares of the Corporation; and

WHEREAS the Vendors wish to sell all the shares of the Corporation to the Purchaser and the Purchaser wishes to purchase the shares of the Corporation from Vendors;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises hereto, the receipt and sufficiency of which is hereby acknowledged by the Parties, and the mutual covenants, warranties, representations, agreements and payments herein set forth, the Parties mutually covenant and agree as follows:


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
                                    ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

In this Agreement, including the recitals hereto, this Section and the Schedules, unless otherwise defined or the context so requires:

         (a) "AFE" means an authority for expenditure pursuant to which the Corporation or another Person on its behalf has authorized the undertaking of operations or a project for which the Corporation shall be obligated to pay a portion thereof determined in accordance therewith an applicable agreement;

         (b) "Accounting Principles" means generally accepted accounting principles, consistently applied, as established from time to time by the Canadian Institute of Chartered Accountants;

         (c) "Agreement" means the main body of this Agreement together with all Schedules and attachments hereto;

         (d) "Assets" means, collectively, the Natural Gas Rights, the Tangibles, the Facilities and the Miscellaneous Interests;

         (e) "AltaGas Loan Agreement" means the Loan Agreement between the Corporation and AltaGas Services Inc. dated June 1, 2001;

         (f) "AltaGas Loan" means the Bridge Loan and the Working Capital Loan Amount as such terms are defined in the AltaGas Loan Agreement, for which the payout amounts are detailed in Schedule "L";

         (g) "Business Day" means a day other than Saturday or Sunday or a statutory holiday in the Province of Alberta;

         (h) "Close" means to close the Transaction on the basis contemplated hereby;

         (i)      "Closing" means the closing of the Transaction on the Closing
                  Date;

         (j) "Closing Date" means the date upon which Closing is to occur, which shall be May 30, 2002 or such other date as the Parties agree to in writing;

         (k) "Corporation" means Westerra 2000 Inc., a body corporate, incorporated under the laws of the Province of Alberta;

         (l) "Directors" means the directors of the Corporation from time to time;

         (m) "Dollar" or "$" means dollars of the lawful currency of Canada;

         (n)      "Effective Date" means April 1, 2002;

         (o) "Employees" means employees or contract personnel employed or retained by the Corporation from time to time on or before the Closing Date, including Officers;

         (p)      "Environment" means the components of the earth and includes:

                  (i)      air, land and water;

                  (ii)     all layers of the atmosphere;

                  (iii) all organic and inorganic matter and living organisms; and

                  (iv) the interacting natural systems that include components referred to in sub-paragraphs (i) to (iii) above;

         (q) "Environmental Damage" means any loss, injury, damage or other event of any kind whatsoever, and howsoever or whenever occurring, to the Environment (including but not limited to any loss or damage to real or personal property) in respect of which any liability or obligation has or may in future accrue to the Corporation, to incur any abandonment, remediation, reclamation, clean-up expenses or fines, penalties and other expenses or to compensate any Person, whether by reason of any equitable, common law, statutory or civil liability or obligation, or remedy available, applicable by reason of the ownership of the Assets or responsibility for any operations conducted on or in respect thereof at any time in the past, present or future, and whether or not resulting from negligence, nuisance or otherwise, which loss, injury or damages shall include but not be limited to all damages, awards, expenses and costs (including legal costs on a solicitor and his own client basis) incurred in any way relating to such matters;

         (r) "Facilities" means all of the facilities used or useful in the production, gathering, storage, processing, transmission or treatment of Petroleum Substances, including, without limiting the generality of the foregoing, all pipelines, flow lines, gathering systems, batteries and plants and including those facilities set forth on Schedule "B";

         (s) "Financial Statements" means the audited financial documents of the Corporation appended hereto as Schedule "K";

         (t) "I.T.A." means the Income Tax Act, (Canada) and the regulations thereunder, as amended from time to time including any amendments proposed thereto in any public pronouncement by the Department of Finance of the Government of Canada;

         (u) "Implementation Documents" includes all transfers, agreements, instruments, consents, resignations, waivers, releases and other documents as may be necessary or appropriate in connection with and for purposes of completion of the Transaction;


         (v) "Lands" means the lands set forth and described in Schedule "B", and includes the Petroleum Substances within, upon or under such lands, together with the right to explore for and recover the same insofar as such rights are granted by the Leases;


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
         (w) "Leases" means, collectively, the leases, reservations, permits, licences, contracts or other documents of title under and by virtue of which the holder thereof is entitled to drill for, win, take, own, store and remove the Petroleum Substances underlying all or any part of the Lands or lands pooled or unitized therewith and which are described in Schedule "B" hereto;

         (x) "Letter of Intent" means the letter of intent among the parties hereto agreed to on March 29, 2002;

         (y) "Natural Gas Rights" means the entire right, title, estate and interest of the Corporation in and to the Leases and the Lands set forth and described in Schedule "B", as encumbered by the Permitted Encumbrances;

         (z) "McMath Lands" means an estate in fee simple of and in all mines and minerals within, upon or under the North East Quarter of Section 24, Township 49, Range 28, West of the Third Meridian, Saskatchewan except 4.58 acres for right of way for the Canadian Pacific Railway on Plan AF 3323;

         (aa) "Miscellaneous Interests" means, collectively, the entire right, title, estate and interest of the Corporation in and to all property, assets and rights (other than the Natural Gas Rights and the Tangibles) pertaining to the Natural Gas Rights or the Tangibles and to which the Corporation is entitled as at the Closing Date, including, but without limiting the generality of the foregoing, the entire interest of the Corporation in and to:

                  (i) all contracts, agreements, documents, production sales contracts, books and records and all seismic, geological, geophysical, production and engineering data, information and reports relating to the Natural Gas Rights or the Tangibles, and any and all rights in relation thereto;

                  (ii) all subsisting rights to enter upon, use and occupy the surface of any of the Lands or any lands with which the same have been pooled or unitized or any lands used or intended for use to gain access to any of the foregoing;

                  (iii) any right, estate or interest in or to any asset which relates to but does not comprise part of the Natural Gas Rights or the Tangibles;

                  (iv) all shut-in, suspended, producing, water-injection or other wells utilized, or that have been utilized, for purposes relating to the production of Petroleum Substances from the Lands or lands with which the same have been pooled or unitized (including all casing in such wells) but specifically excluding wells properly abandoned in accordance with the Regulations; and

                  (v)      all royalty interests;

         (bb) "Officer" means an individual holding a title commonly referred to and recognized at law, as an officer of the Corporation;

         (cc) "Party" or "Parties" means a party or parties to and bound by this Agreement;


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
         (dd)     "Permitted Encumbrances" means, in respect of the Assets:

                  (i) all royalties, burdens, encumbrances or other charges of any kind which are set forth in Schedule "B" in relation to the Assets;

                  (ii) pre-emptive rights in favour of third Persons, and requirements to obtain third Person's consents or approvals, applicable to dispositions of the Assets or any of them in the ordinary and usual course which have been disclosed to the Purchaser, other than those which may arise by reason of this Agreement;

                  (iii) the terms and conditions of the Leases and other existing title documents and the Regulations applicable thereto, including, without limitation, the requirement to pay any bonuses, rentals or royalties to the grantor thereof (or any successor thereto) to maintain the same in good standing;

                  (iv) any rights reserved to or vested in any grantor, government or other public authority by the terms of any of the Leases or by the Regulations applicable thereto to terminate or otherwise deal with any of the same;

                  (v) easements, rights of way, servitudes or other similar rights or interests in land, including but not limited to, all rights of way and servitudes for highways, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone or cable television conduits, poles, wires or cables;

                  (vi) taxes on Petroleum Substances to the extent not due and payable or delinquent, and all Regulations pertaining to production rates from the Wells and operations being conducted thereon or with respect thereto;

                  (vii)    the provisions of the Production Sales Contracts;

                  (viii) the Regulations and any rights reserved to or vested in any municipality or governmental, statutory or public agency or authority to control or regulate any of the Assets in any manner or that otherwise pertain thereto;

                  (ix) undetermined or inchoate liens incurred or created as security in favour of any Person with respect to the exploration, development or operation of any of the Assets, to the extent of the Corporation's share of the costs and expenses associated therewith, and to the extent not due and payable or delinquent;

                  (x) the reservations, limitations, provisos and conditions in any grants or transfers from the crown applicable to any of the Lands or any lands pooled or unitized therewith, or any statutory exceptions to title thereto and such reservations, limitations, provisions and conditions are vested in the crown in right of Canada or a province or a successor in interest to the crown;

                  (xi) provisions for independent operations penalties that now exist or that could hereafter apply in relation to the Assets or any of them;


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
                  (xii) liens granted in the ordinary course of business to any public utility, municipality or other governmental agency or authority with respect to the Assets or operations pertaining thereto;

                  (xiii) mechanics', builders', materialmens' or similar liens applicable in respect of services rendered or goods supplied not delinquent;

                  (xiv) agreements, arrangements, plans or schemes relating to pooling, unitization or other joint production of Petroleum Substances, pertaining to or including any of the Lands or any lands with which the same have been pooled or unitized;

                  (xv) all agreements respecting the production, processing, treating or transmission of Petroleum Substances, or the operation of Wells by contract field operators, applicable to the Lands or any lands with which the same have been pooled or unitized; and

                  (xvi) the operating related provisions of all operating and other agreements pertaining to the title or interest of the Corporation in the Assets, operations applicable thereto or otherwise pertaining to such Assets;

         (ee) "Person" means an individual, corporation, partnership or other legal entity and includes any government or any governmental department, agency or authority thereof;

         (ff) "Petroleum Substances" means natural gas and all other substances (other than petroleum), whether hydrocarbon or not, the rights to which are granted by the Leases;

         (gg) "Pre-Emptive Right" means a right of first refusal or other pre-emptive right applicable to the Shares, or any of them, whereby a third Person has, as a result of the entering into of this Agreement by the Parties, a right to purchase the Shares, or any of them, at a value determined on the basis provided for in the applicable agreement giving rise to such right of first refusal or other pre-emptive right;

         (hh) "Production Sales Contracts" means all contracts relevant to the production and sale of Petroleum Substances from the Lands or lands pooled or unitized therewith, including but not limited to those set forth in Schedule "G";

         (ii)     "Purchase Price" has the meaning ascribed to that phrase in
                  Section 2.2;

         (jj)     "Purchaser" means Assure Oil & Gas Corp.;

         (kk) "Purchaser's Certificate" means a certificate of the Purchaser to be in the form attached as Schedule "D";

         (ll)     "Purchaser's Counsel" means Burstall Winger LLP;

         (mm) "Regulations" means all laws, statutes, regulations, ordinances, orders (including court orders), directives, approvals, licenses, permits, authorities or other such instruments issued by any government or any governmental department, agency or authority thereof, or registered stock exchange, having jurisdiction, applicable to any of the Parties, the

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
                  Shares, the Assets or any of them, or the operations conducted or to be conducted on or in respect thereof, or any other matters relating to such Parties, Shares, Assets or operations;

         (nn) "Shares" means all of the issued and outstanding shares in the capital of the Corporation, being an aggregate of 125 Class A common shares, 60 Class B common shares and 15 Class C common shares, which shares are owned of record and beneficially by the Vendors as set forth in Schedule "A";

         (oo) "Take or Pay Obligations" means any obligations in the nature of take or pay obligations which the Corporation has under or in respect of any of the Production Sales Contracts which have arisen by reason of payments to or to the account or benefit of the Corporation or to other Persons as agent on its behalf, which now or at any time in the future require or may require the Corporation to deliver Petroleum Substances to those purchasers under such Production Sales Contracts without being entitled to payment in full therefor or, in some circumstances, to repay all or any portion of such payments;

         (pp) "Tangibles" means the entire right, title, estate and interest of the Corporation in and to all tangible depreciable property, assets and facilities (including but not limited to the Facilities) situate in, on or about the Lands or lands pooled or unitized therewith, appurtenant thereto or used or intended for use in connection therewith or with production gathering, processing, storage, transmission or treatment of the Petroleum Substances produced therefrom or other operations thereon or relative thereto and includes the surplus equipment described in Schedule "C";

         (qq) "Taxes" means all Canadian and federal, provincial, state, municipal and other taxes payable under or pursuant to a Tax Act, including but not limited to income taxes, sales taxes, excise taxes, petroleum and gas revenue taxes, value added taxes, goods and services taxes, capital taxes, withholding taxes, property taxes and production severance and other similar taxes and assessments based upon or measured by ownership or production of Petroleum Substances (or the receipt of proceeds therefrom) and includes applicable penalties, interest and fines with respect thereto;

         (rr) "Tax Act" means the I.T.A. or any other applicable tax legislation of governments, or their respective agencies or authorities, having jurisdiction over the Parties or either of them, or the subject matter of this Agreement, in any case as the same may be amended from time to time;

         (ss) "Tilikum Report" means the independent engineering report of Tilikum Inc. dated effective December 31, 2001 in respect of the natural gas reserves of the Corporation, a copy of which is attached as Schedule "O";

         (tt)     "Time of Closing" means the time at which Closing occurs;

         (uu) "Transaction" means the transaction or transaction provided for in and contemplated by this Agreement;

         (vv) "Vendors" means collectively the Vendors set forth in Schedule "A" hereto and "Vendor" means any one of them;


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         (ww)     "Vendors' Certificate" means a certificate from each Vendor, to be substantially in the form attached as Schedule "E", but modified to the extent reasonably necessary to reflect the different obligations of each Vendor hereunder;

         (xx)     "Vendors' Counsel" means Gowling Lafleur Henderson LLP; and

         (yy) "Wells" means all abandoned, shut-in, suspended, capped, producing, water injection, water source or other wells located on the Lands or lands pooled or unitized therewith, including but not limited to any wells that have been abandoned where the lands upon which the same are located have been remediated and reclaimed, or are in the process of being remediated and reclaimed, in accordance with the Regulations and the applicable surface lease has been properly surrendered to the landowner in compliance with the requirements of the Surface Rights Act (Alberta) or other applicable Regulations, and includes the Wells described in Part II of Schedule "B".

1.2      SCHEDULES

         The following Schedules are attached to and by this reference incorporated herein:

         Schedule "A"      -        Vendors Information
         Schedule "B"      -        Lands, Leases, Wells and Facilities
         Schedule "C"      -        Surplus Equipment;
         Schedule "D"      -        Purchaser's Certificate;
         Schedule "E"      -        Vendors' Certificate;
         Schedule "F"      -        Lawsuits and Claims;
         Schedule "G"      -        Production Sales Contracts;
         Schedule "H"      -        Take or Pay Obligations;
         Schedule "I"      -        Employee Matters;
         Schedule "J"      -        Open AFEs;
         Schedule "K"      -        Financial Statements;
         Schedule "L"      -        AltaGas Loan Payout Amounts as at April 1, 2002 and as at the Closing Date
         Schedule "M"      -        Notice of Default from AltaGas
         Schedule "N"      -        Additional Disclosures
         Schedule "O"      -        Tilikum Report

1.3      HEADINGS

         The headings of the sections included herein and in the Schedules are inserted for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement.

1.4      INCLUDED WORDS

         In this Agreement:

         (a) words importing the singular include the plural and vice versa, words importing one gender include other genders; and



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         (b)      where words are defined herein, derivatives of those words shall have a corresponding meaning unless the context otherwise requires.

1.5      REFERENCES

         Except as otherwise expressly stated in this Agreement:

         (a) references herein to "this Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Agreement in its entirety and not to any particular section, paragraph, sub-paragraph or other portion hereof;

         (b) references herein to a Schedule refer to a Schedule to this Agreement;

         (c) references in the main body of this Agreement or a Schedule to a specific section, subsection, paragraph or sub-paragraph refer to a section, subsection, paragraph or sub-paragraph of such main body of this Agreement or the Schedule in which the reference is made; and

         (d) unless otherwise stated, references herein to monies means to lawful money of Canada,

         unless the particular context in which any such reference is used otherwise requires.

1.6      CONFLICTS

         Whenever any term or condition, whether express or implied, of any Schedule attached hereto conflicts with or is at variance with any term or condition of the main body of this Agreement, the latter shall prevail to the extent of the conflict or variance.

1.7      INVALIDITY OF PROVISIONS

         If any of the provisions of this Agreement are determined to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected, impaired or limited thereby.


                                    ARTICLE 2
                                PURCHASE AND SALE

2.1      PURCHASE AND SALE

         Subject to and in accordance with the terms and conditions of this Agreement, in consideration of the Purchase Price, the Vendors hereby agree to sell, transfer and deliver the Shares to the Purchaser and the Purchaser hereby agrees to purchase, receive and accept directly from Vendors the Shares on the Closing Date effective on the Effective Date and the Purchaser shall have and hold the same together with all benefits and advantages to be derived therefrom, absolutely.

2.2      PURCHASE PRICE

         The Purchase Price shall be $3,450,000, subject to adjustment pursuant to paragraph 2.4 below.


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
2.3      PAYMENT OF THE PURCHASE PRICE

         The Purchase Price shall be payable as follows:

         (a) $2,677,703.55 payable on the Closing Date by repayment on behalf of the Corporation of the AltaGas Loan;

         (b) $772,296.45 in cash ("Cash Payment") payable to the Vendors pro rata in proportion to the number of Shares owned by each Vendor as set forth in Schedule "A", and payable on the following dates:

                  (i)      $422,296.45 payable on the Closing Date; and

                  (ii) $350,000 payable upon Four West Land Consultants Ltd. obtaining registered title to the McMath Lands.

2.4      ADJUSTMENTS

         The Cash Payment shall be adjusted as follows:

         (a) in the event that the aggregate of the amounts payable by the Corporation as at the Effective Date pursuant to the AltaGas Loan exceeds $2,677,703.55 the Cash Payment shall be reduced by the corresponding amount;

         (b) net revenues and prepaid expenses of the Corporation attributable to periods ending prior to the Effective Date but received by the Corporation after the Effective Date shall be credited to the Vendors; and

         (c) net revenues and prepaid expenses of the Corporation attributable to periods ending after the Effective Date but received by the Corporation before the Closing Date shall be credited to the Purchaser.

2.5      INCOME TAX RETURNS

         All income tax returns required by a Tax Act applicable in respect of the Corporation and applying to that period of time ending on or prior to the Closing Date shall be prepared and filed in a timely fashion by the Corporation, subject to review and approval by the Purchaser, acting reasonably.

2.6      ACCOUNTS RECEIVABLE

         Vendors covenant to pay or cause to be paid at or prior to the Closing Date, all amounts due to the Corporation, from the Vendors, the officers, directors or all prior officers and directors or from related corporations.

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
                                    ARTICLE 3
                                     CLOSING

3.1      CLOSING

         The Transaction shall be Closed at 10:00 a.m. Calgary time on the Closing Date at the offices of Purchaser's Counsel, or at such other time and location as the Parties agree upon in writing.

3.2      VENDORS' CLOSING OBLIGATIONS

         Subject to the terms and conditions hereof, at Closing Vendors shall:

         (a)      execute and deliver this Agreement;

         (b) deliver all of the existing share certificates issued in the name of each Vendor for all of the issued and outstanding Shares, duly endorsed for transfer, necessary to convey the Shares from Vendors to the Purchaser;

         (c) deliver, or cause to be delivered, the resignations and releases of all of the current and prior Directors, Officers, employees and consultants of the Corporation;

         (d) cause to be delivered a Vendors' Certificate dated as of the Closing Date from each of the Vendors to the effect that the statements made in Article 4 to the extent applicable to them, are true in all material respects at and as of the Closing Date;

         (e) deliver a certified copy of a resolution of the board of directors of the Corporation approving the transfer of the Shares to the Purchaser;

         (f) deliver the minute book and corporate seal of the Corporation, containing, without limitation, all of the minutes of any meetings, resolutions of directors and shareholders duly executed, and annual returns;

         (g) cause Gary Freitag to enter an employment agreement or consulting contract with the Corporation in form satisfactory to the Purchaser and Gary Freitag with a term of up to six months from Closing;

         (h) cause Roswell Petroleum Corporation, 970313 Alberta Ltd. and Lloyd Venture I Inc. to enter into a Farmout and Option Agreement in the form contemplated by the Letter of Intent;

         (i) cause to be prepared documentation in respect of the discharge of the obligations of the Corporation under the AltaGas Loan; and

         (j) cause to be delivered an opinion of Vendors' Counsel in form and content acceptable to the Purchaser, acting reasonably, addressing certain matters referred to in Article 4.

3.3      PURCHASER'S CLOSING OBLIGATIONS

         Subject to the terms and conditions hereof, or any contrary written agreement of the parties, at Closing the Purchaser shall:

         (a)      execute and deliver this Agreement;

         (b)      pay the AltaGas Loan;

         (c) tender to each Vendor such Vendor's proportionate share of the Cash Payment;

         (d) cause to be delivered a Purchaser's Certificate dated as of the Closing Date to the effect that the statements made in
                  Article 5 are true in all material respects at and as of the date specified therein; and

         (e) cause the Corporation to enter into the Farmout and Option Agreement in the form contemplated by the Letter of Intent with Roswell Petroleum Corporation, 970313 Alberta Ltd. and Lloyd Venture I Inc.

3.4       VENDORS' CLOSING CONDITIONS

         The obligation of Vendors to complete the Transaction is subject to and conditional upon the satisfaction by the Purchaser on the Closing Date the following conditions precedent:

         (a) satisfaction by the Purchaser of the Purchaser's closing obligations as set forth in Section 3.3; and

         (b) all representations and warranties of the Purchaser set forth in Article 5 shall be true in all material respects and the Purchaser has performed and satisfied all of its obligations to be performed and satisfied by it on or before the Closing Date.

3.5      VENDORS' BENEFIT AND WAIVER

         The conditions set forth in Section 3.4 are for the sole benefit of Vendors and may, without prejudice to any of the rights of Vendors hereunder, be waived by them in writing, in whole or in part at any time. If any of the conditions set forth in Section 3.4 are not satisfied, or waived by Vendors on or prior to the Closing Date, Vendors shall be entitled to rescind and terminate this Agreement by written notice to the Purchaser whereupon no Party shall, except as otherwise provided herein, have any further rights or obligations whatsoever to any other Party hereunder, nor shall the Purchaser have any claim or right whatsoever to all or any part of the Shares or the Assets.

3.6      PURCHASER'S CLOSING CONDITIONS

         The obligation of the Purchaser to complete the Transaction is subject to the satisfaction, on or before the Closing Date, or the time specified herein, of the following conditions precedent:

         (a) satisfaction by the Vendors of the Vendors' closing obligations as set forth in Section 3.2;

         (b)      all representations and warranties of Vendors set forth in
                  Section 4.1 and 4.2 shall be true in all material respects as of the dates specified therein and Vendors shall have performed and satisfied all of their obligations hereunder to be performed and satisfied by them on or before the Closing Date;

         (c) the Purchaser shall be satisfied by the Closing Date, acting reasonably, of the Corporation's right, title and interest in and to the Assets;

         (d) the Purchaser shall be satisfied by the Closing Date, as to the amounts owing to AltaGas pursuant to the AltaGas Loan and shall have received discharge or transfer documents satisfactory to it in respect of such loans;

         (e) the Purchaser shall be satisfied by the Closing Date, acting reasonably, with the Financial Statements of the Corporation; and

         (f) no suit, action or other proceeding shall at Closing be pending against any of the Vendors or the Corporation, before any court or governmental agency which may mutually adversely affect the Purchaser or the Corporation.

3.7      PURCHASER'S BENEFIT AND WAIVER

         The conditions set forth in Section 3.6 are for the sole benefit of the Purchaser and may, without prejudice to any of the rights of the Purchaser hereunder, be waived by it in writing, in whole or in part, at any time. If any of the conditions precedent set forth in Section 3.6 are not satisfied, complied with or waived by the Purchaser at or prior to the Closing Date, or any other date specified therein for the satisfaction thereof, either Party shall be entitled to rescind and terminate this Agreement by written notice to the other Party whereupon neither Party shall, except as otherwise provided herein, have any further rights or obligations whatsoever to the other Party hereunder, nor shall the Purchaser have any claim or right whatsoever to all of any part of the Shares.

3.8      SATISFACTION OF CONDITIONS

         Each of the Parties covenants and agrees with each of the other Parties that they shall use their best efforts to assure that all of the covenants made by them, and all conditions to their obligations to close the Transaction contained herein, are satisfied on or before the time required therefore to enable Closing to occur on the Closing Date on the basis set forth herein.

                                    ARTICLE 4
                            VENDORS' REPRESENTATIONS

4.1      VENDORS' REPRESENTATIONS AND WARRANTIES

         Each Vendor hereby represents, warrants and covenants to and with the Purchaser as of the Closing Date, or such other date as is specifically referred to in this Section 4.1, acknowledging that the Purchaser is relying upon the same in entering into this Agreement, that:

         (a) Residency - such Vendor is resident at the address set forth in Schedule "A" and is not a non-resident for purposes of the I.T.A.;

         (b) Authority - such Vendor has all requisite capacity, power and authority to enter into this Agreement and to perform all of such Vendor's obligations under this Agreement;

         (c) Title to Shares - immediately prior to Closing such Vendor shall have good and marketable title to such Vendor's Shares free and clear of any mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, options, Pre-emptive Rights, restrictions, claims or demands, of any kind or nature whatsoever; and

         (d) Binding Obligation - this Agreement has been, and the Implementation Documents executed by such Vendor will be, upon Closing, duly executed and delivered by such Vendor, and shall constitute legal, valid and binding obligations of such Vendor enforceable against such Vendor in accordance with their respective terms.

4.2      VENDORS' REPRESENTATIONS AND WARRANTIES REGARDING THE CORPORATION

         Each Vendor hereby represents, warrants and covenants to and with the Purchaser as of the Closing Date, or such other date as is specifically referred to in this Section 4.2, acknowledging that the Purchaser is relying upon the same and entering into this Agreement, that:

         (a) Organization - The Corporation is duly organized, incorporated and validly existing under the laws of the Province of Alberta and is duly registered under the laws of those jurisdictions in which it is required to be registered by reason of the nature of its operations or the location of the Assets;

         (b)      Capital Structure of the Corporation:

                  (i) The authorized capital of the Corporation consists of an unlimited number of Class A common shares, an unlimited number of Class B common shares, an unlimited number of Class C common shares, an unlimited number of Class D common shares, an unlimited number of Class E common shares, an unlimited number of Class F Preferred Shares and an unlimited number of Class G Preferred Shares of which 125 Class A common shares, 60 Class B common shares and 15 Class C common shares and no other shares are issued and are outstanding;

                  (ii) There are no restrictions in either the constating documents or the by-laws of the Corporation, each as amended, nor are there any collateral agreements, including without limitation any unanimous shareholders agreement, or voting trust agreement or Pre-Emptive Rights which would arise by reason of the execution of this Agreement or the Implementation Documents, completion of the Transaction or otherwise, which would affect the transferability of the Shares of the Corporation from Vendors to the Purchaser other than the consent of the directors of the Corporation;

                  (iii) No Person, other than the Purchaser pursuant hereto has any agreement, or any right or privilege that may become an agreement, including but not limited to convertible securities, option agreements, warrants or convertible obligations of any kind or nature, for the purchase, subscription, allotment or issuance of any shares in the capital of the Corporation or any securities of the Corporation;

                  (iv) At the time of Closing, the minute book and share ledger of the Corporation will be true and correct in all material respects and the minute book shall contain copies of all meetings of the Directors and shareholders of the Corporation and all resolutions by consent (if any) of the said directors and shareholders; and

                  (v) The Corporation is not now nor will it be, at any time prior to Closing, a party to any contract or agreement to merge or consolidate with any other corporation, to acquire any assets or shares of any other person, or to sell all or any part of its interest in the Assets;

         (c) Execution of Agreements - the execution and delivery of this Agreement and each and every agreement, instrument or document to be executed and delivered hereunder or pursuant hereto and the consummation of the Transaction do not and will not:

                  (i) result in the breach of or violate any term or provision of the Corporation's articles, by-laws or other constating documents;

                  (ii) to such Vendor's knowledge, information or belief, conflict with, result in a breach of, or constitute a default under any agreement, instrument, license, permit or authority to which the Corporation is a party or by which the Corporation is bound, or to which any property of the Corporation is subject, or result in the creation of any lien, charge, or encumbrance upon the Assets or the Shares under any such agreement, instrument, license, permit or authority; or

                  (iii) to such Vendor's knowledge, information or belief, violate any Regulations applicable to the Vendors, the Corporation or the Shares;

         (d) Brokers' Fees - neither the Corporation nor any of the Vendors have incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the Transaction for which the Corporation or the Purchaser shall have any obligation or liability;

         (e) Title to Assets - The Vendors do not warrant the Corporation's title to the Assets, but each Vendor does represent and warrant to the Purchaser that:

                  (i) except as has been disclosed in writing to the Purchaser, neither it, nor the Corporation, have done any act or thing, nor is it aware of any act or thing having been done, whereby any of the Corporation's interest in and to the Assets may be canceled or terminated;

                  (ii) the Corporation has not encumbered, granted a security interest in or transferred, leased, licensed, farmed out or otherwise disposed of any of its interests in and to the Assets or any interest therein; and

                  (iii) the Assets are free and clear of all liens, encumbrances, adverse claims, demands and royalties created by, through or under the Corporation, except for the Permitted Encumbrances;

         (f) Quiet Enjoyment - subject to the rents, covenants, conditions and stipulations in the Leases and any agreements pertaining to the Assets and on the lessee's or holder's part thereunder to be paid, performed and observed, the Corporation shall, as at Closing, continue to hold and enjoy its interest in the Assets for the residue of their respective terms and all renewals or extensions thereof, where applicable, for its own use and benefit without any lawful interruption of or by any of the Vendors or any other Person whomsoever claiming by, through or under any of the Vendors or the Corporation;

         (g) Lawsuits - the Corporation is not a party to any action, suit or other legal, administrative or arbitration proceeding or government investigation, whether actual or threatened, which the Purchaser is not aware of, and which might reasonably be expected to result in a liability or obligation of the Corporation, or the Corporation's interest in the Assets, or any part thereof, except as set forth in Schedule "F", and there is no particular circumstance, matter or thing which could reasonably be anticipated to give rise to any such action, suit or other legal, administrative or arbitration proceeding or government investigation;

         (h) AFEs - the Corporation has not received nor is the Corporation subject to any outstanding AFEs approved by it pursuant to agreements applicable to the Assets, except as disclosed in Schedule "J";

         (i) Production Sales Contracts - the Corporation does not have any Production Sales Contracts except for those described in Schedule "G";

         (j) Notices of Default - except for a notice of default received from AltaGas Services Inc., a copy of which is attached as Schedule "M", the Corporation has not received any notices of default, including any relating to the Assets or any of them and all relevant deposits, rentals and royalties have been paid within applicable time limits and all obligations and covenants required to keep the Leases in full force and effect have been performed and observed;

         (k) Wells - the Wells that have been drilled and, if completed, completed and subsequently operated or abandoned have been done so in accordance with good oilfield and gas industry practice, in compliance with the Regulations and in accordance with the terms and conditions of all agreements applicable thereto;

         (l) Payment of Liabilities - other than Taxes payable in respect of the sale of Petroleum Substances from the Assets, all liabilities and Taxes have been properly and fully paid and discharged with respect to the Corporation;

         (m) Reduction of Interests - the working interests set forth in Schedule "B" in respect of the Leases, lands, wells or production are not subject to reduction on any account whatsoever as a result of actions or omissions taken or omitted by the Corporation or on its behalf, and none of the encumbrances described in Schedule "B" are convertible or subject to change to an interest of any other size or nature, except as specifically set forth in Schedule "B";

         (n) Defaults - the Corporation has not received any notices of any breach by it of any Regulations or contracts or agreements including without limitation in relation to the Assets or the operation thereof;

         (o)      Directors/Employees - the Corporation is not a party to:

                  (i) any employment, collective bargaining or similar written agreement; or

                  (ii) any pension, retirement, profit sharing, deferred compensation, stock or cash bonus, stock option or purchase, incentive, health, life insurance, disability, severance or other similar plan, policy or arrangement applicable to persons employed in, or in connection with the Corporation;

                  nor shall it have any Employees, Directors, Officers or consultants at Closing, for which the Corporation will have any continuing liability or responsibility after Closing other than the employment or consulting agreement to be entered into with Gary Freitag;

         (p) Gas Balancing Agreements - the Corporation has not entered into, and the Vendor is not aware of any agreements or arrangements (commonly known as a gas balancing, swaps, over-production or underlift-overlift agreements or arrangements) by other Persons on the Corporation's behalf which are among two or more Persons owning interests in a portion of the Lands or lands pooled or unitized therewith, nor has there been any circumstance or case whereby one of such Persons has taken, or may hereafter take, a share of the production of Petroleum Substances from such lands greater than it would otherwise be entitled to by virtue of its interest in such lands and which excess taking entitles the other Persons to a credit in respect of subsequent production of that the Corporation's Petroleum Substances produced from such lands by which the Corporation is bound;

         (q) Documents - all corporate and title documents in the Corporation's possession have been or will be made available promptly prior to Closing to the Purchaser or the Purchaser's Counsel;

         (r) Take or Pay Obligations - the Corporation or the Assets are not affected by any Take or Pay Obligations except as set forth in Schedule "H";

         (s) Business - The Corporation has all requisite corporate power and authority to own the Assets and to carry on its business as it will be conducted at the Closing Date;

         (t) Books - the books of account and other records of the Corporation have been maintained and will be maintained until Closing in accordance with prudent business practices;

         (u) Financial Disclosure - other than as set forth in this Agreement, the Schedules or the Financial Statements as of March 31, 2002 and those existing commitments related to the Assets (such as but not limited to rentals, royalty payments, operating costs, processing fees, gathering fees and transportation fees), the Corporation has no other liabilities or obligations of any kind or manner, whether direct, accrued or otherwise, other than the AltaGas Loan;

         (v) Financial Condition - the Financial Statements fairly present the financial condition of the business of the Corporation as of and for the year ended March 31, 2002 in accordance with Accounting Principles and the results of the operations of the business of the Corporation for the period then ending, based on reasonable estimates;

         (w)      Tax Returns -

                  (i) the Corporation has duly filed all Tax returns required to be filed by it (up to and including the fiscal period ended March 31, 2001;

                  (ii) the Corporation has made complete and accurate disclosure of all material facts and amounts in such returns and in all materials accompanying such returns;

                  (iii)    the Corporation has paid all Taxes due and payable;

                  (iv) the Corporation has paid all tax assessments and reassessments and any penalties, interest, fines, governmental charges and other amounts which the relevant authority is entitled to collect from the Corporation;

                  (v) there are no actions, audits, assessments, reassessments, suits, proceedings, investigations or claims now pending against the Corporation in respect of Taxes paid or payable affecting the business carried on by the Corporation;

                  (vi) there are no matters under discussion with, or the subject of any agreement with any governmental authority relating to claims for additional Taxes which affect the Corporation;

                  (vii) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of any Tax or the filing of any Tax returns by, or the payment of any Tax by, or levy of any governmental charge against the Corporation; and

                  (viii) the Corporation has withheld from each payment made by it the amount of all Taxes and other deductions required to be withheld therefrom and have paid all such amounts due and payable before the date hereof to the proper taxing or other authority within the time prescribed under the relevant Tax Act;

         (x) Bank and Investment Accounts - Corporation has no bank accounts, investment accounts, or safety deposit boxes other than those located at National Bank of Canada, 401 - 8 Ave. S.W. Calgary, Alberta T2P 1E4;

         (y) Allowables - none of the Wells have been produced in excess of applicable production allowables imposed by the Regulations and such Wells are not subject to any production penalty, except as has been disclosed in writing to the Purchaser;

         (z) Withholdings - all Taxes and other assessments and levies which the Corporation is required by law to withhold or collect have been duly withheld and collected and paid over to the proper authorities or held by the Corporation for such payments;

         (aa) Equipment Leases - the Corporation has not entered into any leases, buy-sell, lease-backs or similar arrangements with respect to any equipment or the Facilities except a lease for a screw compressor located at 14-15-49-27 W3, a copy of which has been provided to the Purchaser;

(bb) Payment of Taxes and Royalties - all royalties and all ad valorem, property, production, severance and similar taxes and assessments, based on or measured by the ownership of the Assets or the production of Petroleum Substances from the Lands or the receipt of proceeds therefrom, payable by the Corporation up to March 31, 2002 have been paid and discharged;

(cc) No Offset Obligations - the Corporation has not received notice that any of the Lands are subject to any offset obligations;

(dd) No Dividends - since incorporation, the Corporation has not (i) declared and paid or set aside for payment any dividend, whether in cash, shares or otherwise; or (ii) reduced the Corporation's stated capital in any manner or purchased, acquired, canceled or redeemed, or agreed to purchase, acquire, cancel or redeem, any outstanding shares in the Corporation's issued capital;

(ee) Area of Mutual Interest - except as has been disclosed in writing to the Purchaser pursuant to Schedule "N", none of the Lands are subject to an area of mutual interest obligation, where the failure to comply would materially adversely affect the value of such property;

(ff) Subsidiaries. The Corporation has no "subsidiaries", as such term is defined in the Business Corporations Act (Alberta);

(gg) Flow-Through Shares. The Corporation has no obligations to incur and renounce exploration and development expenses pursuant to any flow-through share subscription agreements;

(hh) Environmental Claims - the Corporation is not aware of, nor has it received any order or directive which relates to environmental matters and which requires any material work, repairs, construction, or capital expenditures; or any demand or notice with respect to the material breach of any environmental, health or safety law applicable to the Corporation or any of its business undertakings, including, without limitation, any regulations respecting the use, storage, treatment, transportation, or disposition of environmental contaminants;

(ii) Material Contracts - There are no agreements material to the conduct of the Corporation's business except as disclosed above. The Purchaser has been provided with true and complete copies of such material agreements or access thereto. Such agreements do not contain any "change of control" provisions which would be triggered or affected by the Transaction;

(jj)     Private Company - the Corporation:

         (i)      is a "private company", as defined in the Securities Act
                  (Alberta):

         (ii)     has no published market for its securities; and

         (iii) has never filed a prospectus in the Province of Alberta and has no filing or reporting obligations pursuant to the securities legislation of any the Province of Alberta or any other applicable jurisdiction.

4.3      PURCHASE ON AN AS IS WHERE IS BASIS

         The Purchaser hereby acknowledges its understanding and agreement that, except as expressly stated in Sections 4.1 and 4.2, Vendors make no representations or warranties whatsoever as to the quality, quantity or recoverability of the Petroleum Substances from the Lands or lands pooled or unitized therewith, the value of the Assets or any future revenues that may be expected to be received therefrom, the quality, condition, merchantability, serviceability, suitability for any purpose of all or any of the Tangibles, any Environmental Damage, reclamation or abandonment obligations that exist or may in future exist in respect of the Wells, the Lands or any wellsites or locations where other surface related or other operations have been or are now conducted, or for the presence or absence of any obligations that now exist or that may in future exist in any way in relation to the Assets pursuant to the Regulations as amended from time to time.

                                    ARTICLE 5
                           PURCHASER'S REPRESENTATIONS

5.1      REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser hereby represents, warrants and covenants to and with Vendors, as of the Closing Date, or such other date specifically referred to in this Section 5.1, acknowledging that Vendors are relying upon the same in entering into this Agreement, that:

         (a) Organization of the Purchaser - the Purchaser is a corporation duly organized and existing under the laws of its jurisdiction of incorporation, and it, or its duly authorized agent, is or shall be duly organized and existing under the laws of all jurisdictions in which it is required to be so registered;

         (b) Authority - the Purchaser has all requisite capacity, power and authority to enter into this Agreement, to purchase and pay for and accept title to the Shares on the terms described herein, to perform all of its obligations under this Agreement;

         (c) Execution of Agreements - the execution and delivery of this Agreement and each and every agreement, instrument or document to be executed and delivered hereunder or pursuant hereto and the consummation of the Transaction do not and will not:

                  (i) result in the breach of or violate any term or provision of the Purchaser's articles, by-laws or other constating documents;

                  (ii) to the Purchaser's knowledge, information or belief, conflict with, result in a breach of, or constitute a default under any agreement, instrument, license, permit or authority to which the Purchaser is a party or by which it is bound, or to which any property of the Purchaser is subject; or

                  (iii) to the Purchaser's knowledge, information or belief, violate any Regulations applicable to it;

         (d) Binding Obligation - this Agreement has been, and the Implementation Documents executed by the Purchaser will be, upon Closing, and other Agreements executed pursuant hereto after Closing will be, duly executed and delivered by the Purchaser and shall constitute legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their terms;

         (e) Regulatory Approvals - the Purchaser has complied with, or when permitted shall hereafter comply with, and obtain all approvals required by, all Regulations applicable to its purchase of the Shares and the completion of the Transaction on the basis provided for hereunder, including but not limited to any applicable Canadian securities laws;

         (f) Financial Resources - the Purchaser has the financial resources in place to enable it to pay the Purchase Price and Close the Transaction on the Closing Date in accordance with and on the basis contemplated by the Agreement; and

         (g) Brokers' Fees - the Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the Transaction for which Vendors shall have any obligation or liability.

                                    ARTICLE 6
                             NO MERGER AND SURVIVAL

6.1      NON-MERGER

The covenants, representations and warranties set forth in Articles 4 and 5 shall be deemed to apply to all assignments, conveyances, transfers and documents conveying, any of the Shares from any Vendors to the Purchaser and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived to the full extent permitted by law.

6.2      SURVIVAL

         The covenants, representations and warranties set forth in Articles 4 and 5 shall survive Closing for the benefit of the Parties for 15 months following Closing, except in the case of representations and warranties in respect of Taxes and the Tax Act which shall survive until the expiry of any applicable limitation periods in respect of such Taxes.

                                    ARTICLE 7
                      INDEMNITY, DISCLAIMER AND SUBROGATION


7.1      VENDORS' INDEMNITIES

         Each Vendor shall indemnify and hold the Purchaser harmless from and against any losses, costs or expenses (including legal costs on a solicitor and to his own client basis) directly resulting from any breach by the Vendors of any covenant or agreement given hereunder or from any representation or warranty of the Vendors in this Agreement (or any certificate or document delivered pursuant hereto) being inaccurate or untrue, except that the aggregate amount payable by the Vendors under such indemnity shall not exceed the aggregate of (a) the Cash Payment received by the Vendors; and (b) the value of the Reconveyed Interest at Payout as determined by Tilikum Inc. based upon a 15% discount rate.

7.2      PURCHASER'S INDEMNITY

         The Purchaser shall indemnify and hold Vendors and each of them harmless from and against any liability and any losses, costs, expenses or damages relating thereto, directly resulting from any breach by the Purchaser of any covenant or of any representation or warranty of the Purchaser, respectively contained in this Agreement (or any certificate or document delivered pursuant hereto) being inaccurate or untrue.

                                    ARTICLE 8
                       DUE DILIGENCE/INTERIM OPERATIONS

8.1      ACCESS

         At any time prior to the Closing Date, Vendors shall, upon prior reasonable notice, make available, or cause to be made available, at the offices of the Corporation in Calgary, Alberta during usual business hours, or its duly authorized representatives, all documents, contracts and agreements relating to the Corporation and the Assets or any to them which the Purchaser may reasonably request, which are in the possession of Vendors and which Vendors are legally permitted to disclose, and Vendors shall co-operate with the Purchaser and its representatives to cause to be made available any such records that may be in the possession of other Persons. Vendors shall, unless prevented by the Regulations or applicable agreement, allow the Purchaser to take a reasonable number of photostatic copies of such documents. The Purchaser agrees to maintain strict confidentiality in relation to all corporate documents and information supplied to it by Vendors in this regard, and to not disclose the same to any third Persons without Vendors' prior written consent. If the Transaction does not close for any reason whatsoever, the Purchaser shall forthwith return to Vendors all copies of all documents, contracts, agreements or information provided to it, or made available to it by Vendors.

                                    ARTICLE 9
                        RECONVEYANCE OF WORKING INTEREST

9.1      DEFINITIONS

         In this Article,

         (a) "Administrative Overhead" means general and administrative expenses relating to the Assets as set out in the Operating Statements, but which amount shall not exceed $1,250 per month;

         (b)      "GAAP" means generally accepted accounting principles;

         (c) "Operating Statements" means the monthly statements prepared by the Purchaser in accordance with GAAP with respect to the Assets evidencing the revenues and expenditures with respect to the Assets;

         (d) "Payout" means the date on which the net revenue generated by the Assets for the period following the Effective Date, as set forth in the Operating Statements, is equal to the Purchase Price; and

         (e) "Reconveyed Interest" has the meaning given in paragraph 9.3(a) below.

9.2      OPERATING STATEMENTS AND PAYOUT ACCOUNT

         (a) The Purchaser shall establish and maintain at its registered office, accounting records for the calculation of the Operating Statements and Payout in accordance with GAAP.

         (b) The Purchaser shall supply the Vendors with a written statement evidencing in reasonable detail all debits and credits made in preparing the Operating Statements and calculating Payout (including supporting calculations for those debits and credits) determined on or by the last day of each month.

9.3      ELECTION FOR RECONVEYANCE AT PAYOUT

         (a) Within 60 days following Payout, the Purchaser shall give notice of Payout and the date thereof to the Vendors. Within 30 days of receipt of such notice by the Vendors and for no additional consideration, each of the Vendors may elect, by notice to the Purchaser, to require the Purchaser to cause the Corporation to convey an aggregate 25% working interest in the Assets to the Vendors, or to each Vendor's nominee, who elect as set forth below (the "Reconveyed Interest"):

                  Gary Freitag:                  an undivided 15.625%
                  Evan Stephens:                 an undivided 7.5%; and
                  Garth R. Keyte:                an undivided 1.875%.

         (b) If some of the Vendors do not elect as set forth in clause (a) above, the Vendor(s) who have elected shall be entitled, by further electing within 10 days of notice by the Purchaser, to take up a proportionate share of the Reconveyed Interest of the Vendor(s) who have not elected.

9.4 OPERATING PROCEDURE The operating procedure governing the Assets at the time of Payout shall apply as between the Vendors who elect to convert and the Corporation.

9.5 LATE NOTICE OF PAYOUT If Payout occurs and the Purchaser has not issued notice of Payout to the Vendors or has issued notice to the Vendors at a date later than required by this Article, the Purchaser will be deemed to have issued notice of Payout at the date provided in clause 9.3(a). In such event, the Vendors may require the conveyance of the Reconveyed Interest, and if the Vendors so elect, the accounts of the Parties will be retroactively adjusted to the date Payout actually occurred.

                                   ARTICLE 10
                              AUDIT OF ALTAGAS LOAN

10.1     NOTICE OF AUDIT

         At any time subsequent to the Closing, the Purchaser shall, upon written demand by any of the Vendors, at the sole cost and expense of the Vendors (which cost shall include a reasonable fee for administrative time spent by the Corporation), cause to be conducted by the Corporation, an audit of the records and accounts of AltaGas Services Inc. and Cedar Energy Inc., relating to the AltaGas Loan (including, without limitation, all matters pertaining to the AltaGas Loan Agreement and the letter of intent which pre-dated the AltaGas Loan Agreement) and of all joint venture accounts between the Corporation, AltaGas Services Inc. and Cedar Energy Inc. for operations conducted on or with respect to the Assets for all periods up to and including the Effective Date.

10.2     ADJUSTMENT RESULTING FROM AUDIT

         Upon receipt of a notice pursuant to this Article, the Purchaser shall cause the Corporation to commence the conduct of that audit within 60 days by an accredited third party selected by the Vendors and to conduct any such audit within a reasonable time period. If the result of any such audit discloses a credit payable to the Corporation, the Purchaser shall cause the Corporation to take all reasonable steps to ensure that any such credit is received by the Corporation. The Corporation shall cause any such net amount received by the Corporation to be paid to the Vendors as a post-closing adjustment to the Cash Payment in accordance with Paragraph 2.4 of this Agreement. If the result of any such audit discloses that the Corporation is subject to a negative variance, the Vendors shall cause any such amount so disclosed to be paid by the Vendors to the Corporation as a post-closing adjustment to the Cash Payment in accordance with Paragraph 2.4 of this Agreement.

                                   ARTICLE 11
                     ACKNOWLEDGEMENT OF WELLS HELD IN TRUST

         11.1 DEFINITIONS

         In this Article,

         (a) "Wells" means well 4B-12-49-1-W4M ("Well 4B") and well 9B-12-49-1-W4M ("Well 9B") and any and all associated well licences and registrations; and

         (b) "Well Owners" means with respect to Well 4B, Lloyd Venture I Inc. as to 49% and Roswell Petroleum Corporation as to 51%, and means with respect to Well 9B, Barcomp Petroleum Ltd. as to 25%, Lloyd Venture I Inc. as to 36.75% and Roswell Petroleum Corporation as to 38.25%.

11.2     WELLS IN TRUST

         The Purchaser and the Corporation hereby acknowledges its understanding and agreement that

         (a)      the Wells are licensed in the name of the Corporation; and

         (b) the Wells are beneficially owned by the Well Owners and that the Corporation only holds the license to the Wells as bare trustee for and on behalf of the Well Owners.

11.3 The Purchaser shall, at any time subsequent to the Closing, upon written demand by any of the Well Owners, cause the Corporation to transfer, at the Well Owners expense, the Wells to the Well Owners, or to any other party as the Well Owners may otherwise direct in writing.

                                   ARTICLE 12
                                  MISCELLANEOUS

12.1     GOVERNING LAW AND ATTORNMENT

         This Agreement shall, in all respects, be governed by, subject to and be interpreted, construed and enforced in accordance with the laws in effect within the Province of Alberta. Each Party hereby expressly attorns to the jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom, and hereby waives any claim or defence of inconvenient forum.

12.2     TIME OF THE ESSENCE

         Time shall in all respects be of the essence of this Agreement.

12.3     NOTICES

         Delivery of notices, and service of any suit, action or proceeding arising out of or related to this Agreement, may be effected for each of the Parties at the following addresses:

         Vendors: to the addresses given in Schedule "A",

         With a copy to:

         Gowling Lafleur Henderson LLP
         Suite 1400
         700 -2nd St. S.W.
         Calgary, Alberta  T2P 4V5

         Attention: J. Forbes Newman
         Fax (403) 292-9880

         The Purchaser:

         Assure Oil & Gas Corp.
         Suite 1800
         The Exchange Tower
         P.O. Box 427
         130 King Street West
         Toronto, Ontario
         M5X 1E3

         Attention: The President
         Fax: (416) 364-8244


         With a copy to:

         Burstall Winger LLP
         3100, 324 - 8 Ave. S.W.

         Calgary, Alberta T2P 2Z2

         Attention: Roger MacLeod
         Fax (403) 266-6016

         Each Party may from time to time change its address for service hereunder by giving written notice to the other Party in accordance with this
Section 12.3. Any notice required or contemplated hereby may be served by personal service upon an officer or director of a Party, or by facsimile transmission, or mailing the same (except during periods of actual or anticipated postal disruptions) by prepaid registered post in a properly addressed envelope, to the Party at its address for service hereunder, as the same may be amended from time to time in accordance herewith. Any notice given by personal service upon an officer or director of a Party shall be deemed to be given on the date of such service. Any notice given by mail shall be deemed to be given to and received by the addressee on the fifth Business Day after the mailing thereof. Any notice given by facsimile transmission shall be deemed to be given to and received by the addressee on the first Business Day immediately following the day upon which transmission thereof is made and appropriate answer back has been received.

12.4     PRIOR AGREEMENTS

         This Agreement supersedes and replaces any and all prior agreements, discussions, negotiations, documents, understandings or other verbal or written communications between the Parties relating to the Transaction and may be amended only by written instrument signed by all Parties.

12.5     ENTIRE AGREEMENT

         This Agreement sets forth the entire agreement between the Parties pertaining to the Shares, the Assets, the Transaction or otherwise relating to the subject matter hereof.

12.6     AMENDMENTS AND WAIVERS

         No supplements, amendments or other modifications to this Agreement, or any waiver of the application of a provision hereof, shall be binding upon a Party, unless that Party has consented thereto in writing. No waiver by a Party of any provision of this Agreement shall be deemed to or will constitute a waiver of any other provision hereof (whether or not of a like or similar nature) nor will a waiver constitute a continuing waiver, unless expressly provided for in a written waiver executed by that Party.

12.7     ASSIGNMENT

         Prior to Closing no Party shall assign or be entitled to assign this Agreement or any portion hereof or any right or obligation hereunder, without the prior written consent of the other Parties, which consent may be withheld for any reason. In no circumstances shall the liabilities or obligations of the Parties hereunder be increased or altered in any material way as a result of any assignment that has been consented to pursuant to this Section 10.7 being implemented. Subsequent to Closing, no assignment of a right or benefit under this Agreement shall be binding upon a Party unless it has consented in writing to such assignment, such consent not to be unreasonably withheld.

12.8     CONFIDENTIALITY

         The Parties confirm their agreement and understanding that the terms and conditions hereof are confidential. Except as required by law, no Party shall disclose or use any information provided to it pursuant hereto for any purpose other than related to the Transaction and the Closing thereof until after Closing has occurred.

12.9     ENUREMENT

         This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors, receivers, receiver-managers, trustees, heirs, administrators and permitted assigns, as the case may be.


12.10    FURTHER ASSURANCES

         As and from the Closing Date, as may be necessary or desirable, and without further consideration, the Parties shall execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably necessary, to carry out their respective obligations under this Agreement in order to complete the Transaction on the basis and at the time specified or contemplated hereby.

12.11    GENERAL OBLIGATIONS

         Notwithstanding anything set forth in, or otherwise applicable under, this Agreement or any other agreement to the contrary the obligations and liabilities of Vendors hereunder are several, and not joint or joint and several, it being the stated intention of the Parties that any rights, liabilities or obligations of Vendors hereunder shall be determined in the proportion that the number of Shares held by that Vendor bears to the total Shares of the Corporation sold to the Purchaser hereunder.

12.12    SOLICITATIONS

         Vendors covenant and agree that they will not, and will not permit the Corporation to, solicit, entertain or negotiate any offer or invitation for the sale of the Shares or the Assets or any rights or interest in respect thereto, unless this Agreement is terminated prior thereto in accordance with the provisions hereof.

12.13    FACSIMILE EXECUTION

         Delivery of this Agreement may be effected by a Party by facsimile transmission of the execution page hereof to the other Parties. A Party so delivering this Agreement shall thereafter forthwith deliver to the other Parties an original execution page hereof with its original signature located thereon, provided however, that any failure by a Party to so deliver such original execution page shall not effect the validity or enforceability hereof against that Party.

12.14    SEVERABILITY

         If any of the provisions of this Agreement are determined by a Court of competent jurisdiction to be unenforceable, such provisions shall be deemed to be severed from this Agreement, and of no force or effect whatsoever. All remaining terms and conditions of this Agreement shall remain in full force and effect between the Parties, enforceable in accordance with their respective terms.

12.15    COUNTERPART EXECUTION

         This Agreement may be executed in counterpart and all counterparts shall together constitute one Agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.


                                        ASSURE OIL & GAS CORP.


                                        By:  /s/ James I. Golla
                                             ----------------------------------


       (illegible)                      /s/ Gary Freitag
--------------------------------        ---------------------------------------
Witness                                 GARY FREITAG


       (illegible)                      /s/Garth Keyte
--------------------------------        ---------------------------------------
Witness                                 GARTH KEYTE


       (illegible)                      /s/Evan Stephens
--------------------------------        ---------------------------------------
Witness                                 EVAN STEPHENS

                                  SCHEDULE "A"


                 NAME AND                        NUMBER AND PERCENTAGE OF
             ADDRESS OF VENDOR                         SHARES OWNED

Gary Freitag                                 125 Class A common shares (62.5%)
301 - 12 Avenue N.W.
Calgary, Alberta T2M 0C8

Fax No. (403) 262-5200

Evan Stephens                                60 Class B common shares (30%)
4201 - 66th Ave.
Lloydminster, Alberta  T9V 2Y7

Fax No. (780) 875-8909

Garth Keyte                                  15 Class C common shares (7.5%)
510, 206 - 7 Ave. S.W.
Calgary, Alberta T2P 0W7

                                  SCHEDULE "B"

            SCHEDULE "B"LANDS, LEASES, WELLS AND FACILITIES INVENTORY

                                                                                                       Working
Legal Description             Title Document                          Rights Assigned                  Interest
-----------------             --------------                          ---------------                  --------
Section 15-49-27-W3M          FH Lease between Montreal Trust as      NG in Sparky Zone,               60%
                              Lessor and Northwestern Utilities       Lloydminster Zone, and
                              Limited                                 Cummings Zone

N1/2-23-49-28-W3M             FH Lease between Elsie Helen            NG in Colony Zone                60%
                              Morrison and Elma Betty
                              Christensen as Lessors and
                              Northwestern Utilities Limited as
                              Lessee dated January 31st, 1992


Legal Description             Tangibles                   Encumbrances
-----------------             ---------                   ------------
Section 15-49-27-W3M          Wells at D14-15, and        All petroleum rights are farmed out to a third party
                              D15-15 plus associated      and not available.
                              equipment                   NG royalty of 16 2/3%

N1/2-23-49-28-W3M             Well at 16-23 plus          FH royalty of 15%
                              associated equipment

                                                                                                       Working
Legal Description             Title Document                          Rights Assigned                  Interest
-----------------             --------------                          ---------------                  --------
Section 24-49-28-W3M          North East Quarter to be leased by      NG in Colony Zone                60%
                              Four West to Westerra/Cedar upon
                              title transfer.

                              Lsds 13 & 14; SEM PO3019

                              South Half; SEM PN13,622                NG in Colony Zone                60%

                              Lsd 11; SEM PN5675
                                                                      NG in Colony Zone                60%
                              Lsd 12; SEM PN5676

                                                                      NG in Colony Zone                60%


                                                                      NG in Colony Zone                60%


Legal Description             Tangibles                   Encumbrances
-----------------             ---------                   ------------
Section 24-49-28-W3M          Wells at 12-24, B13-24,     NE quarter is being purchased by Four West. Leases
                              C13-24, 15-24 plus          will follow successful title purchase.
                              associated equipment        CAPL 91 lease royalty 15%.


                                                          Crown s/s royalty


                                                          Crown s/s royalty


                                                          Crown s/s royalty


                                                          Crown s/s royalty


                                                                                                       Working
Legal Description             Title Document                          Rights Assigned                  Interest
-----------------             --------------                          ---------------                  --------
Section 25-49-28-W3M          FH lease between Jonathan Fox the       NG in Colony Zone                60%
                              Younger, Mary Fox and Lyal Peter
                              Fox as Lessor and Northwestern
                              Utilities Limited as Lessee dated
                              September 6, 1991




SE-26-49-28-W3M               FH Lease with Salts as Lessor and       NG in Colony Zone                60%
                              Lloyd Development Company as Lessee

NE-14-50-28-W3M               SEM                                     NG in Colony Zone and            60%
Lsds 9, 15, 16                P02593                                  Lloydminster Zone.
Lsd 10                        P06458



Section 27-49-01-W4M          SEM                                     NG in Colony                     60%


Legal Description             Tangibles                   Encumbrances
-----------------             ---------                   ------------
Section 25-49-28-W3M          Wells at 2-25, 6-25,        Railroad minerals excepted from DSU. Application in
                              13-25 plus associated       progress to recoup lands into Fox title. Lease signed
                              equipment                   by Foxes and waiting for title work to be completed.
                                                          Royalty reduction agreement with Lessors to reduce
                                                          royalty to 12.5%. Agreed to pay for 50% of work
                                                          required to bring farm distribution system up to code
                                                          standards.
                                                          Lessor is entitled to free gas usage.

SE-26-49-28-W3M               Well at 1-26 plus           FH  Lessor Royalty plus use of free gas
                              associated equipment

NE-14-50-28-W3M               Well at 10-14 plus          These lands are being swapped with CNRL for their 45%
Lsds 9, 15, 16                associated equipment        interest in the certain gas rights in Section
Lsd 10                                                    9-50-01-W4M

                                                          Crown s/s Royalty

Section 27-49-01-W4M          Well at 15-27               Crown Royalty

                                                                                                       Working
Legal Description             Title Document                          Rights Assigned                  Interest
-----------------             --------------                          ---------------                  --------
Lsds 10, 11, 14, 15           GL2645

Section 09-50-01-W4M          FH leased between The Governor and      Stored NG in Sparky Zone         60%
                              Company of Adventurers of England
                              Trading into Hudson's Bay also
                              known as Hudson's Bay Company and
                              Hudson's Bay Oil and Gas Limited
                              dated March 1st, 1948.

SE-22-50-02-W4M               AE Lease # 6771                         NG in Colony Zone and Waseca     60%
                                                                      Zone

W1/2-22-50-02-W4M             AE Lease #NG 766                        NG in Colony Zone                60%


Legal Description             Tangibles                   Encumbrances
-----------------             ---------                   ------------
Lsds 10, 11, 14, 15           Well at 6-9 plus            These lands are currently part of a swap with CNRL.
                              associated equipment        If successful all NG in all zones will be available.
Section 09-50-01-W4M                                      Storage Agreement between Imperial Oil Limited and
                                                          Hudson's Bay Oil and Gas Limited and the Lloydminster
                                                          Development Company Limited dated January 19th, 1960


                              Well at  8-22 plus          Crown Royalty
                              associated equipment
SE-22-50-02-W4M
                              None                        Crown Royalty

W1/2-22-50-02-W4M

                WESTERRA/CEDAR LLOYDMINSTER FACILITIES INVENTORY


LSD 14-15-49-27 W3M

         - One (1) dual zone gas well completed and producing from both Cummings and Lloydminster formations.

         - Wellbore includes 7" Casing, and two (2) strings of 1-1/2" coil tubing c/w hangers and dual assembly wellhead.

         - Three (3) 12" x 5' s.t.s. 300 ANSI (715 psig) sweet separator/meter skid packages c/w separator, junior meter run, Barton 2 pen recorder, skid mounted 500 gallon methanol tank, Texsteam pneumatic methanol pump and hard core building. Year Built 2001.

         - Wellhead and separators surrounded by chain link security fencing.

         - One (1) 200 bbl double walled steel internally coated water storage tank c/w gauge board, ladder and thief hatch. Year Built 2001.


LSD 15-15-49-27 W3M

         - One (1) single zone gas well completed and producing from the Sparky formation.

         - Wellbore includes 7" casing, 2-3/8" master valve, and one (1) string of 1-1/2" coil tubing c/w hanger.

         - One (1) Methanol sphere and gauge assembly

         - One (1) 200 gallon Methanol tank c/w overhead stand.

         - Separator located at the adjacent 14-15 lease.


LSD 16-23-49-28 W3M

         - One (1) single zone gas well completed and producing from the Colony formation.

         - Wellbore includes 7" Casing, 2-3/8" master valve, and one (1) string of 2-3/8" tubing.

         - Two (2) 12" x 5' s.t.s. 300 ANSI (715 psig) sweet separator/meter skid packages c/w separator, junior meter run, Barton 2 pen recorder, skid mounted 500 gallon methanol tank, Texsteam pneumatic methanol pump and hard core building. Year Built 2001.

         - Wellhead and separators surrounded by chain link security fencing.


LSD 12-24-49-28 W3M

         - One (1) single zone gas well completed and producing from the Colony formation.

         - Wellbore includes 7" Casing, 2-3/8" master valve, one (1) string of 2-3/8" tubing and one (1) string of 1-1/4" coil tubing c/w hanger.

         - One (1) 12" x 5' s.t.s. 300 ANSI (715 psig) sweet separator/meter skid package c/w separator, junior meter run, Barton 2 pen recorder, skid mounted 500 gallon methanol tank, Texsteam pneumatic methanol pump and hard core building. Year Built 2001.

         - Wellhead and separator surrounded by chain link security fencing.


LSD B13-24-49-28 W3M

         - One (1) single zone gas well completed in the Colony formation. Well is currently shut-in Wellbore includes 7" Casing, 2-3/8" master valve, one (1) string of 2-3/8" tubing, and one (1) string of 1-1/4" coil tubing c/w hanger.

         - Wellhead surrounded by chain link security fencing.

         - Separator located at the adjacent C13-24 lease.


LSD C13-24-49-28 W3M

         - One (1) single zone gas well completed in the Colony formation. Well is currently shut-in. Wellbore includes 7" Casing, 2-3/8" master valve, and one (1) string of 2-3/8" tubing.

         - One (1) 12" x 5' s.t.s. 300 ANSI (715 psig) sweet separator/meter skid package c/w separator, junior meter run, Barton 2 pen recorder, skid mounted 500 gallon methanol tank, Texsteam pneumatic methanol pump and hard core building. Year Built 2001.

         - Wellhead and separator surrounded by chain link security fencing.


LSD 15-24-49-28 W3M

         - One (1) single zone gas well completed in the Colony formation. Well is currently shut-in.

         - Wellbore includes 7" Casing, 2-3/8" master valve, one (1) string of 2-3/8" tubing, and one (1) string of 1-1/4" coil tubing c/w hanger.

         - One (1) 12" x 5' s.t.s. 300 ANSI (715 psig) sweet separator/meter skid package c/w separator, junior meter run, Barton 2 pen recorder, skid mounted 500 gallon methanol tank, Texsteam pneumatic methanol pump and hard core building. Year Built 2001.

         - Wellhead and separator surrounded by chain link security fencing.


LSD 2-25-49-28 W3M

         - One (1) single zone gas well completed in the Colony formation. Well is currently shut-in. Wellbore includes 7" Casing, 2-3/8" master valve, and one (1) string of 2-3/8" tubing.

         - One (1) 12" x 5' s.t.s. 300 ANSI (715 psig) sweet separator/meter skid package c/w separator, junior meter run, Barton 2 pen recorder, skid mounted 500 gallon methanol tank, Texsteam pneumatic methanol pump and hard core building. Year Built 2001.

         - Wellhead and separator surrounded by chain link security fencing.


LSD 6-25-49-28 W3M

         - One (1) single zone gas well completed and producing from the Colony formation.

         - Wellbore includes 7" Casing, 2-3/8" master valve, one (1) string of 2-3/8" tubing, and one (1) string of 1-1/4" coil tubing c/w hanger.

         - One (1) 12" x 5' s.t.s. 300 ANSI (715 psig) sweet separator/meter skid package c/w separator, junior meter run, Barton 2 pen recorder, skid mounted 500 gallon methanol tank, Texsteam pneumatic methanol pump and hard core building. Year Built 2001.

         - Wellhead and separator surrounded by chain link security fencing.


LSD C13-25-49-28 W3M

         - One (1) single zone gas well completed and producing from the Colony formation.

         - Wellbore includes 8 5/8" Casing, 2-3/8" master valve, one (1) string of 2-3/8" tubing, and one (1) string of 1-1/4" coil tubing c/w hanger.

         - One (1) 12" x 5' s.t.s. 300 ANSI (715 psig) sweet separator/meter skid package c/w separator, junior meter run, Barton 2 pen recorder, skid mounted 500 gallon methanol tank, Texsteam pneumatic methanol pump and hard core building. Year Built 2001.

         - Wellhead and separator surrounded by chain link security fencing.


LSD 1-26-49-28 W3M

         - One (1) single zone gas well completed and producing from the Colony formation.

         - Wellbore includes 7" Casing, 2-3/8" master valve, one (1) string of 2-3/8" tubing, and one (1) string of 1-1/4" coil tubing c/w hanger.

         - Wellhead surrounded by chain link security fencing.

         - Separator located at the adjacent 16-23 lease.


LSD 10-14-50-28 W3M * SEE GENERAL NOTES

         - One (1) single zone gas well completed in the Colony formation. Well is currently suspended.

         - Wellbore includes 7" Casing, one (1) string of 2-3/8" tubing, one (1) string of rods, and one (1) downhole pump.

         - One (1) 16" x 19'-6" 6 tray dehydrator skid package. Package is in good condition.

         - One (1) 400Bbl Single walled steel tank c/w skid, burner, and insulation.

         - One (1) Pumpjack American 80,000 In-Lbs Approx. 50 inch stroke.

         - One (1) Arrow C-46 engine.

         - Wellhead and equipment surrounded by chain link security fencing.


LSD 15-24-49-1 W4M

         - One (1) single zone gas well completed in the Colony formation. Well is currently suspended.

         - Wellbore includes 7" Casing, one (1) string of 2-3/8" tubing, one (1) string of rods, and one (1) downhole pump.

         - Equipment on this lease is already itemized on the surplus equipment list.

         - Wellhead and equipment surrounded by chain link security fencing.


LSD 6-9-50-1 W4M

         - One (1) single zone gas well completed in the Sparky formation. Well is currently suspended.

         - Wellbore includes 7" Casing, one (1) string of 2-3/8" tubing, and one 2-3/8" master valve.** See General Notes

         - Equipment on this lease is already itemized on the surplus equipment list.

         - Wellhead and equipment surrounded by chain link security fencing. This site is also used for the storage of surplus equipment.

LSD 8-22-50-2 W4M

         - One (1) single zone gas well completed in the Colony formation. Well is currently suspended.

         - Wellbore includes 7" Casing, one (1) string of 2-3/8" tubing, and one 2-3/8" master valve.

OTHER GENERAL NOTES:

* Equipment on this lease has not been included in the surplus equipment list, and is part of the ongoing land swap with CNRL for Section 9-50-1 W4M.

**   Wellbore is leased from ESSO. Westerra and partner Cedar have an obligation to abandon the wellbore after use.

*** The information listed for these items may not be completely accurate and is based on memory from previous site visits.

**** All producing properties including those shut-in wells are flowlined into an Altagas gathering and compression facility. Those wells indicated as being suspended either have no tie-ins, or are tied-in to an ATCO gathering and distribution system.

                                  SCHEDULE "C"

                                SURPLUS EQUIPMENT


WESTERRA/CEDAR LLOYDMINSTER SURPLUS INVENTORY


15B-27-49-01 W/4

           DEHY $10,000**
           1 - ABSORBER SEPARATOR, SERIAL #E742246-V2 CRN #C289.2, D.O.B.=1975, OD 16" X 19'6" MWP=835PSI, CA=0, TEMP= 100,
                SHELL=SA53B, T.S=60000 HEAD=SA51570, TS=70000, .500 SHELL,
                HYDRO=12600 J.FFF.=100%, 4" INLET X 3" OUTLET SKIDDED & HOUSED, NEEDS TLC

           1 - REBOILER, SERIAL #E74224814, DOB 1975
                     75000 BTU/HR, 15PSI FUEL GAS

           1 - TEXAS CARBINE - GLYCOL PUMP 1"

           UNIT NEEDS TO BE GONE THROUGH, NEEDS NEW INSTRUMENT LINES & PAINT, PIPING CHECKED.

           PUMPJACK *$2,500**
           1 - PUMPJACK, AMERCAN 80,000 IN-LBS APPROX. 50 IN STROKE.

           ENGINE *  $500**
           1 - WHITTEY 10 HP NATURAL GAS SINGLE CYLINDER ENGINE

           NOTE:  THIS EQUIPMENT IS LOCATED AT THE 15B-27-49-01 W4M SITE.


06B-25-49-28 W/3

           DEHY $20,000**
           1 - NATCO ABSORBER, D.O.B.= 08/1989
                CRN#A-1011.3, A 2574402, SERIAL #LS-3899, MWP=4964KPA, 720PSI,
                SHELL = 17MM OR .67", HEAD = 14.5MM OR .572",
                CORR ALLOW = 1.6MM OR .0625"
                T.P. = 7447, ORDER #5302-V1, 54O C. OR 129O F., SO-NO-5302-V1

           1 - VERTICAL SEPARATOR, MODEL #D-6-720-2P
                D.O.B.=1989, 720PSI, 100O F., CRN #02212.21

           1 - NATCO REBOILER
                18" X 43", 0-5PSI, D.O.B.=1989, SERIAL #LGR-1843-1436, DWG
                #FA-5302-04

           1 - LARSEN & D'AMICO ORDORANT TANK
                8 5/8" X 2' 10", 720PSI, 100O F, A#2500605, CR#K200512

           1 - TEXAS CARBINE - GLYCOL PUMP 1"

      UNIT NEEDS TO BE GONE THROUGH, NEEDS NEW INSTRUMENT LINES & PAINT, PIPING CHECKED


      TANK* $2,000**
      1 - 100 BBL EXTERNALLY INSULATED TANK C/W BURNER

      NOTE:  THIS EQUIPMENT HAS BEEN RELOCATED TO THE 6-9-50-1 W4M STORAGE SITE.

13B-24-49-28 W/3

           DEHY $18,500**
           1 - ABSORBER TOWER, SERIAL #D-5894-02
                A#175556, 66O C, 6895KPA, 14.8MM SHELL, 14.3MM HEAD 4"
                INLET X 3" OUTLET 1 - TEXAS CARBINE 1" GLYCOL PUMP

           1 - REBOILER, SERIAL #SA178-001-V4, MODEL #32-C1-6068.LP
                90000BTU, D.O.B. = 1981

      UNIT NEEDS TO BE GONE THROUGH, NEEDS NEW INSTRUMENT LINES & PAINT, PIPING CHECKED


      NOTE:  THIS EQUIPMENT HAS BEEN RELOCATED TO THE 6-9-50-1 W4M STORAGE SITE.


13C-24-49-28 W/3

           DEHY $18,500**
           1 - ABSOBER TOWER, SERIAL #80-171-3
                6895KPA, 66O C, D.O.B.03/1980, CRN#D5894.2, A#158337

                SHELL - SA-53-B, HEAD - SA-516-70, SHELL & HEAD - 14.3MM

           1 - REBOILER (NO INFORMATION AVAILABLE) 90000BTU

           1 - TEXAS CARBINE GLYCOL PUMP, 1"

      UNIT NEEDS TO BE GONE THROUGH, NEEDS NEW INSTRUMENT LINES & PAINT, PIPING CHECKED


      NOTE:  THIS EQUIPMENT HAS BEEN RELOCATED TO THE 6-9-50-1 W4M STORAGE SITE.


14-15-49-27 W3M

           PUMPJACK *$2,500**
           1 - PUMPJACK, AMERCAN 80,000 IN-LBS APPROX. 50 IN STROKE.

           ENGINE *  $750**
           1 - ARROW C-46 APPROX. 10 HP NATURAL GAS SINGLE CYLINDER ENGINE

      TANK* $2,000**

           1 - 100 BBL EXTERNALLY INSULATED TANK C/W BURNER

      NOTE:  THIS EQUIPMENT HAS BEEN RELOCATED TO THE 6-9-50-1 W4M STORAGE SITE.


6-9-50-1 W4M

           COMPRESSOR PACKAGE * $15,000**
           1 - AJAX DPC 80 (80 HP INTEGRAL ENGINE/COMPRESSOR PACKAGE)

      RECENTLY REBUILT, MISSING X-PROOF WIRING HARNESS, NO PROCESS COOLER. THIS COMPRESSOR WAS USED TO BOOST PRESSURE INTO THE SPARKY STORAG POOL.


           NOTE:  THIS EQUIPMENT IS LOCATED AT THE 6-9-50-1 W4M SITE.


OTHER GENERAL NOTES:

* THE INFORMATION LISTED FOR THESE ITEMS MAY NOT BE ACCURATE AND IS BASED ON MEMORY FROM PREVIOUS SITE VISITS.

**       ALL PRICES ARE APPROXIMATE MARKET VALUES.

                                  SCHEDULE "D"

                             PURCHASER'S CERTIFICATE

Re:      Share Purchase Agreement dated April 1, 2002 (the "Purchase Agreement")

         James I. Golla, President of Assure Oil & Gas Ltd. (the "Purchaser"), hereby certify that as of the date of this Certificate:

1. Unless otherwise defined herein, all capitalized terms used in this Certificate are as defined in the Purchase Agreement.

2. The covenants, representations and warranties of the Purchaser contained in Section 5.1 of the Purchase Agreement were true and correct in all material respects at and as of the date of such agreement, have continued to be true in all material respects from that date to the date hereof and are true and correct in all materials respects at and as of the Closing Date.

3. This Certificate is made for and on behalf of the Purchaser and is binding upon it and the deponent herein is not and will not incur any personal liability whatsoever with respect to it except in the case of fraud by the deponent.

4. This Certificate is made with full knowledge that Vendors are relying on the same for the Closing of the Transaction contemplated by the Purchase Agreement.

         IN WITNESS WHEREOF the undersigned has executed this Certificate as of the Closing Date.


                                         ASSURE OIL & GAS CORP.


                                         Per:  ________________________________
                                               James I. Golla, President

                                  SCHEDULE "E"

                              VENDOR'S CERTIFICATE


Re:      Share Sale and Purchase Agreement dated -, 2002


         I, [INSERT NAME], hereby certify that as of the date of this
Certificate:

1. Unless otherwise defined herein, all capitalized terms used in this Certificate are as defined in the Purchase Agreement.

2. The covenants, representations and warranties of me as a Vendor contained in Section 4.2 of the Purchase Agreement are true and correct in all materials respects at and as of the Closing Date.

3. This Certificate is made for and on behalf of myself as a Vendor and not on behalf of or related in any way to any other Person.

4. This Certificate is made with full knowledge that - is relying on the same for the Closing of the Transaction contemplated by the Purchase Agreement.

         IN WITNESS WHEREOF the undersigned has executed this Certificate as of the Closing Date.


                                         ________________________________
                                         [VENDOR'S NAME]

                                  SCHEDULE "F"

                               LAWSUITS AND CLAIMS

                                       NIL

                                  SCHEDULE "G"

                           PRODUCTION SALES CONTRACTS

         Natural Gas Purchase Agreement dated January 23, 2002 between AltaGas Services Inc. and the Corporation.

                                  SCHEDULE "H"

                             TAKE OR PAY OBLIGATIONS

                                       NIL

                                  SCHEDULE "I"

                                EMPLOYEE MATTERS

1.       Resignations and Releases

         On or before Closing, Vendors shall cause the Directors, Officers, employees and consultants of Corporation to resign effective as of the Closing Date or earlier and on or before the Closing Date shall obtain releases from each of them.

2.       Severance:

         Nil

                                  SCHEDULE "J"

                                    OPEN AFEs

         AFE (attached) for the rebuild of the Fox distribution system.

                               WESTERRA 2000 INC.
[INTEGRA                   FOX DISTRIBUTION SYSTEM
ENERGY CONSULTING LOGO]       AFE COST BREAKDOWN

                                                                    PROJECT #:__________
                                                                        AFE #:__________

________________________________________________________________________________________

Activity                                                    AFE                   Risk
  No.                                       Subtotal       Cost     Probability  Capital
________________________________________________________________________________________
0513    Engineering Design          Qty                  $  448          90%      $   45
          Mechanical Engineering   2 days     $    --
          Drafting                 1 day      $   440
          PST on Professional
           Services (1.8%)                    $     8
________________________________________________________________________________________
0541    Line Pipe                   Qty
          1" yellow Polyethylene
           Pipe                    1500       $1,500     $3,313          90%      $  331
          1" Yellow PE x Sched 40
           Anodeless Transition
           Risers                   19        $  950
          HDPE Fittings            1 lot      $  300
          16 Gauge Tracer Wire     1,500      $  375
          PST on Materials (6%)               $  188

          Source: Westlund/Polytubes
________________________________________________________________________________________
0543    Pipe, Valves, & Fittings    Qty
          Pipe, Fittings           1 lot      $1,500     $3,032          90%      $  303
          33B15T1A (1" Ball Valve)  25        $1,250
          Z1N60T5A (1/2" Needle
           Valve)                    2        $  110
          PST on Materials (6%)               $  172

          Source:
________________________________________________________________________________________
0549    Instrumentation             Qty                  $1,855          90%      $  186
          S-102 Regulators           14       $1,750
          PST on Materials (6%)               $  105

          Source: Guest Controls
________________________________________________________________________________________
0559    Mechanical Construction     Qty                  $2,400          90%      $  240
          Pipefitter               4 days     $1,440
          Labourer                 4 days     $  960

          Source: R&D Plumbing
________________________________________________________________________________________
0562    Pipeline Construction       Qty                 $14,210          90%      $1,421
          Remove Bush                         $1,500
          Line Locate               1 day     $  640
          Trench, Install Pipe,
           Backfill                  1500     $6,000
          Backhoe                   2 days    $1,120
          Fusions                     50      $1,500
          Gas Permit                  14      $  700
          Line Crossings              10      $2,000
          Pressure Test              1500     $  750

          Source: R&D Plumbing
________________________________________________________________________________________
0566    Cathodic Protection         Qty                  $  159          90%      $   16
          Sacrificial Anode on
           Gas Risers                         $  150
          PST on Materials                    $    9

          Source: Previous Projects
________________________________________________________________________________________
0580    Contingency
          As summarized in Risk
           Capital column.                    $2,542     $2,542          100%
________________________________________________________________________________________
0595    Overhead (5%)
          5% on Project Sub-total             $1,271     $1,271          100%
________________________________________________________________________________________
                                          AFE Sub-Total  $29,228          91%     $2,542
                                          ______________________________________________


                                  SCHEDULE "K"

                              FINANCIAL STATEMENTS

                               WESTERRA 2000 INC.

                              FINANCIAL STATEMENTS
                                 MARCH 31, 2002

                               WESTERRA 2000 INC.

                          INDEX TO FINANCIAL STATEMENTS

                                 MARCH 31, 2002


                                                                     Page

AUDITORS' REPORT                                                       1

FINANCIAL STATEMENTS

           Balance Sheet                                               2

           Statement of Loss and Deficit                               3

           Statement of Cash Flows                                     4

           Notes to Financial Statements                              5-8

                                AUDITOR'S REPORT


To the Shareholders of Westerra 2000 Inc.


We have audited the balance sheet of Westerra 2000 Inc. as at March 31, 2002 and the statements of loss and deficit and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an option on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at March 31, 2002 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.



                                              /s/ Daunheimer & Dow LLP
                                              --------------------------
Calgary, Alberta                              Chartered Accountants
May 10, 2002

                               WESTERRA 2000 INC.

                                  BALANCE SHEET

                                 MARCH 31, 2002

                                                          2002             2001
                                                          ----             ----
ASSETS

CURRENT
        Cash                                         $    14,492      $        19
        Accounts receivable                               28,894
        Goods and services tax recoverable                41,997
        Prepaid expenses                                   1,665              853
                                                     -----------      -----------
                                                          87,048               19
PROPERTY, PLANT AND EQUIPMENT (Note3)                  2,600,078             --
                                                     -----------      -----------
                                                     $ 2,678,078      $        19
                                                     -----------      -----------

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
CURRANT
        Accounts payable and accrued liabilities     $    58,438      $     1,372
        Acquisition loan payable (Note4)               2,700,789             --
                                                     -----------      -----------
                                                       2,759,236            1,372
PROVISION FOR SITE RESTORATION                            14,700             --
                                                     -----------      -----------
                                                       2,773,936            1,372
                                                     -----------      -----------

SHAREHOLDERS' DEFICIENCY
        Share capital (Note 5)                                20               20
        Deficit                                          (86,878)          (1,373)
                                                     -----------      -----------
                                                         (86,858)          (1,353)
                                                     -----------      -----------
                                                     $ 2,687,078      $        19
                                                     -----------      -----------


                    (All amounts are expressed in $Canadian.)

SEE ACCOMPANYING NOTES
Daunheimer & Dow LLP
Chartered Accountants

                               WESTERRA 2000 INC.

                          STATEMENT OF LOSS AND DEFICIT

                            YEAR ENDED MARCH 31, 2002

                                             2002           2001
                                             ----           ----
REVENUE
       Gas revenue                        $ 950,940      $    --
                                          ---------      ---------
ROYALTIES
       Crown royalties                      172,618           --
       Freehold royalties                    79,167           --
                                          ---------      ---------
                                            251,785
NET OIL AND GAS REVENUE                     699,155
                                          ---------      ---------

EXPENSES
       Production expenses                  315,513           --
       Depletion and site restoration       215,986           --
       Interest                             192,752           --
       General and administrative            60,409          1,373
                                          ---------      ---------
                                            784,660          1,373
                                          ---------      ---------

NET LOSS                                    (85,505)        (1,373)
DEFICIT - Beginning of year                  (1,373)          --
                                          ---------      ---------
DEFICIT - END OF YEAR                     $ (86,878)     $  (1,373)
                                          ---------      ---------


                    (All amounts are expressed in $Canadian.)


SEE ACCOMPANYING NOTES
Daunheimer & Dow LLP
Chartered Accountants

                                WESTERRA 2000 INC
                             STATEMENT OF CASH FLOWS

                            YEAR ENDED MARCH 31, 2002

                                                             2002             2001
                                                             ----             ----

OPERATING ACTIVITIES
       Net loss                                         $   (85,505)     $    (1,373)
       Item not affecting cash:
           Depletion and site restoration                   215,986             --
                                                        -----------      -----------
                                                            130,481           (1,373)
                                                        -----------      -----------
Changes in non-cash working capital:
           Accounts receivable                              (28,894)            --
           Prepaid expenses                                  (1,665)            --
           Accounts payable and accrued liabilities          57,066            1,372
           GST payable (receivable)                         (41,997)            --
                                                        -----------      -----------
                                                            (15,490)           1,372
                                                        -----------      -----------
Cash flow from (used by) operating activities               114,991               (1)
                                                        -----------      -----------

INVESTING ACTIVITIES
       Additions to capital assets                       (2,801,316)            --
       Cash flow from financing activities               (2,801,316)            --

FINANCING ACTIVITIES
       Acquisition loan payable                           2,508,114             --
       Interest payable                                     192,684             --
       Issue of share capital                                  --                 20
                                                        -----------      -----------
       Cash flow from financing activities                2,700,798               20
                                                        -----------      -----------

INCREASE IN CASH FLOW                                        14,473               19
CASH - Beginning of year                                         19             --
                                                        -----------      -----------
CASH - END OF YEAR                                      $    14,492      $        19
                                                        -----------      -----------



                    (All amounts are expressed in $Canadian.)

SEE ACCOMPANYING NOTES
Daunheimer & Dow LLP
Chartered Accountants

                               WESTERRA 2000 INC.
                         NOTES TO FINANCIAL STATEMENTS
                           YEAR ENDED MARCH 31, 2002

--------------------------------------------------------------------------------

1.    DESCRIPTION OF OPERATIONS

      Westerra 2000 Inc. (the "Company") is a private company extra-provincially incorporated under the Alberta and Saskatchewan Business Corporations Acts, and is engaged in production, development and exploration of oil and natural gas in Canada.

--------------------------------------------------------------------------------

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The financial statements of the Company have been prepared by management in accordance with Canadian generally accepted accounting principles. The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The financial statements have, in management's opinion, been properly prepared using careful judgement with reasonable limits of materiality and within the framework of the significant accounting polices summarized below.

      Property, Plant and Equipment

      The Company follows the full cost method of accounting for oil and gas operations whereby all costs of exploring for and developing oil and gas reserves are initially capitalized. Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling and overhead charges directly related to acquisition and exploration activities.

      Costs capitalized, together with the costs of production equipment, are depleted and amortized on the unit-of-production method based on the estimated gross proven reserves as determined by independent petroleum engineers. Petroleum products and reserves are converted to a common unit of measure using 6 MCF of natural gas to one barrel of oil.

      Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed periodically to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion calculations.

      Proceeds from a sale of petroleum and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless such a sale would alter the rate of depletion by more than 20%. Alberta Royalty Tax Credits are included in oil and gas sales.

      In applying the full cost method, the Company performs a ceiling test on properties which restricts the capitalized costs less accumulated depletion from exceeding an amount equal to the estimated undiscounted value of future net revenues from proved oil and gas reserves, as determined by independent engineers, based on sales prices achievable under existing contracts and posted average reference prices in effect at the end of the year, and current costs, and after deducting estimated future general and administrative expenses, production related expenses, financing costs, future site restoration costs and income taxes.

      Site Restoration

      Site restoration costs are accrued based on management's best estimate of these future costs calculated on the unit-of-production basis, utilizing proved producing reserves.


Daunheimer & Dow LLP
Chartered Accountants

                               WESTERRA 2000 INC.
                         NOTES TO FINANCIAL STATEMENTS
                           YEAR ENDED MARCH 31, 2002


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      Joint Venture Accounting

      Substantially all of the Company's operations are carried out through joint ventures. These financial statements reflect only the Company's proportionate interest in such activities.

      Financial Instruments

      The Company carries a number of financial instruments as detailed on the balance sheet. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

      Measurement Uncertainty

      The amounts recorded for depletion of petroleum and natural gas properties and equipment and the provision for future site restoration and reclamation are based on estimates. The ceiling test is based on estimates of proved reserves, production rates, oil and gas prices, future costs and other relevant assumptions. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes and estimates in future periods could be significant.

      The financial statements include accruals based on the terms of existing joint venture agreements. Due to varying interpretations of the definition of terms in these agreements the accruals made by management in this regard may be significantly different from those determined by the Company's joint venture partners. The effect on the financial statements resulting from such adjustments, if any, will be reflected prospectively.

      Future Income Taxes

      The liability method of tax allocation is used in accounting for income taxes. Under this method, future tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and measured using the substantially enacted tax rates and laws that will be in effect when the differences are expected to reverse. Future tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and measured at the tax rate in effect in the year the difference originated. Future income tax assets are evaluated and if realization is considered "more likely than not" a valuation is provided.

--------------------------------------------------------------------------------

3.    PROPERTY, PLANT AND EQUIPMENT

                                              Cost        Accumulated        2002            2001
                                                          Amortization      NET BOOK        Net book
                                                                             VALUE           value
                                          ------------------------------------------------------------
Petroleum and natural gas properties      $  2,801,316    $    201,286    $  2,600,030    $          -
                                          ============================================================


Daunheimer & Dow LLP
Chartered Accountants

                               WESTERRA 2000 INC.
                         NOTES TO FINANCIAL STATEMENTS
                           YEAR ENDED MARCH 31, 2002


4.    INTEREST AND ACQUISITION LOAN PAYABLE

                                                             2002        2001
                                                         -----------------------
      Interest payable                                   $  192,684   $        -
      Acquisition loan payable - bridge loan              2,310,458            -
      Acquisition loan payable - working capital loan       197,656            -
                                                         -----------------------
                                                         $2,700,798   $
                                                         =======================

      The Company entered into a loan agreement with a joint venture operator to finance the Company's purchase of its oil and gas properties. The loan is comprised of two parts:

      - Bridge loan, bearing interest at the bank prime rate plus 4.0%, compounded daily. Interest only is payable on the first business day following every month. The principal and any accrued interest is due and payable on June 28, 2002.

      - Working capital loan, including a commitment fee payable of $125,000 and unpaid interest charges, not to exceed $450,000, bearing interest at the bank prime rate plus 4.0%, compounded daily. Interest is payable on the first business day following every month. The principal is repayable in six monthly payments commencing January 31, 2002 and any unpaid amounts are due and payable on June 28, 2002.

      These loans are secured by a general security agreement.

--------------------------------------------------------------------------------

5.    SHARE CAPITAL

                                                                   2002        2001
      Authorized:
      Unlimited number of Class A voting common shares
      Unlimited number of Class B voting common shares
      Unlimited number of Class C voting common shares
      Unlimited number of Class D non-voting common shares
      Unlimited number of Class E non-voting common shares
      Unlimited number of Class F non-voting preferred shares
      Unlimited number of Class G non-voting preferred shares

      Issued:
      125 Class A common shares                                   $   12      $   12
       60 Class B common shares                                        6           6
       15 Class C common shares                                        2           2
                                                                  ------------------
                                                                  $   20      $   20
                                                                  ==================

--------------------------------------------------------------------------------

6.    INCOME TAXES

      At March 31, 2002, the Company had approximately $124,000 of loss carryover balances which will expire in 2009. In addition, the Company has capital cost pools, resource pools and deferred financing cost pools approximating $2,480,000 to deduct against future taxable income.

--------------------------------------------------------------------------------

                               WESTERRA 2000 INC.
                         NOTES TO FINANCIAL STATEMENTS
                           YEAR ENDED MARCH 31, 2002


--------------------------------------------------------------------------------

7.    RELATED PARTY TRANSACTIONS

      During the year, the Company entered into the following transactions with related parties:

      The Company incurred consulting fees of $22,500 to a company owned by a shareholder.

      Included in accounts receivable is $26,049 due from a company owned by a shareholder, pertaining to certain joint venture operations.

      Included in accounts payable is $44,766 due to shareholders or to companies and entities owned by shareholders pertaining to joint venture operations, expenses paid on behalf of the Company and consulting fees incurred.

      Revenue and expense transactions were conducted at fair market value and in the normal course of business.

--------------------------------------------------------------------------------

8.    SUBSEQUENT EVENT

      Subsequent to the year end, the Company shareholders entered into a purchase and sale agreement to sell all the outstanding shares at March 31, 2002, to an arms length party for $3,450,000 effective April 1, 2002.

--------------------------------------------------------------------------------

9.    COMPARATIVE FIGURES

      Some of the comparative figures have been reclassified to conform to the current year's presentation. The prior year's figures were reported on a Notice to Reader basis.

--------------------------------------------------------------------------------

                                  SCHEDULE "L"


                             ALTAGAS PAYOUT AMOUNTS

[ALTAGAS LOGO]
1700, 355-4th Avenue SW
Calgary, Alberta T2P 0J1


Westerra 2000 Inc.
523 Alexander Cr. NW
Calgary, Alberta T2M 4B3

                   REVISED LOAN STATEMENT AS OF MARCH 31, 2002

Principal:

  Bridge Loan - Acquisition of Lloydminster                                 $2,310,458.37
                                                                            =============

  Working Capital Loan - Commitment Fee
       Commitment Fee                                                       $ 125,000.00
       Additions to Working Capital                                            49,473.52
                                                                           -------------
                                                                            $ 174,473.52
                                                                           =============
Interest (Prime + 4%) to March 31, 2002:

     Bridge Loan                                         $170,942.27

     Working Capital Loan                                $ 21,829.39
                                                       -------------
Total Interest                                                             $  192,771.66
                                                                           =============

Total Loan Balances @ March 31, 2002:

     Bridge Loan                                                           $2,310,458.37

     Working Capital Loan (incl. Interest)                                 $  367,245.18
                                                                           -------------
Total Loans                                                                $2,677,703.55
                                                                           =============

[ALTAGAS LOGO]
1700, 355-4th Avenue SW
Calgary, Alberta T2P 0J1


Westerra 2000 Inc.
523 Alexander Cr. NW
Calgary, Alberta T2M 4B3

                   REVISED LOAN STATEMENT AS OF APRIL 30, 2002

Principal:

     Bridge Loan - Acquisition of Lloydminster                             $2,310,458.37
                                                                           =============

     Working Capital Loan - Commitment Fee
        Commitment Fee                                                     $  125,000.00
        Additions to Working Capital                                           49,473.52
                                                                           -------------
                                                                           $  174,473.52
                                                                           =============

Interest (Prime + 4%) to April 30, 2002:

     Bridge Loan                                       $  185,881.12

     Working Capital Loan                              $   24,203.91
                                                       -------------

Total Interest                                                             $  210,085.03
                                                                           =============

Total Loan Balances @ April 30, 2002:

     Bridge loan                                                           $2,310,458.37

     Working Capital Loan (incl. Interest)                                 $  384,558.55
                                                                           -------------

TOTAL LOANS EXCLUDING APRIL JOINT VENTURE BILLINGS AND G&P FEES            $2,695,016.92
                                                                           =============

DAILY INTEREST PER DIEM BEGINNING MAY 1, 2002                              $      581.09
                                                                           =============
(Does not include interest on May Joint Venture Billings or
      Gathering and Processing Fees)

                                  SCHEDULE "M"

                         Notice of Default from AltaGas.

[ALTAGAS LOGO]

     March 22, 2002

     VIA COURIER and FAX (403) 263-3151

     Westerra 2000 Inc.
     510, 206 - 7th Avenue SW
     Calgary, AB T2P OW7

     Attention: President

     Dear Sirs:

     Re: LOAN AGREEMENT DATED JUNE 1, 2001 BETWEEN WESTERRA 2000 INC. AND ALTAGAS SERVICES INC. (THE "LOAN AGREEMENT")
              GENERAL SECURITY AGREEMENT DATED JUNE 1, 2001 BY THE BORROWER IN FAVOUR OF THE LENDER
              NOTICE OF DEFAULT

     Due to Borrower's failure to make the payments required by Section 2.4 of the Loan Agreement on January 31, 2002 and February 28, 2002, Borrower has committed an Event of Default under and pursuant to Section 6.1(a) of the Loan Agreement. Further, due to Borrower's failure to deliver the financial statements required by Section 5.1(a) of the Loan Agreement, Borrower will have committed an Event of Default under and pursuant to Section 6.1(c) of the Loan Agreement if such statements are not delivered to Lender within ten (10) Business Days from the date hereof.

     Default under and pursuant to Section 6.1(a) of the Loan Agreement constitutes default under and pursuant to the provisions of the Security Agreement in accordance with the provisions of Section 5(a) thereof. Default under and pursuant to the provisions of the Loan Agreement constitutes default under and pursuant to the provisions of the Security Agreement in accordance with the provisions of Section 5(b) thereof.

     The Lender has currently elected not to declare, pursuant to Section 6.1 of the Loan Agreement, the Loan Amount immediate due and payable together with all accrued interest and fees and other amounts payable under and pursuant to the Loan Agreement, in exchange for Borrower's agreement and acknowledgement as follows:

          1. As of February 28, 2002, Borrower was indebted to the Lender in the following amounts:

               Bridge Loan Amount                                    $2,310,458.37
               Working Capital Loan Amount                              420,117.25
                                                                     -------------
               Loan Amount                                           $2,730,575.62
                                                                     =============

     Additional amounts will accrue on account of interest and costs as calculated under and pursuant to the provisions of the Loan Agreement. Prior to making payment of the amounts owing to the Lender, Borrower may contact Lender to ascertain the exact amount owing on the date Borrower elects to make any such payment.

2. Borrower acknowledges the foregoing Event of Default pursuant to Section 6.1(a) of the Loan Agreement, and the pending Event of Default pursuant to
     Section 6.1(c) of the Loan Agreement.

3. Borrower will deliver to the Lender not later than May 15, 2002 a copy of Borrower's annual consolidated financial statements together with the notes thereto, prepared in accordance with generally accepted accounting principals in Canada, consistently applied.

4. Borrower, on or before the last Business Day of each calendar month, will provide a report to Lender detailing its progress towards being able to repay by June 28, 2002 the Loan Amount, the interest accrued thereon, any outstanding fees and all other amounts payable.

5. Borrower irrevocably requests and directs, effective immediately, that all amounts due and owing to Borrower by:

     a. Lender pursuant to a Gas Management and Supply Agreement between Borrower and Lender dated June 1, 2001 be paid directly to Cedar Energy Partnership ("Cedar") and be applied to Borrower's obligations pursuant to a Joint Operating Agreement between Borrower and Cedar dated June 1, 2001 (the "JOA");

     b. Cedar pursuant to the JOA be paid directly to Lender and be applied to reduce firstly any accrued interest and fees pursuant to the Loan Agreement, secondly the Working Capital Loan Amount, thirdly the Bridge Loan Amount, and lastly all other amounts payable under the Loan Agreement.

     Borrower ratifies and confirms all actions by Lender and Cedar prior to the date hereof that have caused funds to be directed and applied in the foregoing manner. Borrower agrees that provision of a copy of this direction to Cedar shall be sufficient instruction to Cedar.

6. Lender may declare the Loan Amount, all accrued interest and fees and all other amounts payable under the Loan Agreement immediately due and payable on demand, in which case Lender may take whatever remedies it deems appropriate and as are available to it under and pursuant to the provisions of the Loan Agreement, the Security Agreement, such other security for payment granted by Borrower to Lender and such remedies as are available to Lender at law.

7. This agreement shall in no way be interpreted as a waiver of any provision of the Loan Agreement.

Unless otherwise defined herein, capitalized words shall have the meaning given to them in the Loan Agreement.

                                                                  [ALTAGAS LOGO]

     If you are in agreement with the foregoing, please execute and return the enclosed duplicate copy of this letter not later than 12:00 noon on March 26, 2002. If we have not received your executed copy of this letter by this time, this will serve as our declaration pursuant to section 6.1 of the Loan Agreement that the Loan Amount, all accrued interest and fees and all other amounts payable under the Loan Agreement are immediately due and payable, following which our remedies pursuant to the Loan Documents may be exercised.

     Yours truly,

     ALTAGAS SERVICES INC.

     /s/ Scott D. Sarjeant
     ----------------------------
         Scott D. Sarjeant
         Executive Vice President,
         Marketing, Extraction and
         Transmission

     Agreed and accepted this 8 day of APR, 2002.

     WESTERRA 2000 INC.

     Per:   /s/ Gary Freitag
           ----------------------
     Print Name:   GARY FREITAG
     Print Title:  PRESIDENT

                                                                  [ALTAGAS LOGO]

                                  SCHEDULE "N"

                             Additional Disclosures

               [FOUR WEST LAND CONSULTANTS (1995) LTD. LETTERHEAD]


     May 7, 2002

     Assure Oil & Gas Corp
     6 Adelaide Street West
     Toronto, Ontario
     M5C 1H6
     and
     c/o Burstall Winger LLP
     3100, 324 - 8th Avenue SW
     Calgary, Alberta
     T2P 2Z2

     Attention: Roger MacLeod

     RE: Notice of Disclosure for Share Purchase of Westerra 2000 Inc.

     Further to the completion of the proposed share sale dated April 1, 2002 the following disclosures are made by the shareholders.

     1. Ongoing Supplier Obligations: There is a contract with Applied TerraVision to provide production accounting software and support for the WolfePac accounting package. A copy of the contract is attached.

     2.   Issues with AltaGas:

     3. Lease Expires: Husky lease on Section 27-49-01-W4M. The lease was for the Colony Zone only for Lsds 14 & 15. Husky has advised that the lease has expired and is of no further force and effect. There was no value assigned to these lands in the Tilikum Report. There will be an immediate liability for both surface and well bore reclamation for the well in Lsd 15 unless another party takes over the liability. There is associated with the well surface equipment with salvage value as per the surplus equipment list.

     4. Over Production Issue: The 15-15 well was put on production November 13, 2001 and was allowed to produce for a clean-up period before it was AOF tested. The AOF test and allowable was submitted the week of Dec. 17, 2001. An application for GPP status (waiver of allowable restriction) was submitted on Jan 8, 2002, and was approved by Feb. 15, 2002. For the period from the date of submission of allowable to the date of approval of GPP this well was produced in excess of the allowable by approximately 40% or 130 mcf/d. No penalty has been issued to date by the SEM.

     5. Incomplete DSUs: (a) Section 25-49-28-W3M. There is a railroad right of way through this section. It has been excepted from the Certificate of Title. Leases are in place with the current Registered Owners who we feel are the correct beneficial owners. This is a matter for which the working interest partners are responsible. Kanuka Thuringer are working on this matter at their Regina office. (b) NE-24-49-28-W3M. There is a railroad right of way through this Quarter of approximately 5 acres. It has been excepted from the Certificate of Title. The beneficial chain has been established through Kanuka Thuringer at their Regina office. Kanuka Thuringer are working on this matter at their Regina office. This is a matter for which the working interest partners are responsible. FOUR WEST IS NOT ACQUIRING THIS INTEREST AND WILL NOT BE THE LEASING PARTY.

     6. There is an AMI with Cedar Energy covering the Vendor's interests. It expires June 1, 2002. A copy is in the Closing book that is in the possession of Mr. Roger MacLeod.

     7. The natural gas reserves are dedicated to AltaGas Services Inc. for the life of the reserves.

     8. There is a Natural Gas Purchase/Sale Confirmation agreement with ASI which expires November 1, 2002

     There may be additional disclosures made in the future.

     If you have any questions in this regard please contact the writer.


     FOUR WEST LAND CONSULTANTS (1995) LTD.
     For Westerra 2000 Inc.

     /s/ Garth R. Keyte
    ----------------------------
    Garth R. Keyte - President

                     NATURAL GAS PURCHASE/SALE CONFIRMATION

     Date: January 23, 2002

     To:     WESTERRA 2000 INC.                         Phone:     (403)262-5200
     Attn:   GARY FREITAG                               Fax:       519-7563

     This Confirmation confirms the verbal agreement reached on or about Wednesday, October 3, 2001 ("Effective Time"), between Westerra 2000 Inc. ("Customer") and AltaGas Services Inc. ("AltaGas") regarding the sale and purchase of gas under the following terms and conditions:

     CONDITIONS PRECEDENT (if any):            NONE

     BUYER                                     ALTAGAS SERVICES INC.

     SELLER                                    WESTERRA 2000 INC.

     DCQ:                                      DEAL #1 - THE FIRST 750 GJ OF PRODUCTION AT THE DELIVERY
                                               POINT.
                                               DEAL #2 - PRODUCTION ABOVE 750 GJ PER DAY AND UP TO 3000
                                               GJ PER DAY AT THE DELIVERY POINT.

     DELIVERY POINT:                           LLOYDMINISTER

     CONTRACT PRICE:                           DEAL #1 FIXED PRICE OF $2.96 PER GJ MINUS $0.14 PER GJ.

                                               DEAL #2 - AECO MONTHLY INDEX MINUS $0.14 PER GJ. WHERE
                                               THE AECO MONTHLY INDEX IS THE INTRA-ALBERTA WEIGHTED
                                               AVERAGE ONE-MONTH SPOT PRICE AS PUBLISHED IN
                                               ENERDATA'S "CANADIAN GAS PRICE REPORTER", ITEM 7A,
                                               (C$/GJ).

     TRANSACTION OBLIGATION                    DEAL #1 - FIRM.
     (Firm or Interruptible)

                                               DEAL #2 - FIRM, AS PRODUCED

     TERM (period of delivery):                STARTING 0800 HOURS ON FEBRUARY 1, 2002 THROUGH TO
                                               0800 HOURS ON NOVEMBER 1, 2002.

     TRANSPORTER(S):                           TRANSGAS

     OTHER TERMS:                              NONE

     This Confirmation is being provided pursuant to the Master Gas Transaction Agreement (the "Master Agreement") between Westerra 2000 Inc. and AltaGas Services Inc. and constitutes part of and is subject to all of the terms and provisions of the Master Agreement.

     Please confirm that the terms stated herein accurately reflect the agreement between you and AltaGas by returning an executed copy of this Confirmation by facsimile to AltaGas. We would appreciate it if you would send your fax back to us within one hour after you receive this Confirmation. In accordance with the terms of the Master Agreement, if you do not execute and return this Confirmation to us within 2 Business Days of your receipt, it will be deemed to be correct as sent. In addition, the

                                                                  [ALTAGAS LOGO]
     terms of this Transaction are subject to the confidentiality restrictions as provided for in the Master Agreement. Thank you for your timely co-operation.

             Accepted and agreed effective as of the Effective Time.

  ALTAGAS SERVICES INC.

               /s/ Marshal Thompson
               ----------------------------------
  Per:         MARSHAL THOMPSON

  Title:       Director, Marketing and Extraction

  Date:        Jan 29/02

  WESTERRA 2000 INC.

               /s/ Gary Freitag
               ----------------------------------
  Per:         Gary Freitag

  Title:

  Date:        APR 05/02

[APPLIED TERRAVISION LETTERHEAD]

     October 3, 2001

     WESTERRA 2000 INC.
     Via Fax 263-3151

     ATTENTION: GARTH KEYTE

     Dear Garth,

     Thank you for your interest in Applied Terravision's (ATS) Financial Accounting PC based application WOLFPAC. It is my pleasure to provide you with the following proposal with respect to the renta1 of this application.

     ATS' mission is to provide our customers with the best price performance solutions to their data processing requirements backed up by the best service and support in the Industry. Our software is designed with current technologies to provide users with powerful user-friendly tools to maintain and access necessary information. We are committed to providing our customers with the tools they need to better compete in their business.

     The advantages of installing WOLFPAC on an IBM compatible personal computer or network in your office would include the following:

     1. FUNCTIONALITY - ATS applications have been developed for the oil and gas industry and provide financial, regulatory and management reporting as required by the end users in such firms.

     2. WINDOWS COMPATIBLE - All applications run under a Windows environment allowing switching between itself and other Windows applications.

     3.   COST - ATS' products are competitively priced as outlined below:

     Pricing Summary

                                                                     INITIAL FEES             MONTHLY RENTAL

               WOLFPAC Financial Accounting                           $1,225.00                  $310.00

PRICING DETAIL

                                         INITIAL FEE   MONTHLY RENTAL
                                         -----------   --------------
Application Software    Concurrent   1        $0.00         **$300.00
                        Browse       0        $0.00             $0.00
Focus Database          Concurrent   1    $1,000.00            $10.00
                        Server       0        $0.00             $0.00
Carbon Copy                                 $225.00             $0.00
                                          ---------         ---------
TOTAL                                     $1,225.00         **$310.00
                                          =========         =========

** Applied to clients where Gross Revenues do not exceed $1.5 Million Annually.
  None of this amount is applicable towards the purchase price of a license **

                          PRICES ARE SUBJECT TO 7% GST

The above prices exclude installation, data conversion and training which will be provided at the hourly rates identified in the current ATS Price Notice. We recommend that you budget 10-15 hours for training to ensure a strong start on the application. Estimates for these activities are identified as follows:

                          WOLFPAC Training $80.00/Hour

Installation normally occurs within five (5) business days but is subject to availability of ATS personnel.


                              TERMS AND CONDITIONS

1. Westerra 2000 agrees to provide to ATS with the initial fee of $1,310.75 (GST included) representing Database fees and Carbon Copy upon acceptance of this Agreement.

2. Westerra 2000 agrees that all ATS invoices are due upon receipt. ATS must be notified by Westerra 2000 of any disputes of fees invoiced by ATS within thirty (30) days of the date of the invoice. Invoices that are held for a period greater than thirty (30) days from the date of the invoices are deemed to be approved by Westerra 2000. In the event that payment is not made within ninety (90) days, ATS may terminate this Agreement and subsequently remove the ATS software from all related Westerra 2000 sites.

3. Westerra 2000 agrees that this Agreement will be reviewed on an annual basis within thirty (30) days of the anniversary date of the signing of this Agreement.

4. The fees associated with the software rental and personnel rates are as identified on the ATS Price Notice prevailing at the time. The current ATS Price Notice has been attached to this document. Changes to the ATS Price Notice will be in effect thirty (30) days after written notification of such change by ATS to Westerra 2000.

5. Either party may terminate this Agreement upon thirty (30) days prior written notice for whatever reason. In the event of termination, Westerra 2000 will allow access to their premises to ATS staff for the purpose of removing the ATS application software from all locations.

6. This proposal assumes that Westerra 2000 has existing hardware that meets the following minimum configuration. Both the configuration of the hardware and the system resource requirements of the application running at that point in time will affect performance.



                                                      [APPLIED TERRAVISION LOGO]

      Personal Computer:     IBM compatible, Pentium 166 with 64 Meg RAM
                             100 Megabytes of available hard disk space on
                             C: Drive Microsoft Windows 95

      Printer: HP LaserJet (series IV recommended as minimum for printing month end reports)

      Dial Modem &           U.S. Robotics Sportster-14.4
      Phone Line

     I hope this information is to your satisfaction. Should Westerra 2000 agree to the above proposal please sign and date both copies of this Agreement in the space provided below and return the duplicate copy along with a cheque in the amount of $1310.75 to Applied Terravision Systems Inc. We will then initiate the implementation upon receipt of this document as agreed to with Westerra 2000 and ATS.

     This proposal will remain in affect for a period of ten (10) business days from the date of this proposal.

     I look forward to our continued discussion on this matter and welcome Westerra 2000 on board as a valued client. Should you have any further questions or concerns, kindly contact myself at (403) 218-6307.

     Yours truly,

     APPLIED TERRAVISION SYSTEMS INC.


     /s/ Shaylene Roon
     ------------------------
     Shaylene Roon
     Sales Representative

     The above Rental Option acknowledged and agreed upon the 4th day of October 2001.

          WESTERRA 2000 INC.

     Per: /s/ Garth R. Keyte
          ----------------------------------------------

          Garth R. Keyte, Vice President Land & Exploration
          ----------------------------------------------
          Printed Name & Capacity

                                                      [APPLIED TERRAVISION LOGO]

                                  SCHEDULE "O"


                                 Tilikum Report

                                            Tilikum Inc.
                                            P.O. Box 7
                                            Bragg Creek, Alberta  T0L 0K0

                                            February 4, 2002

Westerra 2000 Inc.
523 Alexander Crescent N.W.
Calgary, Alberta  T2M 4B3
Attention:  Gary Freitag

Re: 2001 RESERVE REPORT


Dear Sir:

Further to your request, Tilikum is pleased to provide you with the subject report, evaluating Westerra's reserve to December 31, 2001. This report was based solely on information available in the public domain and proprietary information which you supplied as necessary to complete the work.


For the information of those to whom you may be supplying copies of this report, I certify that both myself and Tilikum Inc. are registered with APEGGA and are authorized to perform Petroleum Engineering. I am a 1973 graduate of the University of Calgary in Mechanical Engineering, and have been practicing Petroleum Engineering continuously since 1973. I verify that the work presented in this report is my own and meets the standards set by APEGGA.


Should you require additional background or information, please call me at (403) 540-8821.


Yours truly,

/s/ William R. Freeborn
-----------------------
Tilikum Inc.
William R. Freeborn, P. Eng

                               WESTERRA 2000 INC.



                                 RESERVE REPORT

                        PERIOD ENDING DECEMBER 31, 2001

1.0   SUMMARY

      Reserves for Westerra 2000 Inc. have been evaluated and are shown in the following Table. The information shown represents Westerra's 60% working interest share of remaining recoverable gas and the discounted present value of that gas. The after tax value is for a fully taxable company and does not consider any tax pools which may be held by Westerra.

----------------------------------------------------------------------------------------------------------------
                                           Before Tax Present Value             After Tax Present Value
                             WI         ------------------------------------------------------------------------
  Reserve Category         Reserve      BT 10%       BT 12%       BT 15%       AT 8%        AT 10%       AT 12%
                            Mmscf       $000's       $000's       $000's       $000's       $000's       $000's
----------------------------------------------------------------------------------------------------------------
TOTAL PROVED                4458.3      5,375.1       5019.9      4,573.3       4217.3       3908.0       3643.4

Producing                  3,695.5      3,881.3      3,601.4      3,252.2      3,121.6      2,872.5      2,661.2
 131/16-23-049-28W3/0        397.9        390.3        361.0        324.2        263.0        240.9        222.0
 101/12-24-049-28W3/0        710.8        736.6        675.2        599.9        428.0        387.4        353.6
 121/13-24-049-28W3/0         52.7         81.9         79.6         76.3         53.0         51.3         49.8
 131/15-24-049-28W3/0        576.8        607.0        567.7        516.3        356.6        331.5        309.3
 121/02-25-049-28W3/0         89.2        132.8        128.4        122.3         91.2         87.9         84.9
 121/06-25-049-28W3/0         90.7        134.7        130.3        124.2         91.7         88.5         85.6
 131/13-25-049-28W3/0        632.4        568.1        516.7        454.9        375.8        336.5        304.5
 121/01-26-049-28W3/0        752.6        907.3        836.8        749.8        560.6        510.4        468.6
 141/14-15-049-27W3/0          1.0          1.1          1.1          1.1          1.1          1.1          1.1
 141/14-15-049-27W3/2        216.2        211.4        196.6        177.8        155.2        143.5        133.4
 141/15-15-049-27W3/0        175.2        109.9        108.1        105.4         53.3         52.3         51.4

Non Producing                762.9      1,493.8      1,418.5      1,321.0      1,095.7       1035.5        982.6
 1C0/06-09-050-01W4/0        271.5        755.2        738.4        714.6        558.0        545.0        532.7
 1C0/08-22-050-02W4/2        491.4        738.5        680.0        606.5        534.8        487.8        447.6

----------------------------------------------------------------------------------------------------------------

TOTAL PROBABLE               414.2        504.3        453.9        393.8        384.8        341.7        306.6

Non Producing                414.2        504.3        453.9        393.8        384.8        341.7        306.6
 1C0/06-09-050-01W4/0         52.4         84.4         78.9         71.4         70.6         65.9         61.6
 1C0/08-22-050-02W4/2        195.9        183.8        154.7        122.5        146.5        120.7        101.0
 1C0/08-22-050-02W4/W         97.8        144.9        133.1        118.2        112.7        103.0         94.7
 131/02-14-050-28W3/L         68.1         91.2         87.2         81.7         43.5         41.0         38.8

----------------------------------------------------------------------------------------------------------------

TOTAL PROVED + PROBABLE    4,872.5      5,879.4      5,473.8      4,967.1      4,606.0      4,253.6      3,954.3

Producing                  3,695.5      3,881.3      3,601.4      3,252.2      3,121.6      2,872.5      2,661.2
Non Producing              1,177.1      1,998.0      1,872.4      1,714.8      1,484.5      1,381.1      1,293.1

----------------------------------------------------------------------------------------------------------------

GAS STORAGE WELL F/H

Proven                                   -165.2       -167.1       -156.8       -135.3       -132.3       -129.5
Proven + Probable                        -180.3       -175.8       -169.5       -148.1       -144.2       -140.6
----------------------------------------------------------------------------------------------------------------

Note: Taxes are recalculated for consolidations: after tax column totals will not balance Other column totals may not add due to rounding differences.

      One of Westerra's assets is a gas storage well which has some injected gas remaining in the reservoir. One would expect that this gas would not be subject to the payment of freehold royalty and mineral tax, and that is the way in which this asset was evaluated. However; the last entry in the table shows the incremental reduction in value if these royalties were to be paid.

2.0   LAND SCHEDULE

      Westerra owns a 60 percent working interest in the 5 sections of land shown in green on the following land plat, and described more completely in the land schedule shown below:

                                                                 Crown or     Working    Lessor       ORR
      Description    Portion               Ownership             Freehold     Interest   Royalty     Burden
      -----------------------------------------------------------------------------------------------------
      15-49-27W3       All        NG - Surface to Basement       Freehold       60%       17.5%
      23-49-28W3       N          PNG - Surface to Basement      Freehold       60%       15.0%
                       S          PNG - Surface to Basement        Crown        60%       Crown
      24-49-28W3       NW         PNG - to Base Mannville Group    Crown        60%       Crown       2.25%
                       NE         PNG - Surface to Basement      Freehold(1)    60%       15.0%
      25-49-28W3       All        PNG - Surface to Basement      Freehold       60%       12.5%
      26-49-28W3       SE         PNG - Surface to Basement      Freehold       60%     $.005/mscf
      14-50-28W3       NE         PNG - to Base Mannville          Crown        60%       Crown
      27-49-01W4       NW         PNG - Surface to Basement      Freehold       60%       15.0%
      09-50-01W4    Well 6-9(2)   Sparky LPG Storage             Freehold       60%       15.0%
                       SE         PNG - Surface to Basement        Crown        60%       Crown
      22-50-02W4       W          NG - Colony                      Crown        60%       Crown

             Notes:   1. Freehold interest held by Westerra
                      2. Interest limited to excess injected volume.


      At Westerra's request, the economic evaluation for 15-24-49-28W3 has been run with a freehold royalty of 15%, and does not reflect Westerra's ownership of the freehold rights.

      The gas storage well in 6-9-50-1W4 has been evaluated as though there were neither freehold royalty nor mineral tax. There is a small possibility that royalty will be payable on production from this well, and the difference in value is shown on the reserve Table in Section 1.0 of this report.

                WESTERRA 2000 INC. - LAND AND WELLS OF INTEREST



         [WESTERRA 2000 INC. - LAND AND WELLS OF INTEREST MAP GRAPHIC]

3.0   PRODUCTION FORECASTS AND RESERVES

      3.1   Multi Well Production Model

            A spreadsheet production forecasting model was constructed to predict the performance from multiple wells producing from the same reservoir. This model was a tank deliverability type governed by the following parameters:

            - Reservoir pressure was determined from the material balance for each reservoir.

            - The Cullender and Smith single phase pressure drop formula was used to determine flowing and static pressure drops in the well bore tubulars.

                  The data was calibrated to performance by first calculating the static (no flow) pressure drop. This was added to the casing pressure to determine the reservoir flowing pressure. The flowing pressure drop was then calculated and subtracted from the flowing reservoir pressure to determine the flowing tubing pressure. The tubing diameter was adjusted until the calculated and measured flowing tubing pressures were the same.

                  For all wells the calculated tubing diameter was similar to that installed, except for the need to have reduced tubing diameters for wells producing water. The results of this calibration are shown on tabular reports.

            - The Forscheimer back pressure equation (AOF) was used to determine the well production rate

                            Q = c (Pr[to the power of 2]- Pf[to the power
                                      of 2])[to the power of n]

                  The constant `c' in this equation was calibrated to data measured on December 17, 2001. For 15-15-48-27 there was no data to formulate a calibration, so the parameters were set to deliver approximately 355 mscf/d. On production test, this well delivered 530 mscf/d through large tubing.

                  The `c' value was then degraded at 40% per annum for wells producing water (13-24, 15-24, 2-25, 6-25) to reflect earlier than normal loss of deliverability caused by increased pressure drop in the tubing. The `c' value for the remaining wells was also degraded, but at a lesser rate of 6% per annum to reflect normal loss in deliverability over time and to reduce the calculated ultimate recovery from 90% to 80% as a more realistic value for these reservoirs.

            - Pressure drop in the surface gathering system was estimated to be 3 psi/mile as the crow flies.

            - Minimum suction pressure was set to 25 psi for the booster compressor and 30 psi for the sales compressor. The minimum reservoir pressure was set to 50 psi. Wells were produced until the rate fell below a predetermined economic limit of 12 mscf/d inflated at 0.1 percent per month. This well economic limit was intentionally set slightly below the true economic limit so that no reserves would be lost in the transition between reservoir engineering and economic evaluation.

            - With well 15-15-49-27 flowing through the booster compressor, its deliverability is unaffected by production from the other wells. Accordingly, its production forecast was predicted using the following calculation scheme as a single well with a target rate of 550 mscf/d. Then the process was repeated for the other wells with the target production reduced by the amount of gas produced from 15-15.

      The solution for the flow rate for all wells involved an iterative calculation described in the following paragraphs.

            1.    Determine the Reservoir Pressure

                  Sum the cumulative production to date and calculate the reservoir pressure from material balance.

            2.    Determine the Reservoir Flowing Pressure

                  Estimate the flow rate and calculate the flowing tubing pressure as the minimum compressor suction pressure plus the gathering system pressure drop. Use Cullender & Smith to determine the reservoir flowing pressure. Calculate the flow rate from the AOF equation. Repeat the process until the estimated flow rate is the same as that calculated.

            3.    Determine the Plant Suction Pressure

                  Sum the individual well production rates and compare to the target production. If the combined well production is less than or equal to the target rate, the estimated plant suction pressure is correct and the month's production for each well is determined. If not, guess a new plant suction pressure and repeat steps 2 and 3 until the calculated and estimated plant suction pressure are the same.

            4.    Record Data

                  Record rates and pressures, and update cumulative production. Repeat steps 1 through 4 for each month until all wells reach their economic limit or until all reservoirs reach their abandonment pressure.

      3.2   Township 49-27W3

            There are two wells producing from three horizons in Section 15. The well 14-15 is dually completed for Cummings and Lloydminster production and the well 15-15 produces from the Sparky. Gas from 15-15 is presently compressed in a small leased booster unit located at 14-15-49-27W3. This gas is then commingled with gas from 14-15 and flowed to the main sales compressor located at 2-25-49-28W3. This sales compressor is owned and operated by Alta Gas and is used on a third party processing basis. In the future, the booster compressor may be moved to 2-25-48-28W4 where the main sales gas compressor is located.

            The original gas in place for the Lloydminster zone was calculated volumetrically using a well bore pay interval of 6.6 feet and an areal extent of 160 acres. While it is felt that the regional extent of this reservoir may be greater than 160 acres, the well has recently begun to produce a large amount of water. The evaluation assumed the well would continue to produce for a few more months before being suspended, making reserve calculations moot.

            The Cummings formation has produced 500 mmscf of gas to date. The material balance is well defined and shows that the original gas in place is 1.55 bcf.

            The two wells in the Sparky formation, 16-15-49-27 and 9-22-49-27, produced until 1985 and have remained inactive since that time. Westerra recently completed the well 15-15-49-27W3 to produce from this same reservoir. On completion, the measured reservoir pressure was 130 psi. Using this pressure and an estimate for the original pressure based on regional information, the original gas in place was estimated to be 2.2 bcf. An error in the estimated original pressure will have a small impact on the gas in place calculation because nearly 3/4 of the reservoir has been depleted.

            The production forecast for the two horizons producing from 14-15 was forecast in conjunction with other wells producing into the sales compressor using the Production Model. Thus the impact of one well on another was properly considered. The well 15-15 was also forecast using the Production Model; but as a single well.

            The ultimate remaining recovery from 14-15 and 15-15 was 372 mmscf (57% recovery) and 337 mmscf (90% recovery) respectively. The lower recovery from 14-15 is caused by low productivity.

      3.3   Township 49-28W3

            All wells on this land produce from the Colony formation, and were used by the previous owner to supply gas to the City of Lloydminster. Production rates were low and very erratic, making a forecast from previous production impossible.

            Fortunately the reservoir ceased production in 1996, and pressures have remained unchanged since 1998. Thus a material balance calculation is accurately able to predict the original gas in place of 17.7 bcf. This reservoir comprises approximately 4 sands which are present but not perforated in all wells. As productivity falls, it may be possible to supplement the rates with additional perforating. This upside has not been considered in the evaluation.

            Production from eight wells was forecast in the manner described in
            Section 3.0 above. From this information, it was determined that the production rate through the sales compressor could be maintained at
            2.5 mmscf/d for two to three years. However;

            Westerra wished to take a more conservative approach in estimating the value and longer term deliverability. For this reason, the target rate was set to decline from 2.5 mmscf/d at 10 percent per annum until the minimum plant suction pressure was reached.

            Ultimate recovery from the Colony gas is forecast to be 13.9 bcf or 78.8% of the original gas in place. Against a cumulative production to date of 8.4 bcf, this leaves 5.5 bcf remaining.

            Township 49-28 also has potential for additional reserves which will be confirmed with future drilling and testing. Oil in the McLaren, Sparky and General Petroleum can be seen on well logs. A recent well in an adjacent section. 13-19-47-27 shows deep gas in the Lloydminster and Cummings formations. Westerra's land is structurally higher than the 13-19 well; however, Westerra's wells were not drilled deep enough to penetrate these formations.

      3.4   Township 50-28W3

            Westerra has an interest in a Colony gas well which has watered out and is no longer capable of producing in paying quantities. However; the owner of the well 131/02-14-050-28W3 is in the process of completing its well for Lloydminster production. This transaction will leave Westerra with 60% of a pooled 25% interest in the production.

            The terms of the pooling have been negotiated. Westerra and its partner will pay $6000 to equalize into the well bore. The well owner will pay for the recompletions, tie-in and compression and will recover its cost through a processing and gathering fee. It is estimated that this fee will be equivalent in value to that being charged by Alta Gas for wells it operates on behalf of Westerra.

            The Lloydminster has 5 feet of net pay with 31% porosity. It is found in wells 15-11 and 3-11, demonstrating some areal extent. For the purpose of this evaluation, the drainage area has been assumed to be 320 acres with 70% recovery. It is believed that time will prove the reserves to be in excess of the 460 mmscf calculated volumetrically.

      3.5   Township 49-01W4

            No reserves have been assigned to Section 27.

      3.6   Township 50-01W4

            Westerra has no interest in the mineral rights in this Township, however, it does have the right to produce gas from the well C0/06-09-050-01W4 providing the cumulative production does not exceed the cumulative injection. This means that some 800 mmscf could be produced from this well if it were to have sufficient deliverability.

            The original gas in place was determined based on pressure measurements taken in the 1950's prior to use of the well for gas storage. The pressures show a uniform depletion with no sign of an active aquifer or pressure support from other hydrocarbons. At this time the original gas in place appeared to be 1.65 bcf.

            In more recent years, there appears to be a loss of injected gas, as evidenced by a reduction in the reservoir pressure for a given net gas production. This data has not been shown on the material balance plot because it is confusing, but two data points are shown for 1 year and 6 years following the well's suspension. To predict future recovery from this reservoir, it is assumed that the P/Z plot is entered at today's pressure and the reservoir depleted to 20 psi to yield 480 mmscf of remaining proven reserve.

            To estimate the proven plus probable recovery, one looks to the difference between the cumulative net injection of 0.81 bcf and the reservoir volume of 1.65 bcf to yield a potential 2.4 bcf of gas in place. This assumption would imply that the lost gas displaced some other product, say oil, and remains in the reservoir or was produced from high GOR oil wells. It is assumed that some of this lost gas remains in the reservoir, but its recharge rate will be low. Thus proven plus probable reserves are estimated to be 600 mmscf, and the decline will switch from exponential used to asses proven reserves to hyperbolic (n=0.5) for the proven plus probable assessment.

            In 1994, NUL conducted a deliverability study for 6-9 based on performance. It concluded that the well could deliver 6400 mscf/d against a 178 psi flow line pressure. At that time the reservoir pressure was 263 psi. Adjusting this information to the current reservoir pressure, 6-8 has a deliverability of 3800 mscf/d against a flow line pressure of 25 psi. The production forecast assumes the well will be produced at only 1000 mscf/d for 8 or 9 months and then declined to capture the remaining reserve.

      3.7   Township 50-02W4

            The well C0/08-22-050-28W4/2 is completed for Colony gas production but has not produced since 1986. Pressures for this well have been increasing over time, but the reserves estimate is based on those measured pressures with the longest shut in time. These are shown as purple diamonds on the P/Z plot. The proven remaining reserve estimate of 825 mmscf is based on an average between the pressures. The proved plus probable remaining reserve estimate uses the most recent and highest pressure point to predict remaining reserves of
            1.165 bcf.

            The Colony zone was flow tested in 1994 and produced 2225 mscf/d at a well head flowing pressure of 152 psi. It is anticipated that initially this well will produce at 500 mscf/d.

            The well also has 4 feet of Waseca gas pay which would result in reserves of 668 mmscf based on 70% recovery from 640 acres. These reserves will commence production in October 2002 when the Waseca will be completed and the well equipped for dual zone production. It is forecast that the Waseca formation in 8-22 will commence production at 400 mscf/d. These reserves are considered probable according to strict application of the rules, the quality of the reserve is high because of good cross over on the well logs and demonstrated production from a well in close proximity.

            This same zone is present and structurally lower in adjacent wells 16-16, 10-22 and 11-23. The 16-16 well is operated by CNRL and recently commenced production at operating day rates in excess of 400 mscf/d.

4.0   ECONOMIC EVALUATION

      4.1   General Information

            The economics were evaluated using Energy Navigator software. This software has been created in co-operation with McDaniel's and Associates and uses McDaniel's economic evaluation model.

      4.2   Price

            The base price forecast is that of the Alberta Treasury Branch, dated October 1, 2001. From this price schedule, the AECO C Hub Spot price less $0.24/mscf transportation was used for wells producing in Alberta. The Saskatchewan Energy Plant Gate price less $0.14/mscf transportation was used for wells producing in Saskatchewan. Beyond 2020 ATB recommends prices be increased by 2 percent per year.

            Exceptions to the pricing occur in 2002, when the base price forecast was reduced to $3.00/mscf to reflect a fixed price contract to which Westerra has committed. For the gas storage well 6-9-50-1, there is no transportation allowance against the base price.

                            Natural Gas Price, $/mscf

            Year   Alberta   Saskatchewan   Year   Alberta   Saskatchewan
            -------------------------------------------------------------
            2001    $5.30       $5.00       2011    $4.10       $4.05
            2002    $3.00       $3.00       2012    $4.20       $4.10
            2003    $4.00       $4.00       2013    $4.30       $4.15
            2004    $4.00       $4.00       2014    $4.40       $4.20
            2005    $4.00       $4.00       2015    $4.50       $4.25
            2006    $4.00       $4.00       2016    $4.60       $4.30
            2007    $4.00       $4.00       2017    $4.70       $4.35
            2008    $4.00       $4.00       2018    $4.80       $4.40
            2009    $4.00       $4.00       2019    $4.90       $4.45
            2010    $4.00       $4.00       2020    $5.00       $4.50

      4.3   Operating Cost

            The ATB price model operates under a capital and operating inflation rate of 3 percent annually. Because the operating cost is inflated at a greater rate than the price, there is a real price erosion.

            In Alberta, the gas cost allowance for third party processing is equal to the third party processing fee. For wells producing to the Alta Gas main sales compressor, this amounts to $0.62/mscf for compression and gathering. For the 8-22-50-2 well, this is $0.30/mscf for compression and gathering. In Saskatchewan, gas cost allowance is calculated as a flat $0.28/mscf.

            Operating cost for all wells is shown in the Table below.

            Cost Type     Amount      CGA                       Description
              Fixed     $450/month    No    Alta Gas contract operating, dual completion 1/2 per zone
                        $300/month    No    Other costs including lease rentals, taxes, repairs, etc.
                        $3500/month   No    Compressor rental (wells 15-15-49-27, 6-9-50-1)
                                            5% shrinkage for fuel

            Variable    $0.40/mscf    Yes   Compression charge from Alta Gas
                        $0.15/mscf    Yes   Gathering charge from Alta Gas
                        $0.07/mscf    Yes   Electricity charge from Alta Gas, 1% shrinkage

            Variable    $0.20/mscf    Yes   Compression (well 8-22-50-2)
                        $0.10/mscf    yes   Gathering (well 8-22-50-2)

      4.4   Capital Cost

            Capital cost for developing reserves is shown in the following Table

                   Well              Date      Amount                 Description
            1C0/06-09-050-01W4/0   Jun 2002   $80,000   Meter run, miscellaneous piping
            1C0/08-22-050-02W4/2   Oct 2002   $40,000   Flow line, shared 50% with Waseca completion
            1C0/08-22-050-02W4/W   Oct 2002   $40,000   Flow line, shared 50% with Colony completion
                                   Oct 2002   $40,000   Complete Waseca for production (pooled 25%)
            131/02-14-050-28W3/L   Apr 2002   $24,000   Equalize into well bore (pooled 25%)

                           ECONOMIC EVALUATION REPORTS

                           SUMMARY OF PROVED RESERVES

                                                                         TABLE 2
                                                                          PAGE 1

                                  WESTERRA 2000

                     ESCALATING PRICES AS OF JANUARY 1, 2002
                              TOTAL PROVED RESERVES

                                  WESTERRA 2000

                                                                    COMPANY GROSS INTEREST RESERVES     NET PRESENT VALUE (M$)
                                                                    -------------------------------   ---------------------------
                                COMPANY                    RES.         GAS    OIL    NGL   SULPHUR
AREA AND PROPERTY              INTEREST %   ZONES          CAT         MMCF   MBBL   MBBL       MLT   @ 10.0%   @ 12.0%   @ 15.0%
---------------------------------------------------------------------------------------------------------------------------------
COLONY GAS POOL

  131/16-23-049-28W3/0          W=60.000    Colony         P-DP       397.9      -      -         -     390.3     361.0     324.2
  101/12-24-049-28W3/0          W=60.000    Colony         P-DP       710.8      -      -         -     736.6     675.2     599.9
  121/13-24-049-28W3/0          W=60.000    Colony         P-DP        52.7      -      -         -      81.9      79.6      76.3
  131/15-24-049-28W3/0          W=60.000    Colony         P-DP       576.8      -      -         -     607.0     567.7     516.3
  121/02-25-049-28W3/0          W=60.000    Colony         P-DP        89.2      -      -         -     132.8     128.4     122.3
  121/06-25-049-28W3/0          W=60.000    Colony         P-DP        90.7      -      -         -     134.7     130.3     124.2
  131/13-25-049-28W3/0          W=60.000    Colony         P-DP       632.4      -      -         -     568.1     516.7     454.9
  121/01-26-049-28W3/0          W=60.000    Colony         P-DP       752.6      -      -         -     907.3     836.8     749.8
  SUBTOTAL COLONY GAS POOL                                          3,303.0      -      -         -   3,558.9   3,295.6   2,967.9

SINGLE WELL POOLS

  1C0/06-09-050-01W4/0          W=60.000    Sparky Gas     P-NP       271.5      -      -         -     755.2     738.4     714.6
  1C0/08-22-050-02W4/2          W=60.000    Colony         P-NP       491.4      -      -         -     738.5     680.0     606.5
  141/14-15-049-27W3/0          W=60.000    Lloydminster   P-DP         1.0      -      -         -       1.1       1.1       1.1
  141/14-15-049-27W3/2          W=60.000    Cummings       P-DP       216.2      -      -         -     211.4     196.6     177.8
  141/15-15-049-27W3/3          W=60.000    Sparky         P-DP       175.2      -      -         -     109.9     108.1     105.4
  SUBTOTAL SINGLE WELL POOLS                                        1,155.4      -      -         -   1,816.2   1,724.2   1,605.4
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                               4,458.3      -      -         -   5,375.1   5,019.9   4,573.3

RESERVE CATEGORY ABBREVIATIONS
---------------------------------------------------------------------------------------------------------------------------
TP    Total Proved                   P-DP    Proved Producing                   P-NP    Proved Non Producing
TPP   Total Proved and Probable      P+P-DP  Proved + Prob. Producing           P+P-NP  Proved + Prob. Non Producing
TPPP  Total Proved + Prob. + Poss.   PPP-DP  Proved + Prob. + Poss. Producing   PPP-NP  Proved + Prob. + Poss. Non Producin
TPA   Total Probable Additional      PA-DP   Prob. Additional Producing         PA-NP   Prob. Additional Non Producing
PSA   Total Possible Additional      PS-DP   Poss. Additional Producing         PS-NP   Poss. Additional Non Producing
NRA   No Reserves Assigned

P-UD    Proved Undeveloped
P+P-UD  Proved + Prob. Undeveloped
PPP-UD  Proved + Prob. + Poss. Undeveloped
PA-UD   Prob. Additional Undeveloped
PS-UD   Poss. Additional Undeveloped

SUMMARY

Westerra 2000                                         [BAR CHART]
Westerra 2000



Total Proved
As Of Date              January 1, 2002
Prediction Date
Alberta
UWI
Net No. Wells           6.00
Average WI              60%
Average Royalty         13%
Price Schedule          ATB 2001 Q4
Price File              Base
Econ. Limit             Enabled
GCA Applied             No
BOE Ratio               10:1

                                    COMPANY WI SHARE           NET PRESENT WORTH VALUE BEFORE TAX (M$)          PRICE
                                   ------------------    ---------------------------------------------------    ------
                      REMAINING      GROSS        NET       8.0%      10.0%      12.0%      15.0%      20.0%    YEAR 1
                      ---------      -----        ---       ----      -----      -----      -----      -----    ------
Oil (mbbl)                    -          -          -          -          -          -          -          -         -
Gas(mmcf) (10:1)        7,430.5    4,458.3    3,863.0    5,789.7    5,375.1    5,019.9    4,573.3    3,994.3      2.86
NGL(mbbl) (1:1)               -          -          -          -          -          -          -          -         -
  C2 (mbbl) (1:1)             -          -          -          -          -          -          -          -         -
  C3 (mbbl) (1:1)             -          -          -          -          -          -          -          -         -
  C4 (mbbl) (1:1)             -          -          -          -          -          -          -          -         -
  C5+ (mbbl) (1:1)            -          -          -          -          -          -          -          -         -
Sulphur (mlt) (1:1)           -          -          -          -          -          -          -          -         -
TOTALS (MBOE)             743.1      445.8      386.3    5,789.7    5,375.1    5,019.9    4,573.3    3,994.3
AFTER TAX                                                4,217.3    3,908.0    3,643.8    3,312.6    2,885.0

CAPITAL COSTS (M$)                        CASH FLOW (M$)                                             ECONOMIC INDICATORS
--------------------------------------------------------------------------------------------------------------------------
                     GROSS     NET                    GROSS         NET                            BEFORE TAX    AFTER TAX
                     -----     ---                    -----         ---                            ----------    ---------
CEE                      -       -    Revenue      27,886.5    16,731.9    Rate of Return (%)               -            -
CDE                   82.4    49.4    Royalties     5,308.5     3,185.1    Payout (yrs)                   0.0          0.0
CCA                   41.2    24.7    Op. Costs     7,487.9     4,492.8    P/I - 0.0% Discount          114.3         84.2
COGPE                    -       -    Capital         123.6        74.2    P/I - 12.0% Discount          71.6            -
Abandonment              -       -    ARTC                -           -    Op. Cost ($/boe)               6.0            -
                                                                           Cap. Cost ($/boe)              0.1            -
-----------------------------------------------------------------------
Total                123.6    74.2    Before Tax   14,966.4     8,979.9

ANNUAL CASH FLOW

                                   GROSS  ROYALTY   OPERATING  CAPITAL        BTAX NET      BTAX      TAX  ATAX NET     ATAX
          WELL     RATE  PRICE   REVENUE  & TAXES        COST     COST  ARTC   REVENUE   NET CUM     PAID   REVENUE  NET CUM
YEAR     COUNT    MCF/D  $/MCF        M$       M$          M$       M$    M$        M$        M$       M$        M$       M$
----------------------------------------------------------------------------------------------------------------------------
2002      6.45  1,761.5   2.88   1,851.3    404.5       438.7     74.2    --     880.8     880.8    264.3     616.5    616.5
2003      7.20  1,874.4   3.81   2,603.9    537.0       454.9       --    --   1,549.1   2,429.9    433.6   1,115.5  1,732.0
2004      7.20  1,390.6   3.76   1,915.0    458.9       433.7       --    --     965.7   3,395.6    267.4     698.3  2,430.3
2005      6.10  1,114.6   3.83   1,559.2    389.7       327.7       --    --     793.1   4,188.6    219.6     573.4  3,003.8
2006      5.85    919.5   3.83   1,284.5    308.5       282.2       --    --     653.7   4,842.4    178.5     475.2  3,479.0
2007      5.20    765.0   3.82   1,067.2    242.8       244.8       --    --     546.4   5,388.8    146.3     400.1  3,879.1
2008      4.20    636.7   3.82     889.3    187.6       208.3       --    --     465.7   5,854.5    121.4     344.3  4,223.4
2009      4.20    538.3   3.81     748.8    140.3       187.9       --    --     397.2   6,251.7     99.9     297.3  4,520.7
2010      4.20    451.6   3.81     627.3    100.1       169.8       --    --     337.8   6,589.5     81.6     256.2  4,776.9
2011      4.20    378.7   3.86     533.0     72.8       154.3       --    --     289.4   6,878.8     67.8     221.6  4,998.5
REM.      2.56    107.8   4.22   3,652.4    342.9     1,590.6       --    --   1,600.7   8,479.6    356.9   1,243.9  6,242.4
----------------------------------------------------------------------------------------------------------------------------
TOTAL             381.3   3.75  16,731.9  3,185.1     4,492.8     74.2    --   8,479.6            2,237.2   6,242.4

                                                                         Table B
                                                                          Page 1

                                  WESTERRA 2000

                     ESCALATING PRICES AS OF JANUARY 1, 2002

                              TOTAL PROVED RESERVES
                                  WESTERRA 2000

                   PRODUCTION             RESOURCE           ADJUSTED   RESOURCE  RESOURCE  RESOURCE  COGPE, CDE,
            SALES     ROYALTY       NPI  OPERATING      CCA  RESOURCE  ALLOWANCE   ROYALTY   ROYALTY    CEE, FEDE
          REVENUE        PAID  PAYMENTS    EXPENSE  EXPENSE   PROFITS     AT 25%    INCOME   EXPENSE      EXPENSE
YEAR           M$          M$        M$         M$       M$        M$         M$        M$        M$           M$
-----------------------------------------------------------------------------------------------------------------
2002      1,851.3           -         -      438.7      3.1   1,409.5      352.4         -     144.0         11.8
2003      2,603.9           -         -      454.9      5.2   2,143.8      535.9         -     161.3         10.6
2004      1,915.0           -         -      433.7      3.9   1,477.4      369.3         -     139.2          7.6
2005      1,559.2           -         -      327.7      3.0   1,228.5      307.1         -     114.6          5.5
2006      1,284.5           -         -      282.2      2.4     999.9      250.0         -      95.3          4.2
2007      1,067.2           -         -      244.8      1.8     820.6      205.2         -      79.9          2.9
2008        889.3           -         -      208.3      1.3     679.7      169.9         -      66.0          2.0
2009        748.8           -         -      187.9      1.0     559.9      140.0         -      55.0          1.4
2010        627.3           -         -      169.8      0.8     456.7      114.2         -      45.0          1.0
2011        533.0           -         -      154.3      0.6     378.2       94.6         -      37.0          0.7
2012        458.4           -         -      142.3      0.4     315.7       78.9         -      30.8          0.5
2013        397.9           -         -      132.9      0.3     264.7       66.2         -      26.1          0.3
2014        348.9           -         -      124.3      0.2     224.3       56.1         -      22.4          0.2
2015        304.1           -         -      110.8      0.2     193.2       48.3         -      18.8          0.2
2016        277.0           -         -      107.6      0.1     169.2       42.3         -      17.3          0.1
Rem.      1,866.1           -         -      972.7      0.4     893.1      223.3         -     121.5          0.3
TOTAL    16,731.9           -         -    4,492.8     24.7  12,214.4    3,053.6         -   1,174.2         49.4
-----------------------------------------------------------------------------------------------------------------

                                     LOAN  TAX LOSS   TAXABLE
      TOTAL OTHER   TOTAL OTHER  INTEREST     CARRY  RESOURCE
         REVENUES      EXPENSES      PAID   FORWARD    INCOME
YEAR           M$            M$        M$        M$        M$
-------------------------------------------------------------
2002            -             -         -         -     901.3
2003            -             -         -         -   1,435.9
2004            -             -         -         -     961.2
2005            -             -         -         -     801.4
2006            -             -         -         -     650.5
2007            -             -         -         -     532.7
2008            -             -         -         -     441.7
2009            -             -         -         -     363.5
2010            -             -         -         -     296.6
2011            -             -         -         -     246.0
2012            -             -         -         -     205.5
2013            -             -         -         -     172.1
2014            -             -         -         -     145.6
2015            -             -         -         -     125.9
2016            -             -         -         -     109.5
Rem.            -             -         -         -     548.1
TOTAL           -             -         -         -   7,937.2
-------------------------------------------------------------

           CAPITAL COST ALLOWANCE    CANADIAN OIL & GAS PROPERTY EXPENSE     CANADIAN DEVELOPMENT EXPENSE
        ---------------------------  -----------------------------------  -----------------------------------
        INITIAL             EXPENSE  INITIAL              DEPN.  EXPENSE  INITIAL              DEPN.  EXPENSE
        BALANCE  ADDITIONS    CLAIM  BALANCE  ADDITIONS    RATE    CLAIM  BALANCE  ADDITIONS    RATE    CLAIM
YEAR         M$         M$       M$       M$         M$       %       M$       M$         M$       %       M$
-------------------------------------------------------------------------------------------------------------
2002        6.0       24.7      3.1        -          -    30.0        -     11.4       49.4    90.0     11.8
2003       42.0          -      5.2        -          -    30.0        -     72.4          -    90.0     10.6
2004       32.0          -      3.9        -          -    30.0        -     51.9          -    90.0      7.6
2005       24.4          -      3.0        -          -    30.0        -     37.2          -    90.0      5.5
2006        9.6          -      2.4        -          -    20.0        -     13.9          -    60.0      4.2
2007        7.2          -      1.8        -          -    20.0        -      9.7          -    60.0      2.9
2008        5.4          -      1.3        -          -    20.0        -      6.8          -    60.0      2.0
2009        4.0          -      1.0        -          -    20.0        -      4.8          -    60.0      1.4
2010        3.0          -      0.8        -          -    20.0        -      3.3          -    60.0      1.0
2011        2.3          -      0.6        -          -    20.0        -      2.3          -    60.0      0.7
2012        1.7          -      0.4        -          -    20.0        -      1.6          -    60.0      0.5
2013        1.3          -      0.3        -          -    20.0        -      1.1          -    60.0      0.3
2014        1.0          -      0.2        -          -    20.0        -      0.8          -    60.0      0.2
2015        0.7          -      0.2        -          -    20.0        -      0.6          -    60.0      0.2
2016        0.5          -      0.1        -          -    20.0        -      0.4          -    60.0      0.1
Rem.        1.5          -      0.4        -          -    15.3        -      0.9          -    45.9      0.3
TOTAL     142.5       24.7     24.7        -          -    18.8        -    219.0       49.4    56.3     49.4
-------------------------------------------------------------------------------------------------------------

          FOREIGN EXPL & DEV EXPENSE    CEE
         ---------------------------  -------
         INITIAL  ALLOWABLE  EXPENSE  EXPENSE   TOTAL
         BALANCE    DEPN RT    CLAIM    CLAIM  CLAIMS
YEAR          M$          %       M$       M$      M$
-----------------------------------------------------
2002           -      300.0        -        -    14.9
2003           -      300.0        -        -    15.8
2004           -      300.0        -        -    11.6
2005           -      300.0        -        -     8.5
2006           -      200.0        -        -     6.5
2007           -      200.0        -        -     4.7
2008           -      200.0        -        -     3.4
2009           -      200.0        -        -     2.4
2010           -      200.0        -        -     1.8
2011           -      200.0        -        -     1.3
2012           -      200.0        -        -     0.9
2013           -      200.0        -        -     0.7
2014           -      200.0        -        -     0.5
2015           -      200.0        -        -     0.3
2016           -      200.0        -        -     0.3
Rem.           -      152.9        -        -     0.6
TOTAL          -      187.5        -        -    74.1
-----------------------------------------------------

                   FEDERAL                                         PROVINCIAL
         -----------------------------              ---------------------------------------
                                           ROYALTY                                 REVENUES       TOTAL      SASK.
                       TAX  CR. ROY. &         TAX     TAXABLE                TAX    BEFORE  INCOME TAX    CAPITAL
         TAX RATE  PAYABLE    MIN. TAX  DEDUCTIONS  NET INCOME  TAX RATE  PAYABLE  INC. TAX        PAID  SURCHARGE
YEAR            %       M$          M$          M$          M$         %       M$        M$          M$         M$
------------------------------------------------------------------------------------------------------------------
2002        52.24    235.4       260.5           -       250.8     11.50     28.8     880.8       264.3          -
2003        52.24    375.0       375.7           -       585.8     10.00     58.6   1,549.1       433.6          -
2004        52.24    251.1       319.8           -       203.8      8.00     16.3     965.7       267.4          -
2005        52.24    209.3       275.2           -       129.1      8.00     10.3     793.1       219.6          -
2006        52.24    169.9       213.2           -       107.6      8.00      8.6     653.7       178.5          -
2007        52.24    139.1       162.8           -        89.8      8.00      7.2     546.4       146.3          -
2008        52.24    115.4       121.6           -        74.7      8.00      6.0     465.7       121.4          -
2009        52.24     94.9        85.3           -        62.1      8.00      5.0     397.2        99.9          -
2010        52.24     77.5        55.1           -        51.4      8.00      4.1     337.8        81.6          -
2011        52.24     64.2        35.8           -        43.8      8.00      3.5     289.4        67.8          -
2012        52.24     53.7        25.8           -        37.2      8.00      3.0     245.2        56.6          -
2013        52.24     44.9        18.7           -        31.4      8.00      2.5     207.7        47.5          -
2014        52.24     38.0        13.5           -        26.5      8.00      2.1     177.7        40.2          -
2015        52.24     32.9        10.1           -        22.1      8.00      1.8     154.8        34.7          -
2016        52.24     28.6         8.2           -        18.4      8.00      1.5     135.0        30.1          -
Rem.        38.41    142.9        29.6           -        62.4      8.00      5.0     680.3       147.9          -
TOTAL       44.89  2,072.9     2,010.9           -     1,796.8      9.14    164.2   8,479.6     2,237.2          -
------------------------------------------------------------------------------------------------------------------

                LOAN            CASH FLOW AFTER TAXES
         -------------------  -------------------------
         PRINCIPAL  INTEREST                      NPV @
          PAYMENTS      PAID   ANNUAL      CUM    12.0%
YEAR            M$        M$       M$       M$       M$
-------------------------------------------------------
2002             -         -    616.5    616.5    582.6
2003             -         -  1,115.5  1,732.0    941.1
2004             -         -    698.3  2,430.3    526.0
2005             -         -    573.4  3,003.8    385.7
2006             -         -    475.2  3,479.0    285.4
2007             -         -    400.1  3,879.1    214.5
2008             -         -    344.3  4,223.4    164.8
2009             -         -    297.3  4,520.7    127.1
2010             -         -    256.2  4,776.9     97.8
2011             -         -    221.6  4,998.5     75.5
2012             -         -    188.5  5,187.1     57.4
2013             -         -    160.3  5,347.3     43.5
2014             -         -    137.5  5,484.9     33.4
2015             -         -    120.2  5,605.0     26.0
2016             -         -    105.0  5,710.0     20.3
Rem.             -         -    532.4  6,242.4     62.7
TOTAL            -         -  6,242.4  6,242.4  3,643.8
-------------------------------------------------------

                                          PRESENT WORTH VALUES - M$
                            ---------------------------------------------------
                               8.0%      10.0%      12.0%      15.0%      20.0%
-------------------------------------------------------------------------------
Before Income Taxes         5,789.7    5,375.1    5,019.9    4,573.3    3,994.3
After Income Taxes          4,217.3    3,908.0    3,643.8    3,312.6    2,885.0

                                  WESTERRA 2000

                     ESCALATING PRICES AS OF JANUARY 1, 2002

                              TOTAL PROVED RESERVES

                                  WESTERRA 2000

                                PRICE FILE: BASE

COLONY GAS POOL
-----------------------------------------------------------------------------------------------------------------------------------
                        Jan 2002      Feb      Mar      Apr      May      Jun      Jul      Aug      Sep      Oct      Nov      Dec
Oil Volume       mbbl          -        -        -        -        -        -        -        -        -        -        -        -
Gas Volume       mmcf       33.2     29.7     33.1     31.5     32.4     31.4     32.9     33.2     32.3     33.6     32.6     33.8
NGL Volume       mbbl          -        -        -        -        -        -        -        -        -        -        -        -
Oil Rev          M$            -        -        -        -        -        -        -        -        -        -        -        -
Gas Rev          M$         94.9     84.8     94.7     90.0     92.6     89.7     94.2     95.0     92.5     96.1     93.3     96.7
NGL Rev          M$            -        -        -        -        -        -        -        -        -        -        -        -
ARTC             M$            -        -        -        -        -        -        -        -        -        -        -        -
Total Rev        M$         94.9     84.8     94.7     90.0     92.6     89.7     94.2     95.0     92.5     96.1     93.3     96.7
Crown Roy        M$          6.8      5.8      5.1      4.8      5.0      4.8      5.1      5.1      4.9      5.2      5.0      5.3
FH Roy           M$          5.8      5.2      7.5      7.1      7.3      7.1      7.5      7.5      7.3      7.6      7.4      7.6
Indian Roy       M$            -        -        -        -        -        -        -        -        -        -        -        -
Override         M$          0.6      0.5      0.5      0.5      0.5      0.4      0.5      0.5      0.5      0.5      0.5      0.5
Mineral Tax      M$         11.4      9.4     11.2     10.4     10.7     10.2     11.1     11.2     10.8     11.5     11.0     11.6
Net Profit       M$            -        -        -        -        -        -        -        -        -        -        -        -
Op. Costs        M$         24.4     22.2     24.8     23.8     24.4     23.7     24.7     24.9     24.4     25.2     24.5     25.3
Total Exp        M$         49.0     43.0     49.1     46.7     47.9     46.2     48.9     49.3     47.9     50.0     48.4     50.3
Op. Income       M$         45.8     41.8     45.6     43.3     44.7     43.4     45.4     45.7     44.6     46.1     45.0     46.4
CEE              M$            -        -        -        -        -        -        -        -        -        -        -        -
CDE              M$            -        -        -        -        -        -        -        -        -        -        -        -
CCA              M$            -        -        -        -        -        -        -        -        -        -        -        -
COGPE            M$            -        -        -        -        -        -        -        -        -        -        -        -
Abandon          M$            -        -        -        -        -        -        -        -        -        -        -        -
Total Capital    M$            -        -        -        -        -        -        -        -        -        -        -        -

COLONY GAS POOL
----------------------------------------------------------------------------------------------------------------------------------
                       Jan 2003      Feb      Mar      Apr      May      Jun      Jul      Aug      Sep      Oct      Nov      Dec
Oil Volume       mbbl         -        -        -        -        -        -        -        -        -        -        -        -
Gas Volume       mmcf      33.9     30.6     33.9     32.8     33.8     32.7     33.7     33.6     32.4     33.3     32.1     33.0
NGL Volume       mbbl         -        -        -        -        -        -        -        -        -        -        -        -
Oil Rev          M$           -        -        -        -        -        -        -        -        -        -        -        -
Gas Rev          M$       127.1    114.9    127.2    123.1    127.0    122.7    126.5    126.1    121.6    125.2    120.6    124.1
NGL Rev          M$           -        -        -        -        -        -        -        -        -        -        -        -
ARTC             M$           -        -        -        -        -        -        -        -        -        -        -        -
Total Rev        M$       127.1    114.9    127.2    123.1    127.0    122.7    126.5    126.1    121.6    125.2    120.6    124.1
Crown Roy        M$         7.4      6.4      7.4      7.1      7.4      7.1      7.3      7.3      7.0      7.3      7.0      7.2
FH Roy           M$        10.0      9.1     10.0      9.7     10.0      9.7     10.0      9.9      9.6      9.9      9.5      9.8
Indian Roy       M$           -        -        -        -        -        -        -        -        -        -        -        -
Override         M$         0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6
Mineral Tax      M$        17.0     14.3     16.9     16.3     16.9     16.0     16.9     16.8     15.9     16.7     15.7     16.5
Net Profit       M$           -        -        -        -        -        -        -        -        -        -        -        -
Op. Costs        M$        26.1     23.9     26.1     25.4     26.1     25.3     26.0     25.9     25.1     25.7     24.9     25.6
Total Exp        M$        61.2     54.3     61.0     59.0     61.0     58.7     60.8     60.6     58.2     60.2     57.7     59.7
Op. Income       M$        66.0     60.6     66.2     64.0     66.0     64.0     65.7     65.5     63.4     65.0     62.9     64.4
CEE              M$           -        -        -        -        -        -        -        -        -        -        -        -
CDE              M$           -        -        -        -        -        -        -        -        -        -        -        -
CCA              M$           -        -        -        -        -        -        -        -        -        -        -        -
COGPE            M$           -        -        -        -        -        -        -        -        -        -        -        -
Abandon          M$           -        -        -        -        -        -        -        -        -        -        -        -
Total Capital    M$           -        -        -        -        -        -        -        -        -        -        -        -

COLONY GAS POOL
---------------------------------------------
                             Rem.       Total
Oil Volume       mbbl           -           -
Gas Volume       mmcf     2,517.7     3,303.0
NGL Volume       mbbl           -           -
Oil Rev          M$             -           -
Gas Rev          M$       9,914.9    12,515.3
NGL Rev          M$             -           -
ARTC             M$             -           -
Total Rev        M$       9,914.9    12,515.3
Crown Roy        M$         458.9       607.6
FH Roy           M$         738.8       940.9
Indian Roy       M$             -           -
Override         M$          51.7        64.8
Mineral Tax      M$         740.7     1,067.2
Net Profit       M$             -           -
Op. Costs        M$       2,995.3     3,593.7
Total Exp        M$       4,985.4     6,274.3
Op. Income       M$       4,929.5     6,241.0
CEE              M$             -           -
CDE              M$             -           -
CCA              M$             -           -
COGPE            M$             -           -
Abandon          M$             -           -
Total Capital    M$             -           -

SINGLE WELL POOLS
-----------------------------------------------------------------------------------------------------------------------
                       Jan 2002     Feb     Mar     Apr     May     Jun     Jul     Aug     Sep     Oct     Nov     Dec
Oil Volume       mbbl         -       -       -       -       -       -       -       -       -       -       -       -
Gas Volume       mmcf      12.9    11.6    12.1    11.7    12.1    11.0    28.4    27.8    26.3    34.1    32.4    32.9
NGL Volume       mbbl         -       -       -       -       -       -       -       -       -       -       -       -
Oil Rev          M$           -       -       -       -       -       -       -       -       -       -       -       -
Gas Rev          M$        36.7    33.0    34.7    33.5    34.6    31.6    83.7    81.8    77.6    99.3    94.4    96.0
NGL Rev          M$           -       -       -       -       -       -       -       -       -       -       -       -
ARTC             M$           -       -       -       -       -       -       -       -       -       -       -       -
Total Rev        M$        36.7    33.0    34.7    33.5    34.6    31.6    83.7    81.8    77.6    99.3    94.4    96.0
Crown Roy        M$           -       -       -       -       -       -       -       -       -     6.0     5.6     5.8
FH Roy           M$         6.4     5.8     6.1     5.9     6.0     5.5     5.4     5.0     4.6     4.5     4.1     4.0
Indian Roy       M$           -       -       -       -       -       -       -       -       -       -       -       -
Override         M$           -       -       -       -       -       -       -       -       -       -       -       -
Mineral Tax      M$         6.6     5.6     6.4     6.2     6.3     5.6     5.3     4.9     4.2     4.0     3.5     3.4
Net Profit       M$           -       -       -       -       -       -       -       -       -       -       -       -
Op. Costs        M$        11.9    11.1    11.2    11.0    11.2    10.5    13.0    12.6    12.0    14.4    13.8    13.7
Total Exp        M$        24.9    22.5    23.7    23.0    23.6    21.6    23.7    22.5    20.8    28.9    27.0    26.8
Op. Income       M$        11.8    10.5    11.0    10.5    11.0     9.9    60.0    59.4    56.8    70.4    67.4    69.1
CEE              M$           -       -       -       -       -       -       -       -       -       -       -       -
CDE              M$           -       -       -       -       -    49.4       -       -       -       -       -       -
CCA              M$           -       -       -       -       -       -       -       -       -    24.7       -       -
COGPE            M$           -       -       -       -       -       -       -       -       -       -       -       -
Abandon          M$           -       -       -       -       -       -       -       -       -       -       -       -
Total Capital    M$           -       -       -       -       -    49.4       -       -       -    24.7       -       -

SINGLE WELL POOLS
-----------------------------------------------------------------------------------------------------------------------------
                        Jan 2003      Feb      Mar      Apr      May      Jun     Jul     Aug     Sep     Oct     Nov     Dec
Oil Volume       mbbl          -        -        -        -        -        -       -       -       -       -       -       -
Gas Volume       mmcf       32.4     28.8     31.5     30.0     28.0     24.6    23.2    21.2    18.9    18.0    16.2    15.6
NGL Volume       mbbl          -        -        -        -        -        -       -       -       -       -       -       -
Oil Rev          M$            -        -        -        -        -        -       -       -       -       -       -       -
Gas Rev          M$        126.0    112.1    122.5    116.9    108.9     95.4    89.7    81.9    72.8    69.4    62.3    59.9
NGL Rev          M$            -        -        -        -        -        -       -       -       -       -       -       -
ARTC             M$            -        -        -        -        -        -       -       -       -       -       -       -
Total Rev        M$        126.0    112.1    122.5    116.9    108.9     95.4    89.7    81.9    72.8    69.4    62.3    59.9
Crown Roy        M$          7.8      6.6      7.5      7.0      7.2      6.7     6.9     6.7     6.3     6.4     6.0     6.1
FH Roy           M$          5.0      4.3      4.5      4.1      4.1      3.8     3.7     3.5     3.3     3.3     3.0     3.0
Indian Roy       M$            -        -        -        -        -        -       -       -       -       -       -       -
Override         M$            -        -        -        -        -        -       -       -       -       -       -       -
Mineral Tax      M$          4.5      3.4      3.7      3.1      3.0      2.5     2.4     2.2     1.8     1.7     1.4     1.3
Net Profit       M$            -        -        -        -        -        -       -       -       -       -       -       -
Op. Costs        M$         13.8     12.8     13.3     12.8     12.8     12.3    12.3    12.1    11.8    11.8    11.5    11.5
Total Exp        M$         31.0     27.0     28.9     27.0     27.0     25.3    25.3    24.6    23.1    23.2    21.9    22.0
Op. Income       M$         95.0     85.1     93.6     89.8     81.9     70.1    64.4    57.3    49.7    46.2    40.4    37.9
CEE              M$            -        -        -        -        -        -       -       -       -       -       -       -
CDE              M$            -        -        -        -        -        -       -       -       -       -       -       -
CCA              M$            -        -        -        -        -        -       -       -       -       -       -       -
COGPE            M$            -        -        -        -        -        -       -       -       -       -       -       -
Abandon          M$            -        -        -        -        -        -       -       -       -       -       -       -
Total Capital    M$            -        -        -        -        -        -       -       -       -       -       -       -

SINGLE WELL POOLS
-------------------------------------------
                            Rem.      Total
Oil Volume       mbbl          -          -
Gas Volume       mmcf      611.5    1,153.4
NGL Volume       mbbl          -          -
Oil Rev          M$            -          -
Gas Rev          M$      2,361.9    4,216.6
NGL Rev          M$            -          -
ARTC             M$            -          -
Total Rev        M$      2,361.9    4,216.6
Crown Roy        M$        260.6      359.0
FH Roy           M$        132.8      241.7
Indian Roy       M$            -          -
Override         M$            -          -
Mineral Tax      M$          7.3      100.3
Net Profit       M$            -          -
Op. Costs        M$        603.9      899.0
Total Exp        M$      1,004.7    1,600.0
Op. Income       M$      1,357.2    2,616.6
CEE              M$            -          -
CDE              M$            -       49.4
CCA              M$            -       24.7
COGPE            M$            -          -
Abandon          M$            -          -
Total Capital    M$            -       74.2

                                  WESTERRA 2000

                     ESCALATING PRICES AS OF JANUARY 1, 2002

                              TOTAL PROVED RESERVES

                                  WESTERRA 2000

                                PRICE FILE: BASE

WESTERRA 2000 TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
                        Jan 2002      Feb      Mar      Apr      May      Jun      Jul      Aug      Sep      Oct      Nov      Dec
Oil Volume       mbbl          -        -        -        -        -        -        -        -        -        -        -        -
Gas Volume       mmcf       46.0     41.2     45.2     43.2     44.4     42.4     61.3     61.0     58.6     67.7     65.1     66.7
NGL Volume       mbbl          -        -        -        -        -        -        -        -        -        -        -        -
Oil Rev.         M$            -        -        -        -        -        -        -        -        -        -        -        -
Gas Rev.         M$        131.6    117.8    129.4    123.5    127.1    121.3    177.9    176.8    170.1    195.4    187.7    192.6
NGL Rev.         M$            -        -        -        -        -        -        -        -        -        -        -        -
ART C            M$            -        -        -        -        -        -        -        -        -        -        -        -
Total Rev.       M$        131.6    117.8    129.4    123.5    127.1    121.3    177.9    176.8    170.1    195.4    187.7    192.6
Crown Roy.       M$          6.8      5.8      5.1      4.8      5.0      4.8      5.1      5.1      4.9     11.2     10.6     11.0
FH Roy.          M$         12.2     10.9     13.6     13.0     13.4     12.6     12.9     12.5     11.9     12.1     11.5     11.6
Indian Roy.      M$            -        -        -        -        -        -        -        -        -        -        -        -
Override         M$          0.6      0.5      0.5      0.5      0.5      0.4      0.5      0.5      0.5      0.5      0.5      0.5
Mineral Tax      M$         18.0     15.0     17.5     16.6     17.1     15.8     16.5     16.1     15.0     15.6     14.5     15.0
Net Profit       M$            -        -        -        -        -        -        -        -        -        -        -        -
Op. Costs        M$         36.4     33.3     36.1     34.8     35.6     34.3     37.7     37.5     36.3     39.6     38.3     39.0
Total Exp        M$         74.0     65.5     72.7     69.6     71.5     67.9     72.6     71.8     68.7     78.9     75.4     77.1
Op. Income       M$         57.6     52.3     56.6     53.8     55.7     53.4    105.4    105.1    101.4    116.5    112.4    115.5
CEE              M$            -        -        -        -        -        -        -        -        -        -        -        -
CDE              M$            -        -        -        -        -     49.4        -        -        -        -        -        -
CCA              M$            -        -        -        -        -        -        -        -        -     24.7        -        -
COG PE           M$            -        -        -        -        -        -        -        -        -        -        -        -
Abandon          M$            -        -        -        -        -        -        -        -        -        -        -        -
Total Capital    M$            -        -        -        -        -     49.4        -        -        -     24.7        -        -

WESTERRA 2000 TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
                        Jan 2003      Feb      Mar      Apr      May      Jun      Jul      Aug      Sep      Oct      Nov      Dec
Oil Volume       mbbl          -        -        -        -        -        -        -        -        -        -        -        -
Gas Volume       mmcf       66.3     59.4     65.3     62.8     61.8     57.3     56.9     54.8     51.3     51.4     48.3     48.7
NGL Volume       mbbl          -        -        -        -        -        -        -        -        -        -        -        -
Oil Rev.         M$            -        -        -        -        -        -        -        -        -        -        -        -
Gas Rev.         M$        253.2    227.0    249.7    239.9    235.9    218.1    216.2    208.0    194.4    194.6    182.8    184.0
NGL Rev.         M$            -        -        -        -        -        -        -        -        -        -        -        -
ART C            M$            -        -        -        -        -        -        -        -        -        -        -        -
Total Rev.       M$        253.2    227.0    249.7    239.9    235.9    218.1    216.2    208.0    194.4    194.6    182.8    184.0
Crown Roy.       M$         15.2     13.0     14.8     14.1     14.5     13.7     14.2     14.0     13.3     13.7     13.0     13.4
FH Roy.          M$         15.0     13.3     14.5     13.8     14.1     13.4     13.7     13.5     12.9     13.1     12.5     12.8
Indian Roy.      M$            -        -        -        -        -        -        -        -        -        -        -        -
Override         M$          0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6
Mineral Tax      M$         21.5     17.7     20.6     19.4     19.9     18.5     19.3     19.0     17.7     18.4     17.1     17.9
Net Profit       M$            -        -        -        -        -        -        -        -        -        -        -        -
Op. Costs        M$         39.9     36.8     39.4     38.2     38.8     37.7     38.3     38.0     36.9     37.5     36.4     37.0
Total Exp        M$         92.2     81.3     89.9     86.1     88.0     84.0     86.1     85.1     81.3     83.4     79.6     81.7
Op. Income       M$        161.0    145.7    159.8    153.9    148.0    134.2    130.1    122.9    113.1    111.2    103.2    102.3
CEE              M$            -        -        -        -        -        -        -        -        -        -        -        -
CDE              M$            -        -        -        -        -        -        -        -        -        -        -        -
CCA              M$            -        -        -        -        -        -        -        -        -        -        -        -
COG PE           M$            -        -        -        -        -        -        -        -        -        -        -        -
Abandon          M$            -        -        -        -        -        -        -        -        -        -        -        -
Total Capital    M$            -        -        -        -        -        -        -        -        -        -        -        -

WESTERRA 2000 TOTAL
---------------------------------------------
                             Rem.       Total
Oil Volume       mbbl           -           -
Gas Volume       mmcf     3,129.2     4,456.3
NGL Volume       mbbl           -           -
Oil Rev.         M$             -           -
Gas Rev.         M$      12,276.8    16,731.9
NGL Rev.         M$             -           -
ART C            M$             -           -
Total Rev.       M$      12,276.8    16,731.9
Crown Roy.       M$         719.5       966.7
FH Roy.          M$         871.7     1,182.5
Indian Roy.      M$             -           -
Override         M$          51.7        64.8
Mineral Tax      M$         748.0     1,167.5
Net Profit       M$             -           -
Op. Costs        M$       3,599.2     4,492.8
Total Exp        M$       5,990.1     7,874.3
Op. Income       M$       6,286.7     8,857.6
CEE              M$             -           -
CDE              M$             -        49.4
CCA              M$             -        24.7
COG PE           M$             -           -
Abandon          M$             -           -
Total Capital    M$             -        74.2

                           ECONOMIC EVALUATION REPORTS

                          SUMMARY OF PROBABLE RESERVES

                                                                         TABLE 2
                                                                          PAGE 1

                                  WESTERRA 2000

                     ESCALATING PRICES AS OF JANUARY 1, 2002
                       TOTAL PROBABLE ADDITIONAL RESERVES
                                  WESTERRA 2000

                                                                      COMPANY GROSS INTEREST RESERVES     NET PRESENT VALUE (M$)
                                                                      -------------------------------  ---------------------------
                               COMPANY                     RES.          GAS    OIL    NGL   SULPHUR
AREA AND PROPERTY             INTEREST %   ZONES           CAT          MMCF   MBBL   MBBL       MLT   @ 10.0%   @ 12.0%   @ 15.0%
----------------------------------------------------------------------------------------------------------------------------------
COLONY GAS POOL

 131/16-23-049-28W3/0                      Colony          NRA             -      -      -         -         -         -         -
 101/12-24-049-28W3/0                      Colony          NRA             -      -      -         -         -         -         -
 121/13-24-049-28W3/0                      Colony          NRA             -      -      -         -         -         -         -
 131/15-24-049-28W3/0                      Colony          NRA             -      -      -         -         -         -         -
 121/02-25-049-28W3/0                      Colony          NRA             -      -      -         -         -         -         -
 121/06-25-049-28W3/0                      Colony          NRA             -      -      -         -         -         -         -
 131/13-25-049-28W3/0                      Colony          NRA             -      -      -         -         -         -         -
 121/01-26-049-28W3/0                      Colony          NRA             -      -      -         -         -         -         -
 SUBTOTAL COLONY GAS POOL                                                  -      -      -         -         -         -         -

SINGLE WELL POOLS

 1C0/06-09-050-01W4/0         W=60.000     Sparky Gas      TPA          52.4      -      -         -      84.4      78.9      71.4
 1C0/08-22-050-02W4/2         W=60.000     Colony          TPA         195.9      -      -         -     183.8     154.7     122.5
 1C0/08-22-050-02W4/w         W=15.000     Waseca          TPP          97.8      -      -         -     144.9     133.1     118.2
 141/14-15-049-27W3/0                      Lloydminster    NRA             -      -      -         -         -         -         -
 141/14-15-049-27W3/2                      Cummings        NRA             -      -      -         -         -         -         -
 141/15-15-049-27W3/3                      Sparky          NRA             -      -      -         -         -         -         -
 131/02-14-050-28W3/L         W=15.000     Lloydminster    P+P-NP       68.1      -      -         -      91.2      87.2      81.7
 SUBTOTAL SINGLE WELL POOLS                                            414.2      -      -         -     504.3     453.9     393.8
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                  414.2      -      -         -     504.3     453.9     393.8

RESERVE CATEGORY ABBREVIATIONS
------------------------------------------------------------------------------------------------------------------------
TP Total Proved                    P-DP    Proved Producing                  P-NP    Proved Non Producing
TPP Total Proved and Probable      P+P-DP  Proved + Prob. Producing          P+P-NP  Proved + Prob. Non Producing
TPPP Total Proved + Prob. + Poss.  PPP-DP  Proved + Prob. + Poss. Producing  PPP-NP  Proved + Prob. + Poss. Non Producin
TPA Total Probable Additional      PA-DP   Prob. Additional Producing        PA-NP   Prob. Additional Non Producing
PSA Total Possible Additional      PS-DP   Poss. Additional Producing        PS-NP   Poss. Additional Non Producing
NRA No Reserves Assigned

RESERVE CATEGORY ABBREVIATIONS
--------------------------------------------------------------------------------
TP Total Proved                     P-UD     Proved Undeveloped
TPP Total Proved and Probable       P+P-UD   Proved + Prob. Undeveloped
TPPP Total Proved + Prob. + Poss.   PPP-UD   Proved + Prob. + Poss. Undeveloped
TPA Total Probable Additional       PA-UD    Prob. Additional Undeveloped
PSA Total Possible Additional       PS-UD    Poss. Additional Undeveloped
NRA No Reserves Assigned

SUMMARY

Westerra 2000                                         [BAR GRAPH]
Westerra 2000



Total Probable Additional

As Of Date          January 1, 2002
Prediction Date
Alberta
UWI
Net No. Wells       0.00
Average WI          27%
Average Royalty     17%
Price Schedule      ATB 2001 Q4
Price File          Base
Econ. Limit         Enabled
GCA Applied         No
BOE Ratio           10:1


                                     COMPANY WI SHARE     NET PRESENT WORTH VALUE BEFORE TAX (M$)      PRICE
                                     ----------------    -----------------------------------------     ------
                        REMAINING     GROSS       NET     8.0%    10.0%    12.0%    15.0%    20.0%     YEAR 1
                        ---------     -----       ---     ----    -----    -----    -----    -----     ------
Oil (mbbl)                      -         -         -        -        -        -        -        -          -
Gas(mmcf) (10:1)          1,519.9     414.2     341.8    566.1    504.3    453.9    393.8    321.0          -
NGL(mbbl) (1:1)                 -         -         -        -        -        -        -        -          -
  C2 (mbbl) (1:1)               -         -         -        -        -        -        -        -          -
  C3 (mbbl) (1:1)               -         -         -        -        -        -        -        -          -
  C4 (mbbl) (1:1)               -         -         -        -        -        -        -        -          -
  C5+ (mbbl) (1:1)              -         -         -        -        -        -        -        -          -
Sulphur (mlt) (1:1)             -         -         -        -        -        -        -        -          -
-------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)               152.0      41.4      34.2    566.1    504.3    453.9    393.8    321.0
AFTER TAX                                                384.8    341.7    306.6    264.9    214.4

CAPITAL COSTS (M$)                        CASH FLOW (M$)                        ECONOMIC INDICATORS
--------------------------------------    ----------------------------------    -------------------------------------------------
                        GROSS      NET                     GROSS         NET                            BEFORE TAX     AFTER TAX
                        -----      ---                     -----         ---                            ----------     ---------
CEE                         -        -    Revenue        6,031.5     1,643.7    Rate of Return (%)               -             -
CDE                      36.3      9.9    Royalties        910.9       248.2    Payout (yrs)                   0.5           1.0
CCA                      22.7      6.2    Op. Costs      1,186.0       323.2    P/I - 0.0% Discount           65.2          45.0

COGPE                       -        -    Capital           59.0        16.1    P/I - 12.0% Discount          29.9             -
Abandonment                 -        -    ARTC                 -           -    Op. Cost ($/boe)               2.1             -
                                                                                Cap. Cost ($/boe)              0.1             -
----------------------------------------------------------------------------
Total                    59.0     16.1    Before Tax     3,875.7     1,056.2

ANNUAL CASH FLOW

                                GROSS  ROYALTY  OPERATING  CAPITAL         BTAX NET     BTAX            ATAX NET     ATAX
          WELL   RATE  PRICE  REVENUE  & TAXES       COST     COST   ARTC   REVENUE  NET CUM  TAX PAID   REVENUE  NET CUM
YEAR     COUNT  MCF/D  $/MCF       M$       M$         M$       M$     M$        M$       M$        M$        M$       M$
-------------------------------------------------------------------------------------------------------------------------
2002      0.14   56.3   2.84     58.3     15.3       12.9     16.1      -      12.4     12.4         -         -        -
2003      0.30   71.5   3.66     95.6     35.2       19.8        -      -      38.3     50.7      15.1      23.2     23.2
2004      0.30  140.3   3.85    197.6     28.6       16.8        -      -     150.6    201.3      43.3     107.3    130.5
2005      0.85  133.4   3.87    188.5     23.7       43.7        -      -     120.0    321.3      35.0      85.0    215.5
2006      0.90  102.8   3.84    144.2     19.7       45.8        -      -      77.9    399.3      23.8      54.1    269.7
2007      0.75   79.0   3.80    109.6     16.9       37.1        -      -      55.0    454.3      17.6      37.4    307.1
2008      0.30   54.6   3.73     74.4     14.7       10.8        -      -      48.6    502.9      15.6      33.0    340.1
2009      0.30   50.0   3.72     67.8     12.7       10.2        -      -      44.7    547.5      14.3      30.4    370.5
2010      0.30   45.7   3.70     61.8     10.9        9.6        -      -      41.2    588.7      13.0      28.1    398.7
2011      0.30   41.9   3.79     57.9      9.6        9.2        -      -      39.0    627.7      12.2      26.8    425.5
REM.      0.25   16.3   4.50    587.9     61.0      107.2        -      -     419.7  1,047.4     122.8     296.9    722.3
-------------------------------------------------------------------------------------------------------------------------
TOTAL            35.4   3.97  1,643.7    248.2      323.2     16.1      -   1,047.4              312.7     722.3

                                                                         Table B
                                                                          Page 1

                                  WESTERRA 2000

                     ESCALATING PRICES AS OF JANUARY 1, 2002
                       TOTAL PROBABLE ADDITIONAL RESERVES
                                  WESTERRA 2000

                   PRODUCTION             RESOURCE           ADJUSTED   RESOURCE  RESOURCE  RESOURCE  COGPE, CDE,
            SALES     ROYALTY       NPI  OPERATING      CCA  RESOURCE  ALLOWANCE   ROYALTY   ROYALTY    CEE, FEDE  TOTAL OTHER
          REVENUE        PAID  PAYMENTS    EXPENSE  EXPENSE   PROFITS     AT 25%    INCOME   EXPENSE      EXPENSE     REVENUES
YEAR           M$          M$        M$         M$       M$        M$         M$        M$        M$           M$           M$
------------------------------------------------------------------------------------------------------------------------------
2002            -           -         -          -        -         -          -         -         -            -            -
2003         95.6           -         -       19.8      1.3      74.5       18.6         -         -          2.1            -
2004        197.6           -         -       16.8      1.0     179.8       44.9         -         -          1.5            -
2005        188.5           -         -       43.7      0.7     144.1       36.0         -         -          1.1            -
2006        144.2           -         -       45.8      0.6      97.8       24.5         -         -          0.8            -
2007        109.6           -         -       37.1      0.4      72.0       18.0         -         -          0.6            -
2008         74.4           -         -       10.8      0.3      63.3       15.8         -         -          0.4            -
2009         67.8           -         -       10.2      0.3      57.3       14.3         -         -          0.3            -
2010         61.8           -         -        9.6      0.2      52.0       13.0         -         -          0.2            -
2011         57.9           -         -        9.2      0.1      48.6       12.1         -         -          0.1            -
2012         52.6           -         -        6.9      0.1      45.6       11.4         -         -          0.1            -
2013         49.3           -         -        6.3      0.1      42.9       10.7         -         -          0.1            -
2014         46.3           -         -        6.0      0.1      40.3       10.1         -         -          0.0            -
2015         43.4           -         -        5.8      0.0      37.6        9.4         -         -          0.0            -
2016         40.4           -         -        5.5      0.0      34.9        8.7         -         -          0.0            -
Rem.        355.9           -         -       76.7      0.1     279.0       69.8         -         -          0.1            -
TOTAL     1,585.4           -         -      310.3      5.4   1,269.7      317.4         -         -          7.5            -
------------------------------------------------------------------------------------------------------------------------------

                           LOAN  TAX LOSS   TAXABLE
          TOTAL OTHER  INTEREST     CARRY  RESOURCE
             EXPENSES      PAID   FORWARD    INCOME
YEAR               M$        M$        M$        M$
---------------------------------------------------
2002                -         -         -         -
2003                -         -         -      53.7
2004                -         -         -     133.3
2005                -         -         -     107.0
2006                -         -         -      72.5
2007                -         -         -      53.4
2008                -         -         -      47.1
2009                -         -         -      42.7
2010                -         -         -      38.8
2011                -         -         -      36.3
2012                -         -         -      34.1
2013                -         -         -      32.1
2014                -         -         -      30.1
2015                -         -         -      28.1
2016                -         -         -      26.1
Rem.                -         -         -     209.2
TOTAL               -         -         -     944.7
---------------------------------------------------

            CAPITAL COST ALLOWANCE     CANADIAN OIL & GAS PROPERTY EXPENSE     CANADIAN DEVELOPMENT EXPENSE
          ---------------------------  -----------------------------------  -----------------------------------
          INITIAL             EXPENSE  INITIAL              DEPN.  EXPENSE  INITIAL              DEPN.  EXPENSE
          BALANCE  ADDITIONS    CLAIM  BALANCE  ADDITIONS    RATE    CLAIM  BALANCE  ADDITIONS    RATE    CLAIM
YEAR           M$         M$       M$       M$         M$       %       M$       M$         M$       %       M$
---------------------------------------------------------------------------------------------------------------
2002            -          -        -        -          -       -        -        -          -       -        -
2003         10.5          -      1.3        -          -       -        -     14.5          -       -      2.1
2004          8.0          -      1.0        -          -       -        -     10.4          -       -      1.5
2005          6.1          -      0.7        -          -       -        -      7.4          -       -      1.1
2006          2.4          -      0.6        -          -       -        -      2.8          -       -      0.8
2007          1.8          -      0.4        -          -       -        -      1.9          -       -      0.6
2008          1.3          -      0.3        -          -       -        -      1.4          -       -      0.4
2009          1.0          -      0.3        -          -       -        -      1.0          -       -      0.3
2010          0.8          -      0.2        -          -       -        -      0.7          -       -      0.2
2011          0.6          -      0.1        -          -       -        -      0.5          -       -      0.1
2012          0.4          -      0.1        -          -       -        -      0.3          -       -      0.1
2013          0.3          -      0.1        -          -       -        -      0.2          -       -      0.1
2014          0.2          -      0.1        -          -       -        -      0.2          -       -      0.0
2015          0.2          -      0.0        -          -       -        -      0.1          -       -      0.0
2016          0.1          -      0.0        -          -       -        -      0.1          -       -      0.0
Rem.          0.5          -      0.1        -          -     4.1        -      0.2          -    12.4      0.1
TOTAL        34.3          -      5.4        -          -     2.2        -     41.6          -     6.6      7.5
---------------------------------------------------------------------------------------------------------------

           FOREIGN EXPL & DEV EXPENSE     CEE
           ---------------------------  -------
           INITIAL  ALLOWABLE  EXPENSE  EXPENSE   TOTAL
           BALANCE    DEPN RT    CLAIM    CLAIM  CLAIMS
YEAR            M$          %       M$       M$      M$
-------------------------------------------------------
2002             -          -        -        -       -
2003             -          -        -        -     3.4
2004             -          -        -        -     2.5
2005             -          -        -        -     1.8
2006             -          -        -        -     1.4
2007             -          -        -        -     1.0
2008             -          -        -        -     0.7
2009             -          -        -        -     0.5
2010             -          -        -        -     0.4
2011             -          -        -        -     0.3
2012             -          -        -        -     0.2
2013             -          -        -        -     0.1
2014             -          -        -        -     0.1
2015             -          -        -        -     0.1
2016             -          -        -        -     0.1
Rem.             -       41.2        -        -     0.2
TOTAL            -       21.9        -        -    13.0
-------------------------------------------------------

                   FEDERAL                                         PROVINCIAL
         -----------------------------              ---------------------------------------
                                           ROYALTY                                 REVENUES       TOTAL      SASK.
                       TAX  CR. ROY. &         TAX     TAXABLE                TAX    BEFORE  INCOME TAX    CAPITAL
         TAX RATE  PAYABLE    MIN. TAX  DEDUCTIONS  NET INCOME  TAX RATE  PAYABLE  INC. TAX        PAID  SURCHARGE
YEAR            %       M$          M$          M$          M$         %       M$        M$          M$         M$
------------------------------------------------------------------------------------------------------------------
2002            -        -           -           -           -         -        -         -           -          -
2003            -     14.0        35.2           -        10.2     10.00      1.0      38.3        15.1          -
2004            -     34.8        28.6           -       105.8      8.00      8.5     150.6        43.3          -
2005            -     27.9        23.7           -        88.7      8.00      7.1     120.0        35.0          -
2006            -     18.9        19.7           -        60.7      8.00      4.9      77.9        23.8          -
2007            -     14.0        16.9           -        45.5      8.00      3.6      55.0        17.6          -
2008            -     12.3        14.7           -        41.1      8.00      3.3      48.6        15.6          -
2009            -     11.2        12.7           -        38.7      8.00      3.1      44.7        14.3          -
2010            -     10.1        10.9           -        36.1      8.00      2.9      41.2        13.0          -
2011            -      9.5         9.6           -        34.5      8.00      2.8      39.0        12.2          -
2012            -      8.9         8.4           -        33.8      8.00      2.7      37.3        11.6          -
2013            -      8.4         7.3           -        32.1      8.00      2.6      35.7        11.0          -
2014            -      7.9         6.3           -        30.1      8.00      2.4      34.0        10.3          -
2015            -      7.3         5.5           -        28.1      8.00      2.3      32.1         9.6          -
2016            -      6.8         4.7           -        26.1      8.00      2.1      30.2         8.9          -
Rem.        10.76     54.7        28.8           -       209.4      8.00     16.8     250.4        71.5          -
TOTAL        5.71    246.8       233.0           -       821.2      8.02     65.9   1,035.0       312.7          -

                 LOAN         CASH FLOW AFTER TAXES
         -------------------  ----------------------
         PRINCIPAL  INTEREST                   NPV @
          PAYMENTS      PAID  ANNUAL     CUM   12.0%
YEAR            M$        M$      M$      M$      M$
----------------------------------------------------
2002             -         -       -       -       -
2003             -         -    23.2    23.2    19.6
2004             -         -   107.3   130.5    80.8
2005             -         -    85.0   215.5    57.2
2006             -         -    54.1   269.7    32.5
2007             -         -    37.4   307.1    20.1
2008             -         -    33.0   340.1    15.8
2009             -         -    30.4   370.5    13.0
2010             -         -    28.1   398.7    10.7
2011             -         -    26.8   425.5     9.1
2012             -         -    25.7   451.1     7.8
2013             -         -    24.8   475.9     6.7
2014             -         -    23.7   499.6     5.7
2015             -         -    22.5   522.1     4.9
2016             -         -    21.3   543.4     4.1
Rem.             -         -   179.0   722.3    18.5
TOTAL            -         -   722.3   722.3   306.6

                                               PRESENT WORTH VALUES - M$
                                       -----------------------------------------
                                        8.0%    10.0%    12.0%    15.0%    20.0%
--------------------------------------------------------------------------------
Before Income Taxes                    566.1    504.3    453.9    393.8    321.0
After Income Taxes                     384.8    341.7    306.6    264.9    214.4

                                  WESTERRA 2000

                     ESCALATING PRICES AS OF JANUARY 1, 2002
                       TOTAL PROBABLE ADDITIONAL RESERVES
                                  WESTERRA 2000
                                PRICE FILE: BASE

COLONY GAS POOL
--------------------------------------------------------------------------------------------------
                        Jan 2002   Feb   Mar   Apr   May   Jun   Jul   Aug   Sep   Oct   Nov   Dec
Oil Volume       mbbl          -     -     -     -     -     -     -     -     -     -     -     -
Gas Volume       mmcf          -     -     -     -     -     -     -     -     -     -     -     -
NGL Volume       mbbl          -     -     -     -     -     -     -     -     -     -     -     -
Oil Rev.         M$            -     -     -     -     -     -     -     -     -     -     -     -
Gas Rev.         M$            -     -     -     -     -     -     -     -     -     -     -     -
NGL Rev.         M$            -     -     -     -     -     -     -     -     -     -     -     -
ARTC             M$            -     -     -     -     -     -     -     -     -     -     -     -
Total Rev.       M$            -     -     -     -     -     -     -     -     -     -     -     -
Crown Roy.       M$            -     -     -     -     -     -     -     -     -     -     -     -
FH Roy.          M$            -     -     -     -     -     -     -     -     -     -     -     -
Indian Roy.      M$            -     -     -     -     -     -     -     -     -     -     -     -
Override         M$            -     -     -     -     -     -     -     -     -     -     -     -
Mineral Tax      M$            -     -     -     -     -     -     -     -     -     -     -     -
Net Profit       M$            -     -     -     -     -     -     -     -     -     -     -     -
Op. Costs        M$            -     -     -     -     -     -     -     -     -     -     -     -
Total Exp.       M$            -     -     -     -     -     -     -     -     -     -     -     -
Op. Income       M$            -     -     -     -     -     -     -     -     -     -     -     -
CEE              M$            -     -     -     -     -     -     -     -     -     -     -     -
CDE              M$            -     -     -     -     -     -     -     -     -     -     -     -
CCA              M$            -     -     -     -     -     -     -     -     -     -     -     -
COGPE            M$            -     -     -     -     -     -     -     -     -     -     -     -
Abandon          M$            -     -     -     -     -     -     -     -     -     -     -     -
Total Capital    M$            -     -     -     -     -     -     -     -     -     -     -     -

COLONY GAS POOL
-----------------------------------------------------------------------------------------------------------------
                        Jan 2003   Feb   Mar   Apr   May   Jun   Jul   Aug   Sep   Oct   Nov   Dec   Rem.   Total
Oil Volume       mbbl          -     -     -     -     -     -     -     -     -     -     -     -      -       -
Gas Volume       mmcf          -     -     -     -     -     -     -     -     -     -     -     -      -       -
NGL Volume       mbbl          -     -     -     -     -     -     -     -     -     -     -     -      -       -
Oil Rev.         M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
Gas Rev.         M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
NGL Rev.         M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
ARTC             M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
Total Rev.       M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
Crown Roy.       M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
FH Roy.          M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
Indian Roy.      M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
Override         M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
Mineral Tax      M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
Net Profit       M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
Op. Costs        M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
Total Exp.       M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
Op. Income       M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
CEE              M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
CDE              M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
CCA              M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
COGPE            M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
Abandon          M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -
Total Capital    M$            -     -     -     -     -     -     -     -     -     -     -     -      -       -

SINGLE WELL POOLS
-------------------------------------------------------------------------------------------------------------
                        Jan 2002    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep    Oct    Nov    Dec
Oil Volume       mbbl          -      -      -      -      -      -      -      -      -      -      -      -
Gas Volume       mmcf          -      -      -      -    2.3    2.1    2.1    2.1    1.9    3.4    3.3    3.3
NGL Volume       mbbl          -      -      -      -      -      -      -      -      -      -      -      -
Oil Rev.         M$            -      -      -      -      -      -      -      -      -      -      -      -
Gas Rev.         M$            -      -      -      -    6.5    6.1    6.1    5.9    5.5    9.7    9.2    9.4
NGL Rev.         M$            -      -      -      -      -      -      -      -      -      -      -      -
ARTC             M$            -      -      -      -      -      -      -      -      -      -      -      -
Total Rev.       M$            -      -      -      -    6.5    6.1    6.1    5.9    5.5    9.7    9.2    9.4
Crown Roy.       M$            -      -      -      -    2.0    1.8    1.8    1.8    1.6    2.7    2.6    2.6
FH Roy.          M$            -      -      -      -      -      -      -      -      -      -      -      -
Indian Roy.      M$            -      -      -      -      -      -      -      -      -      -      -      -
Override         M$            -      -      -      -      -      -      -      -      -      -      -      -
Mineral Tax      M$            -      -      -      -      -      -      -      -      -      -      -      -
Net Profit       M$            -      -      -      -      -      -      -      -      -      -      -      -
Op. Costs        M$            -      -      -      -    1.6    1.5    1.5    1.5    1.4    1.9    1.8    1.8
Total Exp.       M$            -      -      -      -    3.5    3.3    3.3    3.2    3.0    4.6    4.4    4.5
Op. Income       M$            -      -      -      -    2.9    2.8    2.7    2.6    2.5    5.0    4.8    4.9
CEE              M$            -      -      -      -      -      -      -      -      -      -      -      -
CDE              M$            -      -      -    3.7      -      -      -      -      -    6.2      -      -
CCA              M$            -      -      -      -      -      -      -      -      -    6.2      -      -
COGPE            M$            -      -      -      -      -      -      -      -      -      -      -      -
Abandon          M$            -      -      -      -      -      -      -      -      -      -      -      -
Total Capital    M$            -      -      -    3.7      -      -      -      -      -   12.4      -      -

SINGLE WELL POOLS
---------------------------------------------------------------------------------------------------------------------------------
                        Jan 2003    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep    Oct    Nov    Dec      Rem.     Total
Oil Volume       mbbl          -      -      -      -      -      -      -      -      -      -      -      -         -         -
Gas Volume       mmcf        3.3    2.9    1.6   -0.5    0.3    1.1    1.8    2.4    2.7    3.2    3.5    3.8     367.3     414.0
NGL Volume       mbbl          -      -      -      -      -      -      -      -      -      -      -      -         -         -
Oil Rev.         M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Gas Rev.         M$         12.3   11.0    5.5   -2.8    0.6    3.5    6.4    8.7   10.3   12.3   13.1   14.6   1,489.8   1,643.7
NGL Rev.         M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
ARTC             M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Total Rev.       M$         12.3   11.0    5.5   -2.8    0.6    3.5    6.4    8.7   10.3   12.3   13.1   14.6   1,489.8   1,643.7
Crown Roy.       M$          3.6    3.1    3.5    3.3    3.4    3.2    3.2    3.2    3.0    3.1    2.9    3.0     219.5     274.9
FH Roy.          M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Indian Roy.      M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Override         M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Mineral Tax      M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Net Profit       M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Op. Costs        M$          1.8    1.7    1.8    1.7    1.7    1.6    1.7    1.6    1.6    1.6    1.5    1.5     290.5     323.2
Total Exp.       M$          5.5    4.7    5.3    5.0    5.1    4.8    4.9    4.8    4.6    4.7    4.4    4.5     510.0     598.1
Op. Income       M$          6.9    6.3    0.3   -7.7   -4.5   -1.2    1.5    3.9    5.7    7.6    8.7   10.1     979.8   1,045.6
CEE              M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
CDE              M$            -      -      -      -      -      -      -      -      -      -      -      -         -       9.9
CCA              M$            -      -      -      -      -      -      -      -      -      -      -      -         -       6.2
COGPE            M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Abandon          M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Total Capital    M$            -      -      -      -      -      -      -      -      -      -      -      -         -      16.1

                                  WESTERRA 2000

                     ESCALATING PRICES AS OF JANUARY 1, 2002
                       TOTAL PROBABLE ADDITIONAL RESERVES
                                  WESTERRA 2000
                                PRICE FILE: BASE

WESTERRA 2000 TOTAL
-------------------------------------------------------------------------------------------------------------
                        Jan 2002    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep    Oct    Nov    Dec
Oil Volume       mbbl          -      -      -      -      -      -      -      -      -      -      -      -
Gas Volume       mmcf          -      -      -      -    2.3    2.1    2.1    2.1    1.9    3.4    3.3    3.3
NGL Volume       mbbl          -      -      -      -      -      -      -      -      -      -      -      -
Oil Rev.         M$            -      -      -      -      -      -      -      -      -      -      -      -
Gas Rev.         M$            -      -      -      -    6.5    6.1    6.1    5.9    5.5    9.7    9.2    9.4
NGL Rev.         M$            -      -      -      -      -      -      -      -      -      -      -      -
ARTC             M$            -      -      -      -      -      -      -      -      -      -      -      -
Total Rev.       M$            -      -      -      -    6.5    6.1    6.1    5.9    5.5    9.7    9.2    9.4
Crown Roy.       M$            -      -      -      -    2.0    1.8    1.8    1.8    1.6    2.7    2.6    2.6
FH Roy.          M$            -      -      -      -      -      -      -      -      -      -      -      -
Indian Roy.      M$            -      -      -      -      -      -      -      -      -      -      -      -
Override         M$            -      -      -      -      -      -      -      -      -      -      -      -
Mineral Tax      M$            -      -      -      -      -      -      -      -      -      -      -      -
Net Profit       M$            -      -      -      -      -      -      -      -      -      -      -      -
Op. Costs        M$            -      -      -      -    1.6    1.5    1.5    1.5    1.4    1.9    1.8    1.8
Total Exp.       M$            -      -      -      -    3.5    3.3    3.3    3.2    3.0    4.6    4.4    4.5
Op. Income       M$            -      -      -      -    2.9    2.8    2.7    2.6    2.5    5.0    4.8    4.9
CEE              M$            -      -      -      -      -      -      -      -      -      -      -      -
CDE              M$            -      -      -    3.7      -      -      -      -      -    6.2      -      -
CCA              M$            -      -      -      -      -      -      -      -      -    6.2      -      -
COGPE            M$            -      -      -      -      -      -      -      -      -      -      -      -
Abandon          M$            -      -      -      -      -      -      -      -      -      -      -      -
Total Capital    M$            -      -      -    3.7      -      -      -      -      -   12.4      -      -

WESTERRA 2000 TOTAL
---------------------------------------------------------------------------------------------------------------------------------
                        Jan 2003    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep    Oct    Nov    Dec      Rem.     Total
Oil Volume       mbbl          -      -      -      -      -      -      -      -      -      -      -      -         -         -
Gas Volume       mmcf        3.3    2.9    1.6   -0.5    0.3    1.1    1.8    2.4    2.7    3.2    3.5    3.8     367.3     414.0
NGL Volume       mbbl          -      -      -      -      -      -      -      -      -      -      -      -         -         -
Oil Rev.         M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Gas Rev.         M$         12.3   11.0    5.5   -2.8    0.6    3.5    6.4    8.7   10.3   12.3   13.1   14.6   1,489.8   1,643.7
NGL Rev.         M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
ARTC             M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Total Rev.       M$         12.3   11.0    5.5   -2.8    0.6    3.5    6.4    8.7   10.3   12.3   13.1   14.6   1,489.8   1,643.7
Crown Roy.       M$          3.6    3.1    3.5    3.3    3.4    3.2    3.2    3.2    3.0    3.1    2.9    3.0     219.5     274.9
FH Roy.          M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Indian Roy.      M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Override         M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Mineral Tax      M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Net Profit       M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Op. Costs        M$          1.8    1.7    1.8    1.7    1.7    1.6    1.7    1.6    1.6    1.6    1.5    1.5     290.5     323.2
Total Exp.       M$          5.5    4.7    5.3    5.0    5.1    4.8    4.9    4.8    4.6    4.7    4.4    4.5     510.0     598.1
Op. Income       M$          6.9    6.3    0.3   -7.7   -4.5   -1.2    1.5    3.9    5.7    7.6    8.7   10.1     979.8   1,045.6
CEE              M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
CDE              M$            -      -      -      -      -      -      -      -      -      -      -      -         -       9.9
CCA              M$            -      -      -      -      -      -      -      -      -      -      -      -         -       6.2
COGPE            M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Abandon          M$            -      -      -      -      -      -      -      -      -      -      -      -         -         -
Total Capital    M$            -      -      -      -      -      -      -      -      -      -      -      -         -      16.1

                          ECONOMIC EVALUATION REPORTS
                    SUMMARY OF PROVED PLUS PROBABLE RESERVES

                                                                         TABLE 2
                                                                          PAGE 1

                                  WESTERRA 2000

                    ESCALATING PRICES AS OF JANUARY 1, 2002
                       TOTAL PROVED AND PROBABLE RESERVES
                                  WESTERRA 2000

                                                                    COMPANY GROSS INTEREST RESERVES         NET PRESENT VALUE (M$)
                                                                -------------------------------------   ----------------------------
                            COMPANY                 RES.        GAS         OIL      NGL      SULPHUR
AREA AND PROPERTY           INTEREST % ZONES        CAT         MMCF        MBBL     MBBL     MLT       @ 10.0%   @ 12.0%   @ 15.0%
------------------------------------------------------------------------------------------------------------------------------------

COLONY GAS POOL

131/16-23-049-28W3/0        W=60.000   Colony       TPP        397.9          --       --          --      390.3     361.0     324.2
101/12-24-049-28W3/0        W=60.000   Colony       TPP        710.8          --       --          --      736.6     675.2     599.9
121/13-24-049-28W3/0        W=60.000   Colony       TPP         52.7          --       --          --       81.9      79.6      76.3
131/15-24-049-28W3/0        W=60.000   Colony       TPP        576.8          --       --          --      607.0     567.7     516.3
121/02-25-049-28W3/0        W=60.000   Colony       TPP         89.2          --       --          --      132.8     128.4     122.3
121/06-25-049-28W3/0        W=60.000   Colony       TPP         90.7          --       --          --      134.7     130.3     124.2
131/13-25-049-28W3/0        W=60.000   Colony       TPP        632.4          --       --          --      568.1     516.7     454.9
121/01-26-049-28W3/0        W=60.000   Colony       TPP        752.6          --       --          --      907.3     836.8     749.8
SUBTOTAL COLONY GAS POOL                                     3,303.0          --       --          --    3,558.9   3,295.6   2,967.9


SINGLE WELL POOLS

1C0/06-09-050-01W4/0        W=60.000   Sparky Gas   P+P-NP     323.9          --       --          --      839.6     817.3     786.0
1C0/08-22-050-02W4/2        W=60.000   Colony       P+P-NP     687.2          --       --          --      922.3     834.8     728.9
1C0/08-22-050-02W4/w        W=15.000   Waseca       TPP         97.8          --       --          --      144.9     133.1     118.2
141/14-15-049-27W3/0        W=60.000   Lloydminster TPP          1.0          --       --          --        1.1       1.1       1.1
141/14-15-049-27W3/2        W=60.000   Cummings     TPP        216.2          --       --          --      211.4     196.6     177.8
141/15-15-049-27W3/3        W=60.000   Sparky       TPP        175.2          --       --          --      109.9     108.1     105.4
131/02-14-050-28W3/L        W=15.000   Lloydminster P+P-NP      68.1          --       --          --       91.2      87.2      81.7
SUBTOTAL SINGLE WELL POOLS                                   1,569.6          --       --          --    2,320.5   2,178.1   1,999.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                        4,872.5          --       --          --    5,879.4   5,473.8   4,967.1

RESERVE CATEGORY ABBREVIATIONS
------------------------------------------------------------------------------------------------------------------------------------
TP    Total Proved            P-DP    Proved Producing          P-NP    Proved Non Producing    P-UD    Proved Undeveloped
TPP   Total Proved and        P+P-DP  Proved + Prob. Producing  P+P-NP  Proved + Prob. Non      P+P-UD  Proved + Prob. Undeveloped
      Probable                                                          Producing
TPPP  Total Proved + Prob. +  PPP-DP  Proved + Prob. + Poss.    PPP-NP  Proved + Prob. + Poss.  PPP-UD  Proved + Prob. + Poss.
      Poss.                           Producing                         Non Producin                    Undeveloped
TPA   Total Probable          PA-DP   Prob. Additional          PA-NP   Prob. Additional Non    PA-UD   Prob. Additional Undeveloped
      Additional                      Producing                         Producing
PSA   Total Possible          PS-DP   Poss. Additional          PS-NP   Poss. Additional Non    PS-UD   Poss. Additional Undeveloped
      Additional                      Producing                         Producing
NRA   No Reserves Assigned

SUMMARY
Westerra 2000
Westerra 2000

TOTAL PROVED AND PROBABLE
As Of Date                     January 1, 2002
Prediction Date
Alberta
UWI
Net No. Wells                  6.00
Average WI                     54%
Average Royalty                14%
Price Schedule                 ATB 2001 Q4
Price File                     Base
Econ. Limit                    Enabled
GCA Applied                    No
BOE Ratio                      10:1

                                  [BAR CHART]

                                             COMPANY WI SHARE               NET PRESENT WORTH VALUE BEFORE TAX (M$)         PRICE
                                             -----------------        -------------------------------------------------     ------
                             REMAINING       GROSS         NET        8.0%      10.0%      12.0%        15.0%     20.0%     YEAR 1
                             ---------       -----         ---        ----      -----      -----        -----     -----     ------
Oil (mbbl)                          --          --          --          --         --         --           --        --         --
Gas (mmcf) (10:1)              8,950.5     4,872.5     4,204.8     6,355.8    5,879.4    5,473.8      4,967.1   4,315.3       2.86
NGL (mbbl) (1:1)                    --          --          --          --         --         --           --        --         --
     C2 (mbbl) (1:1)                --          --          --          --         --         --           --        --         --
     C3 (mbbl) (1:1)                --          --          --          --         --         --           --        --         --
     C4 (mbbl) (1:1)                --          --          --          --         --         --           --        --         --
     C5+ (mbbl) (1:1)               --          --          --          --         --         --           --        --         --
Sulphur (mlt) (1:1)                 --          --          --          --         --         --           --        --         --
----------------------------------------------------------------------------------------------------------------------------------
TOTALS (mboe)                    895.0       487.3       420.5     6,355.8    5,879.4    5,473.8      4,967.1   4,315.3
AFTER TAX                                                          4,606.0    4,253.6    3,954.3      3,581.3   3,103.2

CAPITAL COSTS (M$)

                          GROSS        NET
                          -----        ---
CEE                          --         --
CDE                       109.0       59.3
CCA                        56.8       30.9
COGPE                        --         --
Abandonment                  --         --
------------------------------------------
Total                     165.7       90.2


CASH FLOW (M$)

                          GROSS        NET
                          -----        ---
Revenue                33,754.5   18,375.6
   Royalties            6,306.8    3,433.3
   Op. Costs            8,846.6    4,816.0
   Capital                165.7       90.2
   ARTC                      --         --
------------------------------------------
Before Tax             18,435.5   10,036.0


ECONOMIC INDICATORS

                      BEFORE TAX   AFTER TAX
                      ----------   ---------
Rate of Return (%)             --         --
Payout (yrs)                  0.0        0.0
P/I - 0.0% Discount         105.6       77.2
P/I - 12.0% Discount         64.2         --
Op. Cost ($/boe)              5.4         --
Cap. Cost ($/boe)             0.1         --

ANNUAL CASH FLOW

                                 GROSS  ROYALTY  OPERATING  CAPITAL        BTAX NET     BTAX            ATAX NET     ATAX
       WELL      RATE  PRICE   REVENUE  & TAXES       COST     COST  ARTC   REVENUE  NET CUM  TAX PAID   REVENUE  NET CUM
YEAR   COUNT    MCF/D  $/MCF        M$       M$         M$       M$    M$        M$       M$        M$        M$       M$
-------------------------------------------------------------------------------------------------------------------------
2002   6.59   1,817.8   2.88   1,909.6    419.7      451.6     90.2    --     893.2    893.2     272.5     620.7    620.7
2003   7.50   1,945.9   3.80   2,699.5    572.2      474.7       --    --   1,587.4  2,480.6     448.7   1,138.7  1,759.4
2004   7.50   1,530.9   3.77   2,112.6    487.6      450.5       --    --   1,116.3  3,596.8     310.7     805.6  2,565.0
2005   6.95   1,248.0   3.84   1,747.7    413.4      371.4       --    --     913.1  4,510.0     254.7     658.4  3,223.4
2006   6.75   1,022.4   3.83   1,428.7    328.2      327.9       --    --     731.7  5,241.6     202.3     529.4  3,752.8
2007   5.95     844.0   3.82   1,176.8    259.7      281.9       --    --     601.4  5,843.1     163.9     437.5  4,190.3
2008   4.50     691.2   3.81     963.8    202.3      219.1       --    --     514.3  6,357.4     136.9     377.3  4,567.6
2009   4.50     588.3   3.80     816.6    153.0      198.1       --    --     441.9  6,799.2     114.2     327.7  4,895.4
2010   4.50     497.3   3.80     689.1    111.0      179.4       --    --     378.9  7,178.2      94.6     284.3  5,179.7
2011   4.50     420.6   3.85     591.0     82.3      163.5       --    --     328.4  7,506.6      80.0     248.4  5,428.1
REM.   2.81     124.0   4.25   4,240.3    404.0    1,697.7       --    --   2,020.4  9,527.0     479.7   1,540.7  6,968.9
-------------------------------------------------------------------------------------------------------------------------
TOTAL           416.7   3.77  18,375.6  3,433.3    4,816.0     90.2    --   9,527.0            2,558.2   6,968.9

                                                                         Table B
                                                                          Page 1

                                  WESTERRA 2000
                    ESCALATING PRICES AS OF JANUARY 1, 2002
                       TOTAL PROVED AND PROBABLE RESERVES
                                  WESTERRA 2000

                 PRODUCTION            RESOURCE            ADJUSTED   RESOURCE  RESOURCE
          SALES     ROYALTY       NPI  OPERATING      CCA  RESOURCE  ALLOWANCE   ROYALTY
        REVENUE        PAID  PAYMENTS    EXPENSE  EXPENSE   PROFITS     AT 25%    INCOME
YEAR         M$          M$        M$         M$       M$        M$         M$        M$
------------------------------------------------------------------------------------------
2002    1,909.6          --        --      451.6      3.8   1,454.1      363.5        --
2003    2,699.5          --        --      474.7      6.5   2,218.3      554.6        --
2004    2,112.6          --        --      450.5      4.9   1,657.2      414.3        --
2005    1,747.7          --        --      371.4      3.7   1,372.6      343.2        --
2006    1,428.7          --        --      327.9      3.0   1,097.7      274.4        --
2007    1,176.8          --        --      281.9      2.2     892.7      223.2        --
2008      963.8          --        --      219.1      1.7     743.0      185.7        --
2009      816.6          --        --      198.1      1.3     617.2      154.3        --
2010      689.1          --        --      179.4      0.9     508.7      127.2        --
2011      591.0          --        --      163.5      0.7     426.8      106.7        --
2012      511.0          --        --      149.2      0.5     361.2       90.3        --
2013      447.2          --        --      139.2      0.4     307.6       76.9        --
2014      395.2          --        --      130.3      0.3     264.6       66.1        --
2015      347.5          --        --      116.5      0.2     230.7       57.7        --
2016      317.4          --        --      113.1      0.2     204.1       51.0        --
Rem     2,222.0          --        --    1,049.3      0.5   1,172.2      293.0        --
TOTAL  18,375.6          --        --    4,816.0     30.9  13,528.7    3,382.2        --
------------------------------------------------------------------------------------------

       RESOURCE  COGPE, CDE,     TOTAL     TOTAL      LOAN  TAX LOSS   TAXABLE
        ROYALTY    CEE, FEDE     OTHER     OTHER  INTEREST     CARRY  RESOURCE
        EXPENSE      EXPENSE  REVENUES  EXPENSES      PAID   FORWARD    INCOME
YEAR         M$           M$        M$        M$        M$        M$        M$
------------------------------------------------------------------------------
2002      144.0         14.2        --        --        --        --     932.4
2003      161.3         12.8        --        --        --        --   1,489.6
2004      139.2          9.2        --        --        --        --   1,094.5
2005      114.6          6.6        --        --        --        --     908.3
2006       95.3          5.0        --        --        --        --     723.0
2007       79.9          3.5        --        --        --        --     586.1
2008       66.0          2.4        --        --        --        --     488.8
2009       55.0          1.7        --        --        --        --     406.2
2010       45.0          1.2        --        --        --        --     335.3
2011       37.0          0.8        --        --        --        --     282.3
2012       30.8          0.6        --        --        --        --     239.5
2013       26.1          0.4        --        --        --        --     204.2
2014       22.4          0.3        --        --        --        --     175.8
2015       18.8          0.2        --        --        --        --     154.0
2016       17.3          0.1        --        --        --        --     135.6
Rem       121.5          0.3        --        --        --        --     757.3
TOTAL   1,174.2         59.3        --        --        --        --   8,913.0
------------------------------------------------------------------------------

               CAPITAL COST ALLOWANCE         CANADIAN OIL & GAS PROPERTY EXPENSE            CANADIAN DEVELOPMENT EXPENSE
           -----------------------------    ---------------------------------------   -----------------------------------------
           INITIAL               EXPENSE    INITIAL                 DEPN.   EXPENSE   INITIAL                 DEPN.     EXPENSE
           BALANCE   ADDITIONS     CLAIM    BALANCE    ADDITIONS     RATE     CLAIM   BALANCE   ADDITIONS      RATE       CLAIM
YEAR            M$          M$        M$         M$           M$        %        M$        M$          M$         %          M$
-------------------------------------------------------------------------------------------------------------------------------
2002           7.5        30.9       3.8         --           --     30.0        --      13.7        59.3      90.0        14.2
2003          52.5          --       6.5         --           --     30.0        --      86.9          --      90.0        12.8
2004          40.0          --       4.9         --           --     30.0        --      62.3          --      90.0         9.2
2005          30.4          --       3.7         --           --     30.0        --      44.6          --      90.0         6.6
2006          12.0          --       3.0         --           --     20.0        --      16.6          --      60.0         5.0
2007           9.0          --       2.2         --           --     20.0        --      11.6          --      60.0         3.5
2008           6.7          --       1.7         --           --     20.0        --       8.1          --      60.0         2.4
2009           5.0          --       1.3         --           --     20.0        --       5.7          --      60.0         1.7
2010           3.8          --       0.9         --           --     20.0        --       4.0          --      60.0         1.2
2011           2.8          --       0.7         --           --     20.0        --       2.8          --      60.0         0.8
2012           2.1          --       0.5         --           --     20.0        --       2.0          --      60.0         0.6
2013           1.6          --       0.4         --           --     20.0        --       1.4          --      60.0         0.4
2014           1.2          --       0.3         --           --     20.0        --       1.0          --      60.0         0.3
2015           0.9          --       0.2         --           --     20.0        --       0.7          --      60.0         0.2
2016           0.7          --       0.2         --           --     20.0        --       0.5          --      60.0         0.1
Rem            2.0          --       0.5         --           --     19.4        --       1.1          --      58.2         0.3
TOTAL        178.2        30.9      30.9         --           --     20.9        --     262.9        59.3      62.8        59.3
-------------------------------------------------------------------------------------------------------------------------------

             FOREIGN EXPL & DEV EXPENSE        CEE
           ------------------------------    -------
           INITIAL  ALLOWABLE     EXPENSE    EXPENSE      TOTAL
           BALANCE    DEPN RT       CLAIM      CLAIM     CLAIMS
YEAR            M$          %          M$         M$         M$
---------------------------------------------------------------
2002            --        300.0        --         --       18.0
2003            --        300.0        --         --       19.2
2004            --        300.0        --         --       14.1
2005            --        300.0        --         --       10.3
2006            --        200.0        --         --        8.0
2007            --        200.0        --         --        5.7
2008            --        200.0        --         --        4.1
2009            --        200.0        --         --        3.0
2010            --        200.0        --         --        2.1
2011            --        200.0        --         --        1.5
2012            --        200.0        --         --        1.1
2013            --        200.0        --         --        0.8
2014            --        200.0        --         --        0.6
2015            --        200.0        --         --        0.4
2016            --        200.0        --         --        0.3
Rem             --        194.1        --         --        0.8
TOTAL           --        209.4        --         --       90.2
---------------------------------------------------------------


                       FEDERAL                                                PROVINCIAL
           ---------------------------------                ---------------------------------------------
                                                  ROYALTY                                        REVENUES
                            TAX   CR. ROY. &          TAX      TAXABLE                 TAX         BEFORE
           TAX RATE     PAYABLE     MIN. TAX   DEDUCTIONS   NET INCOME    TAX RATE   PAYABLE     INC. TAX
YEAR              %          M$           M$           M$           M$           %        M$           M$
---------------------------------------------------------------------------------------------------------
2002          52.24       243.5        275.7           --        252.1       11.50      29.0        893.2
2003          52.24       389.1        410.8           --        596.0       10.00      59.6      1,587.4
2004          52.24       285.9        348.4           --        309.6        8.00      24.8      1,116.3
2005          52.24       237.3        298.9           --        217.9        8.00      17.4        913.1
2006          52.24       188.8        232.9           --        168.3        8.00      13.5        731.7
2007          52.24       153.1        179.8           --        135.3        8.00      10.8        601.4
2008          52.24       127.7        136.3           --        115.9        8.00       9.3        514.3
2009          52.24       106.1         98.0           --        100.8        8.00       8.1        441.9
2010          52.24        87.6         66.0           --         87.5        8.00       7.0        378.9
2011          52.24        73.7         45.4           --         78.2        8.00       6.3        328.4
2012          52.24        62.6         34.2           --         71.0        8.00       5.7        282.5
2013          52.24        53.3         26.0           --         63.6        8.00       5.1        243.4
2014          52.24        45.9         19.9           --         56.6        8.00       4.5        211.6
2015          52.24        40.2         15.6           --         50.3        8.00       4.0        186.9
2016          52.24        35.4         12.9           --         44.6        8.00       3.6        165.2
Rem.          49.17       197.6         58.3           --        271.8        8.00      21.7        930.7
TOTAL         50.61     2,327.9      2,259.1           --      2,619.4        8.79     230.3      9,527.0
---------------------------------------------------------------------------------------------------------


                                            LOAN                CASH FLOW AFTER TAXES
                                    --------------------     ----------------------------
               TOTAL       SASK.
          INCOME TAX     CAPITAL    PRINCIPAL   INTEREST                            NPV @
                PAID   SURCHARGE     PAYMENTS       PAID     ANNUAL         CUM     12.0%
YEAR              M$          M$           M$         M$         M$          M$        M$
-----------------------------------------------------------------------------------------
2002           272.5          --           --         --      620.7       620.7     586.5
2003           448.7          --           --         --    1,138.7     1,759.4     960.7
2004           310.7          --           --         --      805.6     2,565.0     606.8
2005           254.7          --           --         --      658.4     3,223.4     442.8
2006           202.3          --           --         --      529.4     3,752.8     317.9
2007           163.9          --           --         --      437.5     4,190.3     234.6
2008           136.9          --           --         --      377.3     4,567.6     180.6
2009           114.2          --           --         --      327.7     4,895.4     140.1
2010            94.6          --           --         --      284.3     5,179.7     108.5
2011            80.0          --           --         --      248.4     5,428.1      84.6
2012            68.3          --           --         --      214.2     5,642.3      65.2
2013            58.4          --           --         --      185.0     5,827.4      50.3
2014            50.4          --           --         --      161.2     5,988.6      39.1
2015            44.3          --           --         --      142.7     6,131.3      30.9
2016            39.0          --           --         --      126.2     6,257.5      24.4
Rem.           219.3          --           --         --      711.4     6,968.9      81.2
TOTAL        2,558.2          --           --         --    6,968.9     6,968.9   3,954.3
-----------------------------------------------------------------------------------------


                                            PRESENT WORTH VALUES - M$
                      ------------------------------------------------------------------
                         8.0%           10.0%         12.0%          15.0%         20.0%
----------------------------------------------------------------------------------------
Before Income Taxes   6,355.8         5,879.4       5,473.8        4,967.1       4,315.3
After Income Taxes    4,606.0         4,253.6       3,954.3        3,581.3       3,103.2

                                  WESTERRA 2000

                    ESCALATING PRICES AS OF JANUARY 1, 2002
                       TOTAL PROVED AND PROBABLE RESERVES
                                  WESTERRA 2000
                                PRICE FILE: BASE

COLONY GAS POOL

                      Jan 2002   Feb   Mar   Apr   May   Jun   Jul   Aug   Sep    Oct    Nov    Dec
-----------------------------------------------------------------------------------------------------
Oil Volume      mbbl        --    --    --    --    --    --    --    --    --     --     --     --
Gas Volume      mmcf      33.2  29.7  33.1  31.5  32.4  31.4  32.9  33.2  32.3   33.6   32.6   33.8
NGL Volume      mbbl        --    --    --    --    --    --    --    --    --     --     --     --
  Oil Rev       M$          --    --    --    --    --    --    --    --    --     --     --     --
  Gas Rev       M$        94.9  84.8  94.7  90.0  92.6  89.7  94.2  95.0  92.5   96.1   93.3   96.7
  NGL Rev       M$          --    --    --    --    --    --    --    --    --     --     --     --
  ARTC          M$          --    --    --    --    --    --    --    --    --     --     --     --
Total Rev       M$        94.9  84.8  94.7  90.0  92.6  89.7  94.2  95.0  92.5   96.1   93.3   96.7
  Crown Roy     M$         6.8   5.8   5.1   4.8   5.0   4.8   5.1   5.1   4.9    5.2    5.0    5.3
  FH Roy        M$         5.8   5.2   7.5   7.1   7.3   7.1   7.5   7.5   7.3    7.6    7.4    7.6
  Indian Roy    M$          --    --    --    --    --    --    --    --    --     --     --     --
  Override      M$         0.6   0.5   0.5   0.5   0.5   0.4   0.5   0.5   0.5    0.5    0.5    0.5
  Mineral Tax   M$        11.4   9.4  11.2  10.4  10.7  10.2  11.1  11.2  10.8   11.5   11.0   11.6
  Net Profit    M$          --    --    --    --    --    --    --    --    --     --     --     --
  Op. Costs     M$        24.4  22.2  24.8  23.8  24.4  23.7  24.7  24.9  24.4   25.2   24.5   25.3
Total Exp       M$        49.0  43.0  49.1  46.7  47.9  46.2  48.9  49.3  47.9   50.0   48.4   50.3
Op. Income      M$        45.8  41.8  45.6  43.3  44.7  43.4  45.4  45.7  44.6   46.1   45.0   46.4
  CEE           M$          --    --    --    --    --    --    --    --    --     --     --     --
  CDE           M$          --    --    --    --    --    --    --    --    --     --     --     --
  CCA           M$          --    --    --    --    --    --    --    --    --     --     --     --
  COGPE         M$          --    --    --    --    --    --    --    --    --     --     --     --
  Abandon       M$          --    --    --    --    --    --    --    --    --     --     --     --
Total Capital   M$          --    --    --    --    --    --    --    --    --     --     --     --

                       Jan 2003    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep    Oct    Nov    Dec     Rem.     Total
-------------------------------------------------------------------------------------------------------------------------------
Oil Volume      mbbl         --     --     --     --     --     --     --     --     --     --     --     --       --        --
Gas Volume      mmcf       33.9   30.6   33.9   32.8   33.8   32.7   33.7   33.6   32.4   33.3   32.1   33.0  2,517.7   3,303.0
NGL Volume      mbbl         --     --     --     --     --     --     --     --     --     --     --     --       --        --
  Oil Rev       M$           --     --     --     --     --     --     --     --     --     --     --     --       --        --
  Gas Rev       M$        127.1  114.9  127.2  123.1  127.0  122.7  126.5  126.1  121.6  125.2  120.6  124.1  9,914.9  12,515.3
  NGL Rev       M$           --     --     --     --     --     --     --     --     --     --     --     --       --        --
  ARTC          M$           --     --     --     --     --     --     --     --     --     --     --     --       --        --
Total Rev       M$        127.1  114.9  127.2  123.1  127.0  122.7  126.5  126.1  121.6  125.2  120.6  124.1  9,914.9  12,515.3
  Crown Roy     M$          7.4    6.4    7.4    7.1    7.4    7.1    7.3    7.3    7.0    7.3    7.0    7.2    458.9     607.6
  FH Roy        M$         10.0    9.1   10.0    9.7   10.0    9.7   10.0    9.9    9.6    9.9    9.5    9.8    738.8     940.9
  Indian Roy    M$           --     --     --     --     --     --     --     --     --     --     --     --       --        --
  Override      M$          0.6    0.6    0.6    0.6    0.6    0.6    0.6    0.6    0.6    0.6    0.6    0.6     51.7      64.8
  Mineral Tax   M$         17.0   14.3   16.9   16.3   16.9   16.0   16.9   16.8   15.9   16.7   15.7   16.5    740.7   1,067.2
  Net Profit    M$           --     --     --     --     --     --     --     --     --     --     --     --       --        --
  Op. Costs     M$         26.1   23.9   26.1   25.4   26.1   25.3   26.0   25.9   25.1   25.7   24.9   25.6  2,995.3   3,593.7
Total Exp       M$         61.2   54.3   61.0   59.0   61.0   58.7   60.8   60.6   58.2   60.2   57.7   59.7  4,985.4   6,274.3
Op. Income      M$         66.0   60.6   66.2   64.0   66.0   64.0   65.7   65.5   63.4   65.0   62.9   64.4  4,929.5   6,241.0
  CEE           M$           --     --     --     --     --     --     --     --     --     --     --     --       --        --
  CDE           M$           --     --     --     --     --     --     --     --     --     --     --     --       --        --
  CCA           M$           --     --     --     --     --     --     --     --     --     --     --     --       --        --
  COGPE         M$           --     --     --     --     --     --     --     --     --     --     --     --       --        --
  Abandon       M$           --     --     --     --     --     --     --     --     --     --     --     --       --        --
Total Capital   M$           --     --     --     --     --     --     --     --     --     --     --     --       --        --

SINGLE WELL POOLS

                      Jan 2002   Feb   Mar   Apr   May   Jun   Jul   Aug   Sep    Oct    Nov    Dec
-----------------------------------------------------------------------------------------------------
Oil Volume      mbbl        --    --    --    --    --    --    --    --    --     --     --     --
Gas Volume      mmcf      12.9  11.6  12.1  11.7  14.4  13.2  30.5  29.8  28.2   37.6   35.7   36.3
NGL Volume      mbbl        --    --    --    --    --    --    --    --    --     --     --     --
  Oil Rev       M$          --    --    --    --    --    --    --    --    --     --     --     --
  Gas Rev       M$        36.7  33.0  34.7  33.5  41.0  37.7  89.8  87.7  83.1  109.0  103.6  105.4
  NGL Rev       M$          --    --    --    --    --    --    --    --    --     --     --     --
  ARTC          M$          --    --    --    --    --    --    --    --    --     --     --     --
Total Rev       M$        36.7  33.0  34.7  33.5  41.0  37.7  89.8  87.7  83.1  109.0  103.6  105.4
  Crown Roy     M$          --    --    --    --   2.0   1.8   1.8   1.8   1.6    8.8    8.2    8.4
  FH Roy        M$         6.4   5.8   6.1   5.9   6.0   5.5   5.4   5.0   4.6    4.5    4.1    4.0
  Indian Roy    M$          --    --    --    --    --    --    --    --    --     --     --     --
  Override      M$          --    --    --    --    --    --    --    --    --     --     --     --
  Mineral Tax   M$         6.6   5.6   6.4   6.2   6.3   5.6   5.3   4.9   4.2    4.0    3.5    3.4
  Net Profit    M$          --    --    --    --    --    --    --    --    --     --     --     --
  Op. Costs     M$        11.9  11.1  11.2  11.0  12.8  12.0  14.5  14.0  13.4   16.3   15.6   15.5
Total Exp       M$        24.9  22.5  23.7  23.0  27.1  25.0  27.0  25.7  23.8   33.6   31.4   31.3
Op. Income      M$        11.8  10.5  11.0  10.5  13.9  12.7  62.7  62.0  59.2   75.4   72.3   74.1
  CEE           M$          --    --    --    --    --    --    --    --    --     --     --     --
  CDE           M$          --    --    --   3.7    --  49.4    --    --    --    6.2     --     --
  CCA           M$          --    --    --    --    --    --    --    --    --   30.9     --     --
  COGPE         M$          --    --    --    --    --    --    --    --    --     --     --     --
  Abandon       M$          --    --    --    --    --    --    --    --    --     --     --     --
Total Capital   M$          --    --    --   3.7    --  49.4    --    --    --   37.1     --     --

                      Jan 2003    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep    Oct    Nov    Dec     Rem.     Total
------------------------------------------------------------------------------------------------------------------------------
Oil Volume      mbbl        --     --     --     --     --     --     --     --     --     --     --     --       --        --
Gas Volume      mmcf      35.7   31.7   33.0   29.5   28.4   25.7   25.0   23.6   21.6   21.3   19.7   19.5    978.9   1,567.4
NGL Volume      mbbl        --     --     --     --     --     --     --     --     --     --     --     --       --        --
  Oil Rev       M$          --     --     --     --     --     --     --     --     --     --     --     --       --        --
  Gas Rev       M$       138.3  123.1  128.0  114.1  109.5   99.0   96.1   90.6   83.1   81.7   75.4   74.5  3,851.7   5,860.3
  NGL Rev       M$          --     --     --     --     --     --     --     --     --     --     --     --       --        --
  ARTC          M$          --     --     --     --     --     --     --     --     --     --     --     --       --        --
Total Rev       M$       138.3  123.1  128.0  114.1  109.5   99.0   96.1   90.6   83.1   81.7   75.4   74.5  3,851.7   5,860.3
  Crown Roy     M$        11.4    9.7   10.9   10.3   10.5    9.8   10.1    9.9    9.2    9.5    8.9    9.1    480.2     633.9
  FH Roy        M$         5.0    4.3    4.5    4.1    4.1    3.8    3.7    3.5    3.3    3.3    3.0    3.0    132.8     241.7
  Indian Roy    M$          --     --     --     --     --     --     --     --     --     --     --     --       --        --
  Override      M$          --     --     --     --     --     --     --     --     --     --     --     --       --        --
  Mineral Tax   M$         4.5    3.4    3.7    3.1    3.0    2.5    2.4    2.2    1.8    1.7    1.4    1.3      7.3     100.3
  Net Profit    M$          --     --     --     --     --     --     --     --     --     --     --     --       --        --
  Op. Costs     M$        15.6   14.5   15.0   14.5   14.5   14.0   14.0   13.8   13.4   13.4   13.0   13.0    894.4   1,222.2
Total Exp       M$        36.5   31.8   34.1   32.0   32.1   30.1   30.2   29.4   27.7   27.9   26.3   26.5  1,514.7   2,198.1
Op. Income      M$       101.9   91.3   93.9   82.1   77.4   68.9   65.9   61.2   55.4   53.8   49.1   48.1  2,337.0   3,662.3
  CEE           M$          --     --     --     --     --     --     --     --     --     --     --     --       --        --
  CDE           M$          --     --     --     --     --     --     --     --     --     --     --     --       --      59.3
  CCA           M$          --     --     --     --     --     --     --     --     --     --     --     --       --      30.9
  COGPE         M$          --     --     --     --     --     --     --     --     --     --     --     --       --        --
  Abandon       M$          --     --     --     --     --     --     --     --     --     --     --     --       --        --
Total Capital   M$          --     --     --     --     --     --     --     --     --     --     --     --       --      90.2

                                  WESTERRA 2000

                     ESCALATING PRICES AS OF JANUARY 1, 2002
                       TOTAL PROVED AND PROBABLE RESERVES
                                  WESTERRA 2000
                                PRICE FILE: BASE

WESTERRA 2000 TOTAL

                        Jan 2002      Feb      Mar      Apr      May      Jun      Jul      Aug      Sep      Oct      Nov      Dec
------------------------------------------------------------------------------------------------------------------------------------
Oil Volume      mbbl          --       --       --       --       --       --       --       --       --       --       --       --
Gas Volume      mmcf        46.0     41.2     45.2     43.2     46.7     44.5     63.5     63.0     60.6     71.2     68.3     70.1
NGL Volume      mbbl          --       --       --       --       --       --       --       --       --       --       --       --
 Oil Rev.       M$            --       --       --       --       --       --       --       --       --       --       --       --
 Gas Rev.       M$         131.6    117.8    129.4    123.5    133.6    127.3    184.0    182.7    175.6    205.1    197.0    202.0
 NGL Rev.       M$            --       --       --       --       --       --       --       --       --       --       --       --
 ART C          M$            --       --       --       --       --       --       --       --       --       --       --       --
Total Rev.      M$         131.6    117.8    129.4    123.5    133.6    127.3    184.0    182.7    175.6    205.1    197.0    202.0
 Crown Roy.     M$           6.8      5.8      5.1      4.8      6.9      6.6      6.9      6.9      6.6     14.0     13.2     13.7
 FH Roy.        M$          12.2     10.9     13.6     13.0     13.4     12.6     12.9     12.5     11.9     12.1     11.5     11.6
 Indian Roy.    M$            --       --       --       --       --       --       --       --       --       --       --       --
 Override       M$           0.6      0.5      0.5      0.5      0.5      0.4      0.5      0.5      0.5      0.5      0.5      0.5
 Mineral Tax    M$          18.0     15.0     17.5     16.6     17.1     15.8     16.5     16.1     15.0     15.6     14.5     15.0
 Net Profit     M$            --       --       --       --       --       --       --       --       --       --       --       --
 Op. Costs      M$          36.4     33.3     36.1     34.8     37.1     35.7     39.2     38.9     37.7     41.5     40.1     40.8
Total Exp.      M$          74.0     65.5     72.7     69.6     75.0     71.2     75.9     75.0     71.7     83.5     79.8     81.6
Op. Income      M$          57.6     52.3     56.6     53.8     58.6     56.1    108.1    107.7    103.9    121.6    117.2    120.4
 CEE            M$            --       --       --       --       --       --       --       --       --       --       --       --
 CDE            M$            --       --       --      3.7       --     49.4       --       --       --      6.2       --       --
 CCA            M$            --       --       --       --       --       --       --       --       --     30.9       --       --
 COGPE          M$            --       --       --       --       --       --       --       --       --       --       --       --
 Abandon        M$            --       --       --       --       --       --       --       --       --       --       --       --
Total Capital   M$            --       --       --      3.7       --     49.4       --       --       --     37.1       --       --

                        Jan 2003      Feb      Mar      Apr      May      Jun      Jul      Aug      Sep      Oct      Nov      Dec
------------------------------------------------------------------------------------------------------------------------------------
Oil Volume      mbbl          --       --       --       --       --       --       --       --       --       --       --       --
Gas Volume      mmcf        69.5     62.3     66.9     62.3     62.2     58.3     58.6     57.1     54.0     54.6     51.8     52.5
NGL Volume      mbbl          --       --       --       --       --       --       --       --       --       --       --       --
 Oil Rev.       M$            --       --       --       --       --       --       --       --       --       --       --       --
 Gas Rev.       M$         265.5    238.0    255.2    237.2    236.5    221.7    222.5    216.7    204.7    206.9    196.0    198.7
 NGL Rev.       M$            --       --       --       --       --       --       --       --       --       --       --       --
 ART C          M$            --       --       --       --       --       --       --       --       --       --       --       --
Total Rev.      M$         265.5    238.0    255.2    237.2    236.5    221.7    222.5    216.7    204.7    206.9    196.0    198.7
 Crown Roy.     M$          18.8     16.1     18.3     17.3     17.9     16.9     17.4     17.2     16.3     16.8     15.8     16.3
 FH Roy.        M$          15.0     13.3     14.5     13.8     14.1     13.4     13.7     13.5     12.9     13.1     12.5     12.8
 Indian Roy.    M$            --       --       --       --       --       --       --       --       --       --       --       --
 Override       M$           0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6
 Mineral Tax    M$          21.5     17.7     20.6     19.4     19.9     18.5     19.3     19.0     17.7     18.4     17.1     17.9
 Net Profit     M$            --       --       --       --       --       --       --       --       --       --       --       --
 Op. Costs      M$          41.7     38.4     41.1     39.9     40.5     39.3     40.0     39.7     38.5     39.1     37.9     38.6
Total Exp.      M$          97.7     86.1     95.2     91.1     93.0     88.7     91.0     89.9     85.9     88.0     84.0     86.2
Op. Income      M$         167.8    151.9    160.1    146.1    143.5    132.9    131.5    126.7    118.8    118.8    112.0    112.5
 CEE            M$            --       --       --       --       --       --       --       --       --       --       --       --
 CDE            M$            --       --       --       --       --       --       --       --       --       --       --       --
 CCA            M$            --       --       --       --       --       --       --       --       --       --       --       --
 COGPE          M$            --       --       --       --       --       --       --       --       --       --       --       --
 Abandon        M$            --       --       --       --       --       --       --       --       --       --       --       --
Total Capital   M$            --       --       --       --       --       --       --       --       --       --       --       --

                               Rem.       Total
-----------------------------------------------
Oil Volume      mbbl             --          --
Gas Volume      mmcf        3,496.5     4,870.3
NGL Volume      mbbl             --          --
 Oil Rev.       M$               --          --
 Gas Rev.       M$         13,766.6    18,375.6
 NGL Rev.       M$               --          --
 ART C          M$               --          --
Total Rev.      M$         13,766.6    18,375.6
 Crown Roy.     M$            939.0     1,241.5
 FH Roy.        M$            871.7     1,182.5
 Indian Roy.    M$               --          --
 Override       M$             51.7        64.8
 Mineral Tax    M$            748.0     1,167.5
 Net Profit     M$               --          --
 Op. Costs      M$          3,889.6     4,816.0
Total Exp.      M$          6,500.1     8,472.4
Op. Income      M$          7,266.5     9,903.2
 CEE            M$               --          --
 CDE            M$               --        59.3
 CCA            M$               --        30.9
 COGPE          M$               --          --
 Abandon        M$               --          --
Total Capital   M$               --        90.2

                                 INDIVIDUAL WELL

                          PRODUCTION PLOTS & ECONOMICS

CEDAR LLOYDMINSTER C16-23-49-28  (131/16-23-049-28W3/0)  PROVED PRODUCING - RAW

STATUS       Producer: Active gas well    ON TIME          97%
FIELD        N/A                          RIG RELEASE      Sep 1935
POOL         Colony                       WI               0%
UNIT         N/A                          RLI              0.0
OPERATOR     N/A                          TYPE             P-DP
LICENSEE     Murphy Oil Company Ltd.                       Raw

RESERVES (JAN 1, 2002)

                    ULTIMATE   CUMULATIVE  REMAINING    REMAINING
P-DP                RESERVES   PRODUCTION      GROSS          NET
-----------------------------------------------------------------
Oil (mbbl)              0.0           0.0        0.0          0.0
Gas (mmcf)          1,395.2         725.4      669.8          0.0
Water (mbbl)            0.0           0.0        0.0          0.0

DECLINES

DECLINE        SEGMENT DATE       QI        DI         NI   TYPE
-----------------------------------------------------------------
NO DECLINES.

PRODUCTION (6 MO. HISTORY / 6 MO. FORECAST)

DATE          WELL      CDOR      CDGR       CDWR            LGR
             COUNT    (BBL/D)   (MCF/D)    (BBL/D)     (BBL/MMCF)
-----------------------------------------------------------------
Mar 1989       1.0         0       184           0              0
Oct 1989       1.0         0       172           0              0
Sep 2001       1.0         0       128           0              0
Oct 2001       1.0         0       255           0              0
Nov 2001       1.0         0       227           0              0
Dec 2001       1.0         0       207           0              0
-----------------------------------------------------------------
Jan 2002       1.0         0       231           0              0
Feb 2002       1.0         0       230           0              0
Mar 2002       1.0         0       185           0              0
Apr 2002       1.0         0       182           0              0
May 2002       1.0         0       182           0              0
Jun 2002       1.0         0       182           0              0


                                  [LINE GRAPH]


                                  [LINE GRAPH]

SUMMARY
Westerra 2000
131/16-23-049-28W3/0
Cedar Lloydminster C16-23-49-28
Lloydminster Colony

Proved Producing
As Of Date        January 1, 2002
Prediction Date   January 31, 2002
Saskatchewan
UWI               131/16-23-049-28W3/0
Net No. Wells     0.60
Average WI        60%
Average Royalty   15%
Price Schedule    ATB 2001 Q4
Price File        Saskatchewan
Econ. Limit       Enabled
GCA Applied       Yes
BOE Ratio         10:1

                                  [BAR CHART]

                                      COMPANY WI SHARE                NET PRESENT WORTH VALUE BEFORE TAX (M$)               PRICE
                                      -----------------       --------------------------------------------------------      ------
                      REMAINING       GROSS         NET        8.0%        10.0%       12.0%        15.0%        20.0%      YEAR 1
                      ---------       -----         ---        ----        -----       -----        -----        -----      ------
Oil (mbbl) (1:10)            --          --          --          --           --          --           --           --          --
Gas (mmcf)                663.1       397.9       338.2       424.5        390.3       361.0        324.2        276.8        2.86
NGL (mbbl) (1:1)             --          --          --          --           --          --           --           --          --
  C2 (mbbl) (1:1)            --          --          --          --           --          --           --           --          --
  C3 (mbbl) (1:1)            --          --          --          --           --          --           --           --          --
  C4 (mbbl) (1:1)            --          --          --          --           --          --           --           --          --
  C5+ (mbbl) (1:1)           --          --          --          --           --          --           --           --          --
Sulphur (mlt) (1:1)          --          --          --          --           --          --           --           --          --
----------------------------------------------------------------------------------------------------------------------------------
TOTALS (mboe)              66.3        39.8        33.8       424.5        390.3       361.0        324.2        276.8
AFTER TAX                                                     263.0        240.9       222.0        198.4        168.2


CAPITAL COSTS (M$)

                     GROSS           NET
                     -----           ---
CEE                     --            --
CDE                     --            --
CCA                     --            --
COGPE                   --            --
Abandonment             --            --
----------------------------------------
Total                   --            --

CASH FLOW (M$)

                     GROSS           NET
                     -----           ---
Revenue            2,518.1       1,510.9
  Royalties          530.1         318.1
  Op. Costs          831.4         498.8
  Capital               --            --
  ARTC                  --            --
----------------------------------------
Before Tax         1,156.6         694.0

ECONOMIC INDICATORS

                      BEFORE TAX   AFTER TAX
                      ----------   ---------
Rate of Return (%)            --          --
Payout (yrs)                  --          --
P/I - 0.0% Discount           --          --
P/I - 12.0% Discount          --          --
Op. Cost ($/boe)             7.5          --
Cap. Cost ($/boe)             --          --

ANNUAL CASH FLOW

                                  GROSS   ROYALTY   OPERATING   CAPITAL           BTAX NET       BTAX      TAX    ATAX NET      ATAX
        WELL    RATE    PRICE   REVENUE   & TAXES        COST      COST    ARTC    REVENUE    NET CUM     PAID    REVENUE    NET CUM
YEAR   COUNT   mcf/d    $/mcf        M$        M$          M$        M$      M$         M$         M$       M$         M$         M$
------------------------------------------------------------------------------------------------------------------------------------
2002    0.60   115.5     2.86     120.6      32.5        32.5        --      --       51.2       51.2     21.2       30.0       30.0
2003    0.60   117.2     3.76     160.6      46.2        33.9        --      --       74.8      126.1     31.1       43.7       73.7
2004    0.60   114.8     3.75     157.7      44.9        34.4        --      --       72.7      198.8     30.2       42.5      116.2
2005    0.60   104.2     3.85     146.3      39.7        32.6        --      --       68.7      267.5     27.8       40.9      157.1
2006    0.60    87.0     3.84     122.0      29.5        29.1        --      --       59.0      326.5     22.6       36.4      193.6
2007    0.60    73.3     3.84     102.6      21.5        26.2        --      --       51.1      377.7     18.4       32.7      226.3
2008    0.60    62.3     3.83      87.4      16.0        24.0        --      --       44.2      421.8     15.2       29.0      255.3
2009    0.60    53.5     3.83      74.7      12.0        22.2        --      --       37.8      459.6     12.4       25.4      280.7
2010    0.60    46.3     3.82      64.5       9.3        20.7        --      --       32.2      491.9     10.3       22.0      302.6
2011    0.60    40.4     3.87      57.0       8.0        19.5        --      --       27.4      519.3      8.7       18.8      321.4
REM     0.60    19.6     4.16     417.3      58.3       223.7        --      --      120.3      639.6     37.5       82.8      404.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL           45.4     3.80   1,510.9     318.1       498.8        --      --      639.6               235.4      404.2

CEDAR LLOYDMINSTER 12-24-49-28  (101/12-24-049-28W3/0)  PROVED PRODUCING - RAW

STATUS       Producer: Active gas well    ON TIME          95%
FIELD        N/A                          RIG RELEASE      Dec 1944
POOL         Colony                       WI               0%
UNIT         N/A                          RLI              0.0
OPERATOR     N/A                          TYPE             P-DP
LICENSEE     Murphy Oil Company Ltd.                       Raw

RESERVES (JAN 1, 2002)

                    ULTIMATE   CUMULATIVE  REMAINING    REMAINING
P-DP                RESERVES   PRODUCTION      GROSS          NET
-----------------------------------------------------------------
Oil (mbbl)               0.0          0.0        0.0          0.0
Gas (mmcf)           1,995.7        799.2    1,196.6          0.0
Water (mbbl)             0.0          0.0        0.0          0.0

DECLINES

DECLINE       SEGMENT DATE       QI        DI           NI   TYPE
-----------------------------------------------------------------
NO DECLINES.

PRODUCTION (6 MO. HISTORY / 6 MO. FORECAST)

DATE          WELL      CDOR      CDGR      CDWR            LGR
             COUNT    (BBL/D)   (MCF/D)   (BBL/D)     (BBL/MMCF)
-----------------------------------------------------------------
Feb 1986       1.0         0        80         0              0
Mar 1986       1.0         0        25         0              0
Sep 2001       1.0         0       139         1              6
Oct 2001       1.0         0       331         0              0
Nov 2001       1.0         0       384         0              0
Dec 2001       1.0         0       382         0              0
-----------------------------------------------------------------
Jan 2002       1.0         0       381         0              0
Feb 2002       1.0         0       378         0              0
Mar 2002       1.0         0       311         0              0
Apr 2002       1.0         0       308         0              0
May 2002       1.0         0       307         0              0
Jun 2002       1.0         0       309         0              0


                                  [LINE GRAPH]


                                  [LINE GRAPH]

SUMMARY
Westerra 2000
101/12-24-049-28W3/0
Cedar Lloydminster 12-24-49-28
Lloydminster Colony

Proved Producing

As Of Date        January 1, 2002
Prediction Date   January 31, 2002
Saskatchewan
UWI               101/12-24-049-28W3/0
Net No. Wells     0.60
Average WI        60%
Average Royalty   25%
Price Schedule    ATB 2001 Q4
Price File        Saskatchewan
Econ. Limit       Enabled
GCA Applied       Yes
BOE Ratio         10:1


                                  [BAR CHART]


                                      COMPANY WI SHARE              NET PRESENT WORTH VALUE BEFORE TAX (M$)         PRICE
                                     ------------------       ---------------------------------------------------   ------
                    REMAINING        GROSS          NET        8.0%       10.0%      12.0%      15.0%       20.0%   YEAR 1
                    ---------        -----          ---        ----       -----      -----      -----       -----   ------
Oil (mbbl) (1:10)          --           --           --          --         --         --         --          --        --
Gas (mmcf)            1,184.6        710.8        535.3       809.9      736.6      675.2      599.9       505.9      2.86
NGL (mbbl) (1:1)           --           --           --          --         --         --         --          --        --
 C2 (mbbl) (1:1)           --           --           --          --         --         --         --          --        --
 C3 (mbbl) (1:1)           --           --           --          --         --         --         --          --        --
 C4 (mbbl) (1:1)           --           --           --          --         --         --         --          --        --
 C5+ (mbbl) (1:1)          --           --           --          --         --         --         --          --        --
Sulphur (mlt) (1:1)        --           --           --          --         --         --         --          --        --
--------------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)           118.5         71.1         53.5       809.9      736.6      675.2      599.9       505.9
AFTER TAX                                                     428.0      387.4      353.6      312.5       261.8

CAPITAL COSTS (M$)

                 GROSS            NET
                 -----            ---
CEE                 --             --
CDE                 --             --
CCA                 --             --
COGPE               --             --
Abandonment         --             --
-------------------------------------
Total               --             --

CASH FLOW (M$)

                     GROSS           NET
                     -----           ---
Revenue            4,501.0       2,700.6
  Royalties          938.9         563.4
  Op. Costs        1,214.7         728.8
  Capital               --            --
  ARTC                  --            --
----------------------------------------
Before Tax         2,347.5       1,408.5

ECONOMIC INDICATORS

                     BEFORE TAX    AFTER TAX
                     ----------    ---------
Rate of Return (%)           --           --
Payout (yrs)                 --           --
P/I - 0.0% Discount          --           --
P/I - 12.0% Discount         --           --
Op. Cost ($/boe)            6.2           --
Cap. Cost ($/boe)            --           --

ANNUAL CASH FLOW

                                     GROSS  ROYALTY  OPERATING  CAPITAL           BTAX NET      BTAX             ATAX NET      ATAX
         WELL     RATE    PRICE    REVENUE  & TAXES       COST     COST    ARTC    REVENUE   NET CUM   TAX PAID   REVENUE   NET CUM
YEAR    COUNT    MCF/D    $/MCF         M$       M$         M$       M$      M$         M$        M$         M$        M$        M$
-----------------------------------------------------------------------------------------------------------------------------------
2002     0.60    194.0     2.86      202.5     51.6       50.8       --      --       92.8      92.8       45.6      47.2      47.2
2003     0.60    197.8     3.76      271.2     76.3       53.2       --      --      131.9     224.8       65.3      66.7     113.8
2004     0.60    195.3     3.75      268.1     74.9       54.3       --      --      129.3     354.0       64.0      65.3     179.1
2005     0.60    179.9     3.85      252.6     69.2       51.9       --      --      122.4     476.4       60.3      62.1     241.2
2006     0.60    153.9     3.84      215.9     56.2       46.6       --      --      105.3     581.7       51.2      54.1     295.4
2007     0.60    132.4     3.84      185.4     45.4       42.2       --      --       91.1     672.9       43.7      47.5     342.8
2008     0.60    114.6     3.83      160.7     36.7       38.6       --      --       79.6     752.5       37.6      42.1     384.9
2009     0.60     99.9     3.83      139.6     29.3       35.5       --      --       69.8     822.3       32.3      37.4     422.4
2010     0.60     87.8     3.82      122.4     23.3       33.0       --      --       61.7     884.0       27.8      33.9     456.3
2011     0.60     77.6     3.87      109.5     18.8       30.9       --      --       56.0     940.0       24.4      31.5     487.8
REM.     0.60     41.6     4.12      772.5     81.6      291.8       --      --      371.3   1,311.2      146.5     224.7     712.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL             87.1     3.80    2,700.6    563.4      728.8       --      --    1,311.2                598.7     712.5

CEDAR LLOYDMINSTER B13-24-49-28  (121/13-24-049-28W3/0)  PROVED PRODUCING - RAW

STATUS       Producer: Active gas well    ON TIME          99%
FIELD        N/A                          RIG RELEASE      Aug 1946
POOL         Colony                       WI               0%
UNIT         N/A                          RLI              0.0
OPERATOR     N/A                          TYPE             P-DP
LICENSEE     Murphy Oil Company Ltd.                       Raw

RESERVES (JAN 1, 2002)

                    ULTIMATE   CUMULATIVE    REMAINING    REMAINING
P-DP                RESERVES   PRODUCTION        GROSS          NET
-------------------------------------------------------------------
Oil (mbbl)               0.0          0.0          0.0          0.0
Gas (mmcf)           1,064.1        975.5         88.6          0.0
Water (mbbl)             0.1          0.1          0.0          0.0

DECLINES

DECLINE        SEGMENT DATE       QI         DI         NI     TYPE
-------------------------------------------------------------------
NO DECLINES.

PRODUCTION (6 MO. HISTORY / 6 MO. FORECAST)

DATE          WELL      CDOR      CDGR      CDWR            LGR
             COUNT    (BBL/D)   (MCF/D)   (BBL/D)     (BBL/MMCF)
----------------------------------------------------------------
Mar 1996       1.0         0         89        0              0
Apr 1996       1.0         0         11        0              0
Sep 2001       1.0         0        112        5             41
Oct 2001       1.0         0        313        0              0
Nov 2001       1.0         0        297        0              0
Dec 2001       1.0         0        118        0              0
----------------------------------------------------------------
Jan 2002       1.0         0        113        0              0
Feb 2002       1.0         0        111        0              0
Mar 2002       1.0         0         90        0              0
Apr 2002       1.0         0         87        0              0
May 2002       1.0         0         85        0              0
Jun 2002       1.0         0         84        0              0


                                  [LINE GRAPH]


                                  [LINE GRAPH]

SUMMARY
Westerra 2000

121/13-24-049-28W3/0

Cedar Lloydminster B13-24-49-28
Lloydminster Colony

Proved Producing

As Of Date        January 1, 2002
Prediction Date   January 31, 2002
Saskatchewan
UWI               121/13-24-049-28W3/0
Net No. Wells     0.60
Average WI        60%
Average Royalty   10%
Price Schedule    ATB 2001 Q4
Price File        Saskatchewan
Econ. Limit       Enabled
GCA Applied       Yes
BOE Ratio         10:1

                                  [BAR CHART]


                                      COMPANY WI SHARE               NET PRESENT WORTH VALUE BEFORE TAX (M$)              PRICE
                                      -----------------       -----------------------------------------------------      ------
                      REMAINING       GROSS         NET        8.0%       10.0%       12.0%       15.0%       20.0%      YEAR 1
                      ---------       -----         ---        ----       -----       -----       -----       -----      ------
Oil (mbbl) (1:10)            --          --          --          --          --          --          --          --          --
Gas (mmcf)                 87.8        52.7        47.2        84.5        81.9        79.6        76.3        71.3        2.86
NGL (mbbl) (1:1)             --          --          --          --          --          --          --          --          --
C2 (mbbl) (1:1)              --          --          --          --          --          --          --          --          --
C3 (mbbl) (1:1)              --          --          --          --          --          --          --          --          --
C4 (mbbl) (1:1)              --          --          --          --          --          --          --          --          --
C5+ (mbbl) (1:1)             --          --          --          --          --          --          --          --          --
Sulphur (mlt) (1:1)          --          --          --          --          --          --          --          --          --
-------------------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)               8.8         5.3         4.7        84.5        81.9        79.6        76.3        71.3
AFTER TAX                                                      53.0        51.3        49.8        47.6        44.5

CAPITAL COSTS (M$)

                    GROSS            NET
                    -----            ---
CEE                    --             --
CDE                    --             --
CCA                    --             --
COGPE                  --             --
Abandonment            --             --
----------------------------------------
Total                  --             --

CASH FLOW (M$)

                  GROSS          NET
                  -----          ---
Revenue           302.5        181.5
Royalties          26.3         15.8
Op. Costs         104.7         62.8
Capital              --           --
ARTC                 --           --
------------------------------------
Before Tax        171.4        102.8

ECONOMIC INDICATORS

                     BEFORE TAX    AFTER TAX
                     ----------    ---------
Rate of Return (%)           --           --
Payout (yrs)                 --           --
P/I - 0.0% Discount          --           --
P/I - 12.0% Discount         --           --
Op. Cost ($/boe)            7.2           --
Cap. Cost ($/boe)            --           --

ANNUAL CASH FLOW

                                   GROSS   ROYALTY   OPERATING   CAPITAL          BTAX NET      BTAX              ATAX NET      ATAX
         WELL    RATE    PRICE   REVENUE   & TAXES        COST      COST   ARTC    REVENUE   NET CUM   TAX PAID    REVENUE   NET CUM
YEAR    COUNT   MCF/D    $/MCF        M$        M$          M$        M$     M$         M$        M$         M$         M$        M$
------------------------------------------------------------------------------------------------------------------------------------
2002     0.60    52.1     2.86      54.4       6.2        17.7        --     --       28.5      28.5       11.4       17.2      17.2
2003     0.60    40.0     3.76      54.9       5.4        15.3        --     --       32.2      60.7       12.3       19.9      37.1
2004     0.60    27.8     3.75      38.2       2.7        12.8        --     --       21.2      82.0        7.9       13.4      50.5
2005     0.60    16.9     3.85      23.8       1.2        10.4        --     --       11.4      93.4        4.1        7.3      57.7
2006     0.60     9.8     3.84      10.3       0.3         6.6        --     --        3.0      96.3         --        3.0      60.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL            30.4     3.45     181.5      15.8        62.8        --     --       96.3                 35.6       60.7

CEDAR LLOYDMINSTER C15-24-49-28  (131/15-24-049-28W3/0)  PROVED PRODUCING - RAW

STATUS       Producer: Inactive gas    ON TIME          100%
             well
FIELD        N/A                       RIG RELEASE      Mar 1945
POOL         Colony                    WI               0%
UNIT         N/A                       RLI              0.0
OPERATOR     N/A                       TYPE             P-DP
LICENSEE     Murphy Oil Company Ltd.                    Raw

RESERVES (JAN 1, 2002)

                    ULTIMATE   CUMULATIVE  REMAINING    REMAINING
P-DP                RESERVES   PRODUCTION      GROSS          NET
-----------------------------------------------------------------
Oil (mbbl)               0.0          0.0        0.0          0.0
Gas (mmcf)           1,470.2        499.2      971.0          0.0
Water (mbbl)             0.0          0.0        0.0          0.0

DECLINES

DECLINE       SEGMENT DATE       QI        DI         NI     TYPE
-----------------------------------------------------------------
No Declines.

PRODUCTION (6 MO. HISTORY / 6 MO. FORECAST)

DATE           WELL     CDOR       CDGR      CDWR           LGR
              COUNT   (BBL/D)    (MCF/D)   (BBL/D)    (BBL/MMCF)
----------------------------------------------------------------
Mar 1981        1.0        0         35         0             0
Nov 1982        1.0        0          3         0             0
Dec 1982        1.0        0         16         0             0
Jan 1983        1.0        0         58         0             0
Feb 1983        1.0        0         15         0             0
Aug 1983        1.0        0          3         0             0
----------------------------------------------------------------
Mar 2002        1.0        0        349         0             0
Apr 2002        1.0        0        345         0             0
May 2002        1.0        0        346         0             0
Jun 2002        1.0        0        346         0             0
Jul 2002        1.0        0        355         0             0
Aug 2002        1.0        0        353         0             0



                                  [LINE GRAPH]



                                  [LINE GRAPH]

SUMMARY
Westerra 2000
131/15-24-049-28W3/0
Cedar Lloydminster C15-24-49-28
Lloydminster Colony

PROVED PRODUCING
As Of Date        January 1, 2002
Prediction Date   March 31, 2002
Saskatchewan
UWI               131/15-24-049-28W3/0
Net No. Wells     0.60
Average WI        60%
Average Royalty   15%
Price Schedule    ATB 2001 Q4
Price File        Saskatchewan
Econ. Limit       Enabled
GCA Applied       Yes
BOE Ratio         10:1


                                  [BAR GRAPH]


                                         COMPANY WI SHARE                NET PRESENT WORTH VALUE BEFORE TAX (M$)               PRICE
                                        ------------------      ---------------------------------------------------------     ------
                       REMAINING        GROSS          NET       8.0%        10.0%        12.0%        15.0%        20.0%     YEAR 1
                       ---------        -----          ---       ----        -----        -----        -----        -----     ------
Oil (mbbl) (1:10)             --           --           --         --           --           --           --           --         --
Gas (mmcf)                 961.3        576.8        490.2      651.3        607.0        567.7        516.3        446.9       2.86
NGL (mbbl) (1:1)              --           --           --         --           --           --           --           --         --
 C2 (mbbl) (1:1)              --           --           --         --           --           --           --           --         --
 C3 (mbbl) (1:1)              --           --           --         --           --           --           --           --         --
 C4 (mbbl) (1:1)              --           --           --         --           --           --           --           --         --
 C5+ (mbbl) (1:1)             --           --           --         --           --           --           --           --         --
Sulphur (mlt) (1:1)           --           --           --         --           --           --           --           --         --
------------------------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)               96.1         57.7         49.0      651.3        607.0        567.7        516.3        446.9
AFTER TAX                                                       356.6        331.5        309.3        280.4        241.6

CAPITAL COSTS (M$)



                GROSS      NET
                -----      ---
CEE                --       --
CDE                --       --
CCA                --       --
COGPE              --       --
Abandonment        --       --
------------------------------
Total              --       --

CASH FLOW (M$)

                    GROSS            NET
                    -----            ---
Revenue           3,566.0        2,139.6
 Royalties        1,113.5          668.1
 Op. Costs          829.5          497.7
 Capital               --             --
 ARTC                  --             --
----------------------------------------
Before Tax        1,622.9          973.7

ECONOMIC INDICATORS

                       BEFORE TAX    AFTER TAX
                       ----------    ---------
Rate of Return (%)             --           --
Payout (yrs)                   --           --
P/I - 0.0% Discount            --           --
P/I - 12.0% Discount           --           --
Op. Cost ($/boe)              5.2           --
Cap. Cost ($/boe)              --           --

ANNUAL CASH FLOW

                                   GROSS   ROYALTY   OPERATING   CAPITAL          BTAX NET      BTAX             ATAX NET      ATAX
        WELL     RATE    PRICE   REVENUE   & TAXES        COST      COST   ARTC    REVENUE   NET CUM   TAX PAID   REVENUE   NET CUM
YEAR   COUNT    MCF/D    $/MCF        M$        M$          M$        M$     M$         M$        M$         M$        M$        M$
-----------------------------------------------------------------------------------------------------------------------------------
2002    0.60    210.5     2.86     184.2      60.2        45.8        --     --       71.6     71 .6         --        --        --
2003    0.60    219.6     3.76     301.0     105.1        58.4        --     --      126.7     198.3       59.7      67.0      67.0
2004    0.60    219.5     3.75     301.4     105.1        60.3        --     --      125.0     323.3       59.1      65.9     132.9
2005    0.60    207.1     3.85     290.8     100.5        58.8        --     --      121.0     444.3       57.0      64.0     196.9
2006    0.60    183.7     3.84     257.6      86.5        54.5        --     --      107.4     551.7       49.9      57.4     254.3
2007    0.60    159.5     3.84     223.5      72.1        49.6        --     --       93.8     645.4       42.6      51.2     305.5
2008    0.60    132.7     3.83     186.2      56.4        43.7        --     --       79.4     724.8       34.7      44.6     350.1
2009    0.60    103.4     3.83     144.4      38.9        36.5        --     --       63.9     788.7       26.1      37.7     387.9
2010    0.60     73.6     3.82     102.7      21.7        28.8        --     --       48.5     837.2       17.7      30.9     418.7
2011    0.60     48.0     3.87      67.8      10.3        21.9        --     --       33.1     870.4       10.7      22.4     441.1
REM.    0.60     19.6     3.94      80.0      11.2        39.5        --     --       26.4     896.7        7.9      18.4     459.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL           124.6     3.71   2,139.6     668.1       497.7        --     --      896.7                365.6     459.5

CEDAR LLOYDMINSTER B2-25-49-28  (121/02-25-049-28W3/0)  PROVED PRODUCING - RAW

STATUS          Producer: Active gas well       ON TIME          100%
FIELD           N/A                             RIG RELEASE      Jun 1948
POOL            Colony                          WI               0%
UNIT            N/A                             RLI              0.0
OPERATOR        N/A                             TYPE             P-DP
LICENSEE        Murphy Oil Company Ltd.                          Raw

RESERVES (JAN 1, 2002)

                             ULTIMATE     CUMULATIVE     REMAINING     REMAINING
P-DP                         RESERVES     PRODUCTION         GROSS           NET
--------------------------------------------------------------------------------
Oil (mbbl)                        0.0            0.0           0.0           0.0
Gas (mmcf)                      659.6          509.4         150.2           0.0
Water (mbbl)                      0.1            0.1           0.0           0.0

DECLINES

DECLINE                         SEGMENT     DATE     QI     DI     NI     TYPE
--------------------------------------------------------------------------------
NO DECLINES.

PRODUCTION (6 MO. HISTORY / 6 MO. FORECAST)

DATE                          WELL      CDOR       CDGR       CDWR           LGR
                             COUNT    (BBL/D)    (MCF/D)    (BBL/D)    (BBL/MMCF)
--------------------------------------------------------------------------------
Feb 1977                       1.0         0          0          0             0
Nov 1980                       1.0         0         45          0             0
Sep 2001                       1.0         0         85          3            35
Oct 2001                       1.0         0        252          0             0
Nov 2001                       1.0         0        228          0             0
Dec 2001                       1.0         0        168          0             0
Jan 2002                       1.0         0        151          0             0
Feb 2002                       1.0         0        149          0             0
Mar 2002                       1.0         0        125          0             0
Apr 2002                       1.0         0        123          0             0
May 2002                       1.0         0        121          0             0
Jun 2002                       1.0         0        121          0             0

[LINE GRAPH]

[LINE GRAPH]

SUMMARY

Westerra 2000
121/02-25-049-28W3/0
Cedar Lloydminster B2-25-49-28
Lloydminster Colony

Proved Producing

As Of Date               January 1, 2002
Prediction Date          January 31, 2002
Saskatchewan
UWI                      121/02-25-049-28W3/0
Net No. Wells            0.60
Average WI               60%
Average Royalty          13%
Price Schedule           ATB 2001 Q4
Price File               Saskatchewan
Econ. Limit              Enabled
GCA Applied              Yes
BOE Ratio                10:1

[BAR CHART]

                                    COMPANY WI SHARE        NET PRESENT WORTH VALUE BEFORE TAX (M$)      PRICE
                                    ----------------    ---------------------------------------------    ------
                       REMAINING    GROSS        NET     8.0%     10.0%     12.0%     15.0%     20.0%    YEAR 1
                       ---------    -----        ---     ----     -----     -----     -----     -----    ------
Oil (mbbl) (1:10)              -        -          -        -         -         -         -         -         -
Gas (mmcf)                 148.7     89.2       78.1    137.6     132.8     128.4     122.3     113.2      2.86
NGL (mbbl) (1:1)               -        -          -        -         -         -         -         -         -
  C2 (mbbl) (1:1)              -        -          -        -         -         -         -         -         -
  C3 (mbbl) (1:1)              -        -          -        -         -         -         -         -         -
  C4 (mbbl) (1:1)              -        -          -        -         -         -         -         -         -
  C5+ (mbbl) (1:1)             -        -          -        -         -         -         -         -         -
Sulphur (mlt) (1:1)            -        -          -        -         -         -         -         -         -
                         -------    -----       ----    -----     -----     -----     -----     -----    ------
TOTALS (mboe)               14.9      8.9        7.8    137.6     132.8     128.4     122.3     113.2
AFTER TAX                                                91.2      87.9      84.9      80.8      74.7

CAPITAL COSTS (M$)                      CASH FLOW (M$)                        ECONOMIC INDICATORS
-------------------------------------   -----------------------------------   ----------------------------------------------
                       GROSS      NET                       GROSS       NET                          BEFORE TAX    AFTER TAX
                       -----      ---                       -----       ---                          ----------    ---------
CEE                        -        -   Revenue             521.1     312.6   Rate of Return (%)              -            -
CDE                        -        -    Royalties           76.8      46.1   Payout (yrs)                    -            -
CCA                        -        -    Op. Costs          158.5      95.1   P/I - 0.0% Discount             -            -
COGPE                      -        -    Capital                -         -   P/I - 12.0% Discount            -            -
Abandonment                -        -    ARTC                   -         -   Op. Cost ($/boe)              6.4            -
                        ----      ---   -----------         -----     -----   Cap. Cost ($/boe)               -            -
Total                      -        -   Before Tax          285.8     171.5

ANNUAL CASH FLOW

                                        GROSS  ROYALTY  OPERATING  CAPITAL        BTAX NET     BTAX            ATAX NET     ATAX
                WELL    RATE   PRICE  REVENUE  & TAXES       COST     COST  ARTC   REVENUE  NET CUM  TAX PAID   REVENUE  NET CUM
YEAR           COUNT   MCF/D   $/MCF       M$       M$         M$       M$    M$        M$       M$        M$        M$       M$
--------------------------------------------------------------------------------------------------------------------------------
2002            0.60    74.2    2.86     77.5     13.8       22.9        -     -      38.1     38.1      13.8      24.3     24.3
2003            0.60    63.2    3.76     86.6     14.0       20.9        -     -      48.5     86.6      16.8      31.7     56.0
2004            0.60    48.3    3.75     66.3      8.5       17.9        -     -      37.5    124.2      12.3      25.3     81.3
2005            0.60    31.6    3.85     44.4      5.3       14.1        -     -      23.4    147.6       7.5      15.9     97.2
2006            0.60    17.8    3.84     25.0      3.0       10.9        -     -      10.2    157.8       3.3       6.9    104.1
2007            0.60    10.0    3.84     12.8      1.5        8.4        -     -       2.5    160.2         -       2.5    106.6
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                   41.3    3.50    312.6     46.1       95.1        -     -     160.2               53.7     106.6

CEDAR LLOYDMINSTER B6-25-49-28  (121/06-25-049-28W3/0)  PROVED PRODUCING - RAW

STATUS          Producer: Active gas well      ON TIME          100%
FIELD           N/A                            RIG RELEASE      Oct 1947
POOL            Colony                         WI               0%
UNIT            N/A                            RLI              0.0
OPERATOR        N/A                            TYPE             P-DP
LICENSEE        Murphy Oil Company Ltd.                         Raw

RESERVES (JAN 1, 2002)

                               ULTIMATE    CUMULATIVE    REMAINING    REMAINING
P-DP                           RESERVES    PRODUCTION        GROSS          NET
--------------------------------------------------------------------------------
Oil (mbbl)                          0.0           0.0          0.0          0.0
Gas (mmcf)                        995.8         843.1        152.7          0.0
Water (mbbl)                        0.2           0.2          0.0          0.0

DECLINES

DECLINE                               SEGMENT    DATE    QI    DI    NI    TYPE
--------------------------------------------------------------------------------
NO DECLINES.

PRODUCTION (6 MO. HISTORY / 6 MO. FORECAST)

DATE                         WELL      CDOR       CDGR       CDWR           LGR
                            COUNT    (BBL/D)    (MCF/D)    (BBL/D)    (BBL/MMCF)
--------------------------------------------------------------------------------
Nov 1995                      1.0         0          4          0             0
Dec 1995                      1.0         0          4          0             0
Sep 2001                      1.0         0        112          1             7
Oct 2001                      1.0         0        283          0             0
Nov 2001                      1.0         0        257          0             0
Dec 2001                      1.0         0        184          0             0
--------------------------------------------------------------------------------
Jan 2002                      1.0         0        165          0             0
Feb 2002                      1.0         0        161          0             0
Mar 2002                      1.0         0        135          0             0
Apr 2002                      1.0         0        132          0             0
May 2002                      1.0         0        130          0             0
Jun 2002                      1.0         0        128          0             0

[LINE GRAPH]

[LINE GRAPH]

SUMMARY

Westerra 2000
121/06-25-049-28W3/0
Cedar Lloydminster B6-25-49-28
Lloydminster Colony

Proved Producing

As Of Date               January 1, 2002
Prediction Date          January 31, 2002
Saskatchewan
UWI                      121/06-25-049-28W3/0
Net No. Wells            0.60
Average WI               60%
Average Royalty          13%
Price Schedule           ATB 2001 Q4
Price File               Saskatchewan
Econ. Limit              Enabled
GCA Applied              Yes
BOE Ratio                10:1


[BAR GRAPH]

                                    COMPANY WI SHARE     NET PRESENT WORTH VALUE BEFORE TAX (M$)     PRICE
                                    ----------------    -----------------------------------------    ------
                        REMAINING   GROSS        NET     8.0%    10.0%    12.0%    15.0%    20.0%    YEAR 1
                        ---------   -----        ---     ----    -----    -----    -----    -----    ------
Oil (mbbl) (1:10)               -       -          -        -        -        -        -        -         -
Gas (mmcf)                  151.2    90.7       79.4    139.4    134.7    130.3    124.2    115.3      2.86
NGL (mbbl) (1:1)                -       -          -        -        -        -        -        -         -
 C2 (mbbl) (1:1)                -       -          -        -        -        -        -        -         -
 C3 (mbbl) (1:1)                -       -          -        -        -        -        -        -         -
 C4 (mbbl) (1:1)                -       -          -        -        -        -        -        -         -
 C5+ (mbbl) (1:1)               -       -          -        -        -        -        -        -         -
Sulphur (mlt) (1:1)             -       -          -        -        -        -        -        -         -
-----------------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)                15.1     9.1        7.9    139.4    134.7    130.3    124.2    115.3
AFTER TAX                                       91.7     88.5     85.6     81.5     75.5

CAPITAL COSTS (M$)                        CASH FLOW (M$)                      ECONOMIC INDICATORS
-------------------------------------     -------------------------------     -----------------------------------------------
                        GROSS     NET                     GROSS       NET                            BEFORE TAX     AFTER TAX
                        -----     ---                     -----       ---                            ----------     ---------
CEE                         -       -     Revenue         527.3     316.4     Rate of Return (%)              -             -
CDE                         -       -     Royalties        80.8      48.5     Payout (yrs)                    -             -
CCA                         -       -     Op. Costs       158.1      94.9     P/I - 0.0% Discount             -             -
COGPE                       -       -     Capital             -         -     P/I - 12.0% Discount            -             -
Abandonment                 -       -     ARTC                -         -     Op. Cost ($/boe)              6.3             -
-------------------------------------------------------------------------     Cap. Cost ($/boe)               -             -
Total                       -       -     Before Tax      288.4     173.0

ANNUAL CASH FLOW

                                  GROSS  ROYALTY  OPERATING  CAPITAL         BTAX NET     BTAX            ATAX NET     ATAX
            WELL   RATE  PRICE  REVENUE  & TAXES       COST     COST   ARTC   REVENUE  NET CUM  TAX PAID   REVENUE  NET CUM
YEAR       COUNT  MCF/D  $/MCF       M$       M$         M$       M$     M$        M$       M$        M$        M$       M$
---------------------------------------------------------------------------------------------------------------------------
2002        0.60   79.5   2.86     83.0     15.7       24.1        -      -      40.2     40.2      14.9      25.3     25.3
2003        0.60   65.4   3.76     89.7     15.0       21.4        -      -      50.0     90.2      17.5      32.5     57.8
2004        0.60   48.3   3.75     66.4      8.6       17.9        -      -      37.5    127.7      12.3      25.2     83.1
2005        0.60   30.7   3.85     43.2      5.1       13.9        -      -      22.6    150.3       7.3      15.3     98.4
2006        0.60   17.0   3.84     23.8      2.8       10.7        -      -       9.4    159.7       3.0       6.4    104.8
2007        0.60    9.9   3.84     10.4      1.2        6.8        -      -       1.9    161.7         -       1.9    106.7
---------------------------------------------------------------------------------------------------------------------------
TOTAL              43.2   3.49    316.4     48.5       94.9        -      -     161.7               54.9     106.7

CEDAR LLOYDMINSTER C13-25-49-28  (131/13-25-049-28W3/0)  PROVED PRODUCING - RAW

STATUS          Producer: Active gas well     ON TIME         99%
FIELD           N/A                           RIG RELEASE     Jul 1935
POOL            Colony                        WI              0%
UNIT            N/A                           RLI             0.0
OPERATOR        N/A                           TYPE            P-DP
LICENSEE        Murphy Oil Company Ltd.                       Raw

RESERVES (JAN 1, 2002)

                             ULTIMATE     CUMULATIVE     REMAINING     REMAINING
P-DP                         RESERVES     PRODUCTION         GROSS           NET
--------------------------------------------------------------------------------
Oil (mbbl)                        0.0            0.0           0.0           0.0
Gas (mmcf)                    2,299.3        1,234.8       1,064.6           0.0
Water (mbbl)                      0.0            0.0           0.0           0.0

DECLINES

DECLINE                                SEGMENT    DATE    QI    DI    NI    TYPE
--------------------------------------------------------------------------------
No Declines.

PRODUCTION (6 MO. HISTORY / 6 MO. FORECAST)

DATE                     WELL       CDOR        CDGR        CDWR            LGR
                        COUNT     (BBL/D)     (MCF/D)     (BBL/D)     (BBL/MMCF)
--------------------------------------------------------------------------------
Feb 1989                  1.0          0          44           0              0
Mar 1989                  1.0          0          39           0              0
Sep 2001                  1.0          0          83           0              0
Oct 2001                  1.0          0         237           0              0
Nov 2001                  1.0          0         255           0              0
Dec 2001                  1.0          0         313           0              0
--------------------------------------------------------------------------------
Jan 2002                  1.0          0         278           0              0
Feb 2002                  1.0          0         276           0              0
Mar 2002                  1.0          0         232           0              0
Apr 2002                  1.0          0         228           0              0
May 2002                  1.0          0         228           0              0
Jun 2002                  1.0          0         228           0              0

[BAR GRAPH]

[BAR GRAPH]

SUMMARY

Westerra 2000
131/13-25-049-28W3/0
Cedar Lloydminster C13-25-49-28
N/A Lloydminster Colony
N/A
Proved Producing

As Of Date                    January 1, 2002
Prediction Date               January 31, 2002
Saskatchewan
UWI                           131/13-25-049-28W3/0
Net No. Wells                 0.60
Average WI                    60%
Average Royalty               13%
Price Schedule                ATB 2001 Q4
Price File                    Saskatchewan
Econ. Limit                   Enabled
GCA Applied                   Yes
BOE Ratio                     10:1

[BAR GRAPH]

                                      COMPANY WI SHARE               NET PRESENT WORTH VALUE BEFORE TAX (M$)             PRICE
                                   -----------------------  ---------------------------------------------------------  --------
                      REMAINING       GROSS         NET        8.0%       10.0%       12.0%       15.0%       20.0%      YEAR 1
                      ---------       -----         ---        ----       -----       -----       -----       -----      ------
Oil (mbbl) (1:10)            --          --          --          --          --          --          --          --          --
Gas (mmcf)              1,053.9       632.4       553.3       630.6       568.1       516.7       454.9       379.4        2.86
NGL (mbbl) (1:1)             --          --          --          --          --          --          --          --          --
   C2 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C3 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C4 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C5+ (mbbl) (1:1)          --          --          --          --          --          --          --          --          --
Sulphur (mlt) (1:1)          --          --          --          --          --          --          --          --          --
-------------------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)             105.4        63.2        55.3       630.6       568.1       516.7       454.9       379.4
AFTER TAX                                                     375.8       336.5       304.5       266.2       220.1

CAPITAL COSTS (M$)                            CASH FLOW (M$)                        ECONOMIC INDICATORS
-----------------------------------------     ---------------------------------     --------------------------------------------
                        GROSS         NET                     GROSS         NET                           BEFORE TAX   AFTER TAX
                        -----         ---                     -----         ---                           ----------   ---------
CEE                        --          --     Revenue       4,132.1     2,479.3     Rate of Return (%)            --          --
CDE                        --          --     Royalties       842.7       505.6     Payout (yrs)                  --          --
CCA                        --          --     Op. Costs     1,308.9       785.3     P/I - 0.0% Discount           --          --
COGPE                      --          --     Capital            --          --     P/I - 12.0% Discount          --          --
Abandonment                --          --     ARTC               --          --     Op. Cost ($/boe)             7.5          --
                                                                                    Cap. Cost ($/boe)             --          --
-----------------------------------------     ---------------------------------
Total                      --          --     Before Tax    1,980.5     1,188.3

ANNUAL CASH FLOW
-------------------------------------------------
                                                           GROSS        ROYALTY      OPERATING        CAPITAL
               WELL           RATE          PRICE        REVENUE        & TAXES           COST           COST           ARTC
YEAR          COUNT          MCF/D          $/MCF             M$             M$             M$             M$             M$
----------------------------------------------------------------------------------------------------------------------------
2002          0. 60          143.6           2.86          149.9           40.6           39.0             --             --
2003          0. 60          147.7           3.76          202.5           58.9           41.2             --             --
2004          0. 60          147.9           3.75          203.1           59.1           42.6             --             --
2005          0. 60          138.4           3.85          194.4           55.4           41.3             --             --
2006          0. 60          121.3           3.84          170.1           45.7           38.1             --             --
2007          0. 60          106.3           3.84          148.9           37.3           35.2             --             --
2008          0. 60           93.8           3.83          131.6           30.4           32.8             --             --
2009          0. 60           83.3           3.83          116.3           24.4           30.7             --             --
2010          0. 60           74.4           3.82          103.8           19.5           29.0             --             --
2011          0. 60           66.7           3.87           94.1           16.0           27.5             --             --
REM.          0. 60           27.6           4.34          964.5          118.3         42 7.9             --             --
----------------------------------------------------------------------------------------------------------------------------
TOTAL                         54.1           3.92        2,479.3          505.6          785.3             --             --

              BTAX NET            BTAX                  ATAX NET        ATAX
               REVENUE         NET CUM      TAX PAID     REVENUE     NET CUM
YEAR                M$              M$            M$          M$          M$
----------------------------------------------------------------------------
2002              64.8            64.8          28.3        36.5        36.5
2003              95.1           159.9          41.8        53.3        89.8
2004              94.1           254.0          41.5        52.5       142.4
2005              90.7           344.7          39.6        51.1       193.5
2006              80.2           424.9          34.0        46.2       239.7
2007              71.1           496.0          29.2        41.9       281.6
2008              63.6           559.6          25.3        38.4       319.9
2009              57.1           616.7          21.8        35.3       355.2
2010              51.5           668.2          18.9        32.6       387.8
2011              47.2           715.5          16.8        30.5       418.3
REM.             383.6         1,099.1         125.1       258.5       676.8
----------------------------------------------------------------------------
TOTAL          1,099.1                         422.3       676.8

CEDAR LLOYDMINSTER B1-26-49-28  (121/01-26-049-28W3/0)  PROVED PRODUCING - RAW

STATUS           Producer: Active gas well          ON TIME             100%
FIELD            N/A                                RIG RELEASE         Aug 1938
POOL             Colony                             WI                  0%
UNIT             N/A                                RLI                 0.0
OPERATOR         N/A                                TYPE                P-DP
LICENSEE         Murphy Oil Company Ltd.                                Raw


RESERVES (JAN 1, 2002)

                              ULTIMATE    CUMULATIVE     REMAINING     REMAINING
P-DP                          RESERVES    PRODUCTION         GROSS           NET
--------------------------------------------------------------------------------
Oil (mbbl)                         0.0           0.0           0.0           0.0
Gas (mmcf)                     2,504.5       1,237.4       1,267.1           0.0
Water (mbbl)                       0.0           0.0           0.0           0.0


DECLINES

DECLINE SEGMENT         DATE         QI           DI           NI           TYPE
--------------------------------------------------------------------------------
NO DECLINES.


PRODUCTION (6 MO. HISTORY / 6 MO. FORECAST)

DATE                    WELL         CDOR         CDGR         CDWR          LGR
                       COUNT      (BBL/D)      (MCF/D)      (BBL/D)   (BBL/MMCF)
--------------------------------------------------------------------------------
Feb 1986                 1.0            0           35            0            0
Mar 1986                 1.0            0           12            0            0
Sep 2001                 1.0            0          164            0            0
Oct 2001                 1.0            0          338            0            0
Nov 2001                 1.0            0          329            0            0
Dec 2001                 1.0            0          370            0            0
--------------------------------------------------------------------------------
Jan 2002                 1.0            0          483            0            0
Feb 2002                 1.0            0          478            0            0
Mar 2002                 1.0            0          370            0            0
Apr 2002                 1.0            0          362            0            0
May 2002                 1.0            0          360            0            0
Jun 2002                 1.0            0          362            0            0


[BAR/LINE GRAPH]


[LINE GRAPH]

SUMMARY

Westerra 2000
121/01-26-049-28W3/0
Cedar Lloydminster B1-26-49-28
N/A Lloydminster Colony
N/A
Proved Producing

As Of Date                    January 1, 2002
Prediction Date               January 31, 2002
Saskatchewan
UWI                           121/01-26-049-28W3/0
Net No. Wells                 0.60
Average WI                    60%
Average Royalty               0%
Price Schedule                ATB 2001 Q4
Price File                    Saskatchewan
Econ. Limit                   Enabled
GCA Applied                   Yes
BOE Ratio                     10:1

[BAR CHART]

                                      COMPANY WI SHARE               NET PRESENT WORTH VALUE BEFORE TAX (M$)             PRICE
                                   -----------------------  --------------------------------------------------------  ---------
                      REMAINING       GROSS         NET        8.0%       10.0%       12.0%       15.0%       20.0%      YEAR 1
                      ---------       -----         ---        ----       -----       -----       -----       -----      ------
Oil (mbbl) (1:10)            --          --          --          --          --          --          --          --          --
Gas (mmcf)              1,254.4       752.6       751.4       991.3       907.3       836.8       749.8       640.2        2.86
NGL (mbbl) (1:1)             --          --          --          --          --          --          --          --          --
   C2 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C3 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C4 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C5+ (mbbl) (1:1)          --          --          --          --          --          --          --          --          --
Sulphur (mlt) (1:1)          --          --          --          --          --          --          --          --          --
-------------------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)             125.4        75.3        75.1       991.3       907.3       836.8       749.8       640.2
AFTER TAX                                                     560.6       510.4       468.6       417.4       353.7


CAPITAL COSTS (M$)                            CASH FLOW (M$)                         ECONOMIC INDICATORS
-----------------------------------------     ----------------------------------     --------------------------------------------
                        GROSS         NET                      GROSS         NET                           BEFORE TAX   AFTER TAX
                        -----         ---                      -----         ---                           ----------   ---------
CEE                        --          --     Revenue        4,790.7     2,874.4     Rate of Return (%)            --          --
CDE                        --          --     Royalties        611.3       366.8     Payout (yrs)                  --          --
CCA                        --          --     Op. Costs      1,383.8       830.3     P/I - 0.0% Discount           --          --
COGPE                      --          --     Capital             --          --     P/I - 12.0% Discount          --          --
Abandonment                --          --     ARTC                --          --     Op. Cost ($/boe)             6.6          --
                                                                                     Cap. Cost ($/boe)             --          --
--------------------------------------------------------------------------------
Total                      --          --     Before Tax     2,795.7     1,677.4


ANNUAL CASH FLOW
-------------------------------------------------
                                                           GROSS        ROYALTY      OPERATING        CAPITAL
               WELL           RATE          PRICE        REVENUE        & TAXES           COST           COST           ARTC
YEAR          COUNT          MCF/D          $/MCF             M$             M$             M$             M$             M$
----------------------------------------------------------------------------------------------------------------------------
2002           0.60          232.1           2.86          242.3           47.1           59.7             --             --
2003           0.60          233.0           3.76          319.4           67.8           61.7             --             --
2004           0.60          225.3           3.75          309.4           65.0           61.8             --             --
2005           0.60          199.8           3.85          280.5           56.8           57.0             --             --
2006           0.60          161.5           3.84          226.5           41.7           48.6             --             --
2007           0.60          132.5           3.84          185.7           30.2           42.3             --             --
2008           0.60          110.5           3.83          155.0           21.7           37.5             --             --
2009           0.60           93.3           3.83          130.3           14.8           33.6             --             --
2010           0.60           79.7           3.82          111.2            9.5           30.6             --             --
2011           0.60           69.0           3.87           97.3            5.8           28.2             --             --
REM.           0.60           27.0           4.27          816.9            6.4          369.5             --             --
----------------------------------------------------------------------------------------------------------------------------
TOTAL                         70.1           3.82        2,874.4          366.8          830.3             --             --


              BTAX NET            BTAX                  ATAX NET        ATAX
               REVENUE         NET CUM       TAX PAID    REVENUE     NET CUM
YEAR                M$              M$            M$          M$          M$
----------------------------------------------------------------------------
2002             126.7           126.7          58.7        68.0        68.0
2003             178.5           305.2          82.7        95.8       163.8
2004             171.4           476.6          79.4        92.0       255.9
2005             156.7           633.3          72.0        84.6       340.5
2006             128.1           761.4          57.4        70.7       411.2
2007             106.5           867.9          46.3        60.2       471.4
2008              90.3           958.1          37.9        52.4       523.8
2009              77.3         1,035.4          31.2        46.1       569.9
2010              67.2         1,102.5          26.0        41.2       611.0
2011              59.8         1,162.3          22.3        37.5       648.5
REM.             411.6         1,573.9         143.3       268.3       916.8
----------------------------------------------------------------------------
TOTAL          1,573.9                         657.1       916.8

CEDAR ABERFELDY D14-15-49-27  (141/14-15-049-27W3/0)  PROVED PRODUCING - RAW

STATUS            Producer: Active gas well         ON TIME             95%
FIELD             N/A                               RIG RELEASE         Jun 1985
POOL              Lloydminster                      WI                  0%
UNIT              N/A                               RLI                 0.0
OPERATOR          N/A                               TYPE                P-DP
LICENSEE          Atcor Resources Limited                               Raw


RESERVES (JAN 1, 2002)

                              ULTIMATE    CUMULATIVE     REMAINING     REMAINING
P-DP                          RESERVES    PRODUCTION         GROSS           NET
--------------------------------------------------------------------------------
Oil (mbbl)                         0.0           0.0           0.0           0.0
Gas (mmcf)                        57.9          56.1           1.8           0.0
Water (mbbl)                       0.0           0.0           0.0           0.0


DECLINES

DECLINE       SEGMENT     DATE          QI          DI           NI        TYPE
--------------------------------------------------------------------------------
NO DECLINES.


PRODUCTION (4 MO. HISTORY / 4 MO. FORECAST)

DATE                    WELL         CDOR         CDGR         CDWR          LGR
                       COUNT      (BBL/D)      (MCF/D)      (BBL/D)   (BBL/MMCF)
--------------------------------------------------------------------------------
Sep 2001                 1.0            0          565            0            0
Oct 2001                 1.0            0          457            0            0
Nov 2001                 1.0            0          426            0            0
Dec 2001                 1.0            0          395            0            0
--------------------------------------------------------------------------------
Jan 2002                 1.0            0           31            0            0
Feb 2002                 1.0            0           28            0            0


[LINE GRAPH]


[CHART]

SUMMARY
Westerra 2000
141/14-15-049-27W3/0
Cedar Aberfeldy D14-15-49-27
Lloydminster

Proved Producing

As Of Date                    January 1, 2002
Prediction Date               January 31, 2002
Saskatchewan
UWI                           141/14-15-049-27W3/0
Net No. Wells                 0.60
Average WI                    60%
Average Royalty               18%
Price Schedule                ATB 2001 Q4
Price File                    Saskatchewan
Econ. Limit                   Enabled
GCA Applied                   Yes
BOE Ratio                     10:1

[LINE CHART]

                                      COMPANY WI SHARE               NET PRESENT WORTH VALUE BEFORE TAX (M$)             PRICE
                                   -----------------------  --------------------------------------------------------  ---------
                      REMAINING       GROSS         NET        8.0%       10.0%       12.0%       15.0%       20.0%      YEAR 1
                      ---------       -----         ---        ----       -----       -----       -----       -----      ------
Oil (mbbl) (1:10)            --          --          --          --          --          --          --          --          --
Gas (mmcf)                  1.7         1.0         0.9         1.1         1.1         1.1         1.1         1.1        2.76
NGL (mbbl) (1:1)             --          --          --          --          --          --          --          --          --
   C2 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C3 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C4 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C5+ (mbbl) (1:1)          --          --          --          --          --          --          --          --          --
Sulphur (mlt) (1:1)          --          --          --          --          --          --          --          --          --
-------------------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)               0.2         0.1         0.1         1.1         1.1         1.1         1.1         1.1
AFTER TAX                                                       1.1         1.1         1.1         1.1         1.1


CAPITAL COSTS (M$)                             CASH FLOW (M$)                          ECONOMIC INDICATORS
---------------------------------------        --------------------------------        ---------------------------------------------
                       GROSS        NET                        GROSS        NET                              BEFORE TAX    AFTER TAX
                       -----        ---                        -----        ---                              ----------    ---------
CEE                       --         --        Revenue           4.8        2.9        Rate of Return (%)            --           --
CDE                       --         --        Royalties         0.8        0.5        Payout (yrs)                  --           --
CCA                       --         --        Op. Costs         1.9        1.1        P/I - 0.0% Discount           --           --
COGPE                     --         --        Capital            --         --        P/I - 12.0% Discount          --           --
Abandonment               --         --        ARTC               --         --        Op. Cost ($/boe)             6.5           --
                                                                                       Cap. Cost ($/boe)             --           --
-------------------------------------------------------------------------------
Total                     --         --        Before Tax        2.1        1.3


ANNUAL CASH FLOW
-----------------------------
                                  GROSS    ROYALTY   OPERATING   CAPITAL          BTAX NET      BTAX              ATAX NET      ATAX
         WELL    RATE   PRICE   REVENUE    & TAXES        COST      COST   ARTC    REVENUE   NET CUM   TAX PAID    REVENUE   NET CUM
YEAR    COUNT   MCF/D   $/MCF        M$         M$          M$        M$     M$         M$        M$         M$         M$        M$
------------------------------------------------------------------------------------------------------------------------------------
2002     0.60    17.7    2.76       2.9        0.5         1.1        --     --        1.2       1.2         --        1.2       1.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL            17.7    2.76       2.9        0.5         1.1        --     --        1.2                   --        1.2

CEDAR ABERFELDY D14-15-49-27  (141/14-15-049-27W3/2)  PROVED PRODUCING - RAW

STATUS           Producer: Active gas well         ON TIME              99%
FIELD            N/A                               RIG RELEASE          Jun 1985
POOL             Cummings                          WI                   0%
UNIT             N/A                               RLI                  0.0
OPERATOR         N/A                               TYPE                 P-DP
LICENSEE         Atcor Resources Limited                                Raw


RESERVES (JAN 1, 2002)

                           ULTIMATE     CUMULATIVE      REMAINING      REMAINING
P-DP                       RESERVES     PRODUCTION          GROSS            NET
--------------------------------------------------------------------------------
Oil (mbbl)                      0.0            0.0            0.0            0.0
Gas (mmcf)                    855.7          483.8          371.9            0.0
Water (mbbl)                    1.7            1.7            0.0            0.0


DECLINES

DECLINE         SEGMENT     DATE          QI          DI           NI       TYPE
--------------------------------------------------------------------------------
NO DECLINES.


PRODUCTION (6 MO. HISTORY / 6 MO. FORECAST)

DATE                    WELL         CDOR         CDGR         CDWR          LGR
                       COUNT      (BBL/D)      (MCF/D)      (BBL/D)   (BBL/MMCF)
--------------------------------------------------------------------------------
Jan 1997                 1.0            0           10            0            0
Feb 1997                 1.0            0            7            0            0
Sep 2001                 1.0            0          116            0            0
Oct 2001                 1.0            0          352            0            0
Nov 2001                 1.0            0          222            0            0
Dec 2001                 1.0            0          125            0            0
--------------------------------------------------------------------------------
Jan 2002                 1.0            0          118            0            0
Feb 2002                 1.0            0          117            0            0
Mar 2002                 1.0            0          108            0            0
Apr 2002                 1.0            0          107            0            0
May 2002                 1.0            0          106            0            0
Jun 2002                 1.0            0          106            0            0


[LINE GRAPH]


[LINE GRAPH]

SUMMARY

Westerra 2000
141/14-15-049-27W3/2
Cedar Aberfeldy D14-15-49-27
Cummings

Proved Producing

As Of Date                    January 1, 2002
Prediction Date               January 31, 2002
Saskatchewan
UWI                           141/14-15-049-27W3/2
Net No. Wells                 0.60
Average WI                    60%
Average Royalty               18%
Price Schedule                ATB 2001 Q4
Price File                    Saskatchewan
Econ. Limit                   Enabled
GCA Applied                   Yes
BOE Ratio                     10:1

[BAR CHART]

                                      COMPANY WI SHARE              NET PRESENT WORTH VALUE BEFORE TAX (M$)              PRICE
                                   ----------------------  --------------------------------------------------------  ----------
                      REMAINING       GROSS         NET        8.0%       10.0%       12.0%       15.0%       20.0%      YEAR 1
                      ---------       -----         ---        ----       -----       -----       -----       -----      ------
Oil (mbbl) (1:10)            --          --          --          --          --          --          --          --          --
Gas (mmcf)                360.4       216.2       178.4       228.4       211.4       196.6       177.8       153.2        2.86
NGL (mbbl) (1:1)             --          --          --          --          --          --          --          --          --
   C2 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C3 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C4 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C5+ (mbbl) (1:1)          --          --          --          --          --          --          --          --          --
Sulphur (mlt) (1:1)          --          --          --          --          --          --          --          --          --
-------------------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)              36.0        21.6        17.8       228.4       211.4       196.6       177.8       153.2
AFTER TAX                                                     155.2       143.5       133.4       120.4       103.6


CAPITAL COSTS (M$)                            CASH FLOW (M$)                         ECONOMIC INDICATORS
-----------------------------------------     ----------------------------------     --------------------------------------------
                        GROSS         NET                      GROSS         NET                           BEFORE TAX   AFTER TAX
                        -----         ---                      -----         ---                           ----------   ---------
CEE                        --          --     Revenue        1,359.7       815.8     Rate of Return (%)            --          --
CDE                        --          --     Royalties        237.7       142.6     Payout (yrs)                  --          --
CCA                        --          --     Op. Costs        521.4       312.8     P/I - 0.0% Discount           --          --
COGPE                      --          --     Capital             --          --     P/I - 12.0% Discount          --          --
Abandonment                --          --     ARTC                --          --     Op. Cost ($/boe)             8.7          --
                                                                                     Cap. Cost ($/boe)             --          --
--------------------------------------------------------------------------------
Total                      --          --     Before Tax       600.6       360.4


ANNUAL CASH FLOW
----------------------------------------------
                                                       GROSS       ROYALTY     OPERATING       CAPITAL
              WELL          RATE         PRICE       REVENUE       & TAXES          COST          COST          ARTC
YEAR         COUNT         MCF/D         $/MCF            M$            M$            M$            M$            M$
--------------------------------------------------------------------------------------------------------------------
2002          0.60          63.9          2.86          66.7          13.4          19.1            --            --
2003          0.60          60.0          3.76          82.2          16.6          20.1            --            --
2004          0.60          55.9          3.75          76.8          14.7          19.8            --            --
2005          0.60          50.8          3.85          71.4          12.8          19.0            --            --
2006          0.60          44.8          3.84          62.9          10.5          18.0            --            --
2007          0.60          39.7          3.84          55.7           9.2          17.2            --            --
2008          0.60          35.4          3.83          49.6           8.2          16.5            --            --
2009          0.60          31.6          3.83          44.2           7.3          15.9            --            --
2010          0.60          28.4          3.82          39.7           6.5          15.4            --            --
2011          0.60          25.6          3.87          36.2           5.9          15.0            --            --
REM.          0.60          16.0          4.07         230.5          37.6         136.7            --            --
--------------------------------------------------------------------------------------------------------------------
TOTAL                       30.1          3.78         815.8         142.6         312.8            --            --


             BTAX NET           BTAX                  ATAX NET         ATAX
              REVENUE        NET CUM     TAX PAID      REVENUE      NET CUM
YEAR               M$             M$           M$           M$           M$
---------------------------------------------------------------------------
2002             31.9           31.9         10.7         21.2         21.2
2003             42.6           74.5         14.2         28.4         49.6
2004             39.5          114.0         12.9         26.6         76.2
2005             37.0          151.0         11.8         25.1        101.3
2006             32.1          183.1         10.0         22.1        123.4
2007             27.3          210.3          8.5         18.8        142.2
2008             23.1          233.5          7.2         16.0        158.1
2009             19.4          252.9          6.0         13.4        171.6
2010             16.3          269.2          5.0         11.3        182.8
2011             13.9          283.1          4.3          9.6        192.4
REM.             47.9          331.0         14.3         33.6        226.0
---------------------------------------------------------------------------
TOTAL           331.0                       105.0        226.0

CEDAR ET AL ABERFELDY RE 15-15-49-27 (141/15-15-049-27W3/3) PROVED PRODUCING-RAW

STATUS           Producer: Inactive gas well        ON TIME             100%
FIELD            N/A                                RIG RELEASE         Sep 2001
POOL             Sparky                             WI                  0%
UNIT             N/A                                RLI                 0.0
OPERATOR         N/A                                TYPE                P-DP
LICENSEE         Cedar Energy Inc.                                      Raw


RESERVES (JAN 1, 2002)

                           ULTIMATE     CUMULATIVE      REMAINING      REMAINING
P-DP                       RESERVES     PRODUCTION          GROSS            NET
--------------------------------------------------------------------------------
Oil (mbbl)                      0.0            0.0            0.0            0.0
Gas (mmcf)                    360.2           23.4          336.8            0.0
Water (mbbl)                    0.0            0.0            0.0            0.0


DECLINES

DECLINE        SEGMENT      DATE         QI           DI           NI       TYPE
--------------------------------------------------------------------------------
NO DECLINES.


PRODUCTION (2 MO. HISTORY / 2 MO. FORECAST)

DATE                    WELL         CDOR         CDGR         CDWR          LGR
                       COUNT      (BBL/D)      (MCF/D)      (BBL/D)   (BBL/MMCF)
--------------------------------------------------------------------------------
Nov 2001                 1.0            0          215            0            0
Dec 2001                 1.0            0          546            0            0
--------------------------------------------------------------------------------
Jan 2002                 1.0            0          550            0            0
Feb 2002                 1.0            0          550            0            0
Mar 2002                 1.0            0          551            0            0
Apr 2002                 1.0            0          550            0            0
May 2002                 1.0            0          550            0            0
Jun 2002                 1.0            0          514            0            0


[LINE GRAPH]


[CHART]

SUMMARY

Westerra 2000
141/15-15-049-27W3/3
Cedar et al Aberfeldy RE 15-15-49-27
Sparky

Proved Producing

As Of Date                    January 1, 2002
Prediction Date               January 31, 2002
Saskatchewan
UWI                           141/15-15-049-27W3/3
Net No. Wells                 0.60
Average WI                    60%
Average Royalty               18%
Price Schedule                ATB 2001 Q4
Price File                    Saskatchewan
Econ. Limit                   Enabled
GCA Applied                   Yes
BOE Ratio                     10:1

[BAR CHART]

                                      COMPANY WI SHARE               NET PRESENT WORTH VALUE BEFORE TAX (M$)             PRICE
                                   ----------------------  ---------------------------------------------------------  ----------
                      REMAINING       GROSS         NET        8.0%       10.0%       12.0%       15.0%       20.0%      YEAR 1
                      ---------       -----         ---        ----       -----       -----       -----       -----      ------
Oil (mbbl) (1:10)            --          --          --          --          --          --          --          --          --
Gas (mmcf)                292.0       175.2       144.6       111.9       109.9       108.1       105.4       101.4        2.86
NGL (mbbl) (1:1)             --          --          --          --          --          --          --          --          --
   C2 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C3 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C4 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C5+ (mbbl) (1:1)          --          --          --          --          --          --          --          --          --
Sulphur (mlt) (1:1)          --          --          --          --          --          --          --          --          --
-------------------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)              29.2        17.5        14.5       111.9       109.9       108.1       105.4       101.4
AFTER TAX                                                      53.3        52.3        51.4        50.1        48.1


CAPITAL COSTS (M$)                           CASH FLOW (M$)                        ECONOMIC INDICATORS
---------------------------------------      --------------------------------      ----------------------------------------------
                       GROSS        NET                      GROSS        NET                             BEFORE TAX    AFTER TAX
                       -----        ---                      -----        ---                             ----------    ---------
CEE                       --         --      Revenue         936.9      562.2      Rate of Return (%)             --           --
CDE                       --         --      Royalties       307.5      184.5      Payout (yrs)                   --           --
CCA                       --         --      Op. Costs       394.9      236.9      P/I - 0.0% Discount            --           --
COGPE                     --         --      Capital            --         --      P/I - 12.0% Discount           --           --
Abandonment               --         --      ARTC               --         --      Op. Cost ($/boe)              8.1           --
                                                                                   Cap. Cost ($/boe)              --           --
-----------------------------------------------------------------------------
Total                     --         --      Before Tax      234.6      140.7


ANNUAL CASH FLOW
-----------------------------
                                  GROSS   ROYALTY OPERATING    CAPITAL           BTAX NET       BTAX              ATAX NET      ATAX
         WELL    RATE   PRICE   REVENUE   & TAXES      COST       COST     ARTC   REVENUE    NET CUM   TAX PAID    REVENUE   NET CUM
YEAR    COUNT   MCF/D   $/MCF        M$        M$        M$         M$       M$        M$         M$         M$         M$        M$
------------------------------------------------------------------------------------------------------------------------------------
2002     0.60   279.8    2.86     292.1     107.4     104.2        --        --      70.1       70.1       38.0       32.0      32.0
2003     0.60   129.7    3.76     177.8     57 .6      71.2        --        --      42.6      112.6       21.5       21.1      53.1
2004     0.60    63.3    3.75      86.9     18 .7      57.0        --        --       8.1      120.8        3.5        4.7      57.8
2005     0.60    44.4    3.85       5.3       0.9       4.5        --        --      -0.3      120.5         --       -0.3      57.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL           154.4    3.23     562.2     184.5     236.9        --        --     120.5                  63.0       57.5

CEDAR LLOYDMINSTER 6C-9-50-1  (1C0/06-09-050-01W4/0)  PROVED NON PRODUCING - RAW

STATUS        Standing: Suspended gas storage well     ON TIME          100%
FIELD         Lloydminster                             RIG RELEASE      Jun 1948
POOL          Sparky Gas Storage                       WI               0%
UNIT                                                   RLI              0.0
OPERATOR                                               TYPE             P-NP
LICENSEE      Cedar Energy Inc.                                         Raw


RESERVES (JAN 1, 2002)

                           ULTIMATE     CUMULATIVE      REMAINING      REMAINING
P-NP                       RESERVES     PRODUCTION          GROSS            NET
--------------------------------------------------------------------------------
Oil (mbbl)                      0.0            0.0            0.0            0.0
Gas (mmcf)                    479.9            0.0          479.9            0.0
Water (mbbl)                    0.0            0.0            0.0            0.0


DECLINES

DECLINE     SEGMENT        DATE             QI         DI         NI        TYPE
--------------------------------------------------------------------------------
P-NP          Gas 1     Jun 2002       2,500.0      1.895       0.00         Exp

PRODUCTION (0 MO. HISTORY / 0 MO. FORECAST)

DATE                WELL          CDOR          CDGR          CDWR           LGR
                   COUNT       (BBL/D)       (MCF/D)       (BBL/D)    (BBL/MMCF)
--------------------------------------------------------------------------------
Jul 2002             1.0             0         1,000             0             0
Aug 2002             1.0             0         1,000             0             0
Sep 2002             1.0             0         1,000             0             0
Oct 2002             1.0             0         1,000             0             0
Nov 2002             1.0             0         1,000             0             0
Dec 2002             1.0             0         1,000             0             0


[LINE GRAPH]


[CHART]

SUMMARY

Westerra 2000
1C0/06-09-050-01W4/0
Cedar Lloydminster 6c-9-50-1
Lloydminster Sparky & Gen Pete C&d

Proved Non Producing

As Of Date                        January 1, 2002
Prediction Date                   July 31, 2002
Alberta
UWI                               1C0/06-09-050-01W4/0
Net No. Wells                     0.00
Average WI                        60%
Average Royalty                   0%
Price Schedule                    ATB 2001 Q4
Price File                        Alberta
Econ. Limit                       Enabled
GCA Applied                       Yes
BOE Ratio                         10:1

[BAR CHART]

                                      COMPANY WI SHARE               NET PRESENT WORTH VALUE BEFORE TAX (M$)             PRICE
                                   ----------------------  ---------------------------------------------------------  ---------
                      REMAINING       GROSS         NET        8.0%       10.0%       12.0%        15.0%      20.0%      YEAR 1
                      ---------       -----         ---        ----       -----       -----        -----      -----      ------
Oil (mbbl) (1:10)            --          --          --          --          --          --          --          --          --
Gas (mmcf)                452.5       271.5       271.5       772.8       755.2       738.4       714.6       678.1          --
NGL (mbbl) (1:1)             --          --          --          --          --          --          --          --          --
   C2 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C3 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C4 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C5+ (mbbl) (1:1)          --          --          --          --          --          --          --          --          --
Sulphur (mlt) (1:1)          --          --          --          --          --          --          --          --          --
-------------------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)              45.3        27.2        27.2       772.8       755.2       738.4       714.6       678.1
AFTER TAX                                                     558.0       545.0       532.7       515.1       488.3


CAPITAL COSTS (M$)                            CASH FLOW (M$)                         ECONOMIC INDICATORS
-----------------------------------------     ----------------------------------     --------------------------------------------
                        GROSS         NET                      GROSS         NET                           BEFORE TAX   AFTER TAX
                        -----         ---                      -----         ---                           ----------   ---------
CEE                        --          --     Revenue        1,632.0       979.2     Rate of Return (%)            --          --
CDE                      82.4        49.4     Royalties           --          --     Payout (yrs)                 0.6         0.0
CCA                        --          --     Op. Costs        129.3        77.6     P/I - 0.0% Discount         17.2        12.5
COGPE                      --          --     Capital           82.4        49.4     P/I - 12.0% Discount        15.8        11.4
Abandonment                --          --     ARTC                --          --     Op. Cost ($/boe)             1.7          --
                                                                                     Cap. Cost ($/boe)            1.1          --
--------------------------------------------------------------------------------
Total                    82.4        49.4     Before Tax     1,420.3       852.2


ANNUAL CASH FLOW
------------------------------
                                             GROSS   ROYALTY  OPERATING   CAPITAL  BTAX NET       BTAX            ATAX NET      ATAX
          WELL    RATE   PRICE   REVENUE   & TAXES      COST       COST      ARTC   REVENUE    NET CUM  TAX PAID   REVENUE   NET CUM
YEAR     COUNT   MCF/D   $/MCF        M$        M$        M$         M$        M$        M$         M$        M$        M$        M$
------------------------------------------------------------------------------------------------------------------------------------
2002      0.51   490.1    3.00     314.6        --      14.5       49.4        --     250.7      250.7        --        --        --
2003      0.60   387.3    4.00     565.4        --      29.8         --        --     535.6      786.4     141.3     394.4     394.4
2004      0.60    66.0    4.00      96.6        --      30.7         --        --      65.9      852.3      14.3      51.6     446.0
2005      0.60    20.5    4.00       2.5        --       2.6         --        --      -0.1      852.2        --      -0.1     445.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL            277.7    3.61     979.2        --      77.6       49.4        --     852.2                155.5     445.9

CEDAR LLOYDMINSTER 6C-9-50-1 (1C0/06-09-050-01W4/0) PROVED + PROB. NON
   PRODUCING - RAW

STATUS        Standing: Suspended gas storage well     ON TIME          100%
FIELD         Lloydminster                             RIG RELEASE      Jun 1948
POOL          Sparky Gas Storage                       WI               0%
UNIT                                                   RLI              0.0
OPERATOR                                               TYPE             P+P-NP
LICENSEE      Cedar Energy Inc.                                         Raw


RESERVES (JAN 1, 2002)

                           ULTIMATE     CUMULATIVE      REMAINING      REMAINING
P+P-NP                     RESERVES     PRODUCTION          GROSS            NET
--------------------------------------------------------------------------------
Oil (mbbl)                      0.0            0.0            0.0            0.0
Gas (mmcf)                    606.4            0.0          606.4            0.0
Water (mbbl)                    0.0            0.0            0.0            0.0


DECLINES

DECLINE      SEGMENT         DATE           QI         DI          NI       TYPE
--------------------------------------------------------------------------------
P+P-NP         Gas 1     Jun 2002      2,500.0      2.821        0.50        Hyp


PRODUCTION (0 MO. HISTORY / 0 MO. FORECAST)

DATE                WELL          CDOR          CDGR          CDWR           LGR
                   COUNT       (BBL/D)       (MCF/D)       (BBL/D)    (BBL/MMCF)
--------------------------------------------------------------------------------
Jul 2002             1.0             0         1,000             0             0
Aug 2002             1.0             0         1,000             0             0
Sep 2002             1.0             0         1,000             0             0
Oct 2002             1.0             0         1,000             0             0
Nov 2002             1.0             0         1,000             0             0
Dec 2002             1.0             0         1,000             0             0


[LINE GRAPH]


[CHART]

SUMMARY

Westerra 2000
1C0/06-09-050-01W4/0
Cedar Lloydminster 6c-9-50-1
Lloydminster Sparky & Gen Pete C&d

Proved + Prob. Non Producing

As Of Date                        January 1, 2002
Prediction Date                   July 31, 2002
Alberta
UWI                               1C0/06-09-050-01W4/0
Net No. Wells                     0.00
Average WI                        60%
Average Royalty                   0%
Price Schedule                    ATB 2001 Q4
Price File                        Alberta
Econ. Limit                       Enabled
GCA Applied                       Yes
BOE Ratio                         10:1

[BAR CHART]

                                      COMPANY WI SHARE               NET PRESENT WORTH VALUE BEFORE TAX (M$)             PRICE
                                   ----------------------  ---------------------------------------------------------  ---------
                      REMAINING       GROSS         NET        8.0%       10.0%       12.0%       15.0%       20.0%      YEAR 1
                      ---------       -----         ---        ----       -----       -----       -----       -----      ------
Oil (mbbl) (1:10)            --          --          --          --          --          --          --          --          --
Gas (mmcf)                539.9       323.9       323.9       863.2       839.6       817.3       786.0       738.8          --
NGL (mbbl) (1:1)             --          --          --          --          --          --          --          --          --
   C2 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C3 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C4 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C5+ (mbbl) (1:1)          --          --          --          --          --          --          --          --          --
Sulphur (mlt) (1:1)          --          --          --          --          --          --          --          --          --
-------------------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)              54.0        32.4        32.4       863.2       839.6       817.3       786.0       738.8
AFTER TAX                                                     628.6       610.9       594.3       570.9       535.8


CAPITAL COSTS (M$)                            CASH FLOW (M$)                         ECONOMIC INDICATORS
-----------------------------------------     ----------------------------------     --------------------------------------------
                        GROSS         NET                      GROSS         NET                           BEFORE TAX   AFTER TAX
                        -----         ---                      -----         ---                           ----------   ---------
CEE                        --          --     Revenue        1,980.3     1,188.2     Rate of Return (%)            --          --
CDE                      82.4        49.4     Royalties           --          --     Payout (yrs)                 0.6         0.0
CCA                        --          --     Op. Costs        277.2       166.3     P/I - 0.0% Discount         19.7        14.4
COGPE                      --          --     Capital           82.4        49.4     P/I - 12.0% Discount        17.5        12.7
Abandonment                --          --     ARTC                --          --     Op. Cost ($/boe)             3.1          --
                                                                                     Cap. Cost ($/boe)            0.9          --
--------------------------------------------------------------------------------
Total                    82.4        49.4     Before Tax     1,620.7       972.4


ANNUAL CASH FLOW
----------------------------------------------------
                                                               GROSS         ROYALTY       OPERATING         CAPITAL
                WELL            RATE           PRICE         REVENUE         & TAXES            COST            COST            ARTC
YEAR           COUNT           MCF/D           $/MCF              M$              M$              M$              M$              M$
------------------------------------------------------------------------------------------------------------------------------------
2002            0.51           490.1            3.00           314.6              --            14.6            49.4              --
2003            0.60           360.4            4.00           526.2              --            30.2              --              --
2004            0.60           121.8            4.00           178.3              --            31.1              --              --
2005            0.60            60.7            4.00            88.6              --            32.0              --              --
2006            0.60            36.3            4.00            53.0              --            33.0              --              --
2007            0.60            25.2            4.00            27.5              --            25.5              --              --
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                          166.0            3.68         1,188.2              --           166.3            49.4              --


               BTAX NET           BTAX                  ATAX NET         ATAX
                REVENUE        NET CUM     TAX PAID      REVENUE      NET CUM
YEAR                 M$             M$           M$           M$           M$
-----------------------------------------------------------------------------
2002              250.6          250.6           --           --           --
2003              496.0          746.6        130.5        365.5        365.5
2004              147.3          893.8         35.1        112.2        477.7
2005               56.6          950.4         12.6         44.0        521.6
2006               20.0          970.4          3.7         16.3        537.9
2007                2.0          972.4           --          2.0        540.0
-----------------------------------------------------------------------------
TOTAL             972.4                       181.9        540.0

CEDAR LLOYDMINSTER 8C-22-50-2 (1C0/08-22-050-02W4/2) PROVED NON PRODUCING - RAW

STATUS         Producer: Suspended gas well            ON TIME              82%
FIELD          Lloydminster                            RIG RELEASE
POOL           Colony                                  WI                   0%
UNIT           N/A                                     RLI                  0.0
OPERATOR       Northwestern Utilities Limited          TYPE                 P-NP
LICENSEE                                                                    Raw


RESERVES (JAN 1, 2002)

                           ULTIMATE     CUMULATIVE      REMAINING      REMAINING
P-NP                       RESERVES     PRODUCTION          GROSS            NET
--------------------------------------------------------------------------------
Oil (mbbl)                      0.0            0.0            0.0            0.0
Gas (mmcf)                  1,131.7          304.5          827.2            0.0
Water (mbbl)                    0.0            0.0            0.0            0.0


DECLINES

DECLINE      SEGMENT        DATE         QI           DI           NI       TYPE
--------------------------------------------------------------------------------
P-NP           Gas 1    Jan 2002        0.0         0.25         0.00        Exp
P-NP           Gas 2    Sep 2002      500.0        0.217         0.00        Exp


PRODUCTION (6 MO. HISTORY / 6 MO. FORECAST)

DATE                        WELL        CDOR        CDGR        CDWR         LGR
                           COUNT     (BBL/D)     (MCF/D)     (BBL/D)  (BBL/MMCF)
--------------------------------------------------------------------------------
Apr 1985                     1.0           0           4           0           0
Nov 1985                     1.0           0           7           0           0
Dec 1985                     1.0           0          37           0           0
Jan 1986                     1.0           0          33           0           0
Feb 1986                     1.0           0          35           0           0
Mar 1986                     1.0           0          10           0           0
--------------------------------------------------------------------------------
Feb 2002                     0.0           0           0           0           0
Mar 2002                     0.0           0           0           0           0
Apr 2002                     0.0           0           0           0           0
May 2002                     0.0           0           0           0           0
Jun 2002                     0.0           0           0           0           0
Jul 2002                     0.0           0           0           0           0


[BAR/LINE GRAPH]


[CHART]

SUMMARY

Westerra 2000
1C0/08-22-050-02W4/2
Cedar Lloydminster 8C-22-50-2
Lloydminster Colony

Proved Non Producing

As Of Date                    January 1, 2002
Prediction Date               February 28, 2002
Alberta
UWI                           1C0/08-22-050-02W4/2
Net No. Wells                 0.60
Average WI                    60%
Average Royalty               20%
Price Schedule                ATB 2001 Q4
Price File                    Alberta
Econ. Limit                   Enabled
GCA Applied                   Yes
BOE Ratio                     10:1

[BAR CHART]

                                      COMPANY WI SHARE               NET PRESENT WORTH VALUE BEFORE TAX (M$)             PRICE
                                   ----------------------  ---------------------------------------------------------  ---------
                      REMAINING       GROSS         NET        8.0%       10.0%       12.0%       15.0%       20.0%      YEAR 1
                      ---------       -----         ---        ----       -----       -----       -----       -----      ------
Oil (mbbl) (1:10)            --          --          --          --          --          --          --          --          --
Gas (mmcf)                818.9       491.4       394.6       806.6       738.5       680.0       606.5       511.5        2.76
NGL (mbbl) (1:1)             --          --          --          --          --          --          --          --          --
   C2 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C3 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C4 (mbbl) (1:1)           --          --          --          --          --          --          --          --          --
   C5+ (mbbl) (1:1)          --          --          --          --          --          --          --          --          --
Sulphur (mlt) (1:1)          --          --          --          --          --          --          --          --          --
-------------------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)              81.9        49.1        39.5       806.6       738.5       680.0       606.5       511.5
AFTER TAX                                                     534.8       487.8       447.6       397.2       332.4


CAPITAL COSTS (M$)                            CASH FLOW (M$)                         ECONOMIC INDICATORS
-----------------------------------------     ----------------------------------     --------------------------------------------
                        GROSS         NET                      GROSS         NET                           BEFORE TAX   AFTER TAX
                        -----         ---                      -----         ---                           ----------   ---------
CEE                        --          --     Revenue        3,094.3     1,856.6     Rate of Return (%)            --          --
CDE                        --          --     Royalties        542.1       325.3     Payout (yrs)                 1.0         1.0
CCA                      41.2        24.7     Op. Costs        451.0       270.6     P/I - 0.0% Discount         50.0        33.7
COGPE                      --          --     Capital           41.2        24.7     P/I - 12.0% Discount        29.1        19.2
Abandonment                --          --     ARTC                --          --     Op. Cost ($/boe)             3.3          --
                                                                                     Cap. Cost ($/boe)            0.3          --
--------------------------------------------------------------------------------
Total                    41.2        24.7     Before Tax     2,060.0     1,236.0


ANNUAL CASH FLOW
-------------------------------------------------
                                                           GROSS        ROYALTY      OPERATING        CAPITAL
               WELL           RATE          PRICE        REVENUE        & TAXES           COST           COST           ARTC
YEAR          COUNT          MCF/D          $/MCF             M$             M$             M$             M$             M$
----------------------------------------------------------------------------------------------------------------------------
2002           0.60          238.3           2.76           60.5           15.5            7.5           24.7             --
2003           0.60          213.5           3.75          292.4           74.1           27.7             --             --
2004           0.60          178.2           3.75          244.2           56.7           24.3             --             --
2005           0.60          149.5           3.74          204.0           42.9           21.5             --             --
2006           0.60          125.2           3.73          170.4           32.3           19.0             --             --
2007           0.60          104.8           3.72          142.3           24.3           16.9             --             --
2008           0.60           87.4           3.71          118.8           18.2           15.1             --             --
2009           0.60           73.4           3.70           99.2           13.7           13.6             --             --
2010           0.60           61.4           3.70           82.9           10.2           12.3             --             --
2011           0.60           51.4           3.79           71.1            8.0           11.2             --             --
REM.           0.60           17.6           4.22          370.7           29.4          101.5             --             --
----------------------------------------------------------------------------------------------------------------------------
TOTAL                         58.7           3.78        1,856.6          325.3          270.6          24 .7             --


              BTAX NET            BTAX                   ATAX NET        ATAX
               REVENUE         NET CUM      TAX PAID      REVENUE     NET CUM
YEAR                M$              M$            M$           M$          M$
-----------------------------------------------------------------------------
2002              12.9            12.9            --           --          --
2003             190.6           203.5          69.4        121.2       121.2
2004             163.3           366.7          55.1        108.2       229.4
2005             139.6           506.4          45.9         93.7       323.1
2006             119.1           625.4          38.1         80.9       404.1
2007             101.1           726.6          31.6         69.5       473.5
2008              85.5           812.0          26.2         59.3       532.8
2009              72.0           884.0          21.7         50.3       583.2
2010              60.3           944.4          17.9         42.5       625.6
2011              51.9           996.3          15.2         36.7       662.4
REM.             239.7         1,236.0          68.1        171.6       834.0
-----------------------------------------------------------------------------
TOTAL          1,236.0                         389.2        834.0

CEDAR LLOYDMINSTER 8C-22-50-2  (1C0/08-22-050-02W4/2)  PROVED + PROB. NON
   PRODUCING - RAW

STATUS         Producer: Suspended gas well            ON TIME            82%
FIELD          Lloydminster                            RIG RELEASE
POOL           Colony                                  WI                 0%
UNIT           N/A                                     RLI                0.0
OPERATOR       Northwestern Utilities Limited          TYPE               P+P-NP
LICENSEE                                                                  Raw


RESERVES (JAN 1, 2002)

                              ULTIMATE    CUMULATIVE     REMAINING     REMAINING
P+P-NP                        RESERVES    PRODUCTION         GROSS           NET
--------------------------------------------------------------------------------
Oil (mbbl)                         0.0           0.0           0.0           0.0
Gas (mmcf)                     1,461.4         304.5       1,156.9           0.0
Water (mbbl)                       0.0           0.0           0.0           0.0


DECLINES

DECLINE      SEGMENT         DATE         QI          DI           NI       TYPE
--------------------------------------------------------------------------------
P+P-NP         Gas 1     Jan 2002        0.0        0.25         0.00        Exp
P+P-NP         Gas 2     Sep 2002      500.0       0.154         0.00        Exp


PRODUCTION (6 MO. HISTORY / 6 MO. FORECAST)

DATE                        WELL        CDOR        CDGR        CDWR         LGR
                           COUNT     (BBL/D)     (MCF/D)     (BBL/D)  (BBL/MMCF)
--------------------------------------------------------------------------------
Apr 1985                     1.0           0           4           0           0
Nov 1985                     1.0           0           7           0           0
Dec 1985                     1.0           0          37           0           0
Jan 1986                     1.0           0          33           0           0
Feb 1986                     1.0           0          35           0           0
Mar 1986                     1.0           0          10           0           0
--------------------------------------------------------------------------------
Feb 2002                     0.0           0           0           0           0
Mar 2002                     0.0           0           0           0           0
Apr 2002                     0.0           0           0           0           0
May 2002                     0.0           0           0           0           0
Jun 2002                     0.0           0           0           0           0
Jul 2002                     0.0           0           0           0           0


[BAR/LINE CHART]


[BAR CHART]

SUMMARY

Westerra 2000
1C0/08-22-050-02W4/2
Cedar Lloydminster 8C-22-50-2
Lloydminster Colony

Proved + Prob. Non Producing
As Of Date          January 1, 2002
Prediction Date     February 28, 2002
Alberta
UWI                 1C0/08-22-050-02W4/2
Net No. Wells       0.60
Average WI          60%
Average Royalty     20%
Price Schedule      ATB 2001 Q4
Price File          Alberta
Econ. Limit         Enabled
GCA Applied         Yes
BOE Ratio           10:1


[BAR CHART]



                                  COMPANY WI SHARE                 NET PRESENT WORTH VALUE BEFORE TAX (M$)         PRICE
                                  ------------------------------------------------------------------------------------------
                       REMAINING      GROSS        NET         8.0%     10.0%       12.0%       15.0%       20.0%     YEAR 1
                       ---------      -----        ---         ----     -----       -----       -----       -----     ------
Oil (mbbl) (1:10)              -          -          -           -          -           -           -           -         -
Gas (mmcf)               1,145.4      687.2      551.1     1,028.2      922.3       834.8       728.9       598.9      2.76
NGL (mbbl) (1:1)               -          -          -           -          -           -           -           -         -
C2 (mbbl) (1:1)                -          -          -           -          -           [           -           -         -
C3 (mbbl) (1:1)                -          -          -           -          -           -           -           -         -
C4 (mbbl) (1:1)                -          -          -           -          -           -           -           -         -
C5+ (mbbl) (1:1)               -          -          -           -          -           -           -           -         -
Sulphur (mlt) (1:1)            -          -          -           -          -           -           -           -         -
----------------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)              114.5       68.7       55.1     1,028.2      922.3       834.8       728.9       598.9
AFTER TAX                                                    681.4      608.7       548.7       476.5       388.3

CAPITAL COSTS (M$)                   CASH FLOW (M$)                              ECONOMIC INDICATORS
---------------------------------    ---------------------------------------     -----------------------------------------------
                     GROSS    NET                         GROSS          NET                            BEFORE TAX     AFTER TAX
                     -----    ---                         -----          ---                            ----------     ---------
CEE                      -      -     Revenue            4,466.3     2,679.8     Rate of Return (%)              -             -
CDE                      -      -     Royalties            775.2       465.1     Payout (yrs)                  1.0           1.0
CCA                   41.2   24.7     Op. Costs            647.1       388.3     P/I - 0.0% Discount          72.9          49.3
COGPE                    -      -     Capital               41.2        24.7     P/I - 12.0% Discount         35.7          23.5
Abandonment              -      -     ARTC                     -           -     Op. Cost ($/boe)              3.4             -
----------------------------------------------------------------------------     Cap. Cost ($/boe)             0.2             -
Total                 41.2   24.7     Before Tax         3,002.8     1,801.7


ANNUAL CASH FLOW
----------------
                                             ROYALTY                                   BTAX      BTAX               ATAX      ATAX
                                     GROSS         &   OPERATING   CAPITAL              NET       NET      TAX       NET       NET
         WELL     RATE    PRICE    REVENUE     TAXES        COST      COST   ARTC   REVENUE       CUM     PAID   REVENUE       CUM
YEAR    COUNT    MCF/D    $/MCF         M$        M$          M$        M$     M$        M$        M$       M$        M$        M$
-----------------------------------------------------------------------------------------------------------------------------------
2002     0.60    239.9     2.76       60.9      15.6         7.5      24.7      -      13.1      13.1        -         -         -
2003     0.60    221.8     3.75      303.8      78.3        28.6         -      -     196.8     209.9     72.1     124.7     124.7
2004     0.60    194.9     3.75      267.2      64.9        26.3         -      -     176.0     385.9     60.2    11 5.8     240.6
2005     0.60    172.3     3.74      235.0      53.4        24.3         -      -     157.4     543.2     53.0     104.3     344.9
2006     0.60    151.8     3.73      206.7      43.8        22.4         -      -     140.5     683.8     46.6      94.0     438.8
2007     0.60    133.8     3.72      181.8      35.8        20.7         -      -     125.3     809.0     40.8      84.5     523.4
2008     0.60    117.6     3.71      159.9      29.2        19.2         -      -     111.5     920.5     35.7      75.8     599.2
2009     0.60    104.0     3.70      140.6      23.7        17.8         -      -      99.0   1,019.5     31.1      67.9     667.1
2010     0.60     91.6     3.70      123.6      19.2        16.6         -      -      87.8   1,107.4     27.2      60.6     727.7
2011     0.60     80.8     3.79      111.6      16.0        15.5         -      -      80.1   1,187.4     24.4      55.6     783.3
REM.     0.60     27.4     4.40      888.7      85.2       189.2         -      -     614.3   1,801.7    178.3     436.0   1,219.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL             64.0     3.90    2,679.8     465.1       388.3      24.7      -   1,801.7              569.3   1,219.3

CEDAR LLOYDMINSTER 8C-22-50-2 (1C0/08-22-050-02W4/W) PROVED + PROB. NON PRODUCING - RAW

STATUS       Producer: Suspended gas well           ON TIME           82%
FIELD        Lloydminster                           RIG RELEASE
POOL         Waseca                                 WI                0%
UNIT         N/A                                    RLI               0.0
OPERATOR     Northwestern Utilities Limited         TYPE              P+P-NP
LICENSEE                                                              Raw


RESERVES (JAN 1, 2002)

                  ULTIMATE      CUMULATIVE     REMAINING      REMAINING
P+P-NP            RESERVES      PRODUCTION         GROSS            NET
------------------------------------------------------------------------
Oil (mbbl)             0.0             0.0           0.0            0.0
Gas (mmcf)           658.8             0.0         658.8            0.0
Water (mbbl)           0.0             0.0           0.0            0.0


DECLINES

DECLINE     SEGMENT    DATE           QI          DI        NI    TYPE
----------------------------------------------------------------------
P+P-NP      Gas 1      Sep 2002    400.0       0.215      0.00     Exp


PRODUCTION (0 MO. HISTORY / 0 MO. FORECAST)

DATE          WELL       CDOR        CDGR       CDWR            LGR
             COUNT     (BBL/D)     (MCF/D)    (BBL/D)     (BBL/MMCF)
--------------------------------------------------------------------
Oct 2002       1.0          0         326          0              0
Nov 2002       1.0          0         321          0              0
Dec 2002       1.0          0         316          0              0
Jan 2003       1.0          0         312          0              0
Feb 2003       1.0          0         307          0              0
Mar 2003       1.0          0         303          0              0



[LINE CHART]



[LINE CHART]

SUMMARY

Westerra 2000
1C0/08-22-050-02W4/W
Cedar Lloydminster 8C-22-50-2
Lloydminster Waseca


Proved + Prob. Non Producing
As Of Date          January 1, 2002
Prediction Date     October 31, 2002
Alberta
UWI                 1C0/08-22-050-02W4/w
Net No. Wells       0.15
Average WI          15%
Average Royalty     18%
Price Schedule      ATB 2001 Q4
Price File          Alberta
Econ. Limit         Enabled
GCA Applied         Yes
BOE Ratio           10:1


[LINE CHART]



                                        COMPANY WI SHARE       NET PRESENT WORTH VALUE BEFORE TAX (M$)              PRICE
                                      ------------------------------------------------------------------------------------
                         REMAINING     GROSS       NET         8.0%      10.0%      12.0%      15.0%      20.0%     YEAR 1
                         ---------     -----       ---         ----      -----      -----      -----      -----     ------
Oil (mbbl) (1:10)                -         -         -           -           -          -          -          -         -
Gas (mmcf)                   652.2      97.8      80.5       158.5       144.9      133.1      118.2       99.0      2.76
NGL (mbbl) (1:1)                 -         -         -           -           -          -          -          -         -
  C2 (mbbl) (1:1)                -         -         -           -           -          -          -          -         -
  C3 (mbbl) (1:1)                -         -         -           -           -          -          -          -         -
  C4 (mbbl) (1:1)                -         -         -           -           -          -          -          -         -
  C5+ (mbbl) (1:1)               -         -         -           -           -          -          -          -         -
Sulphur (mlt) (1:1)              -         -         -           -           -          -          -          -         -
--------------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)                 65.2       9.8       8.1       158.5       144.9      133.1      118.2       99.0
AFTER TAX                                                    106.2        96.6       88.4       78.0       64.6


CAPITAL COSTS (M$)                     CASH FLOW (M$)                          ECONOMIC INDICATORS
----------------------------------     -----------------------------------     -----------------------------------------------
                     GROSS     NET                         GROSS       NET                            BEFORE TAX     AFTER TAX
                     -----     ---                         -----       ---                            ----------     ---------
CEE                     -        -     Revenue           2,455.7     368.4     Rate of Return (%)        > 500.0       > 500.0
CDE                  41.2      6.2     Royalties           386.9      58.0     Payout (yrs)                  1.2           1.3
CCA                  41.2      6.2     Op. Costs           363.6      54.5     P/I - 0.0% Discount          19.7          13.4
COGPE                   -        -     Capital              82.4      12.4     P/I - 12.0% Discount         11.4           7.6
Abandonment             -        -     ARTC                    -         -     Op. Cost ($/boe)              0.8             -
                                                                               Cap. Cost ($/boe)             0.2             -
------------------------------------------------------------------------------------------------------------------------------
Total                82.4     12.4     Before Tax        1,622.9     243.4

ANNUAL CASH FLOW
----------------
                                  GROSS   ROYALTY   OPERATING   CAPITAL          BTAX NET      BTAX              ATAX NET      ATAX
         WELL    RATE   PRICE   REVENUE   & TAXES        COST      COST   ARTC    REVENUE   NET CUM   TAX PAID    REVENUE   NET CUM
YEAR    COUNT   MCF/D   $/MCF        M$       M$           M$        M$     M$         M$        M$         M$         M$        M$
-----------------------------------------------------------------------------------------------------------------------------------
2002     0.15    47.7    2.76      12.1      2.8          1.5      12.4      -       -4.6      -4.6          -          -         -
2003     0.15    42.7    3.75      58.5     13.3          5.7         -      -       39.6      35.0       13.5       26.1      26.1
2004     0.15    35.7    3.75      49.0     10.1          5.0         -      -       33.9      68.9       10.7       23.2      49.4
2005     0.15    30.0    3.74      41.0      7.6          4.5         -      -       28.9      97.8        8.9       20.0      69.4
2006     0.15    25.2    3.73      34.3      5.7          4.0         -      -       24.6     122.4        7.4       17.2      86.5
2007     0.15    21.1    3.72      28.7      4.3          3.6         -      -       20.8     143.2        6.2       14.6     101.1
2008     0.15    17.7    3.71      24.0      3.3          3.2         -      -       17.5     160.8        5.1       12.4     113.5
2009     0.15    14.8    3.70      20.1      2.5          2.9         -      -       14.7     175.5        4.3       10.4     124.0
2010     0.15    12.4    3.70      16.8      1.9          2.7         -      -       12.3     187.7        3.5        8.8     132.7
2011     0.15    10.4    3.79      14.4      1.5          2.4         -      -       10.5     198.3        3.0        7.5     140.2
REM.     0.15     4.3    4.17      69.5      5.3         19.1         -      -       45.2     243.4       12.6       32.6     172.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL            13.5    3.77     368.4     58.0         54.5      12.4      -      243.4                 75.2      172.8

KOCH NORTHMINSTER C2-14-50-28 (131/02-14-050-28W3/L) PROVED + PROB. NON PRODUCING - RAW

STATUS        Standing: Active oil well     ON TIME           100%
FIELD         N/A                           RIG RELEASE       Jul 1978
POOL          Lloydminster                  WI                0%
UNIT                                        RLI               0.0
OPERATOR                                    TYPE              P+P-NP
LICENSEE      Lone Rock Energy Limited                        Raw


RESERVES (JAN 1, 2002)

                   ULTIMATE     CUMULATIVE    REMAINING    REMAINING
P+P-NP             RESERVES     PRODUCTION        GROSS          NET
---------------------------------------------------------------------
Oil (mbbl)              0.0            0.0          0.0          0.0
Gas (mmcf)            458.9            0.0        458.9          0.0
Water (mbbl)            0.0            0.0          0.0          0.0


DECLINES

DECLINE      SEGMENT     DATE            QI       DI       NI    TYPE
----------------------------------------------------------------------
P+P-NP       Gas 1       Apr 2002     500.0     0.39     0.00     Exp


PRODUCTION (0 MO. HISTORY / 0 MO. FORECAST)

DATE        WELL      CDOR       CDGR       CDWR          LGR
           COUNT    (BBL/D)    (MCF/D)   (BBL/D)    (BBL/MMCF)
--------------------------------------------------------------
May 2002     1.0         0        492         0             0
Jun 2002     1.0         0        476         0             0
Jul 2002     1.0         0        461         0             0
Aug 2002     1.0         0        446         0             0
Sep 2002     1.0         0        432         0             0
Oct 2002     1.0         0        418         0             0


[LINE CHART]



[LINE CHART]

SUMMARY

Westerra 2000
131/02-14-050-28W3/L
Koch Northminster C2-14-50-28
Lloydminster
(Recompletion and Pooling)
                                                       [BAR GRAPH]
Proved + Prob. Non Producing
As Of Date          January 1, 2002
Prediction Date     May 31, 2002
Saskatchewan
UWI                 131/02-14-050-28W3/L
Net No. Wells       0.00
Average WI          15%
Average Royalty     23%
Price Schedule      ATB 2001 Q4
Price File          Saskatchewan
Econ. Limit         Enabled
GCA Applied         Yes
BOE Ratio           10:1

                                    COMPANY WI SHARE             NET PRESENT WORTH VALUE BEFORE TAX (M$)          PRICE
                                    ------------------------------------------------------------------------------------
                        REMAINING      GROSS       NET        8.0%      10.0%      12.0%     15.0%      20.0%    YEAR 1
                        ---------      -----       ---        ----      -----      -----     -----      -----    ------
Oil (mbbl) (1:10)               -          -         -          -          -          -         -          -          -
Gas (mmcf)                  453.9       68.1      52.3       95.6       91.2       87.2      81.7       73.9          -
NGL (mbbl) (1:1)                -          -         -          -          -          -         -          -          -
C2 (mbbl) (1:1)                 -          -         -          -          -          -         -          -          -
C3 (mbbl) (1:1)                 -          -         -          -          -          -         -          -          -
C4 (mbbl) (1:1)                 -          -         -          -          -          -         -          -          -
C5+ (mbbl) (1:1)                -          -         -          -          -          -         -          -          -
Sulphur (mlt) (1:1)             -          -         -          -          -          -         -          -          -
------------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)                45.4        6.8       5.2       95.6       91.2       87.2      81.7       73.9
AFTER TAX                                                    50.1       47.6       45.3      42.2       37.9

CAPITAL COSTS (M$)                      CASH FLOW (M$)                        ECONOMIC INDICATORS
----------------------------------      --------------------------------      ------------------------------------------------
                     GROSS     NET                      GROSS        NET                             BEFORE TAX     AFTER TAX
                     -----     ---                      -----        ---                             ----------     ---------
CEE                      -       -      Revenue       1,620.7      243.1      Rate of Return (%)              -             -
CDE                   24.7     3.7      Royalties       335.8       50.4      Payout (yrs)                  0.5           0.0
CCA                      -       -      Op. Costs       414.7       62.2      P/I - 0.0% Discount          31.8          16.9
COGPE                    -       -      Capital          24.7        3.7      P/I - 12.0% Discount         24.9          12.9
Abandonment              -       -      ARTC                -          -      Op. Cost ($/boe)              1.4             -
                                                                              Cap. Cost ($/boe)             0.1             -
------------------------------------------------------------------------
Total                 24.7     3.7      Before Tax      845.5      126.8


ANNUAL CASH FLOW
----------------
                                   GROSS   ROYALTY  OPERATING   CAPITAL          BTAX NET      BTAX              ATAX NET      ATAX
          WELL    RATE   PRICE   REVENUE   & TAXES       COST      COST   ARTC    REVENUE   NET CUM   TAX PAID    REVENUE   NET CUM
YEAR     COUNT   MCF/D   $/MCF        M$        M$         M$        M$     M$         M$        M$         M$         M$        M$
-----------------------------------------------------------------------------------------------------------------------------------
2002      0.13    58.2    2.86      45.8      12.3       11.2       3.7      -       17.0      17.0         -           -         -
2003      0.15    47.4    3.76      64.9      17.7       12.8         -      -       32.1      49.1      15.7        16.4      16.4
2004      0.15    32.0    3.75      43.9      10.3        9.4         -      -       22.6      71.7      10.6        12.0      28.3
2005      0.15    21.7    3.85      30.5       5.6        7.0         -      -       16.7      88.4       7.4         9.3      37.7
2006      0.15    14.7    3.84      20.6       2.5        5.4         -      -       11.9     100.3       4.8         7.1      44.8
2007      0.15    10.0    3.84      13.9       1.1        4.3         -      -        8.0     108.3       3.0         5.0      49.8
2008      0.15     6.7    3.83       9.4       0.5        3.5         -      -        5.1     113.4       1.8         3.2      53.0
2009      0.15     4.6    3.83       6.4       0.2        3.0         -      -        2.9     116.3       1.0         1.9      54.9
2010      0.15     3.1    3.82       4.3       0.1        2.7         -      -        1.4     117.7       0.5         0.9      55.8
2011      0.15     2.1    3.87       3.0       0.0        2.5         -      -        0.4     118.1       0.1         0.2      56.0
REM.      0.15     1.7    3.91       0.4       0.0        0.4         -      -        0.0     118.1         -         0.0      56.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL             18.8    3.57     243.1      50.4       62.2       3.7      -      118.1                45.1        56.0

                           GAS STORAGE WELL 6-9-50-1W4

                      ECONOMICS WITH 15% FREEHOLD ROYALTY

SUMMARY

Westerra 2000
1C0/06-09-050-01W4/0
Cedar Lloydminster 6C-9-50-1
Lloydminster Sparky & Gen Pete C&d

Proved Non Producing
As Of Date         January 1, 2002
Prediction Date    July 31, 2002
Alberta
UWI                1C0/06-09-050-01W4/0
Net No. Wells      0.00
Average WI         60%
Average Royalty    15%
Price Schedule     ATB 2001 Q4
Price File         Alberta
Econ. Limit        Enabled
GCA Applied        Yes
BOE Ratio          10:1



[BAR CHART]



                                  COMPANY WI SHARE           NET PRESENT WORTH VALUE BEFORE TAX (M$)          PRICE
                                  -------------------- ---------------------------------------------------- --------
                       REMAINING     GROSS        NET       8.0%      10.0%      12.0%     15.0%     20.0%    YEAR 1
                       ---------     -----        ---       ----      -----      -----     -----     -----    ------
Oil (mbbl) (1:10)              -         -          -          -         -          -         -         -        -
Gas(mmcf)                  452.5     271.5      230.8      603.9     590.0      576.7     557.8     529.0        -
NGL(mbbl) (1:1)                -         -          -          -         -          -         -         -        -
   C2 (mbbl) (1:1)             -         -          -          -         -          -         -         -        -
   C3 (mbbl) (1:1)             -         -          -          -         -          -         -         -        -
   C4 (mbbl) (1:1)             -         -          -          -         -          -         -         -        -
   C5+ (mbbl) (1:1)            -         -          -          -         -          -         -         -        -
Sulphur (mlt) (1:1)            -         -          -          -         -          -         -         -        -
--------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)               45.3      27.2       23.1      603.9     590.0      576.7     557.8     529.0
AFTER TAX                                                  422.7     412.7      403.2     389.6     369.0

CAPITAL COSTS (M$)                  CASH FLOW (M$)                            ECONOMIC INDICATORS
-------------------------------     ------------------------------------      ------------------------------------------------
                  GROSS     NET                         GROSS        NET                               BEFORE TAX   AFTER TAX
                  -----     ---                         -----        ---                               ----------   ---------
CEE                  -        -      Revenue          1,632.0      979.2      Rate of Return (%)                -           -
CDE               82.4     49.4      Royalties          309.1      185.5      Payout (yrs)                    0.6         0.0
CCA                  -        -      Op. Costs          129.3       77.6      P/I - 0.0% Discount            13.5         9.5
COGPE                -        -      Capital             82.4       49.4      P/I - 12.0% Discount           12.3         8.6
Abandonment          -        -      ARTC                   -          -      Op. Cost ($/boe)                1.7           -
                                                                              Cap. Cost ($/boe)               1.1           -
-------------------------------     ------------------------------------
Total             82.4     49.4      Before Tax       1,111.2      666.7

ANNUAL CASH FLOW

                                   GROSS   ROYALTY   OPERATING   CAPITAL         BTAX NET      BTAX              ATAX NET      ATAX
          WELL    RATE   PRICE   REVENUE   & TAXES        COST      COST   ARTC   REVENUE   NET CUM   TAX PAID    REVENUE   NET CUM
YEAR     COUNT   MCF/D   $/MCF        M$        M$          M$        M$     M$        M$        M$         M$         M$        M$
-----------------------------------------------------------------------------------------------------------------------------------
2002      0.51   490.1    3.00     314.6      62.6        14.5      49.4      -     188.1     188.1          -          -         -
2003      0.60   387.3    4.00     565.4     111.0        29.8         -      -     424.7     612.8      119.5      305.2     305.2
2004      0.60    66.0    4.00      96.6      11.9        30.7         -      -      54.0     666.8       11.7       42.2     347.4
2005      0.60    20.5    4.00       2.5       0.0         2.6         -      -      -0.1     666.7          -       -0.1     347.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL            277.7    3.61     979.2     185.5        77.6      49.4      -     666.7                131.3      347.3

SUMMARY

Westerra 2000
1C0/06-09-050-01W4/0
Cedar Lloydminster 6C-9-50-1
Lloydminster Sparky & Gen Pete C&d

Proved + Prob. Non Producing
As Of Date         January 1, 2002
Prediction Date    July 31, 2002
Alberta
UWI                1C0/06-09-050-01W4/0
Net No. Wells      0.00
Average WI         60%
Average Royalty    15%
Price Schedule     ATB 2001 Q4
Price File         Alberta
Econ. Limit        Enabled
GCA Applied        Yes
BOE Ratio          10:1



[BAR CHART]



                                     COMPANY WI SHARE            NET PRESENT WORTH VALUE BEFORE TAX (M$)        PRICE
                                     -------------------- --------------------------------------------------- --------
                         REMAINING     GROSS       NET       8.0%     10.0%     12.0%      15.0%      20.0%    YEAR 1
                         ---------     -----       ---       ----     -----     -----      -----      -----    ------
Oil (mbbl) (1:10)                -         -         -         -         -         -          -          -          -
Gas(mmcf)                    539.9     323.9     275.3     678.1     659.3     641.5      616.5      578.9          -
NGL(mbbl) (1:1)                  -         -         -         -         -         -          -          -          -
C2 (mbbl) (1:1)                  -         -         -         -         -         -          -          -          -
C3 (mbbl) (1:1)                  -         -         -         -         -         -          -          -          -
C4 (mbbl) (1:1)                  -         -         -         -         -         -          -          -          -
C5+ (mbbl) (1:1)                 -         -         -         -         -         -          -          -          -
Sulphur (mlt) (1:1)              -         -         -         -         -         -          -          -          -
----------------------------------------------------------------------------------------------------------------------
TOTALS (MBOE)                 54.0      32.4      27.5      678.1    659.3     641.5      616.5      578.9
AFTER TAX                                                   480.5    466.7     453.7      435.4      407.9


CAPITAL COSTS (M$)                     CASH FLOW (M$)                          ECONOMIC INDICATORS
---------------------------------      ----------------------------------      -----------------------------------------------
                   GROSS      NET                       GROSS         NET                             BEFORE TAX     AFTER TAX
                   -----      ---                       -----         ---                             ----------     ---------
CEE                   -         -      Revenue        1,980.3     1,188.2      Rate of Return (%)              -             -
CDE                82.4      49.4      Royalties        344.9       207.0      Payout (yrs)                  0.6           0.0
CCA                   -         -      Op. Costs        277.2       166.3      P/I - 0.0% Discount          15.5          11.0
COGPE                 -         -      Capital           82.4        49.4      P/I - 12.0% Discount         13.7           9.7
Abandonment           -         -      ARTC                 -           -      Op. Cost ($/boe)              3.1             -
                                                                               Cap. Cost ($/boe)             0.9             -
---------------------------------      ----------------------------------
Total              82.4      49.4      Before Tax     1,275.8       765.5

ANNUAL CASH FLOW
                                   GROSS   ROYALTY   OPERATING   CAPITAL          BTAX NET      BTAX             ATAX NET      ATAX
         WELL     RATE   PRICE   REVENUE   & TAXES        COST      COST   ARTC    REVENUE   NET CUM   TAX PAID   REVENUE   NET CUM
YEAR    COUNT    MCF/D   $/MCF        M$        M$          M$        M$     M$         M$        M$        M$         M$        M$
-----------------------------------------------------------------------------------------------------------------------------------
2002     0.51    490.1    3.00     314.6      62.6        14.6      49.4      -      188.0     188.0         -          -         -
2003     0.60    360.4    4.00     526.2     102.9        30.2         -      -      393.2     581.1     110.4      282.8     282.8
2004     0.60    121.8    4.00     178.3      27.8        31.1         -      -      119.4     700.5      29.4       90.0     372.8
2005     0.60     60.7    4.00      88.6       9.9        32.0         -      -       46.6     747.2      10.4       36.2     409.0
2006     0.60     36.3    4.00      53.0       3.4        33.0         -      -       16.6     763.8       2.9       13.7     422.7
2007     0.60     25.2    4.00      27.5       0.4        25.5         -      -        1.7     765.5         -        1.7     424.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL            166.0    3.68   1,188.2     207.0       166.3      49.4      -      765.5               153.2      424.3

                             MATERIAL BALANCE PLOTS

                          Aberfeldy Cummings Formation
                              41/14-15-049-27W3/2

                                  [LINE CHART]




-------------------------------------------------------------------------------------------------------
                          Julian      Numeric     Character     Cum Gas     Pressure      Z        P/Z
UID                        Date         Date        Date          bcf         psi                  psi
-------------------------------------------------------------------------------------------------------
                                                                  0.48        430        0.947     454
41/14-15-049-27W3/0     1985/06/21    1985.47        8506                     618        0.926     667
41/14-15-049-27W3/0     1985/10/09    1985.77        8510                     622        0.926     671
41/14-15-049-27W3/0     1990/01/01    1990.00        9001         0.19        555        0.933     594
41/14-15-049-27W3/0     1992/03/27    1992.24        9203         0.35        524        0.936     560
41/14-15-049-27W3/0     1994/09/05    1994.68        9409         0.41        441        0.945     466
41/14-15-049-27W3/0     2001/11/12    2001.87        10111        0.46        430        0.947     454
-------------------------------------------------------------------------------------------------------

                           Aberfeldy Sparky Formation
          41/15-15-049-27W3/3, 41/16-15-049-27W3/0, 41/09-22-049-27W3/2

                                  [LINE CHART]



------------------------------------------------------------------------------------------------------
                         Julian       Numeric     Character    Cum Gas     Pressure      Z        P/Z
UID                       Date         Date          Date         bcf        psi                  psi
------------------------------------------------------------------------------------------------------
                                                                 1.61        130        0.983     132
Initial Pressure       1985/06/21     1985.47        8506                    460        0.943     488
Current Pressure       2001/12/15     2001.96       10112        1.61        130        0.983     132
------------------------------------------------------------------------------------------------------

                         Lloydminster Colony Formation
                      Sections 23, 24, 25, 26, 35-49-28W3


                                  [LINE CHART]


-----------------------------------------------------------------------------------------------------------------
                            Julian        Numeric     Character      Cum Gas      Pressure        Z          P/Z
UID                          Date           Date         Date          bcf          psi                      psi
-----------------------------------------------------------------------------------------------------------------
                                                                       8.46                                  275
01/12-24-049-28W3/0       1945/02/01      1945.09        4502          0.76         450          0.947       475
31/15-24-049-28W3/0       1945/04/04      1945.26        4504          0.79         464          0.945       491
31/16-23-049-28W3/0       1961/09/11      1961.70        6109          5.12         257          0.969       265
21/01-26-049-28W3/0       1962/08/09      1962.61        6208          5.20         268          0.968       276
31/13-25-049-28W3/0       1986/07/23      1986.56        8607          7.89         237          0.971       244
31/06-26-049-28W3/0       1986/08/02      1986.59        8608          7.89         230          0.972       237
31/16-23-049-28W3/0       1987/08/09      1987.61        8708          7.90         254          0.969       262
31/16-23-049-28W3/0       1994/08/06      1994.60        9408          8.20         256          0.969       264
21/13-24-049-28W3/0       1994/08/08      1994.60        9408          8.20         227          0.972       234
31/13-24-049-28W3/0       1994/08/08      1994.60        9408          8.20         221          0.973       227
21/01-26-049-28W3/0       1994/08/11      1994.61        9408          8.20         255          0.969       263
01/12-24-049-28W3/0       1994/09/09      1994.69        9409          8.20         251          0.970       259
31/13-25-049-28W3/0       1994/09/10      1994.69        9409          8.20         245          0.970       253
21/02-25-049-28W3/0       1994/09/11      1994.70        9409          8.20         231          0.972       238
31/15-24-049-28W3/0       1994/09/12      1994.70        9409          8.20         235          0.971       242
31/16-23-049-28W3/0       1998/07/27      1998.57        9807          8.24         266          0.968       275
21/13-24-049-28W3/1       1998/07/27      1998.57        9807          8.24         260          0.968       269
31/13-24-049-28W3/0       1998/07/27      1998.57        9807          8.24         221          0.973       227
31/15-24-049-28W3/0       1998/07/27      1998.57        9807          8.24         260          0.968       269
21/02-25-049-28W3/0       1998/07/27      1998.57        9807          8.24         259          0.969       268
21/01-26-049-28W3/0       1998/07/27      1998.57        9807          8.24         266          0.968       275
-----------------------------------------------------------------------------------------------------------------

                            Sparky Gas Storage Well
                              C0/06-09-050-01W4/0


                                  [LINE CHART]


---------------------------------------------------------------------------------------------------------------
Sort                UID              Julian       Numeric    Character   Cum Gas    Pressure       Z       P/Z
Order                                 Date          Date        Date       bcf        psi                  psi
---------------------------------------------------------------------------------------------------------------
                                                                          -0.81       170        0.959     177
1          C0/06-09-050-01W4/0    Aug 23, 1948    1948.64       4808                  470        0.897     524
1          C0/06-09-050-01W4/0    Mar 28, 1951    1951.24       5103       0.38       374        0.915     408
1          C0/06-09-050-01W4/0    May 30, 1952    1952.41       5205       0.56       306        0.929     330
1          C0/06-09-050-01W4/0    May 30, 1953    1953.41       5305       0.64       282        0.934     302
1          C0/06-09-050-01W4/0    Jul 30, 1956    1956.58       5607       0.79       265        0.938     282
1          C0/06-09-050-01W4/0    Apr 27, 1959    1959.32       5904       0.82       245        0.942     260

16         C0/06-09-050-01W4/0    Mar 20, 1997    1997.22       9703      -0.81       126        0.969     130
16         C0/06-09-050-01W4/0     Jan 1, 2002    2002.00      10201      -0.81       162        0.961     168
---------------------------------------------------------------------------------------------------------------

                         Lloydminster Colony Formation
                              C0/08-22-050-02W4/2




                                  [LINE CHART]



----------------------------------------------------------------------------------------------------------------
                             Julian         Numeric     Character    Cum Gas     Pressure         Z         P/Z
UID                           Date           Date          Date         bcf         psi                     psi
----------------------------------------------------------------------------------------------------------------
                                                                       0.30         375         0.953       393
EUB Initial Pressure        1961/01/13     1961.04         6101                     442         0.945       468
CO/08-22-050-02W4/2         1961/01/13     1961.04         6101                     413         0.949       435
CO/08-22-050-02W4/2         1986/07/22     1986.56         8607        0.30         301         0.962       313
CO/08-22-050-02W4/2         1986/08/02     1986.59         8608        0.30         280         0.964       290
CO/08-22-050-02W4/2         1986/08/07     1986.60         8608        0.30         285         0.964       296
CO/08-22-050-02W4/2         1986/08/07     1986.60         8608        0.30         299         0.962       311
CO/08-22-050-02W4/2         1989/05/25     1989.40         8905        0.30         368         0.954       386
McDaniels's                 1995/09/15     1995.71         9509        0.30         363         0.954       381
CO/08-22-050-02W4/2         1990/10/18     1990.80         9010        0.30         346         0.956       362
CO/08-22-050-02W4/2         1994/09/13     1994.70         9409        0.30         321         0.959       335
----------------------------------------------------------------------------------------------------------------

                               PRODUCTION FORECAST

                    WELLS CONNECTED TO MAIN SALES COMPRESSOR

                                    ABERFELDY
                  41/14-15-049-27W3/0 - LLOYDMINSTER FORMATION



Wellbore Description

Roughness, in               7.00E-04
Depth, ft                   1916
Deviation, deg              90
Flow Path                   Tubing
Tbg ID, in                  1.051
Tbg OD, in                  2.875
Csg ID, in                  5.500


Calibration

q, mcf/d                   379
P flow, psi                471
P tbg, psi                 418.11
P csg, psi                 450.02
Flowline, ft               4.044



Reservoir Conditions

Pool Number                 1
OGIP mmcf                   87
Pi psi                      600
C mcfd/psi*2                0.001369
n                           1.00
T surf o F                  39
T res o F                   60



Gas Analysis

H2                              C1            91.37
He           0.16               C2             0.90
N2           7.02               C3             0.04
CO2          0.50               iC4            0.01
H2S                             nC4
SG           0.591              C5
Tc           662                C6
Pc           337                C7+



                        Calculated Production Information

                         Production     Rate        Cum          Tbg          Csg        Reservoir      Flow
Date             Hours      mcf         mcd/d       mmcf         psi          psi           psi         psi
Dec 31, 2001                            395.4       56.1
Jan 31, 2002     744.0    968.2         31.2        57.1         156.9        163.4       216.4        164.3
Feb 28, 2002     672.0    790.7         28.2        57.9         154.6        161.1       210.8        161.9
Mar 31, 2002     744.0                              57.9         181.6        189.2       210.8        189.2
Apr 30, 2002     720.0    365.4         12.2        58.3         180.8        188.4       208.3        188.6
May 31, 2002     744.0                              58.3         179.0        186.5       208.3        186.5
Jun 30, 2002     720.0    400.9         13.4        58.7         175.8        183.1       205.4        183.3
Jul 31, 2002
Aug 31, 2002
Sep 30, 2002
Oct 31, 2002
Nov 30, 2002
Dec 31, 2002
Jan 31, 2003
Feb 28, 2003
Mar 31, 2003
Apr 30, 2003
May 31, 2003
Jun 30, 2003
Jul 31, 2003
Aug 31, 2003
Sep 30, 2003
Oct 31, 2003
Nov 30, 2003
Dec 31, 2003
Jan 31, 2004
Feb 29, 2004
Mar 31, 2004
Apr 30, 2004
May 31, 2004
Jun 30, 2004
Jul 31, 2004
Aug 31, 2004
Sep 30, 2004
Oct 31, 2004
Nov 30, 2004
Dec 31, 2004
Jan 31, 2005
Feb 28, 2005
Mar 31, 2005
Apr 30, 2005
May 31, 2005
Jun 30, 2005
Jul 31, 2005
Aug 31, 2005
Sep 30, 2005
Oct 31, 2005
Nov 30, 2005
Dec 31, 2005

                                    ABERFELDY
                    41/14-15-049-27W3/0 - CUMMINGS FORMATION



Wellbore Description

Roughness, in               7.00E-04
Depth, ft                   1968
Deviation, deg              90
Flow Path                   Tubing
Tbg ID, in                  1.270
Tbg OD, in                  2.375
Csg ID, in                  6.336


Calibration

q, mcf/d                   122
P flow, psi                152
P tbg, psi                 140.98
P csg, psi                 145.49
Flowline, ft               4.044


Reservoir Conditions

Pool Number                2
OGIP mmcf                  1500
Pi psi                     622
C mcfd/psi*2               0.000749
n                          1.00
T surf o F                 39
T res o F                  60


Gas Analysis

H2                                 C1        91.37
He           0.16                  C2        0.90
N2           7.02                  C3        0.04
CO2          0.50                  iC4       0.01
H2S                                nC4
SG           0.591                 C5
Tc           662                   C6
Pc           337                   C7+



                        Calculated Production Information

                              Production     Rate      Cum        Tbg        Csg      Reservoir    Flow
Date                Hours         mcf       mcd/d      mmcf       psi        psi         psi        psi
Dec 31, 2001                                123.7      483.8
Jan 31, 2002        744.0      3,650.8      117.8      487.5      156.9      163.6      430.0      167.7
Feb 28, 2002        672.0      3,270.0      116.8      490.7      154.6      161.3      428.6      165.5
Mar 31, 2002        744.0      3,355.3      108.2      494.1      181.6      189.4      427.3      192.4
Apr 30, 2002        720.0      3,211.0      107.0      497.3      180.8      188.6      426.0      191.7
May 31, 2002        744.0      3,293.5      106.2      500.6      179.0      186.7      424.7      189.7
Jun 30, 2002        720.0      3,173.2      105.8      503.8      175.8      183.3      423.4      186.4
Jul 31, 2002        744.0      3,275.9      105.7      507.0      171.3      178.6      422.1      181.7
Aug 31, 2002        744.0      3,272.6      105.6      510.3      166.6      173.7      420.7      176.9
Sep 30, 2002        720.0      3,156.0      105.2      513.5      162.8      169.8      419.5      173.1
Oct 31, 2002        744.0      3,250.5      104.9      516.7      159.0      165.8      418.2      169.1
Nov 30, 2002        720.0      3,135.1      104.5      519.9      155.0      161.6      416.9      165.1
Dec 31, 2002        744.0      3,228.8      104.2      523.1      151.1      157.5      415.6      161.0
Jan 31, 2003        744.0      3,217.6      103.8      526.3      147.0      153.3      414.3      156.8
Feb 28, 2003        672.0      2,891.1      103.3      529.2      143.6      149.8      413.1      153.3
Mar 31, 2003        744.0      3,188.4      102.9      532.4      139.9      145.9      411.8      149.5
Apr 30, 2003        720.0      3,068.9      102.3      535.5      136.5      142.3      410.6      146.1
May 31, 2003        744.0      3,156.3      101.8      538.6      132.9      138.5      409.3      142.3
Jun 30, 2003        720.0      3,040.1      101.3      541.7      129.0      134.5      408.1      138.3
Jul 31, 2003        744.0      3,121.6      100.7      544.8      126.0      131.4      406.8      135.3
Aug 31, 2003        744.0      3,110.3      100.3      547.9      121.4      126.5      405.5      130.6
Sep 30, 2003        720.0      2,991.7       99.7      550.9      118.0      123.1      404.3      127.1
Oct 31, 2003        744.0      3,073.2       99.1      554.0      114.7      119.6      403.1      123.7
Nov 30, 2003        720.0      2,958.3       98.6      556.9      110.7      115.4      401.9      119.6
Dec 31, 2003        744.0      3,037.0       98.0      559.9      107.5      112.1      400.7      116.4
Jan 31, 2004        744.0      3,020.4       97.4      563.0      103.5      107.9      399.4      112.3
Feb 29, 2004        696.0      2,809.0       96.9      565.8       99.6      103.9      398.3      108.3
Mar 31, 2004        744.0      2,985.7       96.3      568.8       95.7       99.8      397.1      104.4
Apr 30, 2004        720.0      2,866.7       95.6      571.6       93.0       96.9      395.9      101.7
May 31, 2004        744.0      2,948.5       95.1      574.6       88.0       91.8      394.7       96.7
Jun 30, 2004        720.0      2,833.5       94.4      577.4       84.5       88.1      393.6       93.1
Jul 31, 2004        744.0      2,909.3       93.8      580.3       80.5       83.9      392.4       89.1
Aug 31, 2004        744.0      2,891.6       93.3      583.2       75.8       79.1      391.2       84.6
Sep 30, 2004        720.0      2,782.4       92.7      586.0       70.7       73.7      390.1       79.5
Oct 31, 2004        744.0      2,851.3       92.0      588.8       68.1       70.9      388.9       76.8
Nov 30, 2004        720.0      2,742.5       91.4      591.6       62.7       65.3      387.8       71.7
Dec 31, 2004        744.0      2,818.1       90.9      594.4       56.5       58.9      386.7       65.8
Jan 31, 2005        744.0      2,802.1       90.4      597.2       49.7       51.8      385.5       59.4
Feb 28, 2005        672.0      2,515.6       89.8      599.7       42.4       44.2      384.5       52.7
Mar 31, 2005        744.0      2,756.3       88.9      602.5       42.1       43.9      383.4       52.5
Apr 30, 2005        720.0      2,638.2       87.9      605.1       42.1       43.9      382.3       52.3
May 31, 2005        744.0      2,697.1       87.0      607.8       42.1       43.9      381.2       52.1
Jun 30, 2005        720.0      2,581.5       86.0      610.4       42.1       43.9      380.1       52.1
Jul 31, 2005        744.0      2,639.6       85.1      613.0       42.1       43.9      379.1       51.8
Aug 31, 2005        744.0      2,610.9       84.2      615.6       42.1       43.9      378.0       51.8
Sep 30, 2005        720.0      2,499.7       83.3      618.1       42.1       43.9      377.0       51.6
Oct 31, 2005        744.0      2,556.0       82.5      620.7       42.1       43.9      375.9       51.4
Nov 30, 2005        720.0      2,447.0       81.6      623.2       42.1       43.9      374.9       51.4
Dec 31, 2005        744.0      2,502.3       80.7      625.7       42.1       43.9      373.9       51.2

                                    ABERFELDY
                     41/15-15-049-27W3/0 - SPARKY FORMATION



Wellbore Description

Roughness, in                           7.00E-04
Depth, ft                               1771
Deviation, deg                          90
Flow Path                               Tubing
Tbg ID, in                              1.910
Tbg OD, in                              2.375
Csg ID, in                              6.336


Calibration

q, mcf/d                                  613
P flow, psi                               88
P tbg, psi                                63.02
P csg, psi                                85.02
Flowline, ft


Reservoir Conditions

Pool Number                            3
OGIP mmcf                              2200
Pi psi                                 460
C mcfd/psi*2                           0.078109
n                                      1.00
T surf o F                             39
T res o F                              60


Gas Analysis

H2                                 C1       91.37
He          0.16                   C2       0.90
N2          7.02                   C3       0.04
CO2         0.50                   iC4      0.01
H2S                                nC4
SG          0.591                  C5
Tc          662                    C6
Pc          337                    C7+



                        Calculated Production Information

                              Production     Rate        Cum         Tbg       Csg     Reservoir    Flow
Date                Hours       mcf          mcd/d       mmcf        psi       psi        psi        psi
Dec 31, 2001                                 620.1      1,633.2
Jan 31, 2002        744.0      17,046.2      549.9      1,650.3      68.7      71.3      120.1      89.8
Feb 28, 2002        672.0      15,393.7      549.8      1,665.7      60.6      62.9      116.8      83.3
Mar 31, 2002        744.0      17,078.8      550.9      1,682.8      52.0      54.0      113.1      76.9
Apr 30, 2002        720.0      16,494.9      549.8      1,699.3      41.5      43.1      109.6      69.6
May 31, 2002        744.0      17,053.1      550.1      1,716.3      27.3      28.4      105.9      61.7
Jun 30, 2002        720.0      15,419.6      514.0      1,731.7      25.0      25.9      102.5      57.5
Jul 31, 2002        744.0      14,791.2      477.1      1,746.5      25.0      25.9       99.4      54.4
Aug 31, 2002        744.0      13,700.6      442.0      1,760.2      25.0      25.9       96.4      51.5
Sep 30, 2002        720.0      12,299.1      410.0      1,772.5      25.0      25.9       93.7      48.9
Oct 31, 2002        744.0      11,817.2      381.2      1,784.3      25.0      25.9       91.2      46.5
Nov 30, 2002        720.0      10,627.0      354.2      1,795.0      25.0      25.9       88.9      44.4
Dec 31, 2002        744.0      10,229.1      330.0      1,805.2      25.0      25.9       86.6      42.5
Jan 31, 2003        744.0       9,521.6      307.1      1,814.7      25.0      25.9       84.6      40.8
Feb 28, 2003        672.0       8,011.9      286.1      1,822.7      25.0      25.9       82.8      39.3
Mar 31, 2003        744.0       8,311.9      268.1      1,831.0      25.0      25.9       81.0      38.0
Apr 30, 2003        720.0       7,510.6      250.4      1,838.5      25.0      25.9       79.4      36.7
May 31, 2003        744.0       7,262.3      234.3      1,845.8      25.0      25.9       77.8      35.6
Jun 30, 2003        720.0       6,576.3      219.2      1,852.4      25.0      25.9       76.4      34.6
Jul 31, 2003        744.0       6,372.0      205.5      1,858.8      25.0      25.9       75.0      33.8
Aug 31, 2003        744.0       5,974.3      192.7      1,864.7      25.0      25.9       73.7      33.0
Sep 30, 2003        720.0       5,426.9      180.9      1,870.2      25.0      25.9       72.5      32.3
Oct 31, 2003        744.0       5,273.6      170.1      1,875.4      25.0      25.9       71.4      31.7
Nov 30, 2003        720.0       4,799.7      160.0      1,880.2      25.0      25.9       70.3      31.1
Dec 31, 2003        744.0       4,673.2      150.7      1,884.9      25.0      25.9       69.3      30.6
Jan 31, 2004        744.0       4,403.5      142.0      1,889.3      25.0      25.9       68.3      30.2
Feb 29, 2004        696.0       3,885.3      134.0      1,893.2      25.0      25.9       67.5      29.7
Mar 31, 2004        744.0       3,927.9      126.7      1,897.1      25.0      25.9       66.6      29.4
Apr 30, 2004        720.0       3,591.4      119.7      1,900.7      25.0      25.9       65.9      29.1
May 31, 2004        744.0       3,512.1      113.3      1,904.2      25.0      25.9       65.1      28.8
Jun 30, 2004        720.0       3,216.8      107.2      1,907.4      25.0      25.9       64.4      28.5
Jul 31, 2004        744.0       3,151.0      101.6      1,910.6      25.0      25.9       63.7      28.3
Aug 31, 2004        744.0       2,986.8       96.3      1,913.6      25.0      25.9       63.1      28.1
Sep 30, 2004        720.0       2,742.0       91.4      1,916.3      25.0      25.9       62.5      27.9
Oct 31, 2004        744.0       2,691.8       86.8      1,919.0      25.0      25.9       61.9      27.7
Nov 30, 2004        720.0       2,474.8       82.5      1,921.5      25.0      25.9       61.3      27.6
Dec 31, 2004        744.0       2,432.8       78.5      1,923.9      25.0      25.9       60.8      27.4
Jan 31, 2005        744.0       2,314.3       74.7      1,926.2      25.0      25.9       60.3      27.3
Feb 28, 2005        672.0       1,989.9       71.1      1,928.2      25.0      25.9       59.9      27.2
Mar 31, 2005        744.0       2,102.4       67.8      1,930.3      25.0      25.9       59.4      27.1
Apr 30, 2005        720.0       1,939.2       64.6      1,932.3      25.0      25.9       59.0      27.0
May 31, 2005        744.0       1,912.0       61.7      1,934.2      25.0      25.9       58.6      26.9
Jun 30, 2005        720.0       1,765.5       58.8      1,935.9      25.0      25.9       58.2      26.8
Jul 31, 2005        744.0       1,742.6       56.2      1,937.7      25.0      25.9       57.8      26.8
Aug 31, 2005        744.0       1,664.5       53.7      1,939.3      25.0      25.9       57.4      26.7
Sep 30, 2005        720.0       1,539.5       51.3      1,940.9      25.0      25.9       57.1      26.7
Oct 31, 2005        744.0       1,521.7       49.1      1,942.4      25.0      25.9       56.8      26.6
Nov 30, 2005        720.0       1,408.7       47.0      1,943.8      25.0      25.9       56.4      26.6
Dec 31, 2005        744.0       1,393.8       45.0      1,945.2      25.0      25.9       56.1      26.5

                                    ABERFELDY
                     31/16-23-049-28W3/0 - COLONY FORMATION


Wellbore Description

Roughness, in                           7.00E-04
Depth, ft                               1695
Deviation, deg                          90
Flow Path                               Tubing
Tbg ID, in                              1.067
Tbg OD, in                              2.375
Csg ID, in                              6.336



Calibration

q, mcf/d                                  202
P flow, psi                               192
P tbg, psi                                164.95
P csg, psi                                184.95
Flowline, ft                              0.772


Reservoir Conditions

Pool Number                             4
OGIP mmcf                               17700
Pi psi                                  485
C mcfd/psi*2                            0.006704
n                                       1.00
T surf o F                              39
T res o F                               60


Gas Analysis

H2                                      C1            91.37
He               0.16                   C2            0.90
N2               7.02                   C3            0.04
CO2              0.50                   iC4           0.01
H2S                                     nC4
SG               0.591                  C5
Tc               662                    C6
Pc               337                    C7+


                        Calculated Production Information

                             Production     Rate          Cum        Tbg        Csg      Reservoir    Flow
Date                Hours        mcf        mcd/d         mmcf       psi        psi        psi         psi
Dec 31, 2001                                204.9        725.3
Jan 31, 2002        744.0      7,165.6      231.1        732.5      147.1      152.5      259.3      183.2
Feb 28, 2002        672.0      6,430.0      229.6        738.9      144.8      150.2      257.7      180.7
Mar 31, 2002        744.0      5,739.0      185.1        744.6      171.7      178.1      256.2      195.9
Apr 30, 2002        720.0      5,454.7      181.8        750.1      171.0      177.3      254.7      194.8
May 31, 2002        744.0      5,626.7      181.5        755.7      169.2      175.4      253.3      192.6
Jun 30, 2002        720.0      5,463.4      182.1        761.2      166.0      172.1      251.8      190.1
Jul 31, 2002        744.0      5,756.0      185.7        766.9      161.5      167.4      250.3      186.3
Aug 31, 2002        744.0      5,861.6      189.1        772.8      156.8      162.6      248.8      182.4
Sep 30, 2002        720.0      5,706.6      190.2        778.5      153.0      158.6      247.3      179.3
Oct 31, 2002        744.0      5,934.3      191.4        784.4      149.1      154.6      245.7      176.3
Nov 30, 2002        720.0      5,807.4      193.6        790.2      145.2      150.5      244.2      172.7
Dec 31, 2002        744.0      6,028.0      194.5        796.3      141.2      146.4      242.7      169.7
Jan 31, 2003        744.0      6,051.5      195.2        802.3      137.2      142.2      241.1      166.6
Feb 28, 2003        672.0      5,477.6      195.6        807.8      133.8      138.7      239.7      163.6
Mar 31, 2003        744.0      6,106.3      197.0        813.9      130.1      134.9      238.1      160.3
Apr 30, 2003        720.0      5,914.0      197.1        819.8      126.7      131.3      236.6      157.4
May 31, 2003        744.0      6,128.1      197.7        826.0      123.0      127.6      235.1      154.3
Jun 30, 2003        720.0      5,947.1      198.2        831.9      119.2      123.6      233.5      151.0
Jul 31, 2003        744.0      6,123.4      197.5        838.0      116.2      120.5      232.0      148.5
Aug 31, 2003        744.0      6,137.0      198.0        844.2      111.5      115.6      230.4      145.2
Sep 30, 2003        720.0      5,951.4      198.4        850.1      108.2      112.2      228.9      141.9
Oct 31, 2003        744.0      6,132.2      197.8        856.2      104.9      108.7      227.4      139.2
Nov 30, 2003        720.0      5,935.7      197.9        862.2      100.9      104.6      225.9      135.9
Dec 31, 2003        744.0      6,103.5      196.9        868.3       97.7      101.2      224.4      133.4
Jan 31, 2004        744.0      6,095.6      196.6        874.4       93.7       97.1      222.9      130.3
Feb 29, 2004        696.0      5,686.8      196.1        880.1       89.8       93.1      221.4      127.4
Mar 31, 2004        744.0      6,066.7      195.7        886.1       85.9       89.0      219.9      124.4
Apr 30, 2004        720.0      5,841.0      194.7        892.0       83.1       86.2      218.5      121.7
May 31, 2004        744.0      6,043.4      194.9        898.0       78.2       81.1      217.0      118.2
Jun 30, 2004        720.0      5,804.6      193.5        903.8       74.7       77.5      215.5      115.7
Jul 31, 2004        744.0      5,999.3      193.5        909.8       70.7       73.2      214.1      112.2
Aug 31, 2004        744.0      5,976.1      192.8        915.8       66.0       68.4      212.6      109.1
Sep 30, 2004        720.0      5,765.9      192.2        921.6       60.9       63.1      211.2      105.9
Oct 31, 2004        744.0      5,911.2      190.7        927.5       58.2       60.4      209.7      103.5
Nov 30, 2004        720.0      5,696.0      189.9        933.2       52.9       54.8      208.3      100.4
Dec 31, 2004        744.0      5,868.6      189.3        939.0       46.7       48.4      206.9       97.0
Jan 31, 2005        744.0      5,844.8      188.5        944.9       39.8       41.3      205.5       93.7
Feb 28, 2005        672.0      5,274.0      188.4        950.2       32.6       33.8      204.2       89.8
Mar 31, 2005        744.0      5,751.2      185.5        955.9       32.3       33.5      202.8       88.7
Apr 30, 2005        720.0      5,471.1      182.4        961.4       32.3       33.5      201.5       87.8
May 31, 2005        744.0      5,561.2      179.4        966.9       32.3       33.5      200.2       86.9
Jun 30, 2005        720.0      5,292.2      176.4        972.2       32.3       33.5      198.9       86.0
Jul 31, 2005        744.0      5,407.1      174.4        977.6       32.3       33.5      197.6       84.1
Aug 31, 2005        744.0      5,318.9      171.6        983.0       32.3       33.5      196.3       83.2
Sep 30, 2005        720.0      5,064.5      168.8        988.0       32.3       33.5      195.1       82.3
Oct 31, 2005        744.0      5,152.5      166.2        993.2       32.3       33.5      193.8       81.4
Nov 30, 2005        720.0      4,907.8      163.6        998.1       32.3       33.5      192.7       80.5
Dec 31, 2005        744.0      4,994.8      161.1      1,003.1       32.3       33.5      191.4       79.6

                                    ABERFELDY

                     01/12-24-049-28W3/0 - COLONY FORMATION


Wellbore Description

Roughness, in                           7.00E-04
Depth, ft                               1673
Deviation, deg                          90
Flow Path                               Tubing
Tbg ID, in                              1.157
Tbg OD, in                              2.375
Csg ID, in                              6.336


Calibration

q, mcf/d                                389
P flow, psi                             197
P tbg, psi                              141.03
P csg, psi                              189.95
Flowline, ft                            0.551



Reservoir  Conditions

Pool Number                             4
OGIP mmcf                               17700
Pi psi                                  485
C mcfd/psi*2                            0.013786
n                                       1.00
T surf (Degrees) F                      39
T res (Degrees) F                       60

Gas Analysis

H2                                       C1              91.37
He                 0.16                  C2              0.90
N2                 7.02                  C3              0.04
CO2                0.50                  iC4             0.01
H2S                                      nC4
SG                 0.591                 C5
Tc                 662                   C6
Pc                 337                   C7+



                        Calculated Production Information

                             Production      Rate         Cum        Tbg        Csg      Reservoir    Flow
Date                Hours        mcf         mcd/d        mmcf       psi        psi        psi         psi
Dec 31, 2001                                 393.3        799.2
Jan 31, 2002        744.0      11,805.3      380.8        811.0      146.4      151.7      259.3      201.1
Feb 28, 2002        672.0      10,590.9      378.2        821.6      144.2      149.4      257.7      198.8
Mar 31, 2002        744.0       9,654.4      311.4        831.3      171.1      177.3      256.2      208.5
Apr 30, 2002        720.0       9,223.6      307.5        840.5      170.4      176.6      254.7      207.0
May 31, 2002        744.0       9,524.7      307.2        850.0      168.5      174.6      253.3      205.0
Jun 30, 2002        720.0       9,257.3      308.6        859.3      165.3      171.3      251.8      202.6
Jul 31, 2002        744.0       9,723.4      313.7        869.0      160.8      166.6      250.3      199.6
Aug 31, 2002        744.0       9,870.1      318.4        878.8      156.1      161.8      248.8      196.4
Sep 30, 2002        720.0       9,624.5      320.8        888.5      152.3      157.9      247.3      193.7
Oct 31, 2002        744.0      10,025.3      323.4        898.5      148.5      153.9      245.7      190.9
Nov 30, 2002        720.0       9,771.7      325.7        908.3      144.5      149.7      244.2      188.1
Dec 31, 2002        744.0      10,156.1      327.6        918.4      140.6      145.7      242.7      185.4
Jan 31, 2003        744.0      10,207.7      329.3        928.6      136.5      141.5      241.1      182.6
Feb 28, 2003        672.0       9,251.5      330.4        937.9      133.2      138.0      239.7      179.9
Mar 31, 2003        744.0      10,264.3      331.1        948.2      129.4      134.1      238.1      177.5
Apr 30, 2003        720.0       9,951.5      331.7        958.1      126.0      130.6      236.6      174.9
May 31, 2003        744.0      10,326.6      333.1        968.4      122.4      126.8      235.1      172.1
Jun 30, 2003        720.0      10,035.8      334.5        978.5      118.6      122.8      233.5      169.2
Jul 31, 2003        744.0      10,334.3      333.4        988.8      115.5      119.7      232.0      167.0
Aug 31, 2003        744.0      10,365.4      334.4        999.2      110.9      114.9      230.4      164.1
Sep 30, 2003        720.0      10,069.4      335.6      1,009.2      107.6      111.4      228.9      161.2
Oct 31, 2003        744.0      10,377.7      334.8      1,019.6      104.2      108.0      227.4      158.8
Nov 30, 2003        720.0      10,053.6      335.1      1,029.7      100.2      103.8      225.9      156.0
Dec 31, 2003        744.0      10,335.8      333.4      1,040.0       97.0      100.5      224.4      153.8
Jan 31, 2004        744.0      10,327.8      333.2      1,050.3       93.0       96.4      222.9      151.2
Feb 29, 2004        696.0       9,637.3      332.3      1,060.0       89.1       92.3      221.4      148.7
Mar 31, 2004        744.0      10,285.0      331.8      1,070.3       85.2       88.3      219.9      146.2
Apr 30, 2004        720.0       9,904.9      330.2      1,080.2       82.5       85.5      218.5      143.9
May 31, 2004        744.0      10,258.3      330.9      1,090.4       77.5       80.3      217.0      140.9
Jun 30, 2004        720.0       9,910.4      330.3      1,100.3       74.1       76.7      215.5      138.2
Jul 31, 2004        744.0      10,189.1      328.7      1,110.5       70.0       72.5      214.1      136.0
Aug 31, 2004        744.0      10,149.3      327.4      1,120.7       65.4       67.7      212.6      133.5
Sep 30, 2004        720.0       9,793.2      326.4      1,130.5       60.2       62.4      211.2      130.9
Oct 31, 2004        744.0      10,102.0      325.9      1,140.6       57.6       59.6      209.7      128.2
Nov 30, 2004        720.0       9,732.5      324.4      1,150.3       52.2       54.1      208.3      125.7
Dec 31, 2004        744.0      10,027.9      323.5      1,160.3       46.0       47.7      206.9      123.1
Jan 31, 2005        744.0       9,985.0      322.1      1,170.3       39.2       40.6      205.5      120.6
Feb 28, 2005        672.0       9,017.6      322.1      1,179.3       31.9       33.0      204.2      117.5
Mar 31, 2005        744.0       9,818.4      316.7      1,189.1       31.7       32.8      202.8      116.7
Apr 30, 2005        720.0       9,381.3      312.7      1,198.5       31.7       32.8      201.5      115.2
May 31, 2005        744.0       9,579.3      309.0      1,208.1       31.7       32.8      200.2      113.6
Jun 30, 2005        720.0       9,156.8      305.2      1,217.3       31.7       32.8      198.9      112.1
Jul 31, 2005        744.0       9,353.9      301.7      1,226.6       31.7       32.8      197.6      110.6
Aug 31, 2005        744.0       9,243.3      298.2      1,235.9       31.7       32.8      196.3      109.1
Sep 30, 2005        720.0       8,787.7      292.9      1,244.6       31.7       32.8      195.1      108.3
Oct 31, 2005        744.0       8,928.0      288.0      1,253.6       31.7       32.8      193.8      107.6
Nov 30, 2005        720.0       8,544.4      284.8      1,262.1       31.7       32.8      192.7      106.1
Dec 31, 2005        744.0       8,737.8      281.9      1,270.9       31.7       32.8      191.4      104.5

                                    ABERFELDY
                     21/13-24-049-28W3/0 - COLONY FORMATION


Wellbore Description

Roughness, in                                7.00E-04
Depth, ft                                    1703
Deviation, deg                               90
Flow Path                                    Tubing
Tbg ID, in                                   0.733
Tbg OD, in                                   2.375
Csg ID, in                                   6.336


Calibration

q, mcf/d                                     134
P flow, psi                                  189
P tbg, psi                                   107.34
P csg, psi                                   181.94
Flowline, ft                                 0.515

Reservoir Conditions

Pool Number                                  4
OGIP mmcf                                    17700
Pi psi                                       485
C mcfd/psi*2                                 0.004267
n                                            1.00
T surf (DEGREES) F                           39
T res (DEGREES) F                            60


Gas Analysis

H2                                           C1            91.37
He               0.16                        C2            0.90
N2               7.02                        C3            0.04
CO2              0.50                        iC4           0.01
H2S                                          nC4
SG               0.591                       C5
Tc               662                         C6
Pc               337                         C7+



                        Calculated Production Information

                             Production     Rate          Cum        Tbg        Csg      Reservoir    Flow
Date                Hours        mcf        mcd/d         mmcf       psi        psi        psi         psi
Dec 31, 2001                                135.5        975.5
Jan 31, 2002        744.0      3,491.0      112.6        979.0      146.3      151.7      259.3      201.8
Feb 28, 2002        672.0      3,113.6      111.2        982.1      144.1      149.4      257.7      197.4
Mar 31, 2002        744.0      2,783.5       89.8        984.9      171.0      177.3      256.2      206.5
Apr 30, 2002        720.0      2,604.3       86.8        987.5      170.3      176.6      254.7      204.2
May 31, 2002        744.0      2,634.0       85.0        990.1      168.4      174.6      253.3      201.2
Jun 30, 2002        720.0      2,512.5       83.7        992.6      165.2      171.3      251.8      197.6
Jul 31, 2002        744.0      2,576.7       83.1        995.2      160.7      166.6      250.3      193.6
Aug 31, 2002        744.0      2,565.4       82.8        997.8      156.0      161.8      248.8      189.1
Sep 30, 2002        720.0      2,438.1       81.3      1,000.2      152.2      157.9      247.3      185.4
Oct 31, 2002        744.0      2,485.4       80.2      1,002.7      148.4      153.9      245.7      181.3
Nov 30, 2002        720.0      2,369.6       79.0      1,005.1      144.4      149.7      244.2      177.1
Dec 31, 2002        744.0      2,418.0       78.0      1,007.5      140.5      145.7      242.7      172.7
Jan 31, 2003        744.0      2,384.3       76.9      1,009.9      136.4      141.5      241.1      168.1
Feb 28, 2003        672.0      2,098.6       74.9      1,012.0      133.0      138.0      239.7      164.4
Mar 31, 2003        744.0      2,274.2       73.4      1,014.2      129.3      134.1      238.1      160.4
Apr 30, 2003        720.0      2,155.9       71.9      1,016.4      125.9      130.5      236.6      156.0
May 31, 2003        744.0      2,170.0       70.0      1,018.6      122.3      126.8      235.1      152.2
Jun 30, 2003        720.0      2,058.5       68.6      1,020.6      118.4      122.8      233.5      147.4
Jul 31, 2003        744.0      2,058.1       66.4      1,022.7      115.4      119.7      232.0      144.1
Aug 31, 2003        744.0      2,018.1       65.1      1,024.7      110.8      114.9      230.4      138.9
Sep 30, 2003        720.0      1,894.9       63.2      1,026.6      107.5      111.4      228.9      135.0
Oct 31, 2003        744.0      1,905.2       61.5      1,028.5      104.1      107.9      227.4      130.6
Nov 30, 2003        720.0      1,788.4       59.6      1,030.3      100.1      103.8      225.9      126.4
Dec 31, 2003        744.0      1,793.1       57.8      1,032.1       96.9      100.5      224.4      122.2
Jan 31, 2004        744.0      1,736.1       56.0      1,033.8       92.9       96.3      222.9      118.0
Feb 29, 2004        696.0      1,577.7       54.4      1,035.4       89.0       92.3      221.4      113.2
Mar 31, 2004        744.0      1,631.1       52.6      1,037.0       85.1       88.2      219.9      109.1
Apr 30, 2004        720.0      1,522.1       50.7      1,038.6       82.4       85.4      218.5      105.2
May 31, 2004        744.0      1,525.0       49.2      1,040.1       77.4       80.3      217.0      100.3
Jun 30, 2004        720.0      1,422.6       47.4      1,041.5       74.0       76.7      215.5       96.2
Jul 31, 2004        744.0      1,420.1       45.8      1,042.9       69.9       72.4      214.1       91.7
Aug 31, 2004        744.0      1,370.0       44.2      1,044.3       65.3       67.6      212.6       87.1
Sep 30, 2004        720.0      1,282.3       42.7      1,045.6       60.1       62.3      211.2       81.7
Oct 31, 2004        744.0      1,270.2       41.0      1,046.8       57.5       59.6      209.7       78.3
Nov 30, 2004        720.0      1,184.9       39.5      1,048.0       52.1       54.0      208.3       73.2
Dec 31, 2004        744.0      1,183.5       38.2      1,049.2       45.9       47.6      206.9       67.2
Jan 31, 2005        744.0      1,140.7       36.8      1,050.4       39.1       40.5      205.5       61.3
Feb 28, 2005        672.0        992.9       35.5      1,051.4       31.8       33.0      204.2       55.0
Mar 31, 2005        744.0      1,044.9       33.7      1,052.4       31.5       32.7      202.8       53.8
Apr 30, 2005        720.0        960.9       32.0      1,053.4       31.5       32.7      201.5       52.1
May 31, 2005        744.0        943.9       30.4      1,054.3       31.5       32.7      200.2       50.6
Jun 30, 2005        720.0        868.1       28.9      1,055.2       31.5       32.7      198.9       49.0
Jul 31, 2005        744.0        851.7       27.5      1,056.0       31.5       32.7      197.6       48.0
Aug 31, 2005        744.0        808.8       26.1      1,056.8       31.5       32.7      196.3       46.7
Sep 30, 2005        720.0        743.4       24.8      1,057.6       31.5       32.7      195.1       45.5
Oct 31, 2005        744.0        729.6       23.5      1,058.3       31.5       32.7      193.8       44.6
Nov 30, 2005        720.0        670.3       22.3      1,059.0       31.5       32.7      192.7       43.6
Dec 31, 2005        744.0        657.9       21.2      1,059.6       31.5       32.7      191.4       42.7

                                    ABERFELDY
                     31/15-24-049-28W3/0 - COLONY FORMATION


Wellbore Description

Roughness, in                                7.00E-04
Depth, ft                                    1673
Deviation, deg                               90
Flow Path                                    Tubing
Tbg ID, in                                   0.980
Tbg OD, in                                   2.375
Csg ID, in                                   6.336


Calibration

q, mcf/d                                     355
P flow, psi                                  255
P tbg, psi                                   169.07
P csg, psi                                   245.36
Flowline, ft                                 0.110




Reservoir Conditions

Pool Number                                  4
OGIP mmcf                                    17700
Pi psi                                       485
C mcfd/psi*2                                 0.496142
n                                            1.00
T surf o F                                   39
T res o F                                    60




       Gas Analysis

H2                                           C1             91.37
He                 0.16                      C2              0.90
N2                 7.02                      C3              0.04
CO2                0.50                      iC4             0.01
H2S                                          nC4
SG                 0.591                     C5
Tc                 662                       C6
Pc                 337                       C7+


                        Calculated Production Information

                             Production     Rate          Cum        Tbg        Csg      Reservoir    Flow
Date                Hours        mcf        mcd/d         mmcf       psi        psi        psi         psi
Dec 31, 2001                                 575.2        499.2
Jan 31, 2002
Feb 28, 2002
Mar 31, 2002        744.0      10,823.4      349.1        531.0      169.7      175.9      256.2      256.2
Apr 30, 2002        720.0      10,360.7      345.4        541.3      169.0      175.2      254.7      254.6
May 31, 2002        744.0      10,717.1      345.7        552.0      167.2      173.3      253.3      253.1
Jun 30, 2002        720.0      10,378.0      345.9        562.4      164.0      170.0      251.8      251.5
Jul 31, 2002        744.0      11,002.0      354.9        573.4      159.5      165.3      250.3      249.9
Aug 31, 2002        744.0      10,952.6      353.3        584.4      154.8      160.4      248.8      248.3
Sep 30, 2002        720.0      10,832.5      361.1        595.2      151.0      156.5      247.3      246.6
Oct 31, 2002        744.0      11,234.9      362.4        606.4      147.2      152.5      245.7      245.0
Nov 30, 2002        720.0      10,851.2      361.7        617.3      143.2      148.4      244.2      243.4
Dec 31, 2002        744.0      11,291.5      364.2        628.6      139.3      144.3      242.7      241.8
Jan 31, 2003        744.0      11,328.4      365.4        639.9      135.2      140.1      241.1      240.1
Feb 28, 2003        672.0      10,262.3      366.5        650.2      131.8      136.6      239.7      238.4
Mar 31, 2003        744.0      11,377.9      367.0        661.6      128.1      132.7      238.1      236.8
Apr 30, 2003        720.0      11,164.9      372.2        672.7      124.7      129.2      236.6      235.1
May 31, 2003        744.0      11,459.5      369.7        684.2      121.1      125.4      235.1      233.4
Jun 30, 2003        720.0      11,011.8      367.1        695.2      117.2      121.5      233.5      231.8
Jul 31, 2003        744.0      11,565.0      373.1        706.8      114.2      118.4      232.0      230.0
Aug 31, 2003        744.0      11,455.6      369.5        718.2      109.6      113.5      230.4      228.3
Sep 30, 2003        720.0      11,099.3      370.0        729.3      106.2      110.1      228.9      226.6
Oct 31, 2003        744.0      11,532.9      372.0        740.8      102.9      106.6      227.4      224.9
Nov 30, 2003        720.0      11,070.8      369.0        751.9       98.9      102.5      225.9      223.2
Dec 31, 2003        744.0      11,600.8      374.2        763.5       95.7       99.1      224.4      221.4
Jan 31, 2004        744.0      11,538.5      372.2        775.1       91.7       95.0      222.9      219.7
Feb 29, 2004        696.0      10,789.6      372.1        785.8       87.8       91.0      221.4      217.9
Mar 31, 2004        744.0      11,480.2      370.3        797.3       83.9       86.9      219.9      216.3
Apr 30, 2004        720.0      11,198.2      373.3        808.5       81.2       84.1      218.5      214.5
May 31, 2004        744.0      11,415.7      368.2        819.9       76.2       79.0      217.0      212.9
Jun 30, 2004        720.0      11,078.5      369.3        831.0       72.7       75.4      215.5      211.1
Jul 31, 2004        744.0      11,448.2      369.3        842.5       68.7       71.1      214.1      209.3
Aug 31, 2004        744.0      11,428.8      368.7        853.9       64.0       66.3      212.6      207.6
Sep 30, 2004        720.0      11,010.7      367.0        864.9       58.9       61.0      211.2      205.8
Oct 31, 2004        744.0      11,458.6      369.6        876.4       56.3       58.3      209.7      204.0
Nov 30, 2004        720.0      11,061.8      368.7        887.4       50.9       52.7      208.3      202.2
Dec 31, 2004        744.0      11,326.2      365.4        898.7       44.7       46.3      206.9      200.5
Jan 31, 2005        744.0      11,272.8      363.6        910.0       37.9       39.2      205.5      198.7
Feb 28, 2005        672.0      10,111.5      361.1        920.1       30.6       31.7      204.2      197.0
Mar 31, 2005        744.0      11,188.8      360.9        931.3       30.3       31.4      202.8      195.3
Apr 30, 2005        720.0      10,783.9      359.5        942.1       30.3       31.4      201.5      193.5
May 31, 2005        744.0      10,985.2      354.4        953.1       30.3       31.4      200.2      191.8
Jun 30, 2005        720.0      10,597.1      353.2        963.7       30.3       31.4      198.9      190.0
Jul 31, 2005        744.0      10,809.8      348.7        974.5       30.3       31.4      197.6      188.4
Aug 31, 2005        744.0      10,636.1      343.1        985.1       30.3       31.4      196.3      186.7
Sep 30, 2005        720.0      10,269.8      342.3        995.4       30.3       31.4      195.1      184.9
Oct 31, 2005        744.0      10,362.7      334.3      1,005.8       30.3       31.4      193.8      183.4
Nov 30, 2005        720.0      10,010.2      333.7      1,015.8       30.3       31.4      192.7      181.6
Dec 31, 2005        744.0      10,232.7      330.1      1,026.0       30.3       31.4      191.4      180.0

                                    ABERFELDY
                     21/02-25-049-28W3/0 - COLONY FORMATION


Wellbore Description

Roughness, in                                7.00E-04
Depth, ft                                    1659
Deviation, deg                               90
Flow Path                                    Tubing
Tbg ID, in                                   0.746
Tbg OD, in                                   2.375
Csg ID, in                                   6.336


Calibration

q, mcf/d                                     167
P flow, psi                                  218
P tbg, psi                                   121.24
P csg, psi                                   210.03
Flowline, ft


Reservoir Conditions

Pool Number                                  4
OGIP mmcf                                    17700
Pi psi                                       485
C mcfd/psi*2                                 0.008530
n                                            1.00
T surf o F                                   39
T res o F                                    60


Gas Analysis

H2                                           C1                91.37
He                   0.16                    C2                0.90
N2                   7.02                    C3                0.04
CO2                  0.50                    iC4               0.01
H2S                                          nC4
SG                   0.591                   C5
Tc                   662                     C6
Pc                   337                     C7+


                        Calculated Production Information

                             Production     Rate        Cum        Tbg        Csg      Reservoir    Flow
Date                Hours        mcf        mcd/d       mmcf       psi        psi        psi         psi
Dec 31, 2001                                169.0      509.5
Jan 31, 2002        744.0      4,673.8      150.8      514.2      144.8      150.0      259.3      223.2
Feb 28, 2002        672.0      4,173.7      149.1      518.3      142.5      147.6      257.7      219.8
Mar 31, 2002        744.0      3,887.3      125.4      522.2      169.4      175.5      256.2      223.2
Apr 30, 2002        720.0      3,681.4      122.7      525.9      168.7      174.8      254.7      220.7
May 31, 2002        744.0      3,743.0      120.7      529.7      166.9      172.9      253.3      218.0
Jun 30, 2002        720.0      3,618.1      120.6      533.3      163.7      169.6      251.8      214.7
Jul 31, 2002        744.0      3,720.9      120.0      537.0      159.1      164.9      250.3      211.4
Aug 31, 2002        744.0      3,726.6      120.2      540.7      154.5      160.0      248.8      207.6
Sep 30, 2002        720.0      3,574.4      119.1      544.3      150.7      156.1      247.3      204.2
Oct 31, 2002        744.0      3,688.5      119.0      548.0      146.8      152.1      245.7      200.4
Nov 30, 2002        720.0      3,529.8      117.7      551.5      142.8      148.0      244.2      196.9
Dec 31, 2002        744.0      3,599.0      116.1      555.1      138.9      143.9      242.7      193.5
Jan 31, 2003        744.0      3,571.1      115.2      558.7      134.9      139.7      241.1      189.5
Feb 28, 2003        672.0      3,209.5      114.6      561.9      131.5      136.2      239.7      185.3
Mar 31, 2003        744.0      3,507.0      113.1      565.4      127.8      132.3      238.1      181.6
Apr 30, 2003        720.0      3,321.7      110.7      568.7      124.4      128.8      236.6      178.2
May 31, 2003        744.0      3,406.0      109.9      572.1      120.7      125.1      235.1      173.8
Jun 30, 2003        720.0      3,229.8      107.7      575.4      116.9      121.1      233.5      170.1
Jul 31, 2003        744.0      3,279.8      105.8      578.6      113.9      118.0      232.0      166.1
Aug 31, 2003        744.0      3,227.7      104.1      581.9      109.2      113.1      230.4      161.9
Sep 30, 2003        720.0      3,065.6      102.2      584.9      105.9      109.7      228.9      157.7
Oct 31, 2003        744.0      3,107.5      100.2      588.0      102.6      106.2      227.4      153.5
Nov 30, 2003        720.0      2,930.1       97.7      591.0       98.6      102.1      225.9      149.8
Dec 31, 2003        744.0      2,959.4       95.5      593.9       95.4       98.8      224.4      145.7
Jan 31, 2004        744.0      2,901.6       93.6      596.8       91.4       94.6      222.9      141.1
Feb 29, 2004        696.0      2,655.2       91.6      599.5       87.5       90.6      221.4      136.5
Mar 31, 2004        744.0      2,776.5       89.6      602.3       83.6       86.6      219.9      132.0
Apr 30, 2004        720.0      2,604.6       86.8      604.9       80.8       83.7      218.5      128.2
May 31, 2004        744.0      2,638.0       85.1      607.5       75.9       78.6      217.0      123.0
Jun 30, 2004        720.0      2,478.7       82.6      610.0       72.4       75.0      215.5      118.8
Jul 31, 2004        744.0      2,492.1       80.4      612.5       68.3       70.8      214.1      114.2
Aug 31, 2004        744.0      2,409.8       77.7      614.9       63.7       66.0      212.6      110.3
Sep 30, 2004        720.0      2,271.0       75.7      617.2       58.6       60.6      211.2      105.2
Oct 31, 2004        744.0      2,269.7       73.2      619.4       55.9       57.9      209.7      101.0
Nov 30, 2004        720.0      2,127.7       70.9      621.6       50.5       52.3      208.3       96.4
Dec 31, 2004        744.0      2,137.8       69.0      623.7       44.4       45.9      206.9       90.9
Jan 31, 2005        744.0      2,075.2       66.9      625.8       37.5       38.9      205.5       85.3
Feb 28, 2005        672.0      1,815.4       64.8      627.6       30.3       31.3      204.2       79.8
Mar 31, 2005        744.0      1,921.9       62.0      629.5       30.0       31.1      202.8       77.4
Apr 30, 2005        720.0      1,779.2       59.3      631.3       30.0       31.1      201.5       74.5
May 31, 2005        744.0      1,759.2       56.7      633.0       30.0       31.1      200.2       71.7
Jun 30, 2005        720.0      1,624.2       54.1      634.7       30.0       31.1      198.9       69.4
Jul 31, 2005        744.0      1,601.9       51.7      636.3       30.0       31.1      197.6       67.1
Aug 31, 2005        744.0      1,528.1       49.3      637.8       30.0       31.1      196.3       64.9
Sep 30, 2005        720.0      1,410.7       47.0      639.2       30.0       31.1      195.1       62.6
Oct 31, 2005        744.0      1,391.0       44.9      640.6       30.0       31.1      193.8       60.4
Nov 30, 2005        720.0      1,281.6       42.7      641.9       30.0       31.1      192.7       58.8
Dec 31, 2005        744.0      1,261.3       40.7      643.1       30.0       31.1      191.4       57.2

                                    ABERFELDY
                     21/06-25-049-28W3/0 - COLONY FORMATION




Wellbore Description

Roughness, in                                7.00E-04
Depth, ft                                    1695
Deviation, deg                               90
Flow Path                                    Tubing
Tbg ID, in                                   0.795
Tbg OD, in                                   2.375
Csg ID, in                                   6.336


Calibration

q, mcf/d                                     188
P flow, psi                                  209
P tbg, psi                                   114.40
P csg, psi                                   201.21
Flowline, ft                                 0.368

Reservoir Conditions

Pool Number                                  4
OGIP mmcf                                    17700
Pi psi                                       485
C mcfd/psi*2                                 0.008039
n                                            1.00
T surf o F                                   39
T res o F                                    60

Gas Analysis

H2                                           C1                91.37
He                   0.16                    C2                0.90
N2                   7.02                    C3                0.04
CO2                  0.50                    iC4               0.01
H2S                                          nC4
SG                   0.591                   C5
Tc                   662                     C6
Pc                   337                     C7+


                        Calculated Production Information

                             Production     Rate        Cum        Tbg        Csg      Reservoir    Flow
Date                Hours        mcf        mcd/d       mmcf       psi        psi        psi         psi
Dec 31, 2001                                190.5      843.1
Jan 31, 2002        744.0      5,115.0      165.0      848.2      145.9      151.2      259.3      216.4
Feb 28, 2002        672.0      4,517.5      161.3      852.7      143.6      148.9      257.7      213.3
Mar 31, 2002        744.0      4,194.2      135.3      856.9      170.5      176.8      256.2      217.7
Apr 30, 2002        720.0      3,953.6      131.8      860.9      169.8      176.1      254.7      215.3
May 31, 2002        744.0      4,013.9      129.5      864.9      168.0      174.2      253.3      212.5
Jun 30, 2002        720.0      3,850.3      128.3      868.7      164.8      170.8      251.8      209.1
Jul 31, 2002        744.0      3,977.1      128.3      872.7      160.3      166.2      250.3      205.4
Aug 31, 2002        744.0      3,966.2      127.9      876.7      155.6      161.3      248.8      201.5
Sep 30, 2002        720.0      3,808.0      126.9      880.5      151.8      157.4      247.3      197.7
Oct 31, 2002        744.0      3,902.0      125.9      884.4      147.9      153.4      245.7      193.9
Nov 30, 2002        720.0      3,738.0      124.6      888.1      143.9      149.2      244.2      190.0
Dec 31, 2002        744.0      3,815.3      123.1      892.0      140.0      145.2      242.7      186.2
Jan 31, 2003        744.0      3,763.2      121.4      895.7      136.0      141.0      241.1      182.3
Feb 28, 2003        672.0      3,352.7      119.7      899.1      132.6      137.5      239.7      178.2
Mar 31, 2003        744.0      3,645.7      117.6      902.7      128.9      133.6      238.1      174.5
Apr 30, 2003        720.0      3,469.2      115.6      906.2      125.5      130.1      236.6      170.5
May 31, 2003        744.0      3,529.7      113.9      909.7      121.8      126.3      235.1      166.2
Jun 30, 2003        720.0      3,360.6      112.0      913.1      118.0      122.3      233.5      161.9
Jul 31, 2003        744.0      3,390.1      109.4      916.5      115.0      119.2      232.0      158.1
Aug 31, 2003        744.0      3,322.9      107.2      919.8      110.3      114.4      230.4      153.8
Sep 30, 2003        720.0      3,137.3      104.6      922.9      107.0      110.9      228.9      149.8
Oct 31, 2003        744.0      3,183.6      102.7      926.1      103.7      107.5      227.4      145.1
Nov 30, 2003        720.0      3,012.4      100.4      929.1       99.7      103.3      225.9      140.6
Dec 31, 2003        744.0      3,026.1       97.6      932.1       96.5      100.0      224.4      136.7
Jan 31, 2004        744.0      2,951.2       95.2      935.1       92.5       95.8      222.9      132.2
Feb 29, 2004        696.0      2,687.2       92.7      937.8       88.6       91.8      221.4      127.9
Mar 31, 2004        744.0      2,796.8       90.2      940.6       84.7       87.8      219.9      123.5
Apr 30, 2004        720.0      2,626.9       87.6      943.2       81.9       84.9      218.5      119.2
May 31, 2004        744.0      2,635.1       85.0      945.8       77.0       79.8      217.0      114.8
Jun 30, 2004        720.0      2,478.8       82.6      948.3       73.5       76.2      215.5      110.0
Jul 31, 2004        744.0      2,482.8       80.1      950.8       69.4       72.0      214.1      105.6
Aug 31, 2004        744.0      2,407.8       77.7      953.2       64.8       67.2      212.6      100.7
Sep 30, 2004        720.0      2,260.7       75.4      955.5       59.7       61.8      211.2       95.6
Oct 31, 2004        744.0      2,245.3       72.4      957.7       57.0       59.1      209.7       92.2
Nov 30, 2004        720.0      2,104.3       70.1      959.8       51.6       53.5      208.3       87.0
Dec 31, 2004        744.0      2,107.7       68.0      961.9       45.5       47.1      206.9       81.5
Jan 31, 2005        744.0      2,040.1       65.8      964.0       38.6       40.0      205.5       75.8
Feb 28, 2005        672.0      1,780.1       63.6      965.7       31.4       32.5      204.2       70.2
Mar 31, 2005        744.0      1,879.8       60.6      967.6       31.1       32.2      202.8       68.1
Apr 30, 2005        720.0      1,737.7       57.9      969.4       31.1       32.2      201.5       65.3
May 31, 2005        744.0      1,710.1       55.2      971.1       31.1       32.2      200.2       63.4
Jun 30, 2005        720.0      1,575.4       52.5      972.7       31.1       32.2      198.9       61.5
Jul 31, 2005        744.0      1,550.4       50.0      974.2       31.1       32.2      197.6       59.7
Aug 31, 2005        744.0      1,475.9       47.6      975.7       31.1       32.2      196.3       57.8
Sep 30, 2005        720.0      1,359.6       45.3      977.0       31.1       32.2      195.1       56.0
Oct 31, 2005        744.0      1,338.1       43.2      978.4       31.1       32.2      193.8       54.3
Nov 30, 2005        720.0      1,232.7       41.1      979.6       31.1       32.2      192.7       52.5
Dec 31, 2005        744.0      1,211.5       39.1      980.8       31.1       32.2      191.4       51.2

                                    ABERFELDY
                     31/13-25-049-28W3/0 - COLONY FORMATION


Wellbore Description

Roughness, in                                7.00E-04
Depth, ft                                    1965
Deviation, deg                               90
Flow Path                                    Tubing
Tbg ID, in                                   1.000
Tbg OD, in                                   2.375
Csg ID, in                                   6.336

Calibration

q, mcf/d                                     298
P flow, psi                                  212
P tbg, psi                                   131.71
P csg, psi                                   202.86
Flowline, ft                                 1.103

Reservoir Conditions

Pool Number                                  4
OGIP mmcf                                    17700
Pi psi                                       485
C mcfd/psi*2                                 0.013468
n                                            1.00
T surf (degree) F                            39
T res (degree) F                             60

Gas Analysis

H2                                           C1                91.37
He                   0.16                    C2                0.90
N2                   7.02                    C3                0.04
CO2                  0.50                    iC4               0.01
H2S                                          nC4
SG                   0.591                   C5
Tc                   662                     C6
Pc                   337                     C7+



                        Calculated Production Information

                             Production     Rate        Cum          Tbg       Csg      Reservoir    Flow
Date                Hours        mcf        mcd/d       mmcf         psi       psi        psi         psi
Dec 31, 2001                                302.0      1,234.8
Jan 31, 2002        744.0      8,610.5      277.8      1,243.4      148.1      154.4      259.3      217.9
Feb 28, 2002        672.0      7,720.8      275.7      1,251.1      145.8      152.1      257.7      215.8
Mar 31, 2002        744.0      7,181.5      231.7      1,258.3      172.7      180.1      256.2      221.2
Apr 30, 2002        720.0      6,837.5      227.9      1,265.2      172.0      179.4      254.7      219.9
May 31, 2002        744.0      7,072.3      228.1      1,272.2      170.2      177.5      253.3      218.0
Jun 30, 2002        720.0      6,845.2      228.2      1,279.1      167.0      174.1      251.8      216.0
Jul 31, 2002        744.0      7,261.4      234.2      1,286.3      162.5      169.4      250.3      213.0
Aug 31, 2002        744.0      7,307.6      235.7      1,293.6      157.8      164.5      248.8      210.7
Sep 30, 2002        720.0      7,105.0      236.8      1,300.7      154.0      160.6      247.3      208.5
Oct 31, 2002        744.0      7,447.5      240.2      1,308.2      150.1      156.6      245.7      205.8
Nov 30, 2002        720.0      7,302.1      243.4      1,315.5      146.2      152.4      244.2      203.1
Dec 31, 2002        744.0      7,563.2      244.0      1,323.1      142.2      148.3      242.7      200.9
Jan 31, 2003        744.0      7,574.0      244.3      1,330.6      138.2      144.1      241.1      198.7
Feb 28, 2003        672.0      6,891.2      246.1      1,337.5      134.8      140.6      239.7      196.2
Mar 31, 2003        744.0      7,676.6      247.6      1,345.2      131.1      136.7      238.1      193.9
Apr 30, 2003        720.0      7,402.3      246.7      1,352.6      127.7      133.1      236.6      191.9
May 31, 2003        744.0      7,712.9      248.8      1,360.3      124.0      129.3      235.1      189.3
Jun 30, 2003        720.0      7,526.3      250.9      1,367.8      120.2      125.3      233.5      186.6
Jul 31, 2003        744.0      7,761.3      250.4      1,375.6      117.2      122.2      232.0      184.5
Aug 31, 2003        744.0      7,752.4      250.1      1,383.4      112.5      117.3      230.4      182.3
Sep 30, 2003        720.0      7,492.0      249.7      1,390.8      109.2      113.9      228.9      180.1
Oct 31, 2003        744.0      7,735.0      249.5      1,398.6      105.9      110.4      227.4      177.9
Nov 30, 2003        720.0      7,516.3      250.5      1,406.1      101.9      106.2      225.9      175.4
Dec 31, 2003        744.0      7,734.2      249.5      1,413.8       98.7      102.9      224.4      173.4
Jan 31, 2004        744.0      7,747.0      249.9      1,421.6       94.7       98.7      222.9      171.0
Feb 29, 2004        696.0      7,242.3      249.7      1,428.8       90.8       94.6      221.4      168.7
Mar 31, 2004        744.0      7,745.0      249.8      1,436.6       86.9       90.6      219.9      166.5
Apr 30, 2004        720.0      7,522.9      250.8      1,444.1       84.1       87.7      218.5      163.9
May 31, 2004        744.0      7,754.4      250.1      1,451.8       79.2       82.6      217.0      161.8
Jun 30, 2004        720.0      7,502.5      250.1      1,459.3       75.7       78.9      215.5      159.4
Jul 31, 2004        744.0      7,721.2      249.1      1,467.1       71.7       74.7      214.1      157.4
Aug 31, 2004        744.0      7,702.0      248.5      1,474.8       67.0       69.9      212.6      155.1
Sep 30, 2004        720.0      7,445.2      248.2      1,482.2       61.9       64.5      211.2      152.8
Oct 31, 2004        744.0      7,686.8      248.0      1,489.9       59.2       61.7      209.7      150.5
Nov 30, 2004        720.0      7,415.6      247.2      1,497.3       53.8       56.1      208.3      148.4
Dec 31, 2004        744.0      7,655.4      246.9      1,505.0       47.7       49.7      206.9      146.1
Jan 31, 2005        744.0      7,635.0      246.3      1,512.6       40.8       42.6      205.5      143.8
Feb 28, 2005        672.0      6,858.8      245.0      1,519.5       33.6       35.0      204.2      141.8
Mar 31, 2005        744.0      7,500.5      242.0      1,527.0       33.3       34.7      202.8      140.5
Apr 30, 2005        720.0      7,203.6      240.1      1,534.2       33.3       34.7      201.5      138.7
May 31, 2005        744.0      7,395.0      238.5      1,541.6       33.3       34.7      200.2      136.8
Jun 30, 2005        720.0      7,051.9      235.1      1,548.6       33.3       34.7      198.9      135.6
Jul 31, 2005        744.0      7,188.4      231.9      1,555.8       33.3       34.7      197.6      134.4
Aug 31, 2005        744.0      7,088.0      228.6      1,562.9       33.3       34.7      196.3      133.2
Sep 30, 2005        720.0      6,766.0      225.5      1,569.7       33.3       34.7      195.1      132.0
Oct 31, 2005        744.0      6,956.1      224.4      1,576.6       33.3       34.7      193.8      130.1
Nov 30, 2005        720.0      6,644.5      221.5      1,583.3       33.3       34.7      192.7      128.9
Dec 31, 2005        744.0      6,783.7      218.8      1,590.0       33.3       34.7      191.4      127.7

                                    ABERFELDY
                     21/01-26-049-28W3/0 - COLONY FORMATION


Wellbore Description

Roughness, in                                7.00E-04
Depth, ft                                    1677
Deviation, deg                               90
Flow Path                                    Annulus
Tbg ID, in                                   1.190
Tbg OD, in                                   1.250
Csg ID, in                                   1.994


Calibration

q, mcf/d                                     369
P flow, psi                                  182
P tbg, psi                                   175.02
P csg, psi                                   174.78
Flowline, ft                                 0.772


Reservoir Conditions

Pool Number                                  4
OGIP mmcf                                    17700
Pi psi                                       485
C mcfd/psi*2                                 0.010836
n                                            1.00
T surf (degree) F                            39
T res (degree) F                             60


Gas Analysis

H2                                           C1                 91.37
He                   0.16                    C2                 0.90
N2                   7.02                    C3                 0.04
CO2                  0.50                    iC4                0.01
H2S                                          nC4
SG                   0.591                   C5
Tc                   662                     C6
Pc                   337                     C7+


                        Calculated Production Information

                             Production      Rate        Cum         Tbg        Csg      Reservoir    Flow
Date                Hours        mcf         mcd/d       mmcf        psi        psi        psi         psi
Dec 31, 2001                                 373.9      1,237.4
Jan 31, 2002        744.0      14,977.4      483.1      1,252.4      152.4      147.1      259.3      152.9
Feb 28, 2002        672.0      13,386.4      478.1      1,265.8      150.1      144.8      257.7      150.6
Mar 31, 2002        744.0      11,456.0      369.5      1,277.2      178.0      171.7      256.2      178.3
Apr 30, 2002        720.0      10,864.9      362.2      1,288.1      177.3      171.0      254.7      177.5
May 31, 2002        744.0      11,150.1      359.7      1,299.2      175.3      169.2      253.3      175.6
Jun 30, 2002        720.0      10,859.3      362.0      1,310.1      172.0      166.0      251.8      172.3
Jul 31, 2002        744.0      11,441.1      369.1      1,321.5      167.4      161.5      250.3      167.6
Aug 31, 2002        744.0      11,652.4      375.9      1,333.2      162.5      156.8      248.8      162.8
Sep 30, 2002        720.0      11,371.8      379.1      1,344.6      158.6      153.0      247.3      158.9
Oct 31, 2002        744.0      11,853.1      382.4      1,356.4      154.6      149.1      245.7      154.9
Nov 30, 2002        720.0      11,564.3      385.5      1,368.0      150.4      145.2      244.2      150.8
Dec 31, 2002        744.0      12,035.1      388.2      1,380.0      146.4      141.2      242.7      146.7
Jan 31, 2003        744.0      12,114.9      390.8      1,392.1      142.2      137.2      241.1      142.6
Feb 28, 2003        672.0      10,951.0      391.1      1,403.1      138.7      133.8      239.7      139.1
Mar 31, 2003        744.0      12,180.6      392.9      1,415.3      134.8      130.1      238.1      135.2
Apr 30, 2003        720.0      11,784.5      392.8      1,427.0      131.3      126.7      236.6      131.7
May 31, 2003        744.0      12,193.5      393.3      1,439.2      127.5      123.0      235.1      127.9
Jun 30, 2003        720.0      11,816.3      393.9      1,451.1      123.5      119.2      233.5      124.0
Jul 31, 2003        744.0      12,163.5      392.4      1,463.2      120.4      116.2      232.0      120.9
Aug 31, 2003        744.0      12,227.1      394.4      1,475.4      115.6      111.5      230.4      116.0
Sep 30, 2003        720.0      11,791.3      393.0      1,487.2      112.1      108.2      228.9      112.6
Oct 31, 2003        744.0      12,145.0      391.8      1,499.4      108.7      104.9      227.4      109.2
Nov 30, 2003        720.0      11,744.9      391.5      1,511.1      104.5      100.9      225.9      105.0
Dec 31, 2003        744.0      12,077.6      389.6      1,523.2      101.2       97.7      224.4      101.7
Jan 31, 2004        744.0      12,054.2      388.8      1,535.3       97.1       93.7      222.9       97.6
Feb 29, 2004        696.0      11,242.0      387.7      1,546.5       93.0       89.8      221.4       93.6
Mar 31, 2004        744.0      11,986.9      386.7      1,558.5       89.0       85.9      219.9       89.6
Apr 30, 2004        720.0      11,493.0      383.1      1,570.0       86.2       83.1      218.5       86.7
May 31, 2004        744.0      11,878.4      383.2      1,581.9       81.0       78.2      217.0       81.7
Jun 30, 2004        720.0      11,415.1      380.5      1,593.3       77.4       74.7      215.5       78.1
Jul 31, 2004        744.0      11,739.4      378.7      1,605.0       73.2       70.7      214.1       73.9
Aug 31, 2004        744.0      11,692.2      377.2      1,616.7       68.4       66.0      212.6       69.1
Sep 30, 2004        720.0      11,277.5      375.9      1,628.0       63.1       60.9      211.2       63.8
Oct 31, 2004        744.0      11,520.1      371.6      1,639.5       60.3       58.2      209.7       61.1
Nov 30, 2004        720.0      11,100.5      370.0      1,650.6       54.8       52.9      208.3       55.6
Dec 31, 2004        744.0      11,434.1      368.8      1,662.0       48.3       46.7      206.9       49.3
Jan 31, 2005        744.0      11,386.4      367.3      1,673.4       41.3       39.8      205.5       42.4
Feb 28, 2005        672.0      10,226.4      365.2      1,683.6       33.7       32.6      204.2       35.1
Mar 31, 2005        744.0      11,126.5      358.9      1,694.8       33.5       32.3      202.8       34.8
Apr 30, 2005        720.0      10,563.1      352.1      1,705.3       33.5       32.3      201.5       34.8
May 31, 2005        744.0      10,714.0      345.6      1,716.1       33.5       32.3      200.2       34.7
Jun 30, 2005        720.0      10,174.6      339.2      1,726.2       33.5       32.3      198.9       34.7
Jul 31, 2005        744.0      10,322.4      333.0      1,736.5       33.5       32.3      197.6       34.6
Aug 31, 2005        744.0      10,131.4      326.8      1,746.7       33.5       32.3      196.3       34.6
Sep 30, 2005        720.0       9,625.1      320.8      1,756.3       33.5       32.3      195.1       34.6
Oct 31, 2005        744.0       9,768.7      315.1      1,766.1       33.5       32.3      193.8       34.5
Nov 30, 2005        720.0       9,282.7      309.4      1,775.4       33.5       32.3      192.7       34.5
Dec 31, 2005        744.0       9,423.6      304.0      1,784.8       33.5       32.3      191.4       34.5

                                    ABERFELDY
                     NON PRODUCING WELLS - COLONY FORMATION


Wellbore Description

Roughness, in                                7.00E-04
Depth, ft                                    1965
Deviation, deg                               90
Flow Path                                    Tubing
Tbg ID, in                                   1.210
Tbg OD, in                                   2.375
Csg ID, in                                   6.336


Calibration

q, mcf/d
P flow, psi
P tbg, psi
P csg, psi
Flowline, ft


Reservoir Conditions

Pool Number                                  4
OGIP mmcf                                    17700
Pi psi                                       485
C mcfd/psi*2
n                                            1.00
T surf (Degrees) F                           39
T res (Degrees) F                            60


Gas Analysis

H2                                           C1               91.37
He                  0.16                     C2               0.90
N2                  7.02                     C3               0.04
CO2                 0.50                     iC4              0.01
H2S                                          nC4
SG                  0.591                    C5
Tc                  662                      C6
Pc                  337                      C7+


                        Calculated Production Information

                             Production     Rate          Cum        Tbg        Csg      Reservoir    Flow
Date                Hours        mcf        mcd/d         mmcf       psi        psi        psi         psi
Dec 31, 2001                               1,612.9

Jan 31, 2002
Feb 28, 2002
Mar 31, 2002
Apr 30, 2002
May 31, 2002
Jun 30, 2002
Jul 31, 2002
Aug 31, 2002
Sep 30, 2002
Oct 31, 2002
Nov 30, 2002
Dec 31, 2002
Jan 31, 2003
Feb 28, 2003
Mar 31, 2003
Apr 30, 2003
May 31, 2003
Jun 30, 2003
Jul 31, 2003
Aug 31, 2003
Sep 30, 2003
Oct 31, 2003
Nov 30, 2003
Dec 31, 2003
Jan 31, 2004
Feb 29, 2004
Mar 31, 2004
Apr 30, 2004
May 31, 2004
Jun 30, 2004
Jul 31, 2004
Aug 31, 2004
Sep 30, 2004
Oct 31, 2004
Nov 30, 2004
Dec 31, 2004
Jan 31, 2005
Feb 28, 2005
Mar 31, 2005
Apr 30, 2005
May 31, 2005
Jun 30, 2005
Jul 31, 2005
Aug 31, 2005
Sep 30, 2005
Oct 31, 2005
Nov 30, 2005
Dec 31, 2005